                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-53266

     PROSPECTUS SUPPLEMENT
     (to accompanying prospectus dated July 27, 2001)

                             $706,244,000 (APPROXIMATE)
                               (Offered Certificates)

                 FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST
                    Commercial Mortgage Pass-Through Certificates
                                   Series 2001-C3

                  FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                     (Depositor)

  YOU SHOULD CAREFULLY CONSIDER THE RISK        THE TRUST FUND:
  FACTORS BEGINNING ON PAGE S-34 OF THIS
  PROSPECTUS SUPPLEMENT AND ON PAGE 11 OF       - As of August 15, 2001, the mortgage loans included in the trust fund will
  THE ACCOMPANYING PROSPECTUS.                    have an aggregate principal balance of approximately $818,834,218.

  Neither the offered certificates nor the      - The trust fund will consist of a pool of 125 fixed rate mortgage loans.
  underlying mortgage loans are insured or
  guaranteed by any government agency or        - The mortgage loans are secured by first liens on commercial and
  instrumentality.                                multifamily properties.

  The offered certificates will represent       - All of the mortgage loans were originated or acquired by First Union
  interests in the trust fund only. They          National Bank, German American Capital Corporation or LaSalle Bank
  will not represent obligations of any           National Association.
  other party.

  The offered certificates will not be          THE CERTIFICATES:
  listed on any national securities
  exchange or any automated quotation           - The trust fund will issue twenty-three classes of certificates.
  system of any registered securities
  association.                                  - Only the seven classes of offered certificates described in the following table are being offered by this prospectus supplement and the
  This prospectus supplement may be used to       accompanying prospectus.
  offer and sell the offered certificates
  only if it is accompanied by the
  prospectus dated July 27, 2001.

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                        PERCENTAGE OF                              ASSUMED
                          ORIGINAL       CUT-OFF DATE                               FINAL                              EXPECTED
                        CERTIFICATE          POOL           PASS-THROUGH         DISTRIBUTION                         FITCH/S&P
CLASS                    BALANCE(1)        BALANCE              RATE               DATE(2)           CUSIP NO.        RATING(3)
-----------------------------------------------------------------------------------------------------------------------------------
Class A-1............   $50,000,000         6.11%              5.196%           April 15, 2006       33736XCT4         AAA/AAA
Class A-2............  $139,853,000        17.08%              6.180%          January 15, 2011      33736XCU1         AAA/AAA
Class A-3............  $435,531,000        53.19%              6.423%           June 15, 2011        33736XCV9         AAA/AAA
Class B..............   $33,777,000         4.13%              6.568%           June 15, 2011        33736XCW7          AA/AA
Class C..............   $12,283,000         1.50%              6.639%           July 15, 2011        33736XCX5         AA-/AA-
Class D..............   $23,541,000         2.87%              6.720%           July 15, 2011        33736XCY3           A/A
Class E..............   $11,259,000         1.38%              6.828%           July 15, 2011        33736XCZ0          A-/A-
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(Footnotes explaining the table are on page S-3)

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    First Union Securities, Inc., Deutsche Banc Alex. Brown Inc. and ABN AMRO Incorporated are acting as co-lead managers for the offering. First Union Securities, Inc. and Deutsche Banc Alex. Brown Inc. are acting as co-bookrunners for the offering. First Union Securities, Inc., Deutsche Banc Alex. Brown Inc. and ABN AMRO Incorporated are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering approximately 100.47% of the initial certificate balance of the offered certificates, plus accrued interest from August 1, 2001, before deducting expenses.

    We expect that delivery of the offered certificates will be made in book-entry form on or about August 21, 2001.

FIRST UNION SECURITIES, INC.                           DEUTSCHE BANC ALEX. BROWN

                             ABN AMRO INCORPORATED
                                 AUGUST 7, 2001

              First Union National Bank Commercial Mortgage Trust
--------------------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certificates Series 2001-C3
                      Geographic Overview of Mortgage Pool

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]

STATES                                                          NUMBER                       % OF
------                                                            OF       AGGREGATE CUT-   INITIAL
                                                              MORTGAGED       OFF DATE       POOL
                                                              PROPERTIES      BALANCE       BALANCE
                                                              ----------   --------------   -------
Alabama.....................................................       1        $  4,793,406      0.6%
Arizona.....................................................       3        $ 12,860,224      0.7%
Arkansas....................................................       1        $  2,077,142      0.3%
California Southern (1).....................................      16        $ 65,631,650      8.0%
California Northern (1).....................................       7        $ 55,476,593      6.8%
Colorado....................................................       2        $  5,154,917      0.6%
Florida.....................................................      19        $109,927,502     13.4%
Georgia.....................................................       3        $  6,877,423      0.8%
Illinois....................................................       9        $ 35,201,714      2.9%
Indiana.....................................................       2        $  6,739,718      0.8%
Iowa........................................................       1        $ 12,784,627      1.6%
Kansas......................................................       1        $  2,358,664      0.3%
Louisiana...................................................       2        $  2,602,875      0.3%
Maine.......................................................       1        $  3,330,257      2.0%
Maryland....................................................       2        $ 45,184,882      1.6%
Massachusetts...............................................       4        $ 13,865,036      1.7%
Michigan....................................................       8        $ 43,692,808      2.0%
Minnesota...................................................       2        $  7,072,193      0.9%
Mississippi.................................................       1        $  5,477,386      0.7%
Missouri....................................................       1        $  5,597,254      2.9%
Nevada......................................................       4        $ 16,325,615     17.7%
New Jersey..................................................       4        $ 15,988,883      2.0%
New York....................................................       6        $ 23,650,021      1.7%
North Carolina..............................................       6        $ 37,808,701      4.6%
Ohio........................................................       2        $  9,247,415      1.1%
Oregon......................................................       2        $  3,936,702      0.5%
Pennsylvania................................................       6        $ 53,474,200      5.5%
South Carolina..............................................       1        $  1,725,127      0.2%
Tennessee...................................................       1        $  1,197,099      0.1%
Texas.......................................................      21        $144,757,866      0.8%
Virginia....................................................       3        $ 13,862,737      0.3%
Washington DC...............................................       2        $ 13,075,027      1.6%
Washington..................................................       1        $ 14,781,527      1.8%
West Virginia...............................................       2        $  8,392,958      1.0%
Wisconsin...................................................       2        $ 13,904,058      1.7%

---------------

    (1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of Bakersfield were included in Northern California and mortgaged properties located in and south of Bakersfield were included in Southern California.

MORTGAGE POOL BY PROPERTY TYPE    [PIE CHART]

Multifamily..................................  30.1%
Retail -- Anchored...........................  15.2%
Hospitality..................................   3.0%
Retail -- Unanchored.........................   9.2%
Industrial...................................  10.5%
Self Storage.................................   3.8%
Mixed Use....................................   6.8%
Retail -- Shadow Anchored....................   1.0%
Manufactured Housing.........................   2.2%
Parking Facility.............................   0.2%
Office.......................................  18.0%

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

        - Summary of Prospectus Supplement, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

        - Risk Factors, commencing on page S-34 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Defined Terms" beginning on page S-167 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to First Union Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO BE AN OFFER OR SOLICITATION:

        - if used in a jurisdiction in which such offer or solicitation is not authorized;

        - if the person making such offer or solicitation is not qualified to do so; or

        - if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, First Union Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)
------------------

(1)  Subject to a permitted variance of plus or minus 5.0%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in the "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement). The Rated Final Distribution Date is the distribution date to occur in August 2033. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3) By each of Fitch, Inc. and Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in this prospectus supplement.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
SUMMARY OF PROSPECTUS SUPPLEMENT............................    S-7
  Overview of the Certificates..............................    S-7
  The Parties...............................................    S-8
  Important Dates and Periods...............................    S-9
  The Certificates..........................................   S-10
  The Mortgage Loans........................................   S-21
RISK FACTORS................................................   S-34
  The Offered Certificates..................................   S-34
  The Mortgage Loans........................................   S-41
DESCRIPTION OF THE MORTGAGE POOL............................   S-73
  General...................................................   S-73
  Mortgage Loan History.....................................   S-73
  Certain Terms and Conditions of the Mortgage Loans........   S-74
  Assessments of Property Condition.........................   S-77
  AB Mortgage Loans.........................................   S-78
  Credit Lease Loans........................................   S-79
  Additional Mortgage Loan Information......................   S-82
  Ten Largest Mortgage Loans................................  S-101
  The Mortgage Loan Sellers.................................  S-107
  Underwriting Standards....................................  S-107
  Assignment of the Mortgage Loans; Repurchases and
     Substitutions..........................................  S-109
  Representations and Warranties; Repurchases and
     Substitutions..........................................  S-111
  Changes in Mortgage Pool Characteristics..................  S-113
SERVICING OF THE MORTGAGE LOANS.............................  S-114
  General...................................................  S-114
  The Master Servicer and the Special Servicer..............  S-115
  Servicing and Other Compensation and Payment of
     Expenses...............................................  S-118
  Modifications, Waivers and Amendments.....................  S-120
  The Controlling Class Representative......................  S-121
  Defaulted Mortgage Loans; REO Properties; Purchase
     Option.................................................  S-122
  Inspections; Collection of Operating Information..........  S-124
DESCRIPTION OF THE CERTIFICATES.............................  S-124
  General...................................................  S-124
  Registration and Denominations............................  S-125
  Certificate Balances and Notional Amount..................  S-127
  Pass-Through Rates........................................  S-129
  Distributions.............................................  S-130
  Subordination; Allocation of Losses and Certain
     Expenses...............................................  S-140
  P&I Advances..............................................  S-142
  Appraisal Reductions......................................  S-143
  Reports to Certificateholders; Available Information......  S-144
  Assumed Final Distribution Date; Rated Final Distribution
     Date...................................................  S-150
  Voting Rights.............................................  S-151
  Termination...............................................  S-151
  The Trustee...............................................  S-152
  Paying Agent, Certificate Registrar and Authenticating
     Agent..................................................  S-152
YIELD AND MATURITY CONSIDERATIONS...........................  S-153
  Yield Considerations......................................  S-153
  Weighted Average Life.....................................  S-156
USE OF PROCEEDS.............................................  S-159

                                                              PAGE
                                                              -----
MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................  S-159
  General...................................................  S-159
  Taxation of the Offered Certificates......................  S-160
ERISA CONSIDERATIONS........................................  S-161
LEGAL INVESTMENT............................................  S-164
METHOD OF DISTRIBUTION......................................  S-164
LEGAL MATTERS...............................................  S-165
RATINGS.....................................................  S-165
INDEX OF DEFINED TERMS......................................  S-167

                                                                                PAGE
                                                                                ----
ANNEX A-1    --   CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
                  PROPERTIES..................................................   A-1
ANNEX A-2    --   CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED
                  PROPERTIES..................................................   A-2
ANNEX A-3    --   RESERVE ACCOUNTS............................................   A-3
ANNEX A-4    --   COMMERCIAL TENANT SCHEDULE..................................   A-4
ANNEX A-5    --   CROSS-COLLATERALIZED/CROSS-DEFAULTED POOLS..................   A-5
ANNEX A-6    --   CVS SUMTER PAYMENT SCHEDULE.................................   A-6
ANNEX A-7    --   FEDEX PAYMENT SCHEDULE......................................   A-7
ANNEX A-8    --   CVS HILDEBRAN PAYMENT SCHEDULE..............................   A-8
ANNEX B      --   FORM OF DISTRIBUTION DATE STATEMENT.........................   B-1
ANNEX C      --   FORM OF DELINQUENT LOAN STATUS REPORT.......................   C-1
ANNEX D      --   FORM OF HISTORICAL LOAN MODIFICATION REPORT.................   D-1
ANNEX E      --   FORM OF HISTORICAL LIQUIDATION REPORT.......................   E-1
ANNEX F      --   FORM OF REO STATUS REPORT...................................   F-1
ANNEX G      --   SERVICER WATCH LIST.........................................   G-1
ANNEX H      --   FORM OF OPERATING STATEMENT ANALYSIS REPORT.................   H-1
ANNEX I      --   FORM OF NOI ADJUSTMENT WORKSHEET FOR "YEAR".................   I-1
ANNEX J      --   FORM OF COMPARATIVE FINANCIAL STATUS REPORT.................   J-1
ANNEX K      --   CLASS IO-II REFERENCE RATE..................................   K-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

   - THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

   - THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

   - WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

   - UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE, WHICH IS AUGUST 1, 2001 (OR, WITH RESPECT TO 3 MORTGAGE LOANS, AUGUST 15, 2001). THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST FUND AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON ANY MORTGAGE LOAN AS OF THE RELATED CUT-OFF DATE. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

   - ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS.

                          OVERVIEW OF THE CERTIFICATES

   The table below lists certain summary information concerning the First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C3, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z-I, Class Z-II, Class R-I and Class R-II) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                          CLOSING DATE      PERCENTAGE                PASS-                      WEIGHTED       CASH FLOW OR
                          CERTIFICATE       OF CUT-OFF               THROUGH       INITIAL       AVERAGE          PRINCIPAL
                           BALANCE OR       DATE POOL    CREDIT       RATE       PASS-THROUGH      LIFE            WINDOW
CLASS                  NOTIONAL AMOUNT(1)    BALANCE     SUPPORT   DESCRIPTION       RATE       (YEARS)(2)    (MON./DAY/YR.)(2)
-----                  ------------------   ----------   -------   -----------   ------------   ----------   -------------------
Class A-1............     $ 50,000,000         6.11%      23.63%      Fixed        5.19600%      2.90         09/15/01-04/15/06
Class A-2............     $139,853,000        17.08%      23.63%      Fixed        6.18000%      6.69         04/15/06-01/15/11
Class A-3............     $435,531,000        53.19%      23.63%      Fixed        6.42300%      9.68         01/15/11-06/15/11
Class B..............     $ 33,777,000         4.13%      19.50%      Fixed        6.56800%      9.82         06/15/11-06/15/11
Class C..............     $ 12,283,000         1.50%      18.00%      Fixed        6.63900%      9.86         06/15/11-07/15/11
Class D..............     $ 23,541,000         2.87%      15.13%      Fixed        6.72000%      9.90         07/15/11-07/15/11
Class E..............     $ 11,259,000         1.38%      13.75%      Fixed        6.82800%      9.90         07/15/11-07/15/11
Class F..............     $ 12,283,000         1.50%      12.25%      Fixed(4)     7.20100%       (6)                (6)
Class G..............     $ 12,282,000         1.50%      10.75%      Fixed(4)     7.29900%       (6)                (6)
Class H..............     $ 12,283,000         1.50%       9.25%        WAC(5)     7.65956%       (6)                (6)
Class J..............     $ 18,423,000         2.25%       7.00%      Fixed        6.15500%       (6)                (6)
Class K..............     $ 14,330,000         1.75%       5.25%      Fixed        6.15500%       (6)                (6)
Class L..............     $  6,141,000         0.75%       4.50%      Fixed        6.15500%       (6)                (6)
Class M..............     $  4,094,000         0.50%       4.00%      Fixed        6.15500%       (6)                (6)
Class N..............     $  6,142,000         0.75%       3.25%      Fixed        6.15500%       (6)                (6)
Class O..............     $  4,094,000         0.50%       2.75%      Fixed        6.15500%       (6)                (6)
Class P..............     $ 22,518,217         2.75%         --       Fixed        6.15500%       (6)                (6)
Class IO-I...........     $818,834,217(7)       N/A         N/A      WAC-IO(7)     0.67899%       (7)                (7)
Class IO-II..........     $469,425,000(7)       N/A         N/A      WAC-IO(7)     1.10259%       (7)                (7)

                       EXPECTED
                        FITCH/
                          S&P
CLASS                  RATING(3)
-----                  ---------
Class A-1............   AAA/AAA
Class A-2............   AAA/AAA
Class A-3............   AAA/AAA
Class B..............    AA/AA
Class C..............   AA-/AA-
Class D..............     A/A
Class E..............    A-/A-
Class F..............     (6)
Class G..............     (6)
Class H..............     (6)
Class J..............     (6)
Class K..............     (6)
Class L..............     (6)
Class M..............     (6)
Class N..............     (6)
Class O..............     (6)
Class P..............     (6)
Class IO-I...........     (7)
Class IO-II..........     (7)

------------------
(1) Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3) By each of Fitch, Inc. and Standard and Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc. See "Ratings" in this prospectus supplement.

(4) The pass-through rates applicable to the Class F and Class G certificates for any distribution date will equal the lesser of the applicable rate set forth above and the applicable weighted average net mortgage rate for such date.

(5) The pass-through rate applicable to the Class H certificates for any distribution date will be equal to the applicable weighted average net mortgage rate for such date.

(6) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(7) The Class IO-I and Class IO-II certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class IO-I and Class IO-II certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class IO-I or Class IO-II certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class IO-I and Class IO-II certificates for each distribution date will be as described in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

          offered certificates

          private certificates

                                  THE PARTIES

THE TRUST FUND................    The trust fund will be created on or about the
                                  closing date pursuant to a pooling and
                                  servicing agreement, dated as of August 15, 2001, by and among the depositor, the master servicer, the special servicer, the paying agent and the trustee.

THE DEPOSITOR.................    First Union Commercial Mortgage Securities,
                                  Inc. We are a wholly-owned subsidiary of First
                                  Union National Bank, which is one of the mortgage loan sellers, the master servicer and an affiliate of one of the underwriters. Our principal executive office is located at 201
                                  South College Street, Charlotte, North
                                  Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see "THE DEPOSITOR" in the accompanying prospectus.

                                  On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

THE ISSUER....................    The trust fund to be established under the
                                  pooling and servicing agreement. For more detailed information, see "DESCRIPTION OF THE
                                  CERTIFICATES" in this prospectus supplement and the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....    First Union National Bank, German American
                                  Capital Corporation and LaSalle Bank National
                                  Association. For more information, see
                                  "DESCRIPTION OF THE MORTGAGE POOL--The
                                  Mortgage Loan Sellers" in this prospectus supplement. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See "DESCRIPTION OF THE MORTGAGE
                                  POOL--Representations and Warranties;
                                  Repurchases and Substitutions" in this
                                  prospectus supplement.

                                  First Union National Bank originated or
                                  acquired 78 of the mortgage loans to be
                                  included in the trust fund representing 62.7% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund. German American Capital Corporation originated or acquired 14 of the mortgage loans to be included in the trust fund representing 14.7% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund. LaSalle Bank National Association originated or acquired 33 of the mortgage loans to be included in the trust fund representing 22.6% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund.

THE MASTER SERVICER...........    First Union National Bank. First Union
                                  National Bank is our affiliate and is one of the mortgage loan sellers. In addition, it is anticipated that First Union National Bank will be the holder of the three companion loans described herein. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the 3 companion loans. See
                                  "SERVICING OF THE MORTGAGE LOANS--The Master

                                  Servicer and the Special Servicer" in this prospectus supplement.

THE SPECIAL SERVICER..........    Lennar Partners, Inc. The special servicer
                                  will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund that, in general, are in default or as to which default is imminent. Some holders of certificates (initially the holder of the Class P certificates) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. It is anticipated that Lennar Partners, Inc. will purchase certain non-offered classes of certificates and an economic interest in the 3 companion loans described herein. See
                                  "SERVICING OF THE MORTGAGE LOANS--The Master
                                  Servicer and Special Servicer" in this
                                  prospectus supplement.

THE TRUSTEE...................    Wells Fargo Bank Minnesota, N.A. See
                                  "DESCRIPTION OF THE CERTIFICATES--The Trustee" in this prospectus supplement.

PAYING AGENT..................    LaSalle Bank National Association. The paying
                                  agent will be responsible for distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. LaSalle Bank National
                                  Association will also act as the certificate registrar and authenticating agent. LaSalle
                                  Bank National Association is also one of the mortgage loan sellers. See "DESCRIPTION OF THE
                                  CERTIFICATES--Paying Agent, Certificate
                                  Registrar and Authenticating Agent" in this prospectus supplement.

THE UNDERWRITERS..............    First Union Securities, Inc., Deutsche Banc
                                  Alex. Brown Inc. and ABN AMRO Incorporated.
                                  First Union Securities, Inc. is our affiliate and is an affiliate of First Union National
                                  Bank, which is the master servicer and one of the mortgage loan sellers. Deutsche Banc Alex.
                                  Brown Inc. is an affiliate of German American
                                  Capital Corporation, a mortgage loan seller.
                                  ABN AMRO Incorporated is an affiliate of LaSalle Bank National Association, a mortgage loan seller, the paying agent, certificate registrar and authenticating agent. First
                                  Union Securities, Inc., Deutsche Banc Alex.
                                  Brown Inc. and ABN AMRO Incorporated are acting as co-lead managers for the offering.
                                  First Union Securities, Inc. and Deutsche Banc
                                  Alex. Brown Inc. are acting as a
                                  co-bookrunners for the offering.

                          IMPORTANT DATES AND PERIODS

CLOSING DATE..................    On or about August 21, 2001.

CUT-OFF DATE..................    For 122 of the mortgage loans to be included
                                  in the trust fund, August 1, 2001, and for 3 mortgage loans, representing 0.8% of the mortgage pool, August 15, 2001. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the related cut-off date.

DISTRIBUTION DATE.............    The 15th day of each month or, if such 15th
                                  day is not a business day, the next succeeding business day, beginning in September 2001.

DETERMINATION DATE............    For any distribution date, the fourth business
                                  day prior to the related distribution date.

COLLECTION PERIOD.............    For any distribution date, the period
                                  beginning on the day after the determination date in the immediately preceding month (or the day after the cut-off date in the case of the first collection period) through and including the related determination date.

                                THE CERTIFICATES

OFFERED CERTIFICATES..........    We are offering to you the following seven
                                  classes of certificates of our Commercial
                                  Mortgage Pass-Through Certificates, Series
                                  2001-C3 pursuant to this prospectus
                                  supplement:

                                  Class A-1
                                  Class A-2
                                  Class A-3
                                  Class B
                                  Class C
                                  Class D
                                  Class E

PRIORITY OF DISTRIBUTIONS.....    On each distribution date, the owners of the
                                  certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or advanced during or with respect to the related collection period after deducting certain fees and expenses. The paying agent will distribute such amounts to the extent that the money is available, in the following order of priority, to pay:

                                  Interest, pro rata, on the Class IO-I, Class
                                  IO-II, Class A-1, Class A-2 and Class A-3 certificates.

                                  Principal of the Class A-1 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Principal of the Class A-2 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Principal of the Class A-3 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, for any realized loss and trust fund expenses borne by such classes.

                                  Interest on the Class B certificates.

                                  Principal of the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

                                  Interest on the Class C certificates.

                                  Principal of the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

                                  Interest on the Class D certificates.

                                  Principal of the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

                                  Interest on the Class E certificates.

                                  Principal of the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

                                  Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

                                  If, on any distribution date, the certificate balances of the Class B through Class P certificates have been reduced to zero, but two or more classes of the Class A-1, Class A-2 or Class A-3 certificates remain outstanding, distributions of principal will be made pro rata to the outstanding Class A-1, Class A-2 and Class A-3 certificates. See "DESCRIPTION OF THE
                                  CERTIFICATES--Distributions" in this
                                  prospectus supplement.

INTEREST......................    On each distribution date each class of
                                  certificates (other than the Class Z-I, Class
                                  Z-II, Class R-I and Class R-II certificates) will be entitled to receive:

                                     - for each such class of certificates, one
                                       month's interest at the applicable
                                       pass-through rate accrued during the
                                       calendar month prior to the related
                                       distribution date, on the certificate
                                       balance or notional amount, as
                                       applicable, of such class of certificates immediately prior to such distribution date;

                                     - plus any interest that such class of
                                       certificates was entitled to receive on
                                       all prior distribution dates to the
                                       extent not received.

                                     - minus (other than in the case of the
                                       Class IO-I and Class IO-II certificates) such class' share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

                                     - minus (other than in the case of the
                                       Class IO-I and Class IO-II certificates) such class' allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES--Certificate Balances and
                                  Notional Amount" and "--Distributions" in this prospectus supplement. The Class IO-I and Class IO-II certificates will be entitled to distributions of interest only on their respective notional amounts. On each distribution date, the notional amount of the Class IO-I certificates will be equal to the aggregate outstanding component balances of the components on such date. On each distribution date, the notional amount of the Class IO-II certificates will be equal to the aggregate outstanding component balances of the Class A-3B, Class B, Class C, Class D, Class E, Class F and Class G components on such date.

                                  The Class IO-I and Class IO-II certificates will accrue interest at a rate as described under "Pass-Through Rates" below.

                                  The certificates (other than the Class Z-I,
                                  Class Z-II, Class R-I and Class R-II
                                  certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                                  The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z-I, Class Z-II, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

                                  As reflected in the chart under "Priority of Distributions" beginning on page S-10 above, on each distribution date, the paying agent will distribute interest to the holders of the offered certificates and the Class IO certificates:

                                     - first, pro rata, to the Class IO-I
                                       certificates, Class IO-II certificates,
                                       Class A-1 certificates, Class A-2
                                       certificates and Class A-3 Certificates, and then to each other class of offered certificates in alphabetical order; and

                                     - only to the extent funds remain after the
                                       paying agent makes all distributions of
                                       interest and principal required to be
                                       made on such date to each class of
                                       certificates with a higher priority of
                                       distribution.

                                  You may, in certain circumstances, also
                                  receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

PASS-THROUGH RATES............    The pass-through rate for each class of
                                  certificates (other than the Class IO-I, Class
                                  IO-II, Class Z-I, Class Z-II, Class R-I and
                                  Class R-II certificates) on each distribution date is set forth above under "Overview of the Certificates."

                                  The pass-through rate applicable to the Class IO-I certificates for the initial distribution date will equal approximately 0.67899% per annum.

                                  The pass-through rate applicable to the Class IO-I certificates for each distribution date will, in general, equal the weighted average of the Class IO-I strip rates for the components for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The Class IO-I strip rate in respect of any class of components for any distribution date will, in general, equal (i) in the case of the Class A-1, Class A-2, Class A-3A, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P components, (x) the weighted average net mortgage rate for such distribution date, minus (y) the pass-through rate for such component and (ii) in the case of the Class A-3B, Class B, Class C, Class D, Class E, Class F and Class G components (x) for any distribution date occurring on or before the distribution date in August 2008, (1) the weighted average net mortgage rate for such distribution date, minus (2) the sum of the pass-through rate for such component and Class IO-II strip rate for such component and (y) for any distribution date occurring after the distribution date in August 2008, (1) the weighted average net mortgage rate for such distribution date, minus (2) the pass-through rate for such component (but in no event will any Class IO-I strip rate be less than zero).

                                  The pass-through rate applicable to the Class IO-II certificates for the initial distribution date will equal approximately 1.10259% per annum.

                                  The pass-through rate applicable to the Class IO-II certificates for each distribution date will, in general, equal the weighted average of the Class IO-II strip rates for the Class A-3B, Class B, Class C, Class D, Class E, Class F and Class G components for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The Class IO-II strip rate in respect of the Class A-3B, Class B, Class C, Class D, Class E, Class F and Class G components for any distribution date will, in general, equal (i) for any distribution date occurring on or before the distribution date in August 2008, (x) the lesser of (1) the weighted average net mortgage rate for such distribution date and (2) the reference rate specified on Annex K to this prospectus supplement for such distribution date, minus
                                  (y) the pass-through rate for such
                                  component (but in no event will any Class
                                  IO-II strip rate be less than zero), and (ii) for any distribution date occurring after the distribution date in August 2008, 0% per annum.

                                  Solely for the purposes of calculating the notional amounts of the Class IO-I and Class IO-II certificates and the pass-through rates applicable to the Class IO-I and Class IO-II certificates for each distribution date, the aggregate certificate balance of each class of certificates (other than the Class IO-I, Class IO-II, Class Z-I, Class Z-II, Class R-I and Class R-II certificates) will be deemed to consist of a single component (or two components in the case of the Class A-3 certificates).

                                  Each component will be deemed to have the component balance described in this prospectus supplement and a pass-through rate equal to the pass-through rate on the related class of certificates.

                                  The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for such mortgage loan will be calculated without regard to such event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

                                     - the mortgage interest rate in effect for
                                       such mortgage loan as of the closing
                                       date; minus

                                     - the applicable administrative cost rate,
                                       as described in this prospectus
                                       supplement.

                                  For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under "DESCRIPTION OF THE CERTIFICATES -- Pass-Through Rates" in this prospectus supplement.

                                  The stated principal balance of each mortgage loan included in the trust fund will generally equal the balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

                                     - the portion of the principal distribution
                                       amount for the related distribution date that is attributable to such mortgage loan; and

                                     - the principal portion of any realized
                                       loss incurred in respect of such mortgage loan during the related collection period.

                                  The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......    On the closing date, each class of
                                  certificates (other than the Class IO-I, Class
                                  IO-II, Class Z-I, Class Z-II, Class R-I and
                                  Class R-II certificates) will have the
                                  certificate balance set forth above under
                                  "Overview of the Certificates." The
                                  certificate balance for each class of
                                  certificates entitled to receive principal may
                                  be reduced by:

                                     - distributions of principal; and

                                     - allocations of realized losses and trust
                                       fund expenses.

                                  The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and
                                  Notional Amount" in this prospectus
                                  supplement.

                                  The Class IO-I and Class IO-II certificates do not have principal balances and will not receive distributions of principal.

                                  As reflected in the chart under "Priority of Distributions" above:

                                     - Principal is distributed to each class of
                                       certificates entitled to receive
                                       distributions of principal in
                                       alphabetical and, if applicable,
                                       numerical order.

                                     - Principal is only distributed on a class
                                       of certificates to the extent funds
                                       remain after the paying agent makes all
                                       distributions of principal and interest
                                       on each class of certificates with an
                                       earlier alphabetical and, if applicable, numerical designation.

                                     - Generally, no class of certificates is
                                       entitled to distributions of principal
                                       until the certificate balance of each
                                       class of certificates with an earlier
                                       alphabetical and, if applicable,
                                       numerical designation has been reduced to zero.

                                  The amount of principal to be distributed for each distribution date generally will be an amount equal to:

                                     - the scheduled principal payments (other
                                       than balloon payments) due on the
                                       mortgage loans included in the trust fund during the related collection period whether or not such scheduled payments are actually received;

                                     - balloon payments actually received with
                                       respect to mortgage loans included in the trust fund during the related collection period;

                                     - prepayments received with respect to the
                                       mortgage loans included in the trust fund during the related collection period; and

                                     - all liquidation proceeds, insurance
                                       proceeds, condemnation awards and
                                       repurchase and substitution amounts
                                       received during the related collection
                                       period that are allocable to principal.

SUBORDINATION; ALLOCATION OF
LOSSES AND CERTAIN EXPENSES...    Credit support for any class of certificates
                                  (other than the Class Z-I, Class Z-II, Class
                                  R-I and Class R-II certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later alphabetical class designation (other than the Class IO-I and Class IO-II certificates). The certificate balance of a class of certificates (other than the Class IO-I, Class IO-II, Class Z-I, Class
                                  Z-II, Class R-I and Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to such class of certificates on such distribution date.

                                  Losses on the mortgage loans that have been realized and additional trust fund expenses will first be allocated to the certificates (other than the Class IO-I, Class IO-II, Class Z-I, Class Z-II, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the certificates that are offered certificates in reverse alphabetical order as indicated on the following table.

                                                                                       PERCENTAGE       ORDER OF
                                                                        ORIGINAL      CUT-OFF DATE     APPLICATION
                                             CLASS                    CERTIFICATE         POOL        OF LOSSES AND
                                             DESIGNATION                BALANCE         BALANCE         EXPENSES
                                             -----------              ------------    ------------    -------------
                                             Class A-1............    $ 50,000,000        6.11%             6
                                             Class A-2............    $139,853,000       17.08%             6
                                             Class A-3............    $435,531,000       53.19%             6
                                             Class B..............    $ 33,777,000        4.13%             5
                                             Class C..............    $ 12,283,000        1.50%             4
                                             Class D..............    $ 23,541,000        2.87%             3
                                             Class E..............    $ 11,259,000        1.38%             2
                                             Non-offered
                                               certificates.......    $112,590,217       13.75%             1

                                  Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of certificates will result in a corresponding reduction in the notional amount of the Class IO-I certificates and, with respect to the Class B, Class C, Class D, Class E, Class F and Class G certificates and a portion of the Class A-3 certificates, the Class IO-II certificates.

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES--Subordination; Allocation of
                                  Losses and Certain Expenses" in this
                                  prospectus supplement.

PREPAYMENT PREMIUMS; YIELD
  MAINTENANCE CHARGES.........    On each distribution date, any prepayment
                                  premium or yield maintenance charge collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates and the Class F, Class G and Class H certificates then entitled to distributions as follows:

                                  The holders of each class of offered
                                  certificates and the Class F, Class G and Class H Certificates then entitled to distributions of principal on such distribution date will be entitled to a portion of prepayment premiums equal to the product of:

                                     - the amount of such prepayment premiums;

                                     - a fraction, the numerator of which is
                                       equal to the amount of principal
                                       distributable to such class of
                                       certificates on such distribution date,
                                       and the denominator of which is the
                                       principal distribution amount for such
                                       distribution date.

                                  The holders of each class of offered
                                  certificates and the Class F, Class G and Class H certificates then entitled to distributions of principal on such distribution date will generally be entitled to a portion of yield maintenance charges equal to the product of:

                                     - the amount of such yield maintenance
                                       charges;

                                     - a fraction (in no event greater than
                                       one), the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

                                     - a fraction, the numerator of which is
                                       equal to the amount of principal
                                       distributable on such class of
                                       certificates on such distribution date,
                                       and the denominator of which is the
                                       principal distribution amount for such
                                       distribution date.

                                  If there is more than one class of such
                                  certificates entitled to distributions of principal on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of such prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

                                  The portion, if any, of the prepayment
                                  premiums or yield maintenance charges
                                  remaining after any payments described above will be distributed to the holders of the Class IO-I certificates.

                                  The "discount rate" applicable to any class of offered certificates and the Class F, Class G and Class H certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

                                     - In the event that there are two or more
                                       such U.S. Treasury issues with the same
                                       coupon, the issue with the lowest yield
                                       will be utilized; and

                                     - In the event that there are two or more
                                       such U.S. Treasury issues with maturity
                                       dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

                                  EXAMPLES OF ALLOCATION OF YIELD MAINTENANCE
                                  CHARGES

                                                  Mortgage interest rate.....................      8%
                                                  Pass-through rate for applicable class.....      6%
                                                  Discount rate..............................      5%

                                             ALLOCATION PERCENTAGE                 ALLOCATION
                                             FOR APPLICABLE CLASS          PERCENTAGE FOR CLASS IO-I
                                             ---------------------         -------------------------
                                             6% - 5%                        100% - 33 1/3% = 66 2/3%
                                             ----------  = 33 1/3%
                                             8% - 5%

                                  See "DESCRIPTION OF THE CERTIFICATES--
                                  Distributions--Allocation of Prepayment
                                  Premiums and Yield Maintenance Charges" in this prospectus supplement.

ALLOCATION OF ADDITIONAL
INTEREST......................    On each distribution date, any additional
                                  interest collected on a mortgage loan with an anticipated repayment date during the related collection period will be distributed, in the case of mortgage loans sold by First Union
                                  National Bank, to the holders of the Class Z-I certificates, and in the case of mortgage loans sold by German American Capital
                                  Corporation, to the holders of the Class Z-II certificates.

ADVANCING.....................    In the event the master servicer fails to
                                  receive one or more scheduled payments of principal and interest (other than balloon payments) on a mortgage loan included in the trust fund by the related determination date and the master servicer determines that such scheduled payment of principal and interest will be ultimately recoverable from the related mortgage loan, the master servicer, or if it fails to do so, the trustee is required to make a principal and interest cash advance of such scheduled payment of principal and interest. These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable; provided, however, that no interest shall accrue on any such principal and interest advance made with respect to a mortgage loan if the related periodic payment is received prior to the due date of the related mortgage loan and the expiration of any applicable grace period.
                                  See "DESCRIPTION OF THE CERTIFICATES--P&I
                                  Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
TRUST FUND....................    The trust fund may be terminated when the
                                  aggregate principal balance of the mortgage loans included in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date. See "DESCRIPTION OF THE
                                  CERTIFICATES--Termination" in this prospectus supplement and in the accompanying prospectus.

REGISTRATION AND
DENOMINATION..................    The offered certificates will be registered in
                                  the name of Cede & Co., as nominee for The
                                  Depository Trust Company in the United States, or in Europe through Clearstream Luxembourg or The Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See "DESCRIPTION OF
                                  THE CERTIFICATES--Book-Entry Registration and
                                  Definitive Certificates" in the accompanying prospectus.

                                  Beneficial interests in the Class A-1, Class
                                  A-2, Class A-3, Class B, Class C, Class D and Class E certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts.

MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES................    Two separate real estate mortgage investment
                                  conduit (each, a "REMIC") elections will be made with respect to most of the trust fund.
                                  The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of such REMIC. The
                                  Class R-I and Class R-II certificates will represent the residual interests in such REMICs. The Class Z-I and Class Z-II certificateholders' entitlement to any additional interest that has accrued on a mortgage loan that provides for the accrual of such additional interest if the unamortized principal amount of such mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the accompanying prospectus) for United States federal income tax purposes.

                                  The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the offered certificates will be treated as having been issued at a premium for federal income tax reporting purposes.

                                  For further information regarding the federal income tax consequences of investing in the offered certificates, see

                                  "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........    Subject to important considerations described
                                  under "ERISA CONSIDERATIONS" in this
                                  prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

                                 Class A-1
                                 Class A-2
                                 Class A-3
                                 Class B
                                 Class C
                                 Class D
                                 Class E

                                  This is based on an individual prohibited transaction exemption granted to each of First Union Securities, Inc., Deutsche Banc Alex. Brown Inc. and ABN AMRO Incorporated by the U.S. Department of Labor. See "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

SMMEA ELIGIBILITY.............    The offered certificates will not constitute
                                  "mortgage related securities" within the meaning of the Secondary Mortgage Market
                                  Enhancement Act of 1984, as amended.

                                  See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

RATINGS.......................    The offered certificates will not be issued
                                  unless they have received the following
                                  ratings from Fitch, Inc. and Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.:

                                                                                            EXPECTED
                                                                                           RATING FROM
                                             CLASS                                          FITCH/S&P
                                             -----                                         -----------
                                             Class A-1...................................   AAA/AAA
                                             Class A-2...................................   AAA/AAA
                                             Class A-3...................................   AAA/AAA
                                             Class B.....................................    AA/AA
                                             Class C.....................................   AA-/AA-
                                             Class D.....................................     A/A
                                             Class E.....................................    A-/A-

                                  The ratings on the offered certificates
                                  address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "RATINGS" in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

                               THE MORTGAGE LOANS

GENERAL.......................    It is expected that the mortgage loans to be
                                  included in the trust fund will have the following approximate characteristics as of the cut-off date. All information presented herein (including loan-to-value ratios and debt service coverage ratios) with respect to the three mortgage loans with companion loans is calculated without regard to the related companion loans. All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages. The totals in the following tables may not add up to 100% due to rounding.

                                             Number of mortgage loans.................             125
                                             Number of crossed pools and mortgage
                                               loans..................................             120
                                             Number of mortgaged properties...........             149
                                             Aggregate balance of all mortgage loans
                                               in the trust fund......................    $818,834,218
                                             Number of mortgage loans with balloon
                                               payments...............................             115
                                             Number of mortgage loans with anticipated
                                               repayment dates........................               4
                                             Minimum balance..........................    $    671,859
                                             Maximum balance..........................    $ 41,000,000
                                             Average balance..........................    $  6,550,674
                                             Maximum balance for a group of cross-
                                               collateralized and cross-defaulted
                                               loans(1)...............................    $ 39,500,000
                                             Weighted average cut-off date
                                               loan-to-value ratio(2).................            71.1%
                                             Weighted average debt service coverage
                                               ratio(2)...............................           1.33x
                                             Weighted average loan-to-value ratio at
                                               stated maturity or anticipated
                                               repayment date.........................            61.3%
                                             Range of mortgage interest rates.........      6.60%-8.72%
                                             Weighted average mortgage interest
                                               rate...................................            7.47%
                                             Range of remaining term to maturity or
                                               anticipated repayment date (months)....          55-257
                                             Weighted average remaining term to
                                               maturity or anticipated repayment date
                                               (months)...............................             115
                                             Weighted average occupancy rate(3).......            95.9%
                                             ---------------------------------------------------------
                                             (1) Consists of 4 individual mortgage loans (loan numbers
                                                 17, 22, 29 and 33).
                                             (2) For purposes of determining the debt service coverage
                                                 ratio for 1 mortgage loan (loan number 18), the debt
                                                 service payments were reduced by amounts available
                                                 under a letter of credit securing such mortgage loan.
                                                 In addition, the principal balance of such mortgage
                                                 loan was reduced by the amount of such letter of
                                                 credit for determining the loan-to-value ratio of
                                                 such mortgage loan.
                                             (3) The weighted average occupancy rate information shown
                                                 above excludes 1 mortgage loan secured by a
                                                 hospitality property, representing 3.0% of the
                                                 mortgage pool.

SECURITY FOR THE MORTGAGE
LOANS IN THE TRUST FUND.......    Generally, all of the mortgage loans included
                                  in the trust fund are non-recourse obligations of the related borrowers.

                                     - No mortgage loan included in the trust
                                       fund is insured or guaranteed by any
                                       government agency or private insurer.

                                     - All of the mortgage loans included in the
                                       trust fund are secured by first lien fee mortgages or leasehold mortgages on commercial or multifamily properties.

PROPERTY TYPES................    The following table describes the mortgage
                                  loans expected to be included in the trust fund based upon property type as of the cut-off date:

                                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                                           PERCENTAGE
                                                                                              OF
                                                               NUMBER OF     AGGREGATE      CUT-OFF
                                                                 LOANS/     CUT-OFF DATE   DATE POOL
                                  PROPERTY TYPE                PROPERTIES     BALANCE       BALANCE
                                  -------------                ----------   ------------   ----------
                                  Multifamily................     35/37     $246,405,698      30.1%
                                  Retail.....................     40/40      208,476,995      25.5
                                    Retail - Anchored........     10/10      124,836,771      15.2
                                    Retail - Unanchored......     27/27       75,259,015       9.2
                                    Retail - Shadow
                                       Anchored..............       3/3        8,381,208       1.0
                                  Office.....................     20/20      147,498,579      18.0
                                  Industrial.................     13/20       85,856,945      10.5
                                  Mixed Use..................       9/9       55,803,611       6.8
                                  Self Storage...............      2/17       30,870,290       3.8
                                  Hospitality................       1/1       24,233,309       3.0
                                  Manufactured Housing.......       4/4       17,974,954       2.2
                                  Parking Facility...........       1/1        1,713,838       0.2
                                                                -------     ------------     -----
                                       Total.................   125/149     $818,834,218     100.0%
                                                                =======     ============     =====

                                   MORTGAGE POOL BY PROPERTY TYPE    [PIE CHART]

                                  Multifamily..................................  30.1%
                                  Retail -- Anchored...........................  15.2%
                                  Hospitality..................................   3.0%
                                  Retail -- Unanchored.........................   9.2%
                                  Industrial...................................  10.5%
                                  Self Storage.................................   3.8%
                                  Mixed Use....................................   6.8%
                                  Retail -- Shadow Anchored....................   1.0%
                                  Manufactured Housing.........................   2.2%
                                  Parking Facility.............................   0.2%
                                  Office.......................................  18.0%

GEOGRAPHIC CONCENTRATIONS.....    The mortgaged properties are located
                                  throughout 33 states and the District of Columbia. The following table lists the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

                                        MORTGAGED PROPERTIES BY GEOGRAPHIC
                                                 CONCENTRATION(1)

                                                                                                      PERCENTAGE
                                                                          NUMBER OF     AGGREGATE     OF CUT-OFF
                                                                          MORTGAGED    CUT-OFF DATE   DATE POOL
                                             STATE                        PROPERTIES     BALANCE       BALANCE
                                             -----                        ----------   ------------   ----------
                                             TX.........................      21       $144,757,866      17.7%
                                             CA.........................      23        121,108,243      14.8
                                               Southern(2)..............      16         65,631,650       8.0
                                               Northern(2)..............       7         55,476,593       6.8
                                             FL.........................      19        109,927,502      13.4
                                             PA.........................       6         53,474,209       6.5
                                             MD.........................       2         45,184,882       5.5
                                             MI.........................       8         43,692,808       5.3
                                             Other......................      70        300,688,708      36.7
                                                                             ---       ------------     -----
                                                  Total.................     149       $818,834,218     100.0%
                                                                             ===       ============     =====
                                             ------------------
                                             (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the
                                                 information for mortgage loans secured by more than one
                                                 mortgaged property is based on allocated loan amounts
                                                 (allocating the mortgaged loan principal balance to each of those properties by the appraised values of the mortgaged
                                                 properties).
                                             (2) For purposes of determining whether a mortgaged property is in
                                                 Northern California or Southern California, mortgaged
                                                 properties located north of Bakersfield were included in
                                                 Northern California and mortgaged properties located in or south of Bakersfield were included in Southern California.

PRINCIPAL AND INTEREST PAYMENT
  TERMS.......................    All of the mortgage loans included in the
                                  trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

                                     - Payments on the mortgage loans included
                                       in the trust fund are due on the first
                                       day of the month, except payments on 3
                                       mortgage loans, representing 0.8% of the mortgage pool are due on the fifteenth day of the month. No mortgage loan due on the first day of the month has a grace period that extends payment beyond the 10th day of any calendar month (other than loan number 106 which does not extend such payment beyond the 15th day of any calendar month).

                                     - As of the cut-off date, 122 of the
                                       mortgage loans, representing 99.4% of the mortgage pool, accrue interest on an actual/360 basis, and 3 of the mortgage loans, representing 0.6% of the mortgage pool, accrue interest on a 30/360 basis. Eight (8) of the mortgage loans, representing 11.8% of the mortgage pool, have periods during which only interest is due and periods in which principal and interest are due.

                                  The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

                                          RANGE OF CUT-OFF DATE BALANCES

                                                                                  AGGREGATE     PERCENTAGE OF
                                                RANGE OF CUT-OFF       NUMBER      CUT-OFF      CUT-OFF DATE
                                                DATE BALANCES($)      OF LOANS   DATE BALANCE   POOL BALANCE
                                                ----------------      --------   ------------   -------------
                                                500,001 -  2,000,000     30      $ 40,055,565         4.9%
                                              2,000,001 -  4,000,000     27        81,410,148         9.9
                                              4,000,001 -  6,000,000     25       127,718,676        15.6
                                              6,000,001 -  8,000,000     13        96,365,096        11.8
                                              8,000,001 - 10,000,000      7        62,338,911         7.6
                                             10,000,001 - 15,000,000     15       194,155,614        23.7
                                             15,000,001 - 20,000,000      2        31,266,033         3.8
                                             20,000,001 - 25,000,000      2        45,184,882         5.5
                                             25,000,001 - 30,000,000      1        26,086,638         3.2
                                             30,000,001 - 35,000,000      1        34,357,052         4.2
                                             35,000,001 - 40,000,000      1        38,895,603         4.8
                                             40,000,001 - 45,000,000      1        41,000,000         5.0
                                                                        ---      ------------       -----
                                                Total:..............    125      $818,834,218       100.0%
                                                                        ===      ============       =====

                                          RANGE OF CUT-OFF DATE BALANCES
                                          FOR CROSSED POOLS AND LOANS(1)

                                                                      NUMBER OF      AGGREGATE     PERCENTAGE OF
                                               RANGE OF CUT-OFF     CROSSED POOLS     CUT-OFF      CUT-OFF DATE
                                               DATE BALANCES($)       AND LOANS     DATE BALANCE   POOL BALANCE
                                               ----------------     -------------   ------------   -------------
                                                500,001 -  2,000,000      30        $ 40,055,565         4.9%
                                              2,000,001 -  4,000,000      27          81,410,148         9.9
                                              4,000,001 -  6,000,000      23         117,982,581        14.4
                                              6,000,001 -  8,000,000      12          88,615,096        10.8
                                              8,000,001 - 10,000,000       6          53,838,911         6.6
                                             10,000,001 - 15,000,000      12         159,174,791        19.4
                                             15,000,001 - 20,000,000       2          31,266,033         3.8
                                             20,000,001 - 25,000,000       3          66,651,799         8.1
                                             25,000,001 - 30,000,000       1          26,086,638         3.2
                                             30,000,001 - 35,000,000       1          34,357,052         4.2
                                             35,000,001 - 40,000,000       2          78,395,603         9.6
                                             40,000,001 - 45,000,000       1          41,000,000         5.0
                                                                         ---        ------------       -----
                                                Total.............       120        $818,834,218       100.0%
                                                                         ===        ============       =====
                                             ------------------
                                             (1) This table presents certain information based on the assumption that any mortgage loans included in the trust fund which are cross-collateralized and cross-defaulted with other mortgage loans included in the trust fund are a single mortgage loan.
                                                 See Annex A-5 to this prospectus supplement for more
                                                 information regarding cross-collateralized and cross-defaulted mortgage loans included in the trust fund.

                                             RANGE OF MORTGAGE RATES

                                                                                     AGGREGATE     PERCENTAGE OF
                                                 RANGE OF MORTGAGE        NUMBER      CUT-OFF      CUT-OFF DATE
                                                      RATES(%)           OF LOANS   DATE BALANCE   POOL BALANCE
                                                 -----------------       --------   ------------   -------------
                                             6.500 - 6.749.............      2      $ 27,431,144         3.4%
                                             6.750 - 6.999.............      7        44,178,812         5.4
                                             7.000 - 7.249.............     15        81,244,336         9.9
                                             7.250 - 7.499.............     33       255,567,570        31.2
                                             7.500 - 7.749.............     31       276,554,035        33.8
                                             7.750 - 7.999.............     25        89,009,978        10.9
                                             8.000 - 8.249.............      5         8,903,398         1.1
                                             8.250 - 8.499.............      4        24,800,560         3.0
                                             8.500 - 8.749.............      3        11,144,385         1.4
                                                                           ---      ------------       -----
                                                Total..................    125      $818,834,218       100.0%
                                                                           ===      ============       =====

                                              RANGE OF DSC RATIOS(1)

                                                                                     AGGREGATE     PERCENTAGE OF
                                                                          NUMBER      CUT-OFF      CUT-OFF DATE
                                                 RANGE OF DSCRS (X)      OF LOANS   DATE BALANCE   POOL BALANCE
                                                 ------------------      --------   ------------   -------------
                                             1.00 - 1.04...............      6      $ 16,277,579         2.0%
                                             1.05 - 1.09...............      1         2,616,139         0.3
                                             1.10 - 1.14...............      1         1,725,127         0.2
                                             1.15 - 1.19...............      1         4,224,622         0.5
                                             1.20 - 1.24...............     20       167,610,526        20.5
                                             1.25 - 1.29...............     35       217,618,859        26.6
                                             1.30 - 1.34...............     22       114,479,426        14.0
                                             1.35 - 1.39...............     14       109,526,368        13.4
                                             1.40 - 1.44...............     14        64,673,112         7.9
                                             1.45 - 1.49...............      7        78,977,772         9.6
                                             1.50 - 1.54...............      2        11,387,420         1.4
                                             1.75 - 1.79...............      1         5,483,956         0.7
                                             2.00 - 2.50...............      1        24,233,309         3.0
                                                                           ---      ------------       -----
                                                Total:.................    125      $818,834,218       100.0%
                                                                           ===      ============       =====

                                       RANGE OF CUT-OFF DATE LTV RATIOS(1)

                                                                                     AGGREGATE     PERCENTAGE OF
                                                  RANGE OF CUT-OFF        NUMBER      CUT-OFF      CUT-OFF DATE
                                                    DATE LTVS(%)         OF LOANS   DATE BALANCE   POOL BALANCE
                                                  ----------------       --------   ------------   -------------
                                             45.01 - 50.00.............      2      $ 25,983,785         3.2%
                                             50.01 - 55.00.............      2         4,977,088         0.6
                                             55.01 - 60.00.............      9        23,398,746         2.9
                                             60.01 - 65.00.............      7       117,632,181        14.4
                                             65.01 - 70.00.............     19       128,683,777        15.7
                                             70.01 - 75.00.............     45       291,683,331        35.6
                                             75.01 - 80.00.............     36       204,630,780        25.0
                                             80.01 - 85.00.............      4        19,228,392         2.3
                                             85.01 - 90.00.............      1         2,616,139         0.3
                                                                           ---      ------------       -----
                                                Total:.................    125      $818,834,218       100.0%
                                                                           ===      ============       =====
                                             ------------------

                                             (1) For purposes of determining the debt service coverage ratio of
                                                 1 mortgage loan (identified as loan number 18), the amount available under a letter of credit was deducted from the
                                                 applicable principal balance. In addition, the principal
                                                 balance of such mortgage loan was reduced by the amount of such letter of credit for determining the loan-to-value ratio of such mortgage loan. See "DESCRIPTION OF THE MORTGAGE
                                                 POOL--Additional Mortgage Loan Information" in this prospectus supplement.

                                   RANGE OF REMAINING TERMS TO MATURITY DATE OR
                                            ANTICIPATED REPAYMENT DATE

                                                    RANGE OF                      AGGREGATE     PERCENTAGE OF
                                                   REMAINING          NUMBER       CUT-OFF      CUT-OFF DATE
                                                  TERMS (MOS.)       OF LOANS    DATE BALANCE   POOL BALANCE
                                                  ------------       --------    ------------   -------------
                                               0 -  60.............       6      $ 60,491,969         7.4%
                                              73 -  84.............       2         8,028,951         1.0
                                             109 - 120.............     108       725,469,830        88.6
                                             145 - 156.............       3         4,678,812         0.6
                                             157 - 168.............       1         4,224,622         0.5
                                             193 - 204.............       1         7,123,285         0.9
                                             205 - 216.............       1         1,725,127         0.2
                                             217 - 228.............       1         1,526,789         0.2
                                             253 - 264.............       2         5,564,833         0.7
                                                                        ---      ------------       -----
                                               Total:..............     125      $818,834,218       100.0%
                                                                        ===      ============       =====

                                                AMORTIZATION TYPES

                                                                                   AGGREGATE     PERCENTAGE OF
                                                     TYPE OF           NUMBER       CUT-OFF      CUT-OFF DATE
                                                  AMORTIZATION        OF LOANS    DATE BALANCE   POOL BALANCE
                                                  ------------        ---------   ------------   -------------
                                             Amortizing Balloon.....     109      $678,982,894        82.9%
                                             Interest Only,
                                               Amortizing Balloon...       6        60,096,000         7.3
                                             Interest Only,
                                               Amortizing ARD.......       2        36,738,582         4.5
                                             Amortizing ARD.........       2        33,372,176         4.1
                                             Fully Amortizing.......       6         9,644,566         1.2
                                                                         ---      ------------       -----
                                                                         125      $818,834,218       100.0%
                                                                         ===      ============       =====

                                  Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                  Mortgage loans providing for anticipated repayment dates fully or substantially amortize through their terms to maturity. However, if such a mortgage loan is not prepaid by a date specified in its mortgage note, interest will accrue at a higher rate and the borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

                                  In addition, because the fixed periodic
                                  payment on the mortgage loans is determined assuming interest is calculated on a "30/360 basis," but interest actually accrues and is applied on the mortgage loans on an "actual/360 basis," there will be less amortization of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

                                  See "DESCRIPTION OF THE MORTGAGE POOL--
                                  Certain Terms and Conditions of the Mortgage
                                  Loans," in this prospectus supplement.

PREPAYMENT RESTRICTIONS.......    All of the mortgage loans included in the
                                  trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

                                         TYPES OF PREPAYMENT RESTRICTIONS

                                                                                       AGGREGATE      PERCENTAGE OF
                                                                           NUMBER       CUT-OFF       CUT-OFF DATE
                                             PREPAYMENT RESTRICTION TYPE  OF LOANS    DATE BALANCE    POOL BALANCE
                                             ---------------------------  --------    ------------    -------------
                                             Prohibit prepayment until
                                              date specified in the
                                              related mortgage note; but
                                              permit defeasance after
                                              date specified in related
                                              mortgage note for most or
                                              all of remaining
                                              term(1)................       118      $  769,398,030        94.0%
                                             Prohibit prepayment until
                                              date specified in related
                                              mortgage note and then
                                              impose either a yield
                                              maintenance charge or
                                              prepayment premium (but
                                              not both) for most of
                                              remaining term(1)......         6          41,378,470         5.1
                                             Prohibit prepayment until
                                              date specified in related
                                              mortgage note, then permit
                                              defeasance until date
                                              specified in related
                                              mortgage note or impose a
                                              yield maintenance charge
                                              for most of the remaining
                                              term(1)................         1           8,057,717         1.0
                                                                            ---      --------------       -----
                                                  Total:.............       125      $  818,834,218       100.0%
                                                                            ===      ==============       =====

                                             ------------------
                                             (1) For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                  See "DESCRIPTION OF THE MORTGAGE POOL--
                                  Additional Mortgage Loan Information" in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See "SERVICING OF THE MORTGAGE LOANS--
                                  Modifications, Waivers and Amendments" in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments of defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

DEFEASANCE....................    One hundred nineteen (119) of the mortgage
                                  loans included in the trust fund as of the cut-off date, representing 94.9% of the mortgage pool, permit the borrower, under certain conditions, to substitute United
                                  States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods. Upon such substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure such mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property.

TEN LARGEST MORTGAGE LOANS....    The following table describes certain
                                  characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans, in the trust fund by aggregate principal balance as of the cut-off date.

                                                                                                          WEIGHTED
                                                      PERCENTAGE                               WEIGHTED   AVERAGE
                             NUMBER                       OF                                   AVERAGE      LTV
                           OF LOANS/      CUT-OFF      CUT-OFF                                 CUT-OFF    RATIO AT     WEIGHTED
                           MORTGAGED       DATE       DATE POOL                                DATE LTV   MATURITY     AVERAGE
        LOAN NAME          PROPERTIES   BALANCE(1)    BALANCE(1)        PROPERTY TYPE(2)        RATIO      OR ARD     DSC RATIO
        ---------          ----------   -----------   ----------   --------------------------  --------   --------   ------------
Panama City Mall.........    1/1        $41,000,000       5.0%     Retail - Anchored             63.8%      56.1%     1.46x
Cornerstone
  Portfolio(1)...........    4/4        $39,500,000       4.8%     Multifamily - Conventional    72.7%      63.9%     1.28x
Alliance Portfolio.......    1/3        $38,895,603       4.8%     Multifamily - Conventional    76.1%      72.5%     1.20x
Woodview Apartments......    1/1        $34,357,052       4.2%     Multifamily - Conventional    74.2%      65.8%     1.35x
600 Battery Street.......    1/1        $26,086,638       3.2%     Office - CBD                  62.1%      55.1%     1.33x
DoubleTree Rockville.....    1/1        $24,233,309       3.0%     Hotel - Full Service          48.5%      40.3%     2.08x
Olen Portfolio(1)........    3/3        $21,466,917       2.6%     Industrial - Flex and         71.0%      63.1%     1.34x
                                                                     Office - Suburban
CitiFinancial Building...    1/1        $20,951,574       2.6%     Office - CBD                  69.8%      60.4%     1.46x
U-Haul Portfolio Pool
  IV.....................    1/8        $16,045,580       2.0%     Self Storage                  60.8%      49.6%     1.42x
Lake Creek Festival......    1/1        $15,220,453       1.9%     Retail - Anchored             75.0%      66.0%     1.34x


                           WEIGHTED
                           AVERAGE
                           MORTGAGE
        LOAN NAME            RATE
        ---------          --------
Panama City Mall.........   7.30 %
Cornerstone
  Portfolio(1)...........   6.99 %
Alliance Portfolio.......   7.35 %
Woodview Apartments......   7.60 %
600 Battery Street.......   7.63 %
DoubleTree Rockville.....   7.58 %
Olen Portfolio(1)........   7.67 %
CitiFinancial Building...   6.60 %
U-Haul Portfolio Pool
  IV.....................   7.50 %
Lake Creek Festival......   7.27 %

---------------

(1) In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2) "CBD" refers to central business district.

      The Panama City Mall....    The Panama City Mall loan is secured by a
                                  first lien mortgage on Panama City Mall, an anchored retail shopping center located in Panama City, Florida.

                                  The mortgaged property is comprised of 1
                                  building that contains approximately 249,516 square feet of net rentable area in the aggregate. The mall's three anchors are Sears, Dillards and J.C. Penney, none of which are part of the collateral for the Panama City Mall loan. As of April 2001, the occupancy rate for the mortgaged property was approximately 87.2%. The following table presents information relating to the anchor tenants and major tenants at the mortgaged property:

                                                                      % OF        NET      % OF NET
                                                                      GROSS    RENTABLE    RENTABLE   DATE OF LEASE
                                             TENANT                  REVENUE   AREA (SF)     AREA      EXPIRATION
                                             ------                  -------   ---------   --------   -------------
                                             Dillards(1)...........     N/A     140,120       N/A          N/A
                                             Sears Roebuck &
                                               Company(1)..........     N/A     131,943       N/A          N/A
                                             JC Penney(1)..........     N/A      85,097       N/A          N/A
                                             Carmike Cinemas(2)....    1.4%      15,000       6.0%    December 2001
                                             Piccadilly
                                               Cafeteria...........    1.5%       9,600       3.8%    December 2001
                                             Camelot Music.........    2.1%       8,264       3.3%    December 2008

                                             ---------------

                                             (1) None of the anchors are part of
                                                 the collateral and each of the
                                                 anchors is anchor owned.
                                             (2) Carmike Cinemas is currently in
                                                 bankruptcy but has continued to
                                                 pay rent.

                                  The sponsor of the borrower is Robert Aikens, an individual with over 40 years of commercial real estate experience, specializing in the development and management of retail properties.

      Cornerstone Portfolio...    The Cornerstone Portfolio consists of 4
                                  mortgage loans which are collectively secured by first lien deeds of trusts on 4 multifamily properties located in Texas. Each of the Cornerstone loans is cross-collateralized and cross-defaulted with each of the other
                                  Cornerstone loans. Each Cornerstone loan provides for interest-only payments during the first year of the term of loan, and fixed monthly payments of principal and interest thereafter.

                                  As of March 2001, the weighted average
                                  occupancy rate for the mortgaged properties securing the Cornerstone loans was approximately 96.6%. The following table presents certain information relating to the mortgaged properties securing the Cornerstone loans:

                                                                                             CUT-OFF DATE      NUMBER
                                                  PROPERTY NAME        PROPERTY LOCATION     LOAN BALANCE     OF UNITS
                                                  -------------        -----------------    --------------    ---------
                                             Canyon Hills
                                               Apartments............  Austin, Texas        $12,675,000.00    229 units
                                             The Courts on Pear Ridge
                                               Apartments............  Dallas, Texas        $10,575,000.00    242 units
                                             Park Village
                                               Apartments............  Bedford, Texas       $ 8,500,000.00    238 units
                                             Summer Tree Apartments..  Dallas, Texas        $ 7,750,000.00    232 units

                                  The sponsor of the borrower is Cornerstone
                                  Realty Income Trust, Inc., a publicly traded
                                  (NYSE) real estate investment trust with ownership interests in approximately 87 properties encompassing over 20,500 units in 5 states.

     Alliance Portfolio.......    The Alliance Portfolio loan consists of a
                                  single mortgage loan which is secured by first lien deeds of trust on 2 multifamily properties located in Texas and 1 multifamily property located in Florida. The Alliance
                                  Portfolio loan has a 5-year loan term.

                                  As of February 2001, the weighted average occupancy rate for the mortgaged properties securing the Alliance Portfolio loan was approximately 96.4%. The following table presents certain information relating to the mortgaged properties securing the Alliance Portfolio loan:

                                                                                                              NUMBER
                                             PROPERTY NAME                              PROPERTY LOCATION    OF UNITS
                                             -------------                              ------------------   ---------
                                             Woodland Meadows Apartments..............  Tamarac, Florida     296 units
                                             Hunter's Glen Apartments.................  Plano, Texas         276 units
                                             Golfside Apartments......................  Haltom City, Texas   402 units

                                  The sponsor of the borrower is Alliance
                                  Holdings, LLC. Alliance Holdings, LLC is a privately owned real estate investment, development and finance firm which primarily concentrates on multifamily properties. Alliance Holdings, LLC and its affiliates own interests in a portfolio of more than 26,000 apartment units throughout Texas, the Midwest and the Eastern Seaboard from Virginia to Florida.

      Woodview Apartments.....    The Woodview Apartments loan is secured by a
                                  first lien deed of trust on a 264 unit
                                  garden-style multifamily complex located in
                                  Malvern, Pennsylvania.

                                  As of April 2001, the occupancy rate for the mortgaged property was approximately 94.3%. The mortgaged property is comprised of 264 garden-style apartment units constructed in 1998. The mortgaged property contains a clubhouse, swimming pool and business center with computers, printers and faxes available to tenants.

                                  The sponsor of the borrower is Korman
                                  Communities Inc., which has been active in real estate investment, ownership and management in the Philadelphia, Pennsylvania area since 1909.

      600 Battery Street......    The 600 Battery Street loan is secured by a
                                  first lien deed of trust on a 2-story plus finished basement office building located in San Francisco, California.

                                  The mortgaged property is comprised of 112,208 square feet of net rentable area. As of April 2001, the occupancy rate for the mortgaged property was approximately 100%. The following table presents certain information relating to the tenants at the mortgaged property:

                                                                               TENANT NET                    DATE OF
                                                                                RENTABLE      % OF NET        LEASE
                                             TENANT NAME                        AREA(SF)    RENTABLE AREA   EXPIRATION
                                             -----------                       ----------   -------------   ----------
                                             Goldberg Mosser O'Neil, LLC.....    94,000         83.8%       April 2010
                                             Applied Graphics Technologies...    18,208         16.2%       April 2010

                                  The sponsors of the borrower are National
                                  Electric Benefit Fund (87.2%) and M&J Wilkow
                                  (12.8%). National Electric Benefit Fund was established in 1946. M&J Wilkow owns interests in, among other things, 10 office properties, 42 retail properties and 2 resort properties.

      DoubleTree Rockville....    The DoubleTree Rockville loan is secured by,
                                  among other things, a deed of trust
                                  encumbering a hotel in Rockville, MD. The
                                  DoubleTree Rockville loan provides for
                                  interest-only payments through September 1,
                                  2001, and thereafter, monthly payments of principal and interest.

                                  The mortgaged property is a 315 room hotel located in Rockville, Maryland operated as a DoubleTree Guests Suites Hotel.

                                  The sponsor of the borrower is Thayer Lodging Group, Inc., a privately held real estate operating company that owns more than $950 million in hotel real estate.

      Olen Portfolio..........    The Olen Portfolio consists of 3 mortgage
                                  loans which are collectively secured by first lien deeds of trust on 3 commercial properties located in California. Each mortgage loan is cross-collateralized and cross-defaulted with each other mortgage loan.

                                  As of January 2001, the weighted average occupancy rate for the mortgaged properties securing the mortgage loans was approximately 92.1%. The following table presents certain information relating to the mortgaged properties securing the mortgage loans:

                                                                                             CUT-OFF
                                                                                              DATE         NUMBER OF
                                                                                              LOAN         BUILDINGS/      PROPERTY
                                             PROPERTY NAME            PROPERTY LOCATION      BALANCE        SQ. FT.          TYPE
                                             -------------          ---------------------  -----------   --------------   ----------
                                             Olen Pointe Brea.....  Brea, California       $11,730,822   1 bldg/ 79,286     Office
                                                                                                                sq. ft.
                                             Amanecer Business      San Clemente,          $ 5,456,602         4 bldgs/   Industrial
                                               Park...............  California                           80,207 sq. ft.
                                             Aventura Business      Rancho Santa           $ 4,279,492         2 bldgs/   Industrial
                                               Park...............  Margarita, California                42,403 sq. ft.

                                  The sponsor of the borrower is The Olen
                                  Companies, a real estate management and
                                  development company founded in 1973. The Olen Companies owns and manages in excess of 1,250 commercial buildings containing approximately 10,000,000 square feet and approximately 10,000 multifamily units.

      CitiFinancial
Building......................    The CitiFinancial Building loan is secured by
                                  a first lien deed of trust on the 20-story office building located in Baltimore,
                                  Maryland.

                                  The mortgaged property is comprised of 265,362 square feet of net rentable area. As of January 2001, the occupancy rate for the mortgaged property was approximately 100%. The mortgaged property is fully leased to CitiFinancial Inc. and the lease payments are guaranteed by Citicorp. The lease commenced January 1, 2001 and expires July 31, 2016.

                                  The sponsor of the borrower is The Herbert J. Kendall Trust. The Herbert J. Kendall Trust portfolio contains, among other things, ownership interest in 10 offices buildings containing 1,429,144 square feet.

      U-Haul Portfolio IV
Loan..........................    The U-Haul Portfolio IV loan is a single
                                  mortgage loan secured by first lien deeds of trust, deeds to secure debt or mortgages (as applicable) on 8 mini-storage facilities located in Texas (2 properties), Oregon, California, Arizona, Louisiana, Georgia and
                                  Florida.

                                  The following table presents certain
                                  information relating to the mortgaged
                                  properties securing the U-Haul Portfolio IV loan:

                                                   PROPERTY NAME              PROPERTY LOCATION         SQUARE FEET
                                                   -------------              -----------------         -----------
                                             U-Haul Hayden.............      Scottsdale, Arizona          47,720
                                             U-Haul Broward............   Fort Lauderdale, Florida        38,475
                                             U-Haul Center Vacaville...     Vacaville, California         38,325
                                             U-Haul Center Old
                                               National................     College Park, Georgia         64,350
                                             U-Haul North Richland.....  North Richland Hills, Texas      54,475
                                             U-Haul Center Tigard......        Tigard, Oregon             38,665
                                             U-Haul Grissom Road.......      San Antonio, Texas           39,445
                                             U-Haul Center Gause
                                               Blvd....................      Slidell, Louisiana           45,772

                                  The sponsor of the borrower is SAC Holding
                                  Corporation. SAC Holding Corporation, through its various entities, owns 200 self storage facilities containing approximately 8,700,000 square feet. The mortgaged properties are managed by subsidiary U-Haul International, Inc., a subsidiary of AMERCO, a publicly traded real estate investment trust (NASDAQ). U-Haul International, Inc. currently manages in excess of 900 self storage locations.

      Lake Creek Festival.....    The Lake Creek Festival Shopping Center loan
                                  is secured by a first lien deed of trust on a 285,353 square foot anchored retail center located in Austin, Texas.

                                  The mortgaged property is comprised of 285,353 square feet of net rentable area with 1,304 parking spaces. As of March 2001, the occupancy rate for the mortgaged property was approximately 100%. The following table presents certain information relating to the major tenants at the mortgaged property:

                                                                         TENANT NET      % OF NET
                                                                        RENTABLE AREA    RENTABLE    DATE OF LEASE
                                                      TENANT                (SF)           AREA       EXPIRATION
                                                      ------            -------------    --------    -------------
                                             K-Mart...................     86,479          30.3%       Oct. 2015
                                             Randall's (Hobby
                                               Lobby).................     57,454          20.1%        May 2012
                                             Stein Mart...............     33,900          11.9%       Oct. 2013

                                  The sponsor of the borrower is Robert Yari.

AB MORTGAGE LOANS.............    Three (3) companion mortgage loans are not
                                  part of the trust fund but are each secured by the same mortgage encumbering the same mortgaged property as a mortgage loan which is part of the trust fund. Such mortgage loans included in the trust fund have an aggregate principal balance as of the cut-off date of $4,678,812 representing 0.6% of the mortgage pool in the aggregate. The master servicer and special servicer will service and administer these mortgage loans and their related companion loans pursuant to the pooling and servicing agreement for so long as the related mortgage loan is part of the trust fund.
                                  Amounts attributable to any companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of such companion loan. See "DESCRIPTION OF THE
                                  MORTGAGE POOL--AB Mortgage Loans" in this prospectus supplement.

                                  The holder of a companion loan will not have the right to enforce the mortgagee's rights upon a default of the related mortgage loan, but will have the right to purchase the mortgage loan under certain limited circumstances as described under "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

- YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS (AS WELL AS THE RISK FACTORS SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS) BEFORE MAKING YOUR INVESTMENT DECISION. ADDITIONAL RISKS ARE DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT UNDER SEPARATE HEADINGS IN CONNECTION WITH DISCUSSIONS REGARDING PARTICULAR ASPECTS OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND OR THE CERTIFICATES.

- THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

- THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

- IF ANY OF THE FOLLOWING RISKS ARE REALIZED, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

                            THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
  AVAILABLE TO PAY YOU........    If the assets of the trust fund, primarily the
                                  mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See "Risk Factors--The Assets of the Trust Fund May Not Be Sufficient to Pay
                                  Your Certificates" in the accompanying
                                  prospectus.

PREPAYMENTS WILL AFFECT YOUR
  YIELD.......................    Prepayments.  The yield to maturity on the
                                  offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

                                  In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium would be payable with respect to any such purchase or repurchase). We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                  Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

                                  Interest Rate Environment.  Mortgagors
                                  generally are less likely to prepay if
                                  prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

                                  Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

                                  Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay such premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties.

                                  Pool Concentrations.  Principal payments
                                  (including prepayments) on the mortgage loans included in the trust fund will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property type changes. See the table entitled "Range of Remaining Term to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund. Because principal on the certificates (other than the Class IO-I, Class IO-II, Class Z-I, Class Z-II, Class R-I and Class R-II certificates) is payable in sequential order to the extent described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions," classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under "--Special Risks Associated With High Balance Mortgage Loans" above than classes with a higher sequential priority.

BORROWER DEFAULTS MAY
ADVERSELY AFFECT YOUR YIELD...    The aggregate amount of distributions on the
                                  offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund.
                                  Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                  If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                  Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

ADDITIONAL COMPENSATION TO THE
  SERVICER WILL AFFECT YOUR
  RIGHT TO RECEIVE
  DISTRIBUTIONS...............    To the extent described in this prospectus
                                  supplement, the master servicer or the
                                  trustee, as applicable, will be
                                  entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses.
                                  The right of the master servicer or the
                                  trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which will be allocated to the offered certificates.

SUBORDINATION OF SUBORDINATE
  OFFERED CERTIFICATES........    As described in this prospectus supplement,
                                  unless your certificates are Class A-1, Class
                                  A-2, Class A-3, Class IO-I or Class IO-II certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class IO-I and Class IO-II certificates.

                                  See "DESCRIPTION OF THE
                                  CERTIFICATES--Distributions--Application of
                                  the Available Distribution Amount" and
                                  "DESCRIPTION OF THE
                                  CERTIFICATES--Subordination; Allocation of
                                  Losses and Certain Expenses" in this
                                  prospectus supplement.

YOUR LACK OF CONTROL OVER THE
  TRUST FUND CAN CREATE
  RISKS.......................    You and other certificateholders generally do
                                  not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF
                                  THE MORTGAGE LOANS--General" in this
                                  prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                  Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged property. Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" and "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this prospectus supplement and the accompanying prospectus.

LIQUIDITY FOR CERTIFICATES MAY
BE LIMITED....................    There is currently no secondary market for the
                                  offered certificates. While each underwriter has informed us that it intends to make a secondary market in the offered certificates, none of them is under any obligation to do so.
                                  No secondary market for your certificates may develop. If a secondary market does develop, it may not provide you with liquidity of investment or continue for the life of your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

BOOK-ENTRY REGISTRATION.......    Your certificates will be initially
                                  represented by one or more certificates
                                  registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.

POTENTIAL CONFLICTS OF
INTEREST......................    The master servicer is an affiliate of the
                                  depositor and one of the mortgage loan
                                  sellers. This affiliation could cause a
                                  conflict with the master servicer's duties to the trust under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See
                                  "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                  First Union National Bank, which is the master servicer, is also the holder of the companion loans with respect to 3 mortgage loans, representing 0.6% of the mortgage pool. This could cause a conflict between First Union National Bank's duties to the trust under the pooling and servicing agreement and its interest as a holder of a companion loan.

                                  The special servicer or an affiliate is
                                  expected to purchase certain of the
                                  non-offered certificates (including the
                                  controlling class) and an economic interest in the companion loans. This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate.

                                  The special servicer will be involved in determining whether to modify or foreclose a defaulted mortgage loans. The special servicer or an affiliate of the special servicer may purchase certain other non-offered certificates (including the controlling class). The special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

                                  In any case, this could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                  In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

                                    - a substantial number of the mortgaged
                                      properties are managed by property
                                      managers affiliated with the respective
                                      borrowers;

                                    - these property managers also may manage
                                      and/or franchise additional properties,
                                      including properties that may compete with the mortgaged properties; and

                                    - affiliates of the property manager and/or
                                      the borrowers, or the property managers
                                      and/or the borrowers themselves also may own other properties, including competing properties.

                               THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY BE
  DIFFERENT THAN FOR
  RESIDENTIAL LENDING.........    Commercial and multifamily lending is
                                  generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single-family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single-family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

                                    - to generate income sufficient to pay debt
                                      service, operating expenses and leasing
                                      commissions and to make necessary repairs, tenant improvements and capital improvements; and

                                    - in the case of loans that do not fully
                                      amortize over their terms, to retain
                                      sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

FUTURE CASH FLOW AND PROPERTY
  VALUES ARE NOT
  PREDICTABLE.................    A number of factors, many beyond the control
                                  of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.
                                  Among these factors are:

                                    - economic conditions generally and in the
                                      area of the project;

                                    - the age, quality, functionality and design
                                      of the project;

                                    - the degree to which the project competes
                                      with other projects in the area;

                                    - changes or continued weakness in specific
                                      industry segments;

                                    - increases in operating costs;

                                    - the willingness and ability of the owner
                                      to provide capable property management and maintenance;

                                    - the degree to which the project's revenue
                                      is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

                                    - an increase in the capital expenditures
                                      needed to maintain the properties or make improvements;

                                    - a decline in the financial condition of a
                                      major tenant;

                                    - the location of a mortgaged property;

                                    - whether a mortgaged property can be easily
                                      converted to alternative uses;

                                    - an increase in vacancy rates;

                                    - perceptions regarding the safety,
                                      convenience and attractiveness of such
                                      properties;

                                    - vulnerability to litigation by tenants and
                                      patrons; and

                                    - environmental contamination.

                                  If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

                                  Other factors are more general in nature, such as:

                                    - national, regional or local economic
                                      conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

                                    - local real estate conditions (such as an
                                      oversupply of retail space, office space or multifamily housing);

                                    - demographic factors;

                                    - consumer confidence;

                                    - consumer tastes and preferences; and

                                    - changes in building codes and other
                                      applicable laws.

                                  The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                    - the length of tenant leases;

                                    - the creditworthiness of tenants;

                                    - in the case of rental properties, the rate
                                      at which new rentals occur; and

                                    - the property's "operating leverage" (i.e.,
                                      the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

SOME MORTGAGED PROPERTIES MAY
  NOT BE READILY CONVERTIBLE
  TO ALTERNATIVE USES.........    Some of the mortgaged properties securing the
                                  mortgage loans included in the trust fund may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, the mortgaged property relating to the Galleria
                                  Townhouse loan, representing 0.7% of the mortgage pool, is secured by a deed of trust on 150 condominium units in a 195 condominium unit apartment complex. Such mortgaged property could only be converted to an alternative use to the extent permission was obtained from all of the owners of the other condominium units. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

LOANS NOT INSURED OR
GUARANTEED....................    Generally, the mortgage loans included in the
                                  trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee, the paying agent or any of their respective affiliates.

                                  We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged property.

                                  However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

                                    - there is a defect or omission with respect
                                      to certain of the documents relating to
                                      such mortgage loan and such defect or
                                      omission materially and adversely effects the value of a mortgage loan or the interests of the certificateholders; or

                                    - certain of their respective
                                      representations or warranties concerning such mortgage loan are breached, and such breach materially and adversely affects your interests and is not cured as required.

                                  We cannot provide assurance that the
                                  applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

RISKS RELATING TO CERTAIN
  PROPERTY TYPES..............    Particular types of income properties are
                                  exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
  MULTIFAMILY PROJECTS........    Multifamily projects are part of a market
                                  that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time.
                                  Since multifamily apartment units are
                                  typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

                                  A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                                    - the physical attributes of the apartment
                                      building (for example, its age, appearance and construction quality);

                                    - the location of the property (for example,
                                      a change in the neighborhood over time);

                                    - the ability of management to provide
                                      adequate maintenance and insurance;

                                    - the types of services and amenities that
                                      the property provides;

                                    - the property's reputation;

                                    - the level of mortgage interest rates
                                      (which, if relatively low, may encourage tenants to purchase rather than lease housing);

                                    - the presence of competing properties;

                                    - adverse local or national economic
                                      conditions; and

                                    - state and local regulations.

                                  Multifamily properties secure 35 of the
                                  mortgage loans included in the trust fund as of the cut-off date, representing 30.1% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  SHOPPING CENTERS AND OTHER
  RETAIL PROPERTIES...........    Shopping centers are affected by the health of
                                  the retail industry, which is currently
                                  undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via Internet web sites and telemarketing. A particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor or major tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                  In the case of retail properties, the failure of an anchor or major tenant to renew its lease, the termination of an anchor or major tenant's lease, the bankruptcy or economic decline of an anchor or major tenant, or the cessation of the business of an anchor or major tenant at its store, notwithstanding its continued payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants or such as an anchor tenants to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See "--The Failure of a Tenant Will Have a Negative Impact on Single and Concentration Tenant Properties" in this prospectus supplement.

                                  Retail properties, including shopping centers, secure 40 of the mortgage loans included in the trust fund as of the cut-off date, representing 25.5% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  OFFICE PROPERTIES...........    Office properties may require their owners to
                                  expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space.
                                  Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

                                  In addition, a large number of factors may adversely affect the value of office properties, including:

                                    - the quality of an office building's
                                      tenants;

                                    - the physical attributes of the building in
                                      relation to competing buildings (e.g. age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                    - the physical attributes of the building
                                      with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

                                    - the desirability of the area as a business
                                      location;

                                    - the presence of competing properties; and

                                    - the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees).

                                  Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                  Office properties secure 20 of the mortgage loans included in the trust fund as of the cut-off date, representing 18.0% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  INDUSTRIAL AND MIXED-USE
  FACILITIES..................    Industrial and mixed-use facilities present
                                  risks not associated with other properties.
                                  Significant factors determining the value of industrial properties include:

                                    - the quality of tenants;

                                    - building design and adaptability; and

                                    - the location of the property.

                                  Concerns about the quality of tenants,
                                  particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                  Aspects of building site design and
                                  adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                  Industrial properties may be adversely
                                  affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

                                  Industrial and mixed-use facilities secure 22 of the mortgage loans included in the trust fund as of the cut-off date, representing 17.3% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  SELF STORAGE FACILITIES.....    The self storage facilities market contains
                                  low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

                                  Because of the construction utilized in
                                  connection with certain self storage
                                  facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

                                  In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property" below.

                                  Self storage properties secure 2 of the
                                  mortgage loans included in the trust fund as of the cut-off date, representing 3.8% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  HOSPITALITY PROPERTIES......    Hospitality properties are affected by various
                                  factors, including:

                                    - location;

                                    - quality;

                                    - management ability;

                                    - amenities;

                                    - franchise affiliation (or lack thereof);

                                    - continuing expenditures for modernizing,
                                      refurbishing and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                    - a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and operator of a hotel;

                                    - changes in travel patterns caused by
                                      changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

                                    - adverse economic conditions, either local,
                                      regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

                                    - construction of competing hotels or
                                      motels, which may also limit the amount
                                      that may be charged for a room and may
                                      result in a reduction in occupancy levels.

                                  Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. All of the mortgage loans secured by hotel properties are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

                                    - the continued existence and financial
                                      strength of the franchisor or hotel
                                      management company;

                                    - the public perception of the franchise or
                                      hotel chain service mark; and

                                    - the duration of the franchise licensing or
                                      management agreements.

                                  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

                                  The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

                                  Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

                                  Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

                                  Hospitality properties secure 1 of the
                                  mortgage loans included in the trust fund as of the cut-off date, representing 3.0% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  MANUFACTURED HOUSING
  PROPERTIES..................    Mortgage loans secured by liens on
                                  manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

                                  The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

                                    - other manufactured housing properties;

                                    - apartment buildings; and

                                    - site-built single family homes.

                                  Other factors may also include:

                                    - the physical attributes of the community,
                                      including its age and appearance;

                                    - location of the manufactured housing
                                      property;

                                    - the ability of management to provide
                                      adequate maintenance and insurance;

                                    - the types of services or amenities it
                                      provides;

                                    - the property's reputation; and

                                    - state and local regulations, including
                                      rent control and rent stabilization.

                                  The manufactured housing properties are
                                  "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

                                  Manufactured housing properties secure 4 of the mortgage loans, representing 2.2% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
THE CREDIT LEASE LOAN.........    The payment of interest and principal on a
                                  credit lease loan is dependent principally on the payment by each tenant and/or guarantor of the credit lease, if any, of monthly rental payments and other payments due under the terms of its credit lease.

                                  Because the ability of a borrower to make payments on the related credit lease loan is dependent upon revenue from a single tenant, in the event of a default under a credit lease or the associated guarantee, as the case may be, the related borrower may not have the ability to make required payments on such credit lease loan until the premises are re-let. If a payment default on the credit lease loan occurs, the special servicer may be entitled to foreclose upon or otherwise realize upon the related mortgaged property to recover amounts due under the credit lease loan, and will also be entitled to pursue the remedies against the defaulting tenant and any guarantor as set forth in the pooling and servicing agreement.

                                  Any failure by the provider of any residual value policy or lease enhancement policy to pay under the terms of any such policy, or any downgrade, qualification or withdrawal of the credit rating of such provider or of any tenant or guarantor, may have an adverse effect on the ratings of your certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Credit Lease Loan" and "RISK FACTORS--Special Risks Associated With Balloon Loans and Anticipated Repayment Date Loans" in this prospectus supplement.

                                  Nine (9) of the mortgage loans included in the trust fund as of the cut-off date are credit lease loans, representing 2.7% of the mortgage pool.

ENVIRONMENTAL LAWS MAY
  ADVERSELY AFFECT THE VALUE
  OF AND CASH FLOW FROM A
  MORTGAGED PROPERTY..........    If an adverse environmental condition exists
                                  with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund will be subject to certain risks including the following:

                                    - a reduction in the value of such mortgaged
                                      property which may make it impractical or imprudent to foreclose against such mortgaged property;

                                    - the potential that the related borrower
                                      may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

                                    - liability for clean-up costs or other
                                      remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

                                    - the inability to sell the related mortgage
                                      loan in the secondary market or to lease such mortgaged property to potential tenants.

                                  Under certain federal and state laws, federal and state agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

                                  Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an "owner" or "operator" of the related mortgaged property if it is determined that the lender actually participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The trust fund's potential exposure to liability for cleanup costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement.

                                  A third-party environmental consultant
                                  conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

                                    - an environmental insurance policy, having
                                      the characteristics described below, was obtained from a third-party insurer; or

                                    - either (i) an operations and maintenance
                                      program, including, in several cases, with respect to asbestos-containing materials, lead-based paint and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law has been or is expected to be performed; or

                                    - an escrow or reserve was established to
                                      cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents.

                                  We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                  With respect to 3 mortgage loans included in the trust fund as of the cut-off date, representing 2.1% of the mortgage pool, the related borrowers were required to obtain a secured creditor impaired property environmental insurance policy in lieu of or in addition to environmental escrows established, provided:

                                    - the policy premium for the term is fully
                                      paid;

                                    - at issuance, the issuer has a claims
                                      paying ability of not less than "AAA" by S&P, "Aaa" by Moody's, "AAA" by Fitch, Inc. or "A++XV" by A.M. Best Company; and

                                    - the policy is in an amount not less than
                                      the full principal amount of the loan.

                                  We cannot provide assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                  The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans," "RISK FACTORS--Environmental Liability May Affect Lien on Mortgaged Property and Expose Lender to Costs" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus.

SPECIAL RISKS ASSOCIATED WITH
  BALLOON LOANS AND
  ANTICIPATED REPAYMENT DATE
  LOANS.......................    One hundred fifteen (115) of the mortgage
                                  loans, representing 90.3% of the mortgage pool, provide for scheduled payments of principal and/or interest based on amortiza-tion schedules significantly longer than their respective remaining terms to maturity or provide for scheduled payments of interest only and, in each case, a balloon payment on their respective maturity dates. Four (4) of the mortgage loans included in the trust fund as of the cut-off date, representing 8.6% of the mortgage pool, are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

                                    - A borrower's ability to make a balloon
                                      payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

                                    - Whether or not losses are ultimately
                                      sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

                                    - The ability of a borrower to effect a
                                      refinancing or sale will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

                                  We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. For additional description of risks associated with balloon loans, see "RISK FACTORS--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in the accompanying prospectus.

                                  In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

ADVERSE CONSEQUENCES
ASSOCIATED WITH BORROWER
  CONCENTRATION, BORROWERS
  UNDER COMMON CONTROL AND
  RELATED BORROWERS...........    Certain borrowers under the mortgage loans
                                  included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

                                  Mortgaged properties owned by related
                                  borrowers are likely to:

                                    - have common management, increasing the
                                      risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

                                    - have common general partners or managing
                                      members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

                                  In addition, the Cornerstone Portfolio
                                  concentration (loan numbers 17, 22, 29 and 33) consists of 4 mortgage loans representing 4.8% of the mortgage pool. The sponsor of each mortgage loan is Cornerstone Realty Income Trust, Inc. These mortgage loans are cross-collateralized and cross-defaulted with each other.

THE GEOGRAPHIC CONCENTRATION
OF MORTGAGED PROPERTIES
  SUBJECTS THE TRUST FUND TO A
  GREATER EXTENT TO STATE AND
  REGIONAL CONDITIONS.........    Except as indicated in the following table,
                                  less than 5.0% of the mortgage loans, by initial pool balance, are secured by mortgaged properties in any one state.

                                                                                                   PERCENTAGE OF
                                                                    NUMBER OF       AGGREGATE         CUT-OFF
                                                                    MORTGAGED        CUT-OFF         DATE POOL
                                             STATE                  PROPERTIES   DATE BALANCE(1)      BALANCE
                                             -----                  ----------   ---------------   -------------
                                             TX...................      21        $144,757,866          17.7%
                                             CA...................      23         121,108,243          14.8
                                               Southern(2)........      16          65,631,650           8.0
                                               Northern(2)........       7          55,476,593           6.8
                                             FL...................      19         109,927,502          13.4
                                             PA...................       6          53,474,209           6.5
                                             MD...................       2          45,184,882           5.5
                                             MI...................       8          43,692,808           5.3
                                             Other................      70         300,688,708          36.7
                                                                       ---        ------------         -----
                                                  Total...........     149        $818,834,218         100.0%
                                                                       ===        ============         =====

                            ----------------------------------------------------
                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties).

                                  (2) For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of
                                      Bakersfield were included in Northern
                                      California and mortgaged properties
                                      located in or south of Bakersfield were
                                      included in Southern California.

                                  The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                  - economic conditions;

                                  - conditions in the real estate market;

                                  - changes in governmental rules and fiscal
                                    policies;

                                  - acts of God (which may result in uninsured
                                    losses); and

                                  - other factors which are beyond the control
                                    of the mortgagors.

SPECIAL RISKS ASSOCIATED WITH
  HIGH BALANCE MORTGAGE
  LOANS.......................    Several of the mortgage loans included in the
                                  trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance as of the cut-off date.

                                  In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

                                    - The largest single mortgage loan included
                                      in the trust fund as of the cut-off date represents 5.0% of the mortgage pool.

                                    - The largest group of cross-collateralized
                                      mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 4.8% of the mortgage pool.

                                    - The five largest mortgage loans or groups
                                      of cross-collateralized mortgage loans
                                      included in the trust fund as of the
                                      cut-off date represent, in the aggregate, 22.0% of the mortgage pool.

                                    - The ten largest mortgage loans or groups
                                      of cross-collateralized mortgage loans
                                      included in the trust fund as of the
                                      cut-off date represent, in the aggregate, 33.9% of the mortgage pool.

CONCENTRATION OF MORTGAGED
  PROPERTY TYPES SUBJECT THE
  TRUST FUND TO INCREASED RISK
  OF DECLINE IN A PARTICULAR
  INDUSTRY....................    A concentration of mortgaged property types
                                  can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

                                  In that regard:

                                    - mortgage loans included in the trust fund
                                      and secured by multifamily properties
                                      represent as of the cut-off date 30.1% of the mortgage pool;

                                    - mortgage loans included in the trust fund
                                      and secured by retail properties represent as of the cut-off date 25.5% of the mortgage pool (based on the primary property type for combined office/retail properties) (which includes 8 credit lease loans, representing 2.5% of the mortgage pool);

                                    - mortgage loans included in the trust fund
                                      and secured by office properties represent as of the cut-off date 18.0% of the mortgage pool (based on the primary property type for combined office/retail properties);

                                    - mortgage loans included in the trust fund
                                      and secured by industrial and mixed use
                                      properties represent as of the cut-off
                                      date 17.3% of the mortgage pool;

                                    - mortgage loans included in the trust fund
                                      and secured by self storage properties
                                      represent as of the cut-off date 3.8% of the mortgage pool;

                                    - mortgage loans included in the trust fund
                                      and secured by hospitality properties
                                      represent as of the cut-off date 3.0% of the mortgage pool; and

                                    - mortgage loans included in the trust fund
                                      and secured by manufactured housing
                                      represent as of the cut-off date 2.2% of the mortgage pool.

WE HAVE NOT REUNDERWRITTEN ANY
  OF THE MORTGAGE LOANS.......    We have not reunderwritten the mortgage loans
                                  included in the trust fund. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.
                                  See "DESCRIPTION OF THE MORTGAGE
                                  POOL--Representations and Warranties;
                                  Repurchases and Substitutions" in this
                                  prospectus supplement.

FORECLOSURE ON MORTGAGED
  PROPERTIES MAY RESULT IN
  ADVERSE TAX CONSEQUENCES....    One or more of the REMICs established under
                                  the pooling and servicing agreement might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund's acquisition of a mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to you. See "MATERIAL FEDERAL INCOME TAX
                                  CONSEQUENCES--Taxation of Owners of REMIC
                                  Regular Certificates," and "--Taxation of
                                  Owners of REMIC Residual Certificates" in the accompanying prospectus.

INSURANCE COVERAGE ON
MORTGAGED PROPERTIES MAY NOT
  COVER SPECIAL HAZARD
  LOSSES......................    The master servicer and/or special servicer
                                  will generally be required to cause the
                                  borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

                                  Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and condi-tions, most such policies typically do not cover any physical damage resulting from:

                                    - war;

                                    - revolution;

                                    - governmental actions;

                                    - floods, and other water-related causes;

                                    - earth movement (including earthquakes,
                                      landslides and mud flows);

                                    - wet or dry rot;

                                    - vermin;

                                    - domestic animals;

                                    - sink holes or similarly occurring soil
                                      conditions; and

                                    - other kinds of risks not specified in the
                                      preceding paragraph.

                                  Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

ADDITIONAL DEBT ON SOME
  MORTGAGE LOANS CREATES
  ADDITIONAL RISKS............    In general, the borrowers are:

                                    - required to satisfy any existing
                                      indebtedness encumbering the related
                                      mortgaged property as of the closing of
                                      the related mortgage loan; and

                                    - prohibited from encumbering the related
                                      mortgaged property with additional secured debt without the lender's prior approval.

                                  Two (2) mortgage loans included in the trust fund as of the cut-off date (loan numbers 59 and 66), representing 1.1% of the mortgage pool, have existing unsecured debt incurred other than in the ordinary course of business. In addition, 1 mortgage loan included in the trust fund as of the cut-off date (loan number
                                  34), representing 0.9% of the mortgage pool, provides that the borrower under certain circumstances may incur additional unsecured indebtedness other than in the ordinary course of business and without lender approval.

                                  With respect to 2 mortgage loans included in the trust fund as of the cut-off date (loan numbers 13 and 34), representing 2.7% of the mortgage pool, the related mortgage loan documents provide that the borrowers under certain circumstances, may pledge their limited partner-ship interests or other ownership interests in the borrower as security for mezzanine debt in the future. In addition, two (2) mortgage loans (loan numbers 2 and 5), representing 7.7% of the mortgage pool, have existing mezzanine debt.

                                  Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. Many of the mortgage loans included in the trust fund, and the mortgage loan documents and organizational documents of the related borrower, do not prohibit the borrower from incurring additional indebtedness if incurred in the ordinary course of business and not secured by a lien on the related mortgaged properties. In addition, certain mortgage loans permit the related borrower to incur unsecured debt to an affiliate of the borrower. Certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or
                                  (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower's assets. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

                                    - the risk that the necessary maintenance of
                                      the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

                                    - the risk that the borrower may have a
                                      greater incentive to repay the subordinate or unsecured indebtedness first;

                                    - the risk that it may be more difficult for
                                      the borrower to refinance the mortgage
                                      loan or to sell the
                                     mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

                                    - the existence of subordinated debt
                                      encumbering any mortgaged property may
                                      increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

                                    - the risk that, in the event that the
                                      holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

                                  See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
                                  LOANS AND LEASES--Subordinate Financing" and
                                  "--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

                                  Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

                                  Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity would not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

                                  See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                  AND LEASES--Due-on-Sale and
                                  Due-on-Encumbrance" in the accompanying
                                  prospectus and "DESCRIPTION OF THE MORTGAGE
                                  POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance
                                  Provisions" in this prospectus supplement.

                                  Although the three mortgage loans which have companion loans do not include the related companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

                                    - the risk that the necessary maintenance of
                                      the related mortgaged property could be
                                      deferred to allow the borrower to pay the required debt service on these subordinate obligations and that the value of the mortgaged property may fall as a result; and

                                    - the risk that it may be more difficult for
                                      the borrower to refinance the mortgage
                                      loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

THE BORROWER'S FORM OF ENTITY
  MAY CAUSE SPECIAL RISKS.....    The borrowers may be either individuals or
                                  legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.
                                  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

                                  Many of the borrowers are not
                                  bankruptcy-remote entities, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

                                    - operating entities with businesses
                                      distinct from the operation of the
                                      property with the associated liabilities and risks of operating an ongoing business; and

                                    - individuals that have personal liabilities
                                      unrelated to the property.

                                  However, any borrower, even a
                                  bankruptcy-remote entity, as owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                  Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in the accompanying prospectus.

                                  In addition, with respect to 1 mortgage loan, representing 0.4% of the mortgage pool, the borrowers own the related mortgaged property as tenants in common. As a result, the related mortgage loan is subject to prepayment as a result of partition.

BANKRUPTCY PROCEEDINGS ENTAIL
  CERTAIN RISKS...............    Under federal bankruptcy law, the filing of a
                                  petition in bankruptcy by or against a
                                  borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                  Moreover, the filing of a petition in
                                  bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                  Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                  Additionally, pursuant to subordination
                                  agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

                                  In its recent decision in In re 203 North
                                  LaSalle Street Partnership, 246 B.R. 325
                                  (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                  As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

INSPECTIONS AND APPRAISALS MAY
  NOT ACCURATELY REFLECT VALUE
  OR CONDITION OF MORTGAGED
  PROPERTY....................    In general, appraisals represent only the
                                  analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale.
                                  Information regarding the values of the
                                  mortgaged properties at the date of such report is presented under "DESCRIPTION OF THE
                                  MORTGAGE POOL--Additional Mortgage Loan
                                  Information" in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

THE MORTGAGED PROPERTIES MAY
  NOT BE IN COMPLIANCE WITH
  CURRENT ZONING LAWS.........    The mortgaged properties securing the mortgage
                                  loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not comply fully with all applicable current and future zoning laws.
                                  Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss.

RESTRICTIONS ON CERTAIN OF THE
  MORTGAGED PROPERTIES MAY
  LIMIT THEIR USE.............    In addition, certain of the mortgaged
                                  properties securing mortgage loans included in the trust fund which are non-conforming may not be "legal non-conforming" uses. The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming" use may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                  In addition, certain of the mortgaged
                                  properties are subject to certain use
                                  restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH APPLICABLE
  LAWS AND REGULATIONS MAY
  RESULT IN LOSSES............    A borrower may be required to incur costs to
                                  comply with various existing and future
                                  federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS
                                  OF MORTGAGE LOANS AND LEASES--Americans with
                                  Disabilities Act" in the accompanying
                                  prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
  CLAUSES AND ASSIGNMENTS OF
  LEASES AND RENTS IS
  LIMITED.....................    The mortgages securing the mortgage loans
                                  included in the trust fund generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the lender. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund permit one or more transfers of the related mortgaged property to pre-approved borrowers or pursuant to pre-approved conditions without the lender's approval. See
                                  "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
                                  LEASES--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

                                  The mortgage loans included in the trust fund may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Leases and Rents" in the accompanying prospectus.

LIMITATIONS ON THE BENEFITS OF
  CROSS-COLLATERALIZED AND
  CROSS-DEFAULTED
  PROPERTIES..................    Two (2) groups of mortgage loans included in
                                  the trust fund as of the cut-off date ((1) loan numbers 17, 22, 29 and 33; and (2) loan numbers 20, 55 and 64), representing 7.4% of the mortgage pool, are cross-collateralized and cross-defaulted with one or more related cross-collateralized loans. In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing the joint and several obligations of multiple borrowers.
                                  Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case.
                                  Generally, under federal and most state
                                  fraudulent convey-
                                  ance statutes, a lien granted by any such borrower could be voided if a court determines that:

                                    - such borrower was insolvent at the time of
                                      granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

                                    - the borrower did not, when it allowed its
                                      mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged property for the equal benefit of the other related borrowers.

                                  We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and Cross-Collateralization of Certain Mortgage Loans" and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than certain mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

SINGLE TENANTS AND
CONCENTRATION OF TENANTS
  SUBJECT THE TRUST FUND TO
  INCREASED RISK..............    Certain of the mortgaged properties securing
                                  mortgage loans included in the trust fund are leased wholly or in large part to a single tenant or are wholly or in large part owner occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

                                  Mortgaged properties leased to a single
                                  tenant, or a small number of tenants, also are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

                                  Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

THE FAILURE OF A TENANT WILL
  HAVE A NEGATIVE IMPACT ON
  SINGLE AND CONCENTRATION
  TENANT PROPERTIES...........    The bankruptcy or insolvency of a major
                                  tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

LITIGATION MAY HAVE ADVERSE
  AFFECT ON BORROWERS.........    From time to time, there may be legal
                                  proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates, and certain of the borrowers and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers or their affiliates. It is possible that such litigation may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL
  LOWER THE PERFORMANCE OF THE
  RELATED MORTGAGED
  PROPERTY....................    The successful operation of a real estate
                                  project depends upon the property manager's performance and viability. The property manager is responsible for:

                                    - responding to changes in the local market;

                                    - planning and implementing the rental
                                      structure;

                                    - operating the property and providing
                                      building services;

                                    - managing operating expenses; and

                                    - assuring that maintenance and capital
                                      improvements are carried out in a timely fashion.

                                  Properties deriving revenues primarily from short-term sources, such as short-term leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                  We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot provide assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

THE STATUS OF A GROUND LEASE
  MAY BE UNCERTAIN IN A
  BANKRUPTCY PROCEEDING.......    Four (4) of the mortgaged properties included
                                  in the trust fund as of the cut-off date, representing 3.2% of the mortgage pool, are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume
                                  (continue) or reject (terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage.

                                  In addition, certain of the mortgaged
                                  properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

MORTGAGE LOAN SELLERS MAY NOT
  BE ABLE TO MAKE A REQUIRED
  REPURCHASE OR SUBSTITUTION
  OF A DEFECTIVE MORTGAGE
  LOAN........................    Each mortgage loan seller is the sole
                                  warranting party in respect of the mortgage loans sold by such mortgage loan seller to us.
                                  Neither we nor any of our affiliates (except, in certain circumstances, for First Union
                                  National Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

                                  In addition, one or more of the mortgage loan sellers has acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge if successful, may have a negative impact on the distributions on your certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON THE MORTGAGED
  PROPERTY....................    Some states (including California) have laws
                                  that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged properties located in states affected by one action rules. See
                                  "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
                                  LEASES--Foreclosure" in the accompanying prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool is expected to consist of 125 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") as of August 1, 2001, for 122 of the Mortgage Loans, and August 15, 2001 for 3 of the Mortgage Loans (such date with respect to each Mortgage Loan, the "Cut-Off Date"), of $818,834,218. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payment of principal due on or before such date, whether or not received. The Cut-Off Date Balances of the Mortgage Loans range from $671,859 to $41,000,000 and the Mortgage Loans have an average Cut-Off Date Balance of $6,550,674. References to percentages of Mortgaged Properties referred to in this Prospectus Supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to in this Prospectus Supplement are approximate percentages. All numerical and statistical information presented herein (including Cut-Off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the three Mortgage Loans with Companion Loans is calculated without regard to the related Companion Loan.

     All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note"). All of the Mortgage Loans are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a borrower's fee simple estate (or, with respect to 4 Mortgage Loans, representing 3.2% of the Cut-Off Date Pool Balance, on the related borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                      NUMBER              AGGREGATE        PERCENTAGE
                                                        OF                 CUT-OFF         OF CUT-OFF
PROPERTY TYPE                               LOANS/MORTGAGED PROPERTIES   DATE BALANCE   DATE POOL BALANCE
-------------                               --------------------------   ------------   -----------------
Multifamily...............................             35/37             $246,405,698          30.1%
Retail(1).................................             40/40              208,476,995          25.5
      Retail - Anchored...................             10/10              124,836,771          15.2
      Retail - Unanchored.................             27/27               75,259,015           9.2
      Retail - Shadow Anchored............               3/3                8,381,208           1.0
Office....................................             20/20              147,498,579          18.0
Industrial................................             13/20               85,856,945          10.5
Mixed Use.................................               9/9               55,803,611           6.8
Self Storage..............................              2/17               30,870,290           3.8
Hotel.....................................               1/1               24,233,309           3.0
Manufactured Housing......................               4/4               17,974,954           2.2
Parking Facility(2).......................               1/1                1,713,838           0.2
                                                     -------             ------------         -----
          Total...........................           125/149             $818,834,218         100.0%
                                                     =======             ============         =====

---------------

(1) Includes 8 Credit Lease Loans, representing 2.5% of the Cut-Off Date Pool Balance.

(2) Includes 1 Credit Lease Loan, representing 0.2% of the Cut-Off Date Pool Balance.

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. First Union National Bank, in its capacity as a Mortgage Loan Seller, originated or acquired

78 of the Mortgage Loans to be included in the Trust Fund representing 62.7% of the Cut-Off Date Pool Balance. German American Capital Corporation ("GACC") originated or acquired 14 of the Mortgage Loans to be included in the Trust Fund representing 14.7% of the Cut-Off Date Pool Balance. LaSalle Bank National Association ("LaSalle") originated or acquired 33 of the Mortgage Loans to be included in the Trust Fund representing 22.6% of the Cut-Off Date Pool Balance. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this Prospectus Supplement. See "--Amortization" below. One hundred twenty-two (122) of the Mortgage Loans, representing 99.4% of the Cut-Off Date Pool Balance, accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. Three (3) of the Mortgage Loans, representing 0.6% of the Cut-Off Date Pool Balance, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of 12 thirty-day months. Eight
(8) of the Mortgage Loans, representing 11.8% of the Cut-Off Date Pool Balance, have periods during which only interest is due and periods in which principal and interest are due. None of the Mortgage Loans are interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage Loans are due monthly.

     Due Dates. Generally, the Mortgage Loans are due on the date (each such date, a "Due Date") occurring on the first day of the month (or in the case of 3 Mortgage Loans, the fifteenth day of the month). No mortgage loan due on the first day of the month has a grace period that extends payment beyond the 10th day of any calendar month (other than loan number 106 which does not extend such payment beyond the 15th day of any calendar month).

     Amortization. One hundred fifteen (115) of the Mortgage Loans (the "Balloon Loans"), representing 90.3% of the Cut-Off Date Pool Balance, provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity or for Periodic Payments of interest only, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). Four (4) of the Mortgage Loans (the "ARD Loans"), representing 8.6% of the Cut-Off Date Pool Balance, provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z-I and Class Z-II Certificates. Generally, Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Three (3) of the Mortgage Loans, representing 1.5% of the Cut-Off Date Pool Balance, all of which are Credit Lease Loans, are Balloon Loans under which the Balloon Payment is insured (an "Insured Balloon Payment") through a Residual Value Insurance Policy. If a default occurs under such Balloon

Loans with respect to an Insured Balloon Payment and no recovery is available from the related borrower, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Mortgage Loan through the Residual Value Insurance Policy after the maturity date for such Mortgage Loan. In the event a Residual Value Insurer defaults on an Insured Balloon Payment, the Special Servicer will still be able to assert whatever other remedies it has with respect to the related Mortgaged Property and such Residual Value Insurer.

     Residual Value Insurance Policy. Six (6) Credit Lease Loans will have the benefit of a non-cancelable Residual Value Insurance Policy obtained to cover the Balloon Payment relating to such Mortgaged Property (each such policy, a "Residual Value Insurance Policy"). The Residual Value Insurance Policy will be or has been issued (i) with respect to loan numbers 83, 89, 97, 103 and 113 by Financial Structures Limited and reinsured by Royal Indemnity which, as of January 2001, had a financial strength rating of "AA-" by S&P and (ii) with respect to loan number 40 by RVI America Insurance Co. which, as of January 2001, had a financial strength rating of "A" by S&P, (each of Royal Indemnity and RVI America Insurance Co., a "Residual Value Insurer"). Each Residual Value Insurance Policy is subject to certain limited exclusions. The Residual Value Insurer under each Residual Value Insurance Policy is not required to pay amounts due under the Mortgage Loan other than the related Balloon Payment and, subject to certain limitations set forth in the Residual Value Insurance Policy, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge or interest due thereunder or any amounts the related borrower may be obligated to pay thereunder as reimbursement for outstanding P&I Advances. Three (3) Mortgage Loans (loan numbers 97, 103 and 113) are AB Mortgage Loans which have been structured pursuant to Co-Lender and Servicing Agreements to "fully amortize" prior to their related Balloon Date and, consequently, only the Companion Loan related to each such AB Mortgage Loan will have the benefit of the related Residual Value Insurance Policy.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary payments until a date specified in the related Mortgage Note, but permit defeasance after a date specified in the related Mortgage Note for most of the remaining term (118 Mortgage Loans, or 94.0% of the Cut-Off Date Pool Balance), (ii) prohibit voluntary prepayments of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a Prepayment Premium or Yield Maintenance Charge (but not both) (6 Mortgage Loans, or 5.1% of the Cut-Off Date Pool Balance) or (iii) prohibit voluntary prepayment of principal, until a date specified in the related Mortgage Note, then permit defeasance or impose a Yield Maintenance Charge for most of the remaining term (1 Mortgage Loan, or 1.0% of the Cut-Off Date Pool Balance) provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan Information" in this Prospectus Supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     One hundred nineteen (119) of the Mortgage Loans, or 94.9% of the Cut-Off Date Pool Balance, provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. In general, "Defeasance Collateral" is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans), with each such payment being equal to or greater than (with any excess to be returned to the borrower), the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such United States government obligations may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. Two (2) Mortgage Loans (loan numbers 59 and 66), representing 1.1% of the Cut-Off Date Pool Balance, have existing unsecured debt incurred other than in the ordinary course of business. One (1) Mortgage Loan (loan number 34), representing 0.9% of the Cut-Off Date Pool Balance, provides that the borrower under certain circumstances may incur additional unsecured indebtedness other than in the ordinary course of business and without lender approval. See "--Due-On-Sale and Due-On-Encumbrance Provisions" below.

     With respect to 2 Mortgage Loans (loan numbers 13 and 34), representing 2.7% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that the borrowers may, under certain circumstances, pledge their limited partnership interests or other ownership interests in the borrower as security for mezzanine debt in the future. In addition, 2 Mortgage Loans (loan numbers 2 and 5), representing 7.7% of the Cut-Off Date Pool Balance, have existing mezzanine debt. See "RISK FACTORS--Some Mortgaged Properties May Be Encumbered by Subordinated Debt Which May Delay Foreclosure" in this Prospectus Supplement.

     In addition, with respect to the AB Mortgage Loans, the related Mortgaged Property also secures the lien of the applicable Companion Loan. See "--AB Mortgage Loans" in this Prospectus Supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without lender approval. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans.  Two
(2) groups of Mortgage Loans, representing 7.4% of the Cut-Off Date Pool Balance ((1) loan numbers 17, 22 and 29 and 33; and (2) loan numbers 20, 55 and 64), are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A-5. As of the Closing Date, no Mortgage Loan, except the AB Mortgage Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, all of the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion of the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Engineering Assessments. In connection with the origination of 119 of the Mortgage Loans or approximately 97.8% of the Cut-Off Date Balance, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. No engineering inspections were made with respect to the remaining 6 Mortgage Loans, representing 2.2% of the Cut-Off Date Pool Balance, which were determined by the applicable Mortgage Loan Seller to be "new construction" or a "substantially rehabilitated property" pursuant to its underwriting guidelines. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 110% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 1 of the 8 Mortgaged Properties securing 1 Mortgage Loan, representing 2.0% of the Cut-Off Date Pool Balance and 1 of the 9 Mortgaged Properties securing 1 Mortgage Loan, representing 1.8% of the Cut-Off Date Pool Balance are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. The Mortgaged Properties described above do not have earthquake insurance in place.

AB MORTGAGE LOANS

     Three (3) companion mortgage loans (each, a "Companion Loan") are not part of the Trust Fund but are each secured by the same Mortgage as a Mortgage Loan which is part of the trust fund. Such Mortgage Loans (the "AB Mortgage Loans") (loan numbers 97, 103 and 113) have a Cut-Off Date Balance of $4,678,812, representing 0.6% of the Cut-Off Date Pool Balance. The AB Mortgage Loans accrue interest on a 30/360 basis. Each AB Mortgage Loan and its related Companion Loan are cross-defaulted. No Companion Loan is part of the Trust Fund. Under the terms of separate Co-Lender and Servicing Agreements (each, a "Co-Lender and Servicing Agreement"), each holder of a Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan. First Union National Bank is the holder of the Companion Loans. The AB Mortgage Loans are Credit Lease Loans. See "--Credit Lease Loans" in this Prospectus Supplement.

     The Co-Lender and Servicing Agreement. The Master Servicer and Special Servicer will service and administer each AB Mortgage Loan and its related Companion Loan pursuant to the Pooling and Servicing Agreement for so long as such AB Mortgage Loan is part of the Trust Fund and any amounts owing to the Trust Fund by the holder of such Companion Loan remain outstanding. In the event of any default under an AB Mortgage Loan and its related Companion Loan, the holder of such Companion Loan will be entitled to cure such default prior to the expiration of any grace period set forth in the AB Mortgage Loan documents. In the event of an acceleration of such AB Mortgage Loan and its related Companion Loan after an event of default under the AB Mortgage Loan documents, the holder of such Companion Loan will be entitled to purchase the related AB Mortgage Loan from the Trust Fund at the Purchase Price for such AB Mortgage Loan. The holder of any Companion Loan will not be entitled to exercise any other remedies with respect to such Companion Loan or the related AB Mortgage Loan. The Controlling Class Representative will be entitled to advise the Special Servicer with respect to certain matters related to each AB Mortgage Loan and its related Companion Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     Pursuant to the Co-Lender and Servicing Agreements, to the extent described below, the right of the holder of any Companion Loan to receive payments with respect to such Companion Loan is subordinated to the payment rights of the Trust Fund to receive payments with respect to the related AB Mortgage Loan. Prior to the occurrence of an event of default with respect to any AB Mortgage Loan, which is an event of default as defined in such AB Mortgage Loan's related Mortgage or Mortgage Note (a "Mortgage Event of Default"), after payment or reimbursement of any Advances, advance interest or other costs, fees or expenses related to or allocable to such AB Mortgage Loan or the related Companion Loan to the extent such amounts (other than related Prepayment Interest Excesses, Master Servicing Fees and Trustee Fees) may be withdrawn from the Certificate Account, all payments and proceeds (of whatever nature) received with respect to such AB Mortgage Loan and the related Companion Loan will be paid first, to the Trust Fund, in an amount equal to interest due with respect to such AB Mortgage Loan; second, to the Trust Fund, in an amount equal to the portion of any scheduled or unscheduled payments of principal allocable to such AB Mortgage Loan, until such AB Mortgage Loan has been fully paid; third, after such AB Mortgage Loan has been paid in full, to the holder of the related Companion Loan, in an amount equal to interest due with respect to such Companion Loan; and fourth, to the holder of such Companion Loan in an amount equal to the portion of any scheduled or unscheduled payments of principal allocable to such Companion Loan;

     For so long as each AB Mortgage Loan is outstanding and there is no event of default thereunder, there will be no current payments of interest or scheduled principal due under the related Companion Loan and all interest accrued with respect to the related Companion Loan will be capitalized. Each AB Mortgage Loan and its related Companion Loan were previously a single mortgage loan. The monthly rent payments from the borrower or one of its affiliates, as tenant at the related Mortgaged Property, were equal to or greater than the monthly debt service payments on that combined mortgage loan. The entire monthly debt service payment that had been due on that combined mortgage loan will now be applied on the corresponding AB Mortgage Loan as described above.

     Following the occurrence and during the continuance of a Mortgage Event of Default with respect to any AB Mortgage Loan, after payment or reimbursement of any Advances, advance interest or other costs, fees or expenses related to or allocable to such AB Mortgage Loan or the related Companion Loan to the extent such amounts (other than related Prepayment Interest Excesses, Master Servicing Fees and Trustee Fees) may be withdrawn from the Certificate Account, all payments and proceeds (of whatever nature) on such Companion Loan will be subordinated to all payments due on the related AB Mortgage Loan and the amounts with respect to such AB Mortgage Loan and Companion Loan will be paid first, to the Trust Fund, in an amount equal to interest due with respect to such AB Mortgage Loan; second, to the Trust Fund, in an amount equal to the principal balance of such AB Mortgage Loan until paid in full; third, to the holder of the related Companion Loan, in an amount equal to interest due with respect to such Companion Loan; fourth, to the holder of the related Companion Loan, in an amount equal to the principal balance of such Companion Loan until paid in full; and fifth, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing four clauses, such amount will be paid to the Trust Fund and the holder of the related Companion Loan on a pro rata basis.

     On or before each Distribution Date, amounts payable to the Trust Fund as holder of any AB Mortgage Loan pursuant to a Co-Lender and Servicing Agreement will be included in the Available Distribution Amount for such Distribution Date and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

CREDIT LEASE LOANS

     Nine (9) of the Mortgage Loans, representing 2.7% of the Cut-Off Date Pool Balance (the "Credit Lease Loans"), were underwritten based upon the financial strength of the tenant (each a "Tenant") to which the related Mortgaged Property is leased. With respect to the Credit Lease Loans, the Tenant possesses (or the parent of which or other affiliate of which guarantees the Tenant's lease obligation possesses) the rating indicated in the Credit Lease Table below. Scheduled monthly rent payments (the "Monthly Rental Payments") under the related lease (the "Credit Lease") are generally determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans (other than any Balloon Payment, which is covered by a Residual Value Insurance Policy). The Credit Leases generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property.

     The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from (i) Monthly Rental Payments made over the Primary Term of the related Credit Lease or (ii) with respect to Credit Lease Loans which are Balloon Loans, Monthly Rental Payments and the related Residual Value Insurance Policy or a refinancing by the borrower.

     The amount of the Monthly Rental Payments payable by each Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan (other than any Balloon Payments).

     Three (3) of the Credit Lease Loans, representing 1.5% of the Cut-Off Date Pool Balance, which are Balloon Loans are insured to the extent of the related Balloon Payment through a Residual Value Insurance Policy. Pursuant to the terms of such policies, if a default occurs under such Credit Lease Loans and no recovery is available from the related Mortgagor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Credit Lease Loan after the maturity date for such Credit Lease Loan. In addition, 3 other Mortgage Loans with Residual Value Insurance Policies (loan numbers 97, 103 and 113) are AB Mortgage Loans which have been structured pursuant to Co-Lender and Servicing Agreements to "fully amortize" prior to the related Balloon Date. Consequently, only the Companion Loan related to each such AB Mortgage Loan will have the benefit of the related Residual Value Insurance Policy.

     Set forth in the table below (the "Credit Lease Loan Table") for each Credit Lease Loan, is the name of the Tenant, the Cut-Off Date Balance of the related Credit Lease Loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                            CREDIT LEASE LOAN TABLE

 LOAN                                  CUT-OFF DATE       PROPERTY        LEASE                             S&P/MOODY'S
NUMBER          PROPERTY NAME            BALANCE            TYPE         TYPE(1)         GUARANTOR           RATING(2)
------   ---------------------------   ------------   ----------------   -------   ----------------------   -----------
 40      Lowe's Logan WV                $7,123,285         Retail         NN       Lowe's Companies Inc.    NPR/NPR(3 )
 83      CVS 8099                       $2,948,693         Retail         NN       CVS Corp.                   A/A2
 89      CVS Morrisville                $2,616,139         Retail         NN       CVS Corp.                   A/A2
 97      Rite Aid Holt                  $1,810,518         Retail          B       Rite Aid Corp.             B/Caa2
 100     CVS Sumter                     $1,725,127         Retail         NN       CVS Corp.                   A/A2
 101     Federal Express                $1,713,838    Parking Facility    NNN      Federal Express           BBB/Baa2
 103     Rite Aid, New Baltimore, MI    $1,598,621         Retail          B       Rite Aid Corp.             B/Caa2
 106     CVS Hildebran                  $1,526,789         Retail         NN       CVS Corp.                   A/A2
 113     Rite Aid Clay                  $1,269,673         Retail          B       Rite Aid Corp.             B/Caa2

---------------

(1) "NNN" means triple net lease; "NN" means double net lease; "B" means bond type lease.

(2) Unless otherwise indicated, such ratings were the highest assigned to the applicable Tenant or Guarantor, as applicable, by S&P or Fitch.

(3) "NPR" means not publicly rated.

     Generally, each Credit Lease provides that the related Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property except as discussed below in the case of certain Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease Default will constitute a default under the related Credit Lease Loan, although in certain cases the Mortgagor may possess certain cure rights.

     In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Lease termination rights and rent abatement rights, if any, provide that Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property

("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Mortgagor in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") provide neither Casualty or Condemnation Rights, Maintenance Rights nor Additional Rights and the Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. Other Credit Leases provide Casualty or Condemnation Rights and may provide Additional Rights ("Triple Net Leases"). The Tenants under Triple Net Leases are required, at their expense, to maintain their Mortgaged Properties, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases provide Casualty or Condemnation Rights and Maintenance Rights and may provide Additional Rights ("Double Net Leases"). If the Mortgagor defaults in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receiving Tenant estoppel certificates (i.e., Tenant certificates confirming the non-existence of landlord default). In addition, to the extent the Mortgagor fails to fulfill certain obligations under the related Credit Lease, the Tenant is entitled to exercise Additional Rights or Maintenance Rights only after notice to the Master Servicer or the Special Servicer, as applicable, giving the Master Servicer or the Special Servicer, as applicable, an opportunity to cure.

     Credit Leases with respect to 3 of the Mortgage Loans, representing 0.6% of the Cut-Off Date Pool Balance, are Bond-Type Leases and Credit Leases with respect to 1 Mortgage Loan, representing 0.2% of the Cut-Off Date Pool Balance, is a Triple Net Lease. Credit Leases with respect to 5 of the Mortgage Loans, representing 1.9% of the Cut-Off Date Pool Balance, are Double Net Leases.

     At the end of the term of the Credit Leases, Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

     Pursuant to the terms of each assignment of a Credit Lease (the "Credit Lease Assignment"), the related Mortgagor has assigned to the Mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant to the terms of the Credit Lease Assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments directly to the owner of the related Credit Lease Loan. Repayment of the Credit Lease Loans and other obligations of the Mortgagors are expected to be funded from such Monthly Rental Payments and Tenant Balloon Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     Lease Enhancement Policies. Each Credit Lease Loan that provides the Tenant with a Casualty or Condemnation Right has the benefit of a noncancellable Lease Enhancement Policy issued (i) with respect to loan number 101, by Lexington Insurance Company, a subsidiary of American International Group, Inc., which, as of May 2001, was rated "AAA" by S&P or (ii) with respect to loan numbers 40, 89, 100 and 106, by Chubb Custom Insurance Co. which, as of May 2001, was rated "AAA" by S&P (each of Lexington Insurance Company and Chubb Custom Insurance Co. an "Enhancement Insurer"). Each Lease Enhancement Policy provides, subject to customary exclusions, that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the applicable Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" (that is, a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan). The applicable Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation

Right. If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease; provided that in the event such payments would exceed the limits of liability under the policy, then the related Enhancement Insurer may, at its option, pay the present value of the stream of partial abatement payments in a lump sum. The applicable Enhancement Insurer is not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Mortgagor is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding Advances.

     Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation by reason of public health, public safety or the environment).

     The Mortgage Loans which are Credit Lease Loans are indicated on Annex A-1 to this Prospectus Supplement and information regarding certain of the payment terms of the Credit Lease Loans is presented on Annex A-6 to this Prospectus Supplement.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 to this Prospectus Supplement. For purposes of numerical and statistical information set forth in this Prospectus Supplement and Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 such numerical and statistical information excludes any Companion Loans. Certain additional information regarding the Mortgage Loans is contained in this Prospectus Supplement under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES."

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 to this Prospectus Supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross-Collateralized Group" with respect to the other Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8:

     (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC

            Ratios and DSCR, provided herein (i) with respect to 8 Mortgage Loans (loan numbers 5, 14, 17, 18, 22, 29, 33 and 34), representing 11.8% of the Cut-Off Date Pool Balance, where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins, and (ii) with respect to 1 of the Mortgage Loans (loan number 18) (the "LOC Loan"), representing 1.5% of the Cut-Off Date Pool Balance, the debt service was calculated after reducing the principal balance of the Mortgage Loan by amounts available for payment of debt service under a letter of credit pledged as additional collateral to secure such Mortgage Loan (provided that such letters of credit may be released if certain minimum debt service coverage tests are met). In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-Multifamily Properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed and, with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed),
(c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" in this Prospectus Supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

(i) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers; provided that, with respect to LOC Loans, the Cut-Off Date Balance was reduced by the amounts available under the applicable letter of credit serving as additional collateral for such Mortgage Loan. With respect to 1 Mortgage Loan (loan number 13), representing 1.8% of the Cut-Off Date Pool Balance, the property valuation used to calculate the LTV Ratios included the value of two outparcels which may be released by the borrower at any time without the payment of any release price.

(ii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers prior to the Cut-Off Date. With respect to 1 Mortgage Loan (loan number 13), representing 1.8% of the Cut-Off Date Pool Balance, the property valuation used to calculate the LTV Ratios included the value of two outparcels which may be released by the borrower at any time without the payment of any release price.

(iii) References to "Loan per Sq. Ft., Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home community), hospitality property or assisted living facility or other residential healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

(iv) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

(v) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

(vi) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

(vii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and
       (b) .0024%, which percentage represents
       the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

(viii) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

(ix) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

(x) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the duration in years of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the period for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

(xi) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

(xii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home communities and assisted living facilities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties.

(xiii) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
       Loan).

(xiv) References to "NA" indicate that with respect to a particular category of data, that such data is not applicable.

(xv) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

(xvi) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

(xvii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xviii)References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon. The sum in any column of any of the following tables may not equal the indicated total due to rounding.

(xix) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

          MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS

                                                                                      %                                  WTD. AVG.
                                                        NUMBER       AGGREGATE     CUT-OFF     AVERAGE       HIGHEST      CUT-OFF
                                            NUMBER        OF          CUT-OFF       DATE       CUT-OFF       CUT-OFF       DATE
                                              OF      MORTGAGED         DATE        POOL        DATE          DATE          LTV
PROPERTY TYPE                               LOANS     PROPERTIES      BALANCE      BALANCE     BALANCE       BALANCE       RATIO
-------------                               ------   ------------   ------------   -------   -----------   -----------   ---------
Multifamily...............................    35          37        $246,405,698     30.1%   $ 7,040,163   $38,895,603     74.2%
Retail....................................    40          40         208,476,995     25.5    $ 5,211,925   $41,000,000     71.7%
 Retail - Anchored........................    10          10         124,836,771     15.2    $12,483,677   $41,000,000     70.4%
 Retail - Unanchored......................    27          27          75,259,015      9.2    $ 2,787,371   $ 7,123,285     73.4%
 Retail - Shadow Anchored.................     3           3           8,381,208      1.0    $ 2,793,736   $ 3,692,787     74.3%
Office....................................    20          20         147,498,579     18.0    $ 7,374,929   $26,086,638     68.5%
Industrial................................    13          20          85,856,945     10.5    $ 6,604,380   $14,781,527     73.2%
Mixed Use.................................     9           9          55,803,611      6.8    $ 6,200,401   $14,833,495     73.0%
Self Storage..............................     2          17          30,870,290      3.8    $15,435,145   $16,045,580     61.8%
Hotel.....................................     1           1          24,233,309      3.0    $24,233,309   $24,233,309     48.5%
Manufactured Housing......................     4           4          17,974,954      2.2    $ 4,493,738   $ 7,920,933     73.6%
Parking Facility..........................     1           1           1,713,838      0.2    $ 1,713,838   $ 1,713,838     57.1%
                                             ---         ---        ------------    -----
                                             125         149        $818,834,218    100.0%   $ 6,550,674   $41,000,000     71.1%
                                             ===         ===        ============    =====

                                                          WTD. AVG.
                                                           STATED
                                             WTD. AVG.    REMAINING                                                  WTD.
                                                LTV        TERM TO                MINIMUM   MAXIMUM   WTD. AVG.      AVG.
                                             RATIO AT     MATURITY    WTD. AVG.     DSC       DSC     OCCUPANCY    MORTGAGE
PROPERTY TYPE                               MATURITY(1)   (MOS)(1)    DSC RATIO    RATIO     RATIO    RATE(2)(3)     RATE
-------------                               -----------   ---------   ---------   -------   -------   ----------   --------
Multifamily...............................     66.6%         104        1.27x      1.19x     1.77x       96.4%       7.47%
Retail....................................     57.4%         126        1.32x      1.00x     1.47x       95.9%       7.44%
 Retail - Anchored........................     62.1%         118        1.36x      1.23x     1.46x       93.9%       7.36%
 Retail - Unanchored......................     48.8%         141        1.26x      1.00x     1.47x       99.3%       7.57%
 Retail - Shadow Anchored.................     65.6%         117        1.36x      1.26x     1.44x       95.5%       7.34%
Office....................................     60.6%         118        1.35x      1.20x     1.50x       96.5%       7.43%
Industrial................................     64.4%         117        1.31x      1.25x     1.48x       98.2%       7.53%
Mixed Use.................................     64.9%         109        1.27x      1.21x     1.53x       93.1%       7.56%
Self Storage..............................     50.4%         116        1.42x      1.42x     1.42x       85.4%       7.50%
Hotel.....................................     40.3%         113        2.08x      2.08x     2.08x       75.7%       7.58%
Manufactured Housing......................     65.9%         107        1.30x      1.24x     1.37x       98.0%       7.31%
Parking Facility..........................      0.0%         110        1.20x      1.20x     1.20x      100.0%       7.85%
                                               61.3%         115        1.33X      1.00X     2.08X       95.9%       7.47%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement without reference to hospitality properties.

(3) Excludes 1 Mortgage Loan secured by a hospitality property, representing 3.0% of the Cut-Off Date Pool Balance.

             RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                  AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
RANGE OF CUT-OFF                     NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
DATE BALANCE ($)                       LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
----------------                     ---------   ------------   ------------   ------------   ------------   ------------
   500,001- 2,000,000..............      30      $ 40,055,565        4.9%      $ 1,335,186    $ 1,896,883        69.7%
 2,000,001- 4,000,000..............      27        81,410,148        9.9       $ 3,015,191    $ 3,945,474        74.4%
 4,000,001- 6,000,000..............      25       127,718,676       15.6       $ 5,108,747    $ 5,988,737        72.5%
 6,000,001- 8,000,000..............      13        96,365,096       11.8       $ 7,412,700    $ 7,976,319        72.6%
 8,000,001-10,000,000..............       7        62,338,911        7.6       $ 8,905,559    $ 9,767,918        69.5%
10,000,001-15,000,000..............      15       194,155,614       23.7       $12,943,708    $14,833,495        73.4%
15,000,001-20,000,000..............       2        31,266,033        3.8       $15,633,016    $16,045,580        67.7%
20,000,001-25,000,000..............       2        45,184,882        5.5       $22,592,441    $24,233,309        58.4%
25,000,001-30,000,000..............       1        26,086,638        3.2       $26,086,638    $26,086,638        62.1%
30,000,001-35,000,000..............       1        34,357,052        4.2       $34,357,052    $34,357,052        74.2%
35,000,001-40,000,000..............       1        38,895,603        4.8       $38,895,603    $38,895,603        76.1%
40,000,001-45,000,000..............       1        41,000,000        5.0       $41,000,000    $41,000,000        63.8%
                                        ---      ------------      -----
                                        125      $818,834,218      100.0%      $ 6,550,674    $41,000,000        71.1%
                                        ===      ============      =====

                                                   WTD. AVG.
                                                    STATED
                                      WTD. AVG.    REMAINING
                                         LTV        TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                      RATIO AT     MATURITY       DSC      MORTGAGE
DATE BALANCE ($)                     MATURITY(1)   (MOS)(1)      RATIO       RATE
----------------                     -----------   ---------   ---------   ---------
   500,001- 2,000,000..............     45.8%         128        1.26x       7.65%
 2,000,001- 4,000,000..............     61.8%         122        1.31x       7.44%
 4,000,001- 6,000,000..............     64.7%         109        1.33x       7.59%
 6,000,001- 8,000,000..............     60.6%         124        1.27x       7.48%
 8,000,001-10,000,000..............     60.7%         116        1.30x       7.33%
10,000,001-15,000,000..............     64.7%         116        1.28x       7.50%
15,000,001-20,000,000..............     57.6%         116        1.38x       7.39%
20,000,001-25,000,000..............     49.6%         115        1.79x       7.12%
25,000,001-30,000,000..............     55.1%         119        1.33x       7.63%
30,000,001-35,000,000..............     65.8%         118        1.35x       7.60%
35,000,001-40,000,000..............     72.5%          56        1.20x       7.35%
40,000,001-45,000,000..............     56.1%         120        1.46x       7.30%
                                        61.3%         115        1.33X       7.47%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS(1)

                                                    AGGREGATE          % BY          AVERAGE         HIGHEST        WTD. AVG.
RANGE OF CUT-OFF                      NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
DATE BALANCE ($)                        LOANS        BALANCE       POOL BALANCE      BALANCE         BALANCE        LTV RATIO
----------------                      ---------    ------------    ------------    ------------    ------------    ------------
   500,001- 2,000,000...............      30       $ 40,055,565         4.9%       $ 1,335,186     $ 1,896,883        69.7%
 2,000,001- 4,000,000...............      27         81,410,148         9.9        $ 3,015,191     $ 3,945,474        74.4%
 4,000,001- 6,000,000...............      23        117,982,581        14.4        $ 5,129,677     $ 5,988,737        72.7%
 6,000,001- 8,000,000...............      12         88,615,096        10.8        $ 7,384,591     $ 7,976,319        72.5%
 8,000,001-10,000,000...............       6         53,838,911         6.6        $ 8,973,152     $ 9,767,918        69.3%
10,000,001-15,000,000...............      12        159,174,791        19.4        $13,264,566     $14,833,495        73.6%
15,000,001-20,000,000...............       2         31,266,033         3.8        $15,633,016     $16,045,580        67.7%
20,000,001-25,000,000...............       3         66,651,799         8.1        $22,217,266     $24,233,309        62.5%
25,000,001-30,000,000...............       1         26,086,638         3.2        $26,086,638     $26,086,638        62.1%
30,000,001-35,000,000...............       1         34,357,052         4.2        $34,357,052     $34,357,052        74.2%
35,000,001-40,000,000...............       2         78,395,603         9.6        $39,197,801     $39,500,000        74.4%
40,000,001-45,000,000...............       1         41,000,000         5.0        $41,000,000     $41,000,000        63.8%
                                         ---       ------------       -----
                                         120       $818,834,218       100.0%       $ 6,823,618     $41,000,000        71.1%
                                         ===       ============       =====

                                                  WTD. AVG.
                                        WTD.       STATED
                                        AVG.      REMAINING
                                        LTV        TERM TO     WTD. AVG.    WTD. AVG.
RANGE OF CUT-OFF                      RATIO AT    MATURITY        DSC       MORTGAGE
DATE BALANCE ($)                      MATURITY      (MOS)        RATIO        RATE
----------------                      --------    ---------    ---------    ---------
   500,001- 2,000,000...............   45.8%         128         1.26x        7.65%
 2,000,001- 4,000,000...............   61.8%         122         1.31x        7.44%
 4,000,001- 6,000,000...............   64.9%         109         1.33x        7.58%
 6,000,001- 8,000,000...............   60.3%         124         1.27x        7.52%
 8,000,001-10,000,000...............   60.4%         116         1.31x        7.38%
10,000,001-15,000,000...............   64.8%         116         1.27x        7.56%
15,000,001-20,000,000...............   57.6%         116         1.38x        7.39%
20,000,001-25,000,000...............   54.0%         115         1.65x        7.30%
25,000,001-30,000,000...............   55.1%         119         1.33x        7.63%
30,000,001-35,000,000...............   65.8%         118         1.35x        7.60%
35,000,001-40,000,000...............   68.2%          86         1.24x        7.17%
40,000,001-45,000,000...............   56.1%         120         1.46x        7.30%
                                       61.3%         115         1.33X        7.47%

------------------

(1) This table presents certain information based on the assumption that any Mortgage Loans included in the Trust Fund which are cross-collateralized and cross-defaulted with other mortgage loans included in the Trust Fund are a single mortgage loan. See Annex A-1 to this Prospectus Supplement, for more information regarding cross-collateralized and cross-defaulted Mortgage Loans included in the Trust Fund.

                       MORTGAGED PROPERTIES BY STATE FOR
                             ALL MORTGAGE LOANS(1)

                                    NUMBER OF     AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
                                    MORTGAGED    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
STATE                               PROPERTIES     BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-----                               ----------   ------------   ------------   ------------   ------------   ------------
TX................................      21       $144,757,866       17.7%      $ 6,893,232    $15,220,453        75.3%
CA................................      23        121,108,243       14.8       $ 5,265,576    $26,086,638        67.2%
  Southern........................      16         65,631,650        8.0       $ 4,101,978    $11,730,822        69.0%
  Northern........................       7         55,476,593        6.8       $ 7,925,228    $26,086,638        64.9%
FL................................      19        109,927,502       13.4       $ 5,785,658    $41,000,000        70.2%
PA................................       6         53,474,209        6.5       $ 8,912,368    $34,357,052        75.2%
MD................................       2         45,184,882        5.5       $22,592,441    $24,233,309        58.4%
MI................................       8         43,692,808        5.3       $ 5,461,601    $10,321,209        72.0%
NC................................       6         37,808,701        4.6       $ 6,301,450    $14,688,876        71.1%
IL................................       9         35,201,714        4.3       $ 3,911,302    $ 6,479,571        70.3%
NY................................       6         23,650,021        2.9       $ 3,941,670    $ 9,089,213        66.6%
NV................................       4         16,325,615        2.0       $ 4,081,404    $ 7,691,015        68.6%
NJ................................       4         15,988,883        2.0       $ 3,997,221    $12,505,273        73.3%
WA................................       1         14,781,527        1.8       $14,781,527    $14,781,527        78.6%
WI................................       2         13,904,058        1.7       $ 6,952,029    $ 7,920,933        69.5%
MA................................       4         13,865,036        1.7       $ 3,466,259    $ 8,987,420        63.3%
VA................................       3         13,862,737        1.7       $ 4,620,912    $ 9,175,373        77.8%
DC................................       2         13,075,027        1.6       $ 6,537,514    $ 7,490,394        74.1%
AZ................................       3         12,860,224        1.6       $ 4,286,741    $ 8,057,717        71.1%
IA................................       1         12,784,627        1.6       $12,784,627    $12,784,627        72.4%
OH................................       2          9,247,415        1.1       $ 4,623,707    $ 7,629,624        80.0%
WV................................       2          8,392,958        1.0       $ 4,196,479    $ 7,123,285        81.5%
MN................................       2          7,072,193        0.9       $ 3,536,097    $ 4,113,680        71.4%
GA................................       3          6,877,423        0.8       $ 2,292,474    $ 3,692,787        67.4%
IN................................       2          6,739,718        0.8       $ 3,369,859    $ 5,740,209        78.0%
MO................................       1          5,597,254        0.7       $ 5,597,254    $ 5,597,254        73.2%
MS................................       1          5,477,386        0.7       $ 5,477,386    $ 5,477,386        74.7%
CO................................       2          5,154,917        0.6       $ 2,577,459    $ 2,754,917        73.7%
AL................................       1          4,793,406        0.6       $ 4,793,406    $ 4,793,406        72.9%
OR................................       2          3,936,702        0.5       $ 1,968,351    $ 2,197,443        65.6%
ME................................       1          3,330,257        0.4       $ 3,330,257    $ 3,330,257        79.8%
LA................................       2          2,602,875        0.3       $ 1,301,438    $ 1,508,237        62.0%
KS................................       1          2,358,664        0.3       $ 2,358,664    $ 2,358,664        79.7%
AR................................       1          2,077,142        0.3       $ 2,077,142    $ 2,077,142        79.9%
SC................................       1          1,725,127        0.2       $ 1,725,127    $ 1,725,127        78.4%
TN................................       1          1,197,099        0.1       $ 1,197,099    $ 1,197,099        51.2%
                                       ---       ------------      -----
                                       149       $818,834,218      100.0%      $ 5,495,532    $41,000,000        71.1%
                                       ===       ============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO                     WTD. AVG.
                                     RATIO AT     MATURITY     WTD. AVG.       MORTGAGE
STATE                               MATURITY(2)   (MOS)(2)     DSC RATIO         RATE
-----                               -----------   ---------   ------------   -------------
TX................................     67.1%         104          1.27x          7.39%
CA................................     59.4%         114          1.31x          7.53%
  Southern........................     61.4%         111          1.31x          7.55%
  Northern........................     57.1%         118          1.31x          7.50%
FL................................     62.7%         109          1.32x          7.40%
PA................................     62.8%         125          1.33x          7.63%
MD................................     49.6%         115          1.79x          7.12%
MI................................     55.6%         129          1.25x          7.57%
NC................................     58.8%         119          1.30x          7.30%
IL................................     63.1%         100          1.42x          7.18%
NY................................     57.5%         118          1.26x          7.75%
NV................................     60.2%         116          1.31x          7.73%
NJ................................     64.4%         111          1.25x          8.23%
WA................................     69.7%         118          1.28x          7.60%
WI................................     61.4%         118          1.33x          7.42%
MA................................     54.6%         117          1.47x          7.27%
VA................................     68.7%         116          1.30x          7.34%
DC................................     65.4%         117          1.28x          7.39%
AZ................................     61.6%         116          1.39x          7.34%
IA................................     64.5%         118          1.30x          7.75%
OH................................     70.6%         116          1.29x          7.35%
WV................................     21.9%         194          1.03x          8.19%
MN................................     63.1%         117          1.35x          7.43%
GA................................     57.4%         117          1.36x          7.37%
IN................................     69.5%         117          1.25x          7.74%
MO................................     65.1%         119          1.29x          7.75%
MS................................     66.6%         119          1.27x          7.83%
CO................................     65.4%         118          1.43x          7.68%
AL................................     64.0%         118          1.26x          7.22%
OR................................     56.5%         117          1.32x          7.71%
ME................................     69.8%         116          1.37x          7.00%
LA................................     50.6%         116          1.42x          7.50%
KS................................     70.1%         119          1.27x          7.32%
AR................................     70.2%         118          1.33x          7.22%
SC................................      0.0%         209          1.11x          8.00%
TN................................     45.6%         116          1.45x          7.75%
                                       61.3%         115          1.33X          7.47%

------------------

(1) Because this table is presented at the Mortgaged Property Level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage or the appraised value of the Mortgaged Property) for the Mortgage Loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage pool level in other tables in this Prospectus Supplement.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of Bakersfield were included in Northern California and Mortgaged Properties in or south of Bakersfield were included in Southern California.

                              RANGE OF DSC RATIOS
                             FOR ALL MORTGAGE LOANS

                                                  AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                             NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
DSC RATIOS (X)                         LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
--------------                       ---------   ------------   ------------   ------------   ------------   ------------
1.00-1.04..........................       6      $ 16,277,579        2.0%      $ 2,712,930    $ 7,123,285        78.2%
1.05-1.09..........................       1         2,616,139        0.3       $ 2,616,139    $ 2,616,139        88.1%
1.10-1.14..........................       1         1,725,127        0.2       $ 1,725,127    $ 1,725,127        78.4%
1.15-1.19..........................       1         4,224,622        0.5       $ 4,224,622    $ 4,224,622        75.2%
1.20-1.24..........................      20       167,610,526       20.5       $ 8,380,526    $38,895,603        74.1%
1.25-1.29..........................      35       217,618,859       26.6       $ 6,217,682    $14,781,527        74.4%
1.30-1.34..........................      22       114,479,426       14.0       $ 5,203,610    $26,086,638        69.9%
1.35-1.39..........................      14       109,526,368       13.4       $ 7,823,312    $34,357,052        73.1%
1.40-1.44..........................      14        64,673,112        7.9       $ 4,619,508    $16,045,580        65.3%
1.45-1.49..........................       7        78,977,772        9.6       $11,282,539    $41,000,000        65.7%
1.50-1.54..........................       2        11,387,420        1.4       $ 5,693,710    $ 8,987,420        62.6%
1.75-1.79..........................       1         5,483,956        0.7       $ 5,483,956    $ 5,483,956        55.4%
2.00-2.50..........................       1        24,233,309        3.0       $24,233,309    $24,233,309        48.5%
                                        ---      ------------      -----
                                        125      $818,834,218      100.0%      $ 6,550,674    $41,000,000        71.1%
                                        ===      ============      =====

                                                   WTD. AVG.
                                                    STATED
                                      WTD. AVG.    REMAINING
                                         LTV        TERM TO    WTD. AVG.   WTD. AVG.
RANGE OF                              RATIO AT     MATURITY       DSC      MORTGAGE
DSC RATIOS (X)                       MATURITY(1)   (MOS)(1)      RATIO       RATE
--------------                       -----------   ---------   ---------   ---------
1.00-1.04..........................     16.0%         198       1.02x        7.85%
1.05-1.09..........................      0.1%         257       1.05x        7.90%
1.10-1.14..........................      0.0%         209       1.11x        8.00%
1.15-1.19..........................     62.2%         168       1.19x        8.72%
1.20-1.24..........................     66.2%         102       1.21x        7.58%
1.25-1.29..........................     65.9%         114       1.27x        7.49%
1.30-1.34..........................     62.0%         115       1.32x        7.44%
1.35-1.39..........................     64.7%         116       1.36x        7.45%
1.40-1.44..........................     55.5%         112       1.42x        7.41%
1.45-1.49..........................     57.5%         118       1.46x        7.11%
1.50-1.54..........................     55.1%         118       1.51x        7.31%
1.75-1.79..........................     52.6%          56       1.77x        7.00%
2.00-2.50..........................     40.3%         113       2.08x        7.58%
                                        61.3%         115       1.33X        7.47%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                              RANGE OF LTV RATIOS
                             FOR ALL MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                 AGGREGATE         % BY         AVERAGE        HIGHEST       WTD. AVG.
RANGE OF                            NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
LTV RATIOS(%)                         LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE       LTV RATIO
-------------                       ---------   ------------   ------------   ------------   ------------   ------------
45.01-50.00.......................       2      $ 25,983,785        3.2%      $12,991,892    $24,233,309       48.4%
50.01-55.00.......................       2         4,977,088        0.6       $ 2,488,544    $ 3,779,990       53.3%
55.01-60.00.......................       9        23,398,746        2.9       $ 2,599,861    $ 7,425,903       57.3%
60.01-65.00.......................       7       117,632,181       14.4       $16,804,597    $41,000,000       62.7%
65.01-70.00.......................      19       128,683,777       15.7       $ 6,772,830    $20,951,574       68.8%
70.01-75.00.......................      45       291,683,331       35.6       $ 6,481,852    $34,357,052       73.1%
75.01-80.00.......................      36       204,630,780       25.0       $ 5,684,188    $38,895,603       78.1%
80.01-85.00.......................       4        19,228,392        2.3       $ 4,807,098    $ 7,629,624       81.8%
85.01-90.00.......................       1         2,616,139        0.3       $ 2,616,139    $ 2,616,139       88.1%
                                       ---      ------------      -----
                                       125      $818,834,218      100.0%      $ 6,550,674    $41,000,000       71.1%
                                       ===      ============      =====

                                                  WTD. AVG.
                                                   STATED
                                     WTD. AVG.    REMAINING
                                        LTV        TERM TO    WTD. AVG.     WTD. AVG.
RANGE OF                             RATIO AT     MATURITY       DSC        MORTGAGE
LTV RATIOS(%)                       MATURITY(1)   (MOS)(1)      RATIO         RATE
-------------                       -----------   ---------   ---------   -------------
45.01-50.00.......................     40.4%         113        2.03x         7.57%
50.01-55.00.......................     44.3%         115        1.42x         7.47%
55.01-60.00.......................     45.8%         101        1.43x         7.46%
60.01-65.00.......................     53.5%         119        1.40x         7.45%
65.01-70.00.......................     59.5%         116        1.35x         7.25%
70.01-75.00.......................     64.4%         115        1.29x         7.49%
75.01-80.00.......................     69.8%         105        1.25x         7.52%
80.01-85.00.......................     41.6%         178        1.13x         7.88%
85.01-90.00.......................      0.1%         257        1.05x         7.90%
                                       61.3%         115        1.33X         7.47%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                              RANGE OF LTV RATIOS
                 FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE

                                                                      % BY                                  WTD. AVG.
                                                                     CUT-OFF     AVERAGE                     CUT-OFF     WTD. AVG.
                                                       AGGREGATE      DATE       CUT-OFF       HIGHEST        DATE          LTV
                                          NUMBER OF   CUT-OFF DATE    POOL        DATE       CUT-OFF DATE      LTV       RATIO AT
RANGE OF MATURITY DATE LTV RATIOS (%)(1)    LOANS       BALANCE      BALANCE     BALANCE       BALANCE        RATIO     MATURITY(1)
----------------------------------------  ---------   ------------   -------   -----------   ------------   ---------   -----------
   0..................................         6      $ 9,644,566       1.2%   $ 1,607,428   $ 1,810,518      69.7%         0.0%
 0.01- 5.00...........................         1        2,616,139       0.3    $ 2,616,139   $ 2,616,139      88.1%         0.1%
25.01-30.00...........................         2       10,071,979       1.2    $ 5,035,989   $ 7,123,285      82.9%        25.8%
35.01-40.00...........................         1        1,484,156       0.2    $ 1,484,156   $ 1,484,156      59.4%        35.4%
40.01-45.00...........................         4       30,805,292       3.8    $ 7,701,323   $24,233,309      49.5%        40.9%
45.01-50.00...........................         5       20,502,065       2.5    $ 4,100,413   $16,045,580      59.7%        49.1%
50.01-55.00...........................         5       39,711,978       4.8    $ 7,942,396   $14,824,710      60.2%        52.0%
55.01-60.00...........................         8      102,890,527      12.6    $12,861,316   $41,000,000      64.3%        56.4%
60.01-65.00...........................        35      258,669,809      31.6    $ 7,390,566   $20,951,574      71.0%        62.6%
65.01-70.00...........................        41      232,113,060      28.3    $ 5,661,294   $34,357,052      75.7%        67.2%
70.01-75.00...........................        16      104,498,397      12.8    $ 6,531,150   $38,895,603      78.4%        71.7%
75.01-80.00...........................         1        5,826,250       0.7    $ 5,826,250   $ 5,826,250      79.8%        77.0%
                                             ---      ------------    -----
                                             125      $818,834,218    100.0%   $ 6,550,674   $41,000,000      71.1%        61.3%
                                             ===      ============    =====

                                          WTD. AVG.
                                           STATED
                                          REMAINING   WTD.      WTD.
                                           TERM TO    AVG.      AVG.
                                          MATURITY     DSC    MORTGAGE
RANGE OF MATURITY DATE LTV RATIOS (%)(1)  (MOS)(1)    RATIO     RATE
----------------------------------------  ---------   -----   --------
   0..................................       163      1.06x     7.46%
 0.01- 5.00...........................       257      1.05x     7.90%
25.01-30.00...........................       218      1.02x     8.24%
35.01-40.00...........................       115      1.25x     7.88%
40.01-45.00...........................       113      1.93x     7.56%
45.01-50.00...........................       116      1.42x     7.61%
50.01-55.00...........................       108      1.46x     7.31%
55.01-60.00...........................       118      1.38x     7.46%
60.01-65.00...........................       117      1.31x     7.43%
65.01-70.00...........................       114      1.30x     7.47%
70.01-75.00...........................        93      1.24x     7.41%
75.01-80.00...........................        55      1.26x     8.50%
                                             115      1.33X     7.47%

---------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                            RANGE OF MORTGAGE RATES
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                   AVERAGE       HIGHEST
                                                    AGGREGATE         % BY         CUT-OFF       CUT-OFF      WTD. AVG.
RANGE OF                               NUMBER OF     CUT-OFF      CUT-OFF DATE      DATE          DATE       CUT-OFF DATE
MORTGAGE RATES (%)                       LOANS     DATE BALANCE   POOL BALANCE     BALANCE       BALANCE      LTV RATIO
------------------                     ---------   ------------   ------------   -----------   -----------   ------------
6.500-6.749..........................       2      $27,431,144         3.4%      $13,715,572   $20,951,574       69.8%
6.750-6.999..........................       7       44,178,812         5.4       $ 6,311,259   $12,675,000       72.1%
7.000-7.249..........................      15       81,244,336         9.9       $ 5,416,289   $14,688,876       70.7%
7.250-7.499..........................      33      255,567,570        31.2       $ 7,744,472   $41,000,000       71.7%
7.500-7.749..........................      31      276,554,035        33.8       $ 8,921,098   $34,357,052       69.9%
7.750-7.999..........................      25       89,009,978        10.9       $ 3,560,399   $12,784,627       70.7%
8.000-8.249..........................       5        8,903,398         1.1       $ 1,780,680   $ 4,290,649       72.6%
8.250-8.499..........................       4       24,800,560         3.0       $ 6,200,140   $12,505,273       76.5%
8.500-8.749..........................       3       11,144,385         1.4       $ 3,714,795   $ 5,826,250       75.9%
                                          ---      ------------      -----
                                          125      $818,834,218      100.0%      $ 6,550,674   $41,000,000       71.1%
                                          ===      ============      =====

                                                     WTD. AVG.
                                                      STATED
                                        WTD. AVG.    REMAINING   WTD.
                                           LTV        TERM TO    AVG.    WTD. AVG.
RANGE OF                                RATIO AT     MATURITY     DSC    MORTGAGE
MORTGAGE RATES (%)                     MATURITY(1)   (MOS)(1)    RATIO     RATE
------------------                     -----------   ---------   -----   ---------
6.500-6.749..........................     60.4%         117      1.46x     6.62%
6.750-6.999..........................     57.1%         119      1.25x     6.98%
7.000-7.249..........................     63.0%         106      1.42x     7.14%
7.250-7.499..........................     64.0%         106      1.31x     7.34%
7.500-7.749..........................     61.3%         117      1.37x     7.58%
7.750-7.999..........................     57.7%         127      1.27x     7.82%
8.000-8.249..........................     38.6%         152      1.30x     8.11%
8.250-8.499..........................     53.8%         138      1.17x     8.36%
8.500-8.749..........................     68.6%         104      1.24x     8.60%
                                          61.3%         115      1.33X     7.47%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

RANGE OF ORIGINAL                                                          % BY                                  WTD. AVG.
TERMS TO MATURITY                                                         CUT-OFF     AVERAGE                     CUT-OFF
OR ANTICIPATED                                              AGGREGATE      DATE       CUT-OFF       HIGHEST        DATE
REPAYMENT DATE                                 NUMBER OF   CUT-OFF DATE    POOL        DATE       CUT-OFF DATE      LTV
(MONTHS)                                         LOANS       BALANCE      BALANCE     BALANCE       BALANCE        RATIO
-----------------                              ---------   ------------   -------   -----------   ------------   ---------
  0-60.......................................       6      $60,491,969       7.4%   $10,081,995   $38,895,603      73.8%
 73-84.......................................       2        8,028,951       1.0    $ 4,014,475   $ 5,284,540      74.4%
109-120......................................     107      724,193,130      88.4    $ 6,768,160   $41,000,000      70.5%
121-132......................................       1        1,276,700       0.2    $ 1,276,700   $ 1,276,700      77.4%
145-156......................................       3        4,678,812       0.6    $ 1,559,604   $ 1,810,518      66.8%
169-180......................................       1        4,224,622       0.5    $ 4,224,622   $ 4,224,622      75.2%
193-204......................................       1        7,123,285       0.9    $ 7,123,285   $ 7,123,285      83.5%
217-228......................................       1        1,725,127       0.2    $ 1,725,127   $ 1,725,127      78.4%
229-240......................................       1        1,526,789       0.2    $ 1,526,789   $ 1,526,789      82.5%
253-264......................................       2        5,564,833       0.7    $ 2,782,416   $ 2,948,693      84.5%
                                                  ---      ------------    -----
                                                  125      $818,834,218    100.0%   $ 6,550,674   $41,000,000      71.1%
                                                  ===      ============    =====

                                                             WTD. AVG.
RANGE OF ORIGINAL                                             STATED
TERMS TO MATURITY                               WTD. AVG.    REMAINING       WTD.         WTD.
OR ANTICIPATED                                     LTV        TERM TO        AVG.         AVG.
REPAYMENT DATE                                  RATIO AT     MATURITY        DSC        MORTGAGE
(MONTHS)                                       MATURITY(1)   (MOS)(1)       RATIO         RATE
-----------------                              -----------   ---------   ------------   --------
  0-60.......................................     70.4%          56         1.28x         7.40%
 73-84.......................................     68.7%          80         1.36x         7.03%
109-120......................................     61.8%         117         1.35x         7.46%
121-132......................................     68.4%         117         1.41x         7.50%
145-156......................................      0.0%         147         1.00x         6.91%
169-180......................................     62.2%         168         1.19x         8.72%
193-204......................................     25.8%         202         1.03x         8.44%
217-228......................................      0.0%         209         1.11x         8.00%
229-240......................................      0.0%         221         1.03x         8.13%
253-264......................................     13.7%         257         1.02x         7.82%
                                                  61.3%         115         1.33X         7.47%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

             RANGE OF REMAINING                                           % BY                                  WTD. AVG.
             TERMS TO MATURITY                                           CUT-OFF     AVERAGE                     CUT-OFF
               OR ANTICIPATED                              AGGREGATE      DATE       CUT-OFF       HIGHEST        DATE
               REPAYMENT DATE                 NUMBER OF   CUT-OFF DATE    POOL        DATE       CUT-OFF DATE      LTV
                  (MONTHS)                      LOANS       BALANCE      BALANCE     BALANCE       BALANCE        RATIO
             ------------------               ---------   ------------   -------   -----------   ------------   ---------
   0-60.....................................       6      $ 60,491,969      7.4%   $10,081,995   $38,895,603      73.8%
  73-84.....................................       2         8,028,951      1.0    $ 4,014,475   $ 5,284,540      74.4%
109-120.....................................     108       725,469,830     88.6    $ 6,717,313   $41,000,000      70.5%
145-156.....................................       3         4,678,812      0.6    $ 1,559,604   $ 1,810,518      66.8%
157-168.....................................       1         4,224,622      0.5    $ 4,224,622   $ 4,224,622      75.2%
193-204.....................................       1         7,123,285      0.9    $ 7,123,285   $ 7,123,285      83.5%
205-216.....................................       1         1,725,127      0.2    $ 1,725,127   $ 1,725,127      78.4%
217-228.....................................       1         1,526,789      0.2    $ 1,526,789   $ 1,526,789      82.5%
253-264.....................................       2         5,564,833      0.7    $ 2,782,416   $ 2,948,693      84.5%
                                                 ---      ------------    -----
                                                 125      $818,834,218    100.0%   $ 6,550,674   $41,000,000      71.1%
                                                 ===      ============    =====

                                                            WTD. AVG.
             RANGE OF REMAINING                              STATED
             TERMS TO MATURITY                 WTD. AVG.    REMAINING
               OR ANTICIPATED                     LTV        TERM TO    WTD. AVG.   WTD. AVG.
               REPAYMENT DATE                  RATIO AT     MATURITY       DSC      MORTGAGE
                  (MONTHS)                    MATURITY(1)   (MOS)(1)      RATIO       RATE
             ------------------               -----------   ---------   ---------   ---------
   0-60.....................................     70.4%          56       1.28x         7.40%
  73-84.....................................     68.7%          80       1.36x         7.03%
109-120.....................................     61.8%         117       1.35x         7.46%
145-156.....................................      0.0%         147       1.00x         6.91%
157-168.....................................     62.2%         168       1.19x         8.72%
193-204.....................................     25.8%         202       1.03x         8.44%
205-216.....................................      0.0%         209       1.11x         8.00%
217-228.....................................      0.0%         221       1.03x         8.13%
253-264.....................................     13.7%         257       1.02x         7.82%
                                                 61.3%         115       1.33X         7.47%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                     RANGE OF REMAINING AMORTIZATION TERMS
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                            WTD. AVG.
                                                 AGGREGATE         % BY         AVERAGE        HIGHEST       CUT-OFF
RANGE OF REMAINING AMORTIZATION     NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     DATE
TERMS(1)(MONTHS)                      LOANS       BALANCE      POOL BALANCE     BALANCE        BALANCE      LTV RATIO
-------------------------------     ---------   ------------   ------------   ------------   ------------   ---------
109-120...........................       1      $  1,713,838        0.2%       $1,713,838    $ 1,713,838      57.1%
145-156...........................       3         4,678,812        0.6        $1,559,604    $ 1,810,518      66.8%
193-204...........................       1         1,484,156        0.2        $1,484,156    $ 1,484,156      59.4%
205-216...........................       1         1,725,127        0.2        $1,725,127    $ 1,725,127      78.4%
217-228...........................       1         1,526,789        0.2        $1,526,789    $ 1,526,789      82.5%
229-240...........................       1         1,041,518        0.1        $1,041,518    $ 1,041,518      59.5%
241-252...........................       1         7,123,285        0.9        $7,123,285    $ 7,123,285      83.5%
253-264...........................       1         2,616,139        0.3        $2,616,139    $ 2,616,139      88.1%
289-300...........................      10        88,388,398       10.8        $8,838,840    $24,233,309      60.6%
301-312...........................       1         2,948,693        0.4        $2,948,693    $ 2,948,693      81.3%
337-348...........................       5        43,724,622        5.3        $8,744,924    $12,675,000      72.9%
349-360...........................      99       661,862,840       80.8        $6,685,483    $41,000,000      72.1%
                                       ---      ------------      -----
                                       125      $818,834,218      100.0%       $6,550,674    $41,000,000      71.1%
                                       ===      ============      =====

                                                     WTD. AVG.
                                                      STATED
                                                     REMAINING                 WTD.
                                      WTD. AVG.       TERM TO                  AVG.
RANGE OF REMAINING AMORTIZATION       LTV RATIO      MATURITY    WTD. AVG.   MORTGAGE
TERMS(1)(MONTHS)                    AT MATURITY(2)   (MOS)(2)    DSC RATIO     RATE
-------------------------------     --------------   ---------   ---------   --------
109-120...........................        0.0%          110         1.20x      7.85%
145-156...........................        0.0%          147         1.00x      6.91%
193-204...........................       35.4%          115         1.25x      7.88%
205-216...........................        0.0%          209         1.11x      8.00%
217-228...........................        0.0%          221         1.03x      8.13%
229-240...........................       42.1%          115         1.40x      7.87%
241-252...........................       25.8%          202         1.03x      8.44%
253-264...........................        0.1%          257         1.05x      7.90%
289-300...........................       50.3%          114         1.55x      7.64%
301-312...........................       25.8%          257         1.00x      7.75%
337-348...........................       63.7%          121         1.27x      7.16%
349-360...........................       64.3%          111         1.32x      7.45%
                                         61.3%          115         1.33X      7.47%

The weighted average remaining amortization term for all Mortgage Loans is 346 months.
------------------

(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period. Mortgage Loans that are interest-only for their entire term do not have an amortization term.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                % BY                                  WTD. AVG.
                                                               CUT-OFF     AVERAGE                     CUT-OFF     WTD. AVG.
                                                 AGGREGATE      DATE       CUT-OFF       HIGHEST        DATE          LTV
                                    NUMBER OF   CUT-OFF DATE    POOL        DATE       CUT-OFF DATE      LTV       RATIO AT
AMORTIZATION TYPES                    LOANS       BALANCE      BALANCE     BALANCE       BALANCE        RATIO     MATURITY(1)
------------------                  ---------   ------------   -------   -----------   ------------   ---------   -----------
Amortizing Balloon................     109      $678,982,894     82.9%   $ 6,229,201   $41,000,000       71.9%       62.6%
Interest Only, Amortizing
  Balloon(3)......................       6       60,096,000       7.3    $10,016,000   $12,896,000       73.8%       65.6%
Interest Only, Amortizing ARD.....       2       36,738,582       4.5    $18,369,291   $24,233,309       56.8%       48.2%
Amortizing ARD....................       2       33,372,176       4.1    $16,686,088   $26,086,638       65.8%       58.2%
Fully Amortizing(2)...............       6        9,644,566       1.2    $ 1,607,428   $ 1,810,518       69.7%        0.0%
                                       ---      ------------    -----
                                       125      $818,834,218    100.0%   $ 6,550,674   $41,000,000       71.1%       61.3%
                                       ===      ============    =====

                                    WTD. AVG.
                                     STATED
                                    REMAINING
                                     TERM TO    WTD. AVG.   WTD. AVG.
                                    MATURITY       DSC      MORTGAGE
AMORTIZATION TYPES                  (MOS)(1)      RATIO       RATE
------------------                  ---------   ---------   ---------
Amortizing Balloon................     114         1.32x      7.47%
Interest Only, Amortizing
  Balloon(3)......................     116         1.27x      7.12%
Interest Only, Amortizing ARD.....     112         1.79x      7.83%
Amortizing ARD....................     119         1.34x      7.53%
Fully Amortizing(2)...............     163         1.06x      7.46%
                                       115         1.33x      7.47%

------------------

(1) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) Contains certain Credit Lease Loans that are subject to changes in the amount of the monthly payment at specified times in the future.

(3) These Mortgage Loans require payments of interest only for a period of 7 to 36 months from origination prior to the commencement of payments of principal and interest.

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS
             OTHER THAN LOANS SECURED BY HOSPITALITY PROPERTIES(1)

                                                                % BY
                                                 AGGREGATE     CUT-OFF     AVERAGE       HIGHEST     WTD. AVG.    WTD. AVG.
                                                  CUT-OFF       DATE       CUT-OFF       CUT-OFF      CUT-OFF        LTV
RANGE OF                            NUMBER OF       DATE        POOL        DATE          DATE       DATE LTV     RATIO AT
OCCUPANCY RATES(%)                    LOANS       BALANCE      BALANCE     BALANCE       BALANCE       RATIO     MATURITY(2)
------------------                  ---------   ------------   -------   -----------   -----------   ---------   -----------
 80.00- 84.99.....................       2      $ 25,813,498      3.2%   $12,906,749   $16,045,580     63.6%        53.6%
 85.00- 89.99.....................       7        91,725,118     11.2    $13,103,588   $41,000,000     68.1%        59.7%
 90.00- 94.99.....................      23       158,718,547     19.4    $ 6,900,806   $34,357,052     73.7%        64.9%
 95.00- 99.99.....................      32       252,750,128     30.9    $ 7,898,441   $38,895,603     73.2%        65.6%
100.00-100.00.....................      60       265,593,619     32.4    $ 4,426,560   $26,086,638     71.3%        58.2%
                                      ----      ------------    -----    -----------
TOTAL/WEIGHTED AVERAGE                 124      $794,600,909     97.0%   $ 6,408,072   $41,000,000     71.7%        61.9%
                                      ====      ============    =====    ===========

                                    WTD. AVG.
                                     STATED
                                    REMAINING     WTD.
                                     TERM TO      AVG.     WTD. AVG.
RANGE OF                            MATURITY      DSC       MORTGAGE
OCCUPANCY RATES(%)                  (MOS)(2)     RATIO        RATE
------------------                  ---------   --------   ----------
 80.00- 84.99.....................     116        1.37x       7.43%
 85.00- 89.99.....................     114        1.38x       7.41%
 90.00- 94.99.....................     116        1.31x       7.51%
 95.00- 99.99.....................     105        1.28x       7.41%
100.00-100.00.....................     123        1.30x       7.51%
TOTAL/WEIGHTED AVERAGE                 115        1.31X       7.46%

------------------

(1) Excludes 1 hospitality Mortgage Loan, representing 3.0% of the Cut-Off Date Pool Balance.

(2) Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                         PERCENTAGE OF MORTGAGE POOL BY
                           PREPAYMENT RESTRICTION(1)

PREPAYMENT RESTRICTION               AUG-01     AUG-02    AUG-03    AUG-04    AUG-05    AUG-06    AUG-07
--------------------------------------------------------------------------------------------------------
Lockout/Defeasance                    100.0%    100.0%    100.0%     97.4%     93.9%     93.4%     93.4%
Yield Maintenance(2)                    0.0%      0.0%      0.0%      2.6%      6.1%      6.6%      6.6%
Open                                    0.0%      0.0%      0.0%      0.0%      0.0%      0.0%      0.0%
--------------------------------------------------------------------------------------------------------
Total                                 100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Total Beginning Balance as of the
Cut-Off Date (in millions)           818.83    811.58    803.39    794.51    784.74    716.68    706.01
Percent of Cut-Off Date Pool
Balance                               100.0%     99.1%     98.1%     97.0%     95.8%     87.5%     86.2%
--------------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTION                AUG-08    AUG-09    AUG-10    AUG-11
--------------------------------------------------------------------------------------------------------
Lockout/Defeasance                     93.3%     93.3%     90.2%    100.0%
Yield Maintenance(2)                    6.7%      6.7%      4.0%      0.0%
Open                                    0.0%      0.0%      5.9%      0.0%
--------------------------------------------------------------------------------------------------------
Total                                 100.0%    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Total Beginning Balance as of the
Cut-Off Date (in millions)           687.28    675.00    661.75     16.49
Percent of Cut-Off Date Pool
Balance                                83.9%     82.4%     80.8%      2.0%
--------------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTION           AUG-12   AUG-13   AUG-14   AUG-15   AUG-16   AUG-17   AUG-18
---------------------------------------------------------------------------------------------
Lockout/Defeasance               100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
Yield Maintenance(2)               0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Open                               0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
---------------------------------------------------------------------------------------------
Total                            100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
Total Beginning Balance as of
the Cut-Off Date (in millions)   15.22    13.85    12.80     8.29     7.29     6.20     2.91
Percent of Cut-Off Date Pool
Balance                            1.9%     1.7%     1.6%     1.0%     0.9%     0.8%     0.4%
---------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTION           AUG-19   AUG-20   AUG-21   AUG-22
---------------------------------------------------------------------------------------------
Lockout/Defeasance               100.0%   100.0%   100.0%    100.0%
Yield Maintenance(2)               0.0%     0.0%     0.0%      0.0%
Open                               0.0%     0.0%     0.0%      0.0%
---------------------------------------------------------------------------------------------
Total                            100.0%   100.0%   100.0%    100.0%
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
Total Beginning Balance as of
the Cut-Off Date (in millions)    2.34     1.91     1.53      1.11
Percent of Cut-Off Date Pool
Balance                            0.3%     0.2%     0.2%      0.1%
---------------------------------------------------------------------------------------------

------------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that an ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.

(2) Includes 1 Mortgage Loan (loan number 30), representing 1.0% of the Cut-Off Date Pool Balance, which gives the related borrower the option of defeasance or yield maintenance.

TEN LARGEST MORTGAGE LOANS

     The following table and summaries describe the ten largest Mortgage Loans or groups of cross-collateralized mortgage loans in the Mortgage Pool by Cut-Off Date Balance:

                                                                                                WEIGHTED
                                                                                     WEIGHTED   AVERAGE
                            NUMBER                   PERCENTAGE                      AVERAGE      LTV                  WEIGHTED
                          OF LOANS/      CUT-OFF     OF CUT-OFF                      CUT-OFF    RATIO AT   WEIGHTED    AVERAGE
                          MORTGAGED       DATE       DATE POOL        PROPERTY       DATE LTV   MATURITY    AVERAGE    MORTGAGE
       LOAN NAME          PROPERTIES   BALANCE(1)    BALANCE(1)        TYPE(2)        RATIO      OR ARD    DSC RATIO     RATE
       ---------          ----------   -----------   ----------   -----------------  --------   --------   ---------   --------
Panama City Mall........    1/1        $41,000,000       5.0%     Retail-Anchored      63.8%      56.1%     1.46x       7.30 %
Cornerstone
  Portfolio(1)..........    4/4        $39,500,000       4.8%     Multifamily-         72.7%      63.9%     1.28x       6.99 %
                                                                    Conventional
Alliance Portfolio......    1/3        $38,895,603       4.8%     Multifamily-         76.1%      72.5%     1.20x       7.35 %
                                                                    Conventional
Woodview Apartments.....    1/1        $34,357,052       4.2%     Multifamily-         74.2%      65.8%     1.35x       7.60 %
                                                                    Conventional
600 Battery Street......    1/1        $26,086,638       3.2%     Office-CBD           62.1%      55.1%     1.33x       7.63 %
DoubleTree Rockville....    1/1        $24,233,309       3.0%     Hotel-Full           48.5%      40.3%     2.08x       7.58 %
                                                                  Service
Olen Portfolio(1).......    3/3        $21,466,917       2.6%     Industrial-Flex      71.0%      63.1%     1.34x       7.67 %
                                                                  and
                                                                    Office-Suburban
CitiFinancial
  Building..............    1/1        $21,951,574       2.6%     Office-CBD           69.8%      60.4%     1.46x       6.60 %
U-Haul Portfolio IV.....    1/8        $16,045,580       2.0%     Self Storage         60.8%      49.6%     1.42x       7.50 %
Lake Creek Festival.....    1/1        $15,220,453       1.9%     Retail-Anchored      75.0%      66.0%     1.34x       7.27 %

---------------

(1) In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2) "CBD" refers to central business district.

Panama City Mall

     The Loan. The Panama City Mall loan (the "Panama City Mall Loan") is secured by a first lien mortgage on Panama City Mall, an anchored retail shopping center located in Panama City, Florida.

     The Property. The Mortgaged Property is comprised of 1 building that contains approximately 249,516 square feet of net rentable area in the aggregate. The mall's three anchors are Sears, Dillards and JC Penney, none of which are part of the collateral for the Panama City Mall Loan. As of April 2001, the occupancy rate for the Mortgaged Property was approximately 87.2%. The following table presents information relating to the anchor tenants and major tenants at the Mortgaged Property:

                                               % OF        NET RENTABLE     % OF NET      DATE OF LEASE
                 TENANT                    GROSS REVENUE    AREA (SF)     RENTABLE AREA    EXPIRATION
                 ------                    -------------   ------------   -------------   -------------
Dillards(1)..............................       N/A          140,120           N/A             N/A
Sears Roebuck & Company(1)...............       N/A          131,943           N/A             N/A
JC Penney(1).............................       N/A           85,097           N/A             N/A
Carmike Cinemas(2).......................       1.4%          15,000           6.0%       December 2001
Piccadilly Cafeteria.....................       1.5%           9,600           3.8%       December 2001
Camelot Music............................       2.1%           8,264           3.3%       December 2008

---------------

(1) None of the anchors are part of the collateral and each of the anchors is anchor owned.

(2) Carmike Cinemas is currently in bankruptcy but has continued to pay rent.

     Escrows. As a condition to the closing of the Panama City Mall Loan, ongoing replacement reserves in the amount of $4,153.92 and ongoing leasing reserves in the amount of $28,039.05 are required on a monthly basis. Upon the satisfaction of certain conditions including receipt by the mortgagee of (a) a renewal of the Carmike Cinemas lease for a renewal term of at least five years or (b)(i) leases with one or more new tenants for a term of at least five years for all or a portion of the Carmike Cinemas and (ii) the attainment of a debt service coverage of not less than 1.4x on a trailing twelve-month basis, the ongoing leasing reserves are required to be reduced to $20,977.36. In addition, escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See

"DESCRIPTION OF THE MORTGAGE LOAN POOL--Underwriting Standards" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account. At the closing of the Panama City Mall Loan, the originator required that payments due under the applicable tenant leases be directly deposited into a lockbox account. The funds in the lockbox account are transferred to the borrower's operating account on a regular basis unless and until such time that (a) the debt service coverage ratio is less than 1.15x computed by lender on a trailing twelve month basis as of any date or (b) an event of default has occurred.

     Sponsor. The sponsor of the borrower is Robert Aikens, an individual with over 40 years of commercial real estate experience, specializing in the development and management of retail properties.

     Partial Release and Construction of Additional Department Store. The borrower is permitted to cause a release of a portion of the Mortgaged Property from the lien of the mortgage in connection with the transfer of that portion to a third party for the construction of a new anchor store, provided that certain conditions must be satisfied, including, among other things, (a) no event of default has occurred and is continuing under the terms of the Panama City Mall Loan, (b) the borrower provides evidence that the portion of the Mortgaged Property remaining subject to the mortgage (the "Remaining Portion") (i) will comply with all zoning and other governmental requirements and (ii) has all utilities and means of access as are reasonably necessary for the development, use, occupancy and operation of the Remaining Portion and (c) the borrower provides or delivers (i) evidence that the release will not result in a reduction of the value of the Remaining Portion or a reduction of the debt service coverage ratio of the Panama City Mall Loan below 1.15x, (ii) evidence that each anchor tenant and any other tenants required to approve a release have approved such release, (iii) written evidence from each Rating Agency that such release will not result in the downgrade, withdrawal or qualification of the respective ratings of any of the Certificates and (iv) an opinion of counsel stating that any REMIC will not fail to maintain its status as a REMIC solely as a result of the release. In addition, the mortgagee will have the right to approve any construction performed on the Remaining Portion in connection with the release and the construction of a new anchor store and the borrower will be required to demonstrate that any such construction will not adversely affect the use, value or operation of, or access to, the Remaining Portion.

     Transfer to a REIT. The lender pre-approved the transfer of the Mortgaged Property to a publicly traded real estate investment trust that has market capitalization of not less than $500,000,000 upon the satisfaction of certain conditions, including written confirmation from each of the Rating Agencies that the transfer will not result in the downgrading, withdrawal or qualification of the respective ratings of any of the Certificates. Upon such transfer, the related mortgage provides that certain terms of the mortgage will be revised as set forth in the loan documents.

Cornerstone Portfolio

     The Loans. The Cornerstone Portfolio consists of 4 Mortgage Loans (the "Cornerstone Loans") which are collectively secured by first lien deeds of trusts on 4 multifamily properties located in Texas. Each of the Cornerstone Loans is cross-collateralized and cross-defaulted with each of the other Cornerstone Loans. Each Cornerstone Loan provides for interest-only payments during the first year of the term of loan, and fixed monthly payments of principal and interest thereafter.

     The Properties. As of March 2001, the weighted average occupancy rate for the Mortgaged Properties securing the Cornerstone Loans was approximately 96.6%. The following table presents certain information relating to the Mortgaged Properties securing the Cornerstone Loans:

                                                            CUT-OFF DATE      NUMBER
           PROPERTY NAME              PROPERTY LOCATION     LOAN BALANCE     OF UNITS
           -------------              -----------------    --------------    ---------
Canyon Hills Apartments.............  Austin, Texas        $12,675,000.00    229 units
The Courts on Pear Ridge
  Apartments........................  Dallas, Texas        $10,575,000.00    242 units
Park Village Apartments.............  Bedford, Texas       $ 8,500,000.00    238 units
Summer Tree Apartments..............  Dallas, Texas        $ 7,750,000.00    232 units

     Escrows. Escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Standards" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account. At any time during the term of each of the Cornerstone Loans, the related borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lockbox account (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x or (ii) upon the occurrence of an event of default.

     Sponsor. The sponsor of the borrower is Cornerstone Realty Income Trust, Inc., a publicly traded (NYSE) real estate investment trust with ownership interests in approximately 87 properties encompassing over 20,500 units in 5 states.

Alliance Portfolio

     The Loan. The Alliance Portfolio Loan consists of a single Mortgage Loan (the "Alliance Loan") which is secured by first lien deeds of trust on 2 multifamily properties located in Texas and 1 multifamily property located in Florida. The Alliance Loan has a 5-year loan term.

     The Properties. As of February 2001, the weighted average occupancy rate for the Mortgaged Properties securing the Alliance Loan was approximately 96.4%. The following table presents certain information relating to the Mortgaged Properties securing the Alliance Loan:

                                                                                    NUMBER
PROPERTY NAME                                                 PROPERTY LOCATION    OF UNITS
-------------                                                 ------------------   ---------
Woodland Meadows Apartments.................................  Tamarac, Florida     296 units
Hunter's Glen Apartments....................................  Plano, Texas         276 units
Golfside Apartments.........................................  Haltom City, Texas   402 units

     Escrows. At the closing of the Alliance Loan, the borrower was required to deposit $3,000,000 into escrow to be used for maintenance of the Mortgaged Properties. In addition, escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Standards" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account. At the closing of the Alliance Loan the lender required that payments due under the applicable tenant leases be directly deposited into a mortgagee designated lockbox account.

     Sponsor. The sponsor of the borrower is Alliance Holdings, LLC ("Alliance Holdings"). Alliance Holdings is a privately owned real estate investment, development and finance firm which primarily concentrates on multifamily properties. Alliance Holdings and its affiliates own interests in a portfolio of more than 26,000 apartment units throughout Texas, the Midwest and the Eastern Seaboard from Virginia to Florida.

Woodview Apartments

     The Loan. The Woodview Apartments loan (the "Woodview Apartments Loan") is secured by a first lien deed of trust on a 264 unit garden-style multifamily complex located in Malvern, Pennsylvania.

     The Property. As of April 2001, the occupancy rate for the Mortgaged Property was approximately 94.3%. The Mortgaged Property is comprised of 264 garden-style apartment units constructed in 1998. The Mortgaged Property contains a clubhouse, swimming pool and business center with computers printers and faxes available to tenants.

     Escrows. Escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL--Underwriting Standards" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account.  The lender did not require a lockbox account.

     Sponsor. The sponsor of the borrower is Korman Communities Inc., which has been active in real estate investment, ownership and management in the Philadelphia, Pennsylvania area since 1909.

600 Battery Street

     The Loan. The 600 Battery Street loan (the "600 Battery Street Loan") is secured by a first lien deed of trust on a 2-story plus finished basement office building located in San Francisco, California.

     The Property. The Mortgaged Property is comprised of 112,208 square feet of net rentable area. As of April 2001, the occupancy rate for the Mortgaged Property was approximately 100%. The following table presents certain information relating to the tenants at the Mortgaged Property:

                                      TENANT NET         % OF NET       DATE OF LEASE
TENANT NAME                        RENTABLE AREA(SF)   RENTABLE AREA      EXPIRATION
-----------                        -----------------   -------------   ----------------
Goldberg Mosser O'Neil, LLC......       94,000            83.8%          April 2010
Applied Graphics Technologies....       18,208            16.2%          April 2010

     Escrows. At the closing of the 600 Battery Street Loan, the borrower was required to deposit a sum of $900,000 into an escrow account to be used for tenant improvements and leasing commissions. In addition, the borrower is required to deposit: (i) $15,666 per month into such escrow account from August, 2004 until July, 2007 and (ii) $31,333 per month into such escrow account from August, 2007 until July, 2009 until such time as the deposited amount is equal to $1,500,000. In addition, escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Standards" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account. At the closing of the 600 Battery Street Loan, the lender required that payments due under the applicable tenant leases be directly deposited into a mortgagee designated lockbox account.

     Sponsor. The sponsors of the borrower are National Electric Benefit Fund (87.2%) and M&J Wilkow (12.8%). National Electric Benefit Fund was established in 1946. M&J Wilkow owns interests in, among other things, 10 office properties, 42 retail properties and 2 resort properties.

Doubletree Rockville

     The Loan. The DoubleTree Rockville Loan (the "Rockville Loan") is secured by, among other things, a deed of trust encumbering a hotel in Rockville, MD. The Rockville Loan provides for interest-only payments through September 1, 2001, and thereafter, monthly payments of principal and interest.

     The Property. The Mortgaged Property is a 315 room hotel located in Rockville, Maryland operated as a DoubleTree Guests Suites Hotel.

     Escrows. Escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Standards" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account. At the closing of the Rockville Loan, the borrower was required to deposit all amounts payable to the borrower or the property manager into a collection account, and instruct the credit card companies to pay all amounts payable to the borrower or the property manager directly to the collection account. Funds in the collection account are required to be returned to the borrower on a regular basis until the occurrence of a cash management event (as defined in the loan documents), at which time all funds in the collection account are required to be transferred to a cash collateral account pledged to the mortgagee as additional security for the Rockville Loan. A cash management event includes, among other things, an event of default under the loan documents and notice from the mezzanine lender that a default has occurred under the mezzanine loan documents.

     Mezzanine Loan. iStar DB Seller, L.L.C., a Delaware limited liability company is the current holder of a $53,500,000 mezzanine loan of which amount, $12,766,691.40 is allocated to the Mortgaged Property. The mezzanine loan is secured by a pledge of the ownership interests in the borrower and its general partner and the direct and indirect interests in affiliated owners of seven additional hotel properties sponsored by Thayer Lodging Group, Inc., which properties do not secure the Rockville Loan.

     Sponsor. The sponsor of the borrower is Thayer Lodging Group, Inc., a privately held real estate operating company that owns more than $950 million in hotel real estate.

Olen Portfolio

     The Loans. The Olen Portfolio consists of 3 Mortgage Loans (the "Olen Loans") which are collectively secured by first lien deeds of trust on 3 commercial properties located in California. Each Olen Loan is cross-collateralized and cross-defaulted with each other Olen Loan.

     The Properties. As of January 2001, the weighted average occupancy rate for the Mortgaged Properties securing the Olen Loans was approximately 92.1%. The following table presents certain information relating to the Mortgaged Properties securing the Olen Loans:

                                                                CUT-OFF
                                                                 DATE
                                                                 LOAN             NUMBER OF           PROPERTY
PROPERTY NAME                     PROPERTY LOCATION             BALANCE       BUILDINGS/SQ. FT.         TYPE
-------------             ----------------------------------  -----------   ----------------------   ----------
Olen Pointe Brea........  Brea, California                    $11,730,822    1 bldg/79,286 sq. ft.     Office
Amanecer Business
  Park..................  San Clemente, California            $ 5,456,602   4 bldgs/80,207 sq. ft.   Industrial
Aventura Business
  Park..................  Rancho Santa Margarita, California  $ 4,279,492   2 bldgs/42,403 sq. ft.   Industrial

     Escrows. At the closing of the Olen Loans, the related borrower was required to deposit a sum of $1,226,575 to be used for tenant improvements required pursuant to the landlord's obligations under certain leases at the Olen Pointe Brea property. In addition, the borrower was required to deposit (i) $100,000 per year until such time as the deposited amount is equal to $500,000 to be used for tenant improvements and leasing commissions and (ii) a letter of credit in the sum of $1,200,000 as additional collateral. The letter of credit is automatically renewable on an annual basis and will not be released until, with respect to the Olen Pointe Brea property, (i) the borrower has achieved an annualized base rental income of no less than $1,925,000 with third party tenants having lease terms of no less than 3 years and (ii) the mortgagee has received an estoppel certificate from each tenant at the Mortgaged Property that each tenant has taken occupancy of and accepted space at the Mortgaged Property, has opened for business and has commenced the payment of regularly scheduled rent. Notwithstanding the foregoing, after March 1, 2002, the letter of credit may be released if the loan-to-value ratio is equal to or lesser than 75%. In addition, escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Standards" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account. At the closing of the Olen Loans, the lender required that payments due under the applicable tenant leases be directly deposited into a mortgagee designated lockbox account.

     Sponsor. The sponsor of the borrower is The Olen Companies, a real estate management and development company founded in 1973. The Olen Companies owns and manages in excess of 1,250 commercial buildings containing approximately 10,000,000 square feet and approximately 10,000 multifamily units.

Citifinancial Building

     The Loan. The CitiFinancial Building loan (the "CitiFinancial Building Loan") is secured by a first lien deed of trust on the 20-story office building located in Baltimore, Maryland.

     The Property. The Mortgaged Property is comprised of 265,362 square feet of net rentable area. As of January 2001, the occupancy rate for the Mortgaged Property was approximately 100%. The Mortgaged Property is fully leased to CitiFinancial Inc. and the lease payments are guaranteed by Citicorp. The lease commenced January 1, 2001 and expires July 31, 2016.

     Escrows. At the closing of the CitiFinancial Building Loan, the borrower was required to deposit a sum of $7,000,000 to be used for capital improvements, tenant improvements and asbestos abatement. In addition, escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Standards" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account. At any time during the term of the CitiFinancial Building Loan, the related borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lockbox account upon the occurrence of an event of default.

     Sponsor. The sponsor of the borrower is The Herbert J. Kendall Trust ("Kendall Trust"). The Kendall Trust portfolio contains, among other things, ownership interest in 10 offices buildings containing 1,429,144 square feet.

U-Haul Portfolio IV.

     The Loan. The U-Haul Portfolio IV loan (the "U-Haul IV Loan") is a single Mortgage Loan secured by first lien deeds of trust, deeds to secure debt or mortgages (as applicable) on 8 mini-storage facilities located in Texas (2 properties), Oregon, California, Arizona, Louisiana, Georgia and Florida.

     The Properties. The following table presents certain information relating to the Mortgaged Properties securing the U-Haul IV Loan:

                PROPERTY NAME                       PROPERTY LOCATION         SQUARE FEET
                -------------                  ---------------------------    -----------
U-Haul Hayden................................      Scottsdale, Arizona          47,720
U-Haul Broward...............................   Fort Lauderdale, Florida        38,475
U-Haul Center Vacaville......................     Vacaville, California         38,325
U-Haul Center Old National...................     College Park, Georgia         64,350
U-Haul North Richland........................  North Richland Hills, Texas      54,475
U-Haul Center Tigard.........................        Tigard, Oregon             38,665
U-Haul Grissom Road..........................      San Antonio, Texas           39,445
U-Haul Center Gause Blvd.....................      Slidell, Louisiana           45,772

     Escrows. Escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriting Standards" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account.  The lender did not require a lockbox account.

     Sponsor. The sponsor of the borrower is SAC Holding Corporation. SAC Holding Corporation, through its various entities, owns 200 self storage facilities containing approximately 8,700,000 square feet. The Mortgaged Properties are managed by subsidiary U-Haul International, Inc., a subsidiary of AMERCO, a publicly traded real estate investment trust (NASDAQ). U-Haul International, Inc. currently manages in excess of 900 self storage locations.

Lake Creek Festival

     The Loan. The Lake Creek Festival Shopping Center Loan (the "Lake Creek Festival Loan") is secured by a first lien deed of trust on a 285,353 square foot anchored retail center located in Austin, Texas.

     The Property. The Mortgaged Property is comprised of 285,353 square feet of net rentable area with 1,304 parking spaces. As of March 2001, the occupancy rate for the Mortgaged Property was approximately 100%. The following table presents certain information relating to the major tenants at the Mortgaged Property:

                                                   TENANT NET      % OF NET
                                                  RENTABLE AREA    RENTABLE    DATE OF LEASE
                     TENANT                           (SF)           AREA       EXPIRATION
                     ------                       -------------    --------    -------------
K-Mart..........................................     86,479          30.3%       Oct. 2015
Randall's (Hobby Lobby).........................     57,454          20.1%        May 2012
Stein Mart......................................     33,900          11.9%       Oct. 2013

     Escrows. Monthly escrows are collected for real estate property taxes, insurance and replacement reserves. Escrows were generally required in accordance with the underwriting guidelines of the related Mortgage Loan Seller. See "DESCRIPTION OF THE MORTGAGE POOL -- Underwriters Standards" and Annex A-3 to this Prospectus Supplement for information regarding escrow reserves.

     Lockbox Account. The originator required that payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lockbox account.

     Sponsor.  The sponsor of the borrower is Robert Yari.

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under "--Mortgage Loan History."

     Seventy-eight (78) of the Mortgage Loans (the "First Union Mortgage Loans"), representing 62.7% of the Cut-Off Date Balance, were originated or acquired by First Union National Bank. Fourteen (14) of the Mortgage Loans (the "GACC Mortgage Loans"), representing 14.7% of the Cut-Off Date Pool Balance, were originated or acquired by German American Capital Corporation. Thirty-three
(33) of the Mortgage Loans (the "LaSalle Mortgage Loans"), representing 22.6% of the Cut-Off Date Pool Balance, were originated or acquired by LaSalle Bank National Association. First Union National Bank has no obligation to repurchase or substitute any of the GACC Mortgage Loans or the LaSalle Mortgage Loans, German American Capital Corporation has no obligation to repurchase or substitute any of the First Union Mortgage Loans or the LaSalle Mortgage Loans and LaSalle Bank National Association has no obligation to repurchase or substitute any of the First Union Mortgage Loans or the GACC Mortgage Loans.

     On April 15, 2001, First Union Corporation and Wachovia Corporation signed a definitive agreement to merge with one another. The merger was approved by First Union Corporation shareholders on July 31, 2001 and, based on preliminary results, also approved by Wachovia Corporation shareholders on August 3, 2001. The merger is subject to the receipt of final certification of the Wachovia shareholder vote, federal regulatory approvals and the satisfaction of other closing conditions. The merger of First Union Corporation and Wachovia Corporation is expected to close in the third quarter of 2001.

     All information concerning the GACC Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by German American Capital Corporation. All information concerning the LaSalle Mortgage Loans contained herein or used in the preparation of this Prospectus Supplement is as underwritten by LaSalle Bank National Association.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Each Mortgage Loan Seller requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller for compliance with program standards and such staff member approves or rejects such report. Generally, the results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines. See Annex A-1 to this Prospectus Supplement.

     Escrow Requirements. Each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     - Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments.

     - Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums.

     - Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     - Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, the Mortgage Loan Seller generally requires at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan.

     - Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated or acquired by the applicable Mortgage Loan Sellers (the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by the applicable recorders office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by the applicable recorders office;
(iv) an original assignment of the Mortgage in favor of the Trustee or in blank and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, credit lease, Residual Value Insurance Policy or guaranty relating to a Mortgage Loan.

     As described in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master

Servicer, the Special Servicer, the Paying Agent or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of this Code, the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Paying Agent and the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period and provided further, that no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the Certificateholders or the value of the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate servicing obligation. No substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan will be permitted under the Pooling and Servicing Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which were previously substituted for deleted Mortgage Loans exceeds 10% of the aggregate Cut-Off Date Balance of all the Mortgage Loans. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the second preceding paragraph to be submitted for recording in the appropriate public records. See "DESCRIPTION OF THE POOLING AGREEMENTS--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee and the Paying Agent have received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid

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by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; provided that a Controlling Class Representative has been elected and such approval of the Controlling Class Representative may not be unreasonably withheld; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee and the Paying Agent.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1) is true and correct in all material respects as of the Cut-Off Date;

     (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

     (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

     (v) each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan are the legal, valid and binding obligations of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with their terms, except that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note,

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            Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

     (vii) the assignment of the related Mortgage and assignment of leases in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage and leases to the Trustee (subject to customary limitations);

     (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) liens for current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and
            (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

     (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (x) to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date, and to the applicable Mortgage Loan Seller's actual knowledge based solely upon due diligence customarily performed with the origination of comparable mortgage loans by the Mortgage Loan Seller, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property;

     (xi) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such Mortgaged Property, or (b) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related Mortgaged Property;

     (xii) as of the Cut-Off Date, the Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

     (xiii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the Paying Agent and the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     Any breach of a representation or warranty as to a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan") that materially and adversely affects the value of such other Mortgage Loans, and is not cured as provided for above, will require the repurchase or substitution of all such cross-collateralized and cross-defaulted Mortgage Loans which are materially and adversely affected by such breach; provided, that if any Crossed Loan is not so repurchased or substituted, then such Crossed Loan shall be released from its cross-collateralization and cross-default provision so long as such Crossed Loan is held in the Trust Fund.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to First Union National Bank in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-

Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this Prospectus Supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this Prospectus Supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any affiliate of either has extended to any obligor on a Mortgage Note.

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating

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

to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative, and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this Prospectus Supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     First Union National Bank, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. First Union National Bank is a wholly owned subsidiary of First Union Corporation, and as such is our affiliate and one of the Mortgage Loan Sellers. In addition, it is anticipated that First Union National Bank will be the holder of the three Companion Loans described herein. First Union National Bank's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

     As of June 30, 2001, First Union National Bank and its affiliates were responsible for master or primary servicing approximately 6,377 commercial and multifamily loans, totaling approximately $41.7 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this Prospectus Supplement concerning First Union National Bank has been provided by First Union National Bank, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. First Union National Bank (apart from its obligations as a Mortgage Loan Seller and except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer under the Pooling and Servicing Agreement (the "Special Servicer"), and will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. The principal executive offices of the Special Servicer are located at 760 NW 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate related assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities as to which LNR has the right to be special servicer, and (iv) making high yielding real estate loans and equity investments. The Special Servicer has regional

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offices located across the country in Florida, Georgia, Oregon and California.
As of March 2001, the Special Servicer and its affiliates were managing a portfolio which included an original count of over 12,800 assets in most states with an original face value of over $59 billion, most of which are commercial real estate assets. Included in this managed portfolio are $55 billion of commercial real estate assets representing 73 securitization transactions, for which the Special Servicer is servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth. It is anticipated that Lennar Partners, Inc. will be the holder of an economic interest in the Companion Loans.

     The information set forth herein regarding the Special Servicer has been provided by Lennar Partners, Inc. and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. The Controlling Class Representative is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The Controlling Class Representative" in this Prospectus Supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Certificate Balance of which is (i) greater than 25% of its original Certificate Balance and (ii) equal to or greater than 1.0% of the sum of the original Certificate Balances of all the Sequential Pay Certificates; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Class Z-I and Class Z-II Certificates, the REMIC Residual Certificates or the Class IO Certificates) bearing the latest alphabetical Class designation. The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of written confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this Prospectus Supplement and the accompanying Prospectus.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan or Companion Loan as to which (a) the related Mortgagor has (i) failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan or Companion Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer has determined, in its good faith reasonable judgment, based on communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer shall have determined, in its good faith and reasonable judgment, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     In general, each Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related Mortgage Note were a Certificateholder. If a Companion Loan becomes specially serviced, then the related Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under the AB Mortgage Loans or the related Companion Loans are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of the related Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--AB Mortgage Loans" in this Prospectus Supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Paying Agent with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof. Mortgage Loans serviced by the Special Servicer are referred to in this Prospectus Supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets". The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan, and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.05% to 0.085%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.05256% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to the Companion Loans. Otherwise, all references in this section to "Mortgage Loans" will include the Companion Loans.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage
Loan) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.025% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this Prospectus Supplement, Principal Recovery Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset, which Principal Recovery Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account. However, no Principal Recovery Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the Prospectus) resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a Mortgage Loan Seller (as described in this Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions"), (ii) by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Termination" or
(iii) in certain other limited circumstances. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all modification fees, assumption fees, assumption application fees, late payment charges and default interest (to the extent not used to offset interest on Advances and the cost of property inspections as provided in the Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account during the preceding 12-month period and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $20,000,000, permit the transfer of equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (v) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Served Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class of Class IO Certificates) then outstanding, and (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the servicing standard described under "--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Paying Agent, the Master Servicer, the Controlling Class Representative and the Rating Agencies of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" in this Prospectus Supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgaged Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements and (iv) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraph, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer and, the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative, has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

(i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii) any modification or waiver of any term of the related Mortgage Loan Documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less);

(iii)any proposed sale of a REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement or pursuant to a Purchase Option as described below under "--Defaulted Mortgage Loans; REO Properties; Purchase Option);

(iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

(vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

(vii)any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may, direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund, the Paying Agent or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.

     Limitation on Liability of Controlling Class Representative. The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the servicing standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the servicing standard.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (the "Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the servicing standard described under "--General" above, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related Mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the servicing standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the Master Servicer, the Paying Agent and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the servicing standard described in the Pooling and Servicing Agreement; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without

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recourse to, or representation or warranty by, the Trustee, the Paying Agent, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer, the Paying Agent or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor, the Paying Agent or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.0x; the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required at its expense to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other year. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the servicing standard described under "--General" above to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-C3 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of August 15, 2001, among the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund;
(iii) such funds or assets as from time to time are deposited in the Certificate Account, the REO Accounts, the Additional Interest Account and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates");
(iii) the Class IO-I and Class IO-II Certificates (collectively, the "Class IO Certificates" and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates"); and (v) the Class Z-I and Class Z-II Certificates.

     Only the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class IO-I and Class IO-II Certificates (collectively, the "Non-Offered Certificates"), the Class Z-I and Class Z-II Certificates and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this Prospectus Supplement regarding the terms of the Non-Offered Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme ("Clearstream Luxembourg") or Euroclear (in Europe) if they are Participants of such respective system, or indirectly through organizations that are Participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream Luxembourg and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream Luxembourg, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Luxembourg Participant or Euroclear Participant on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Paying Agent through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Clearstream Luxembourg and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Paying Agent to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream Luxembourg, Euroclear or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer, the Paying Agent, nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream Luxembourg is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     The information in this Prospectus Supplement concerning DTC, Clearstream Luxembourg or Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but none of the Depositor or the Underwriters takes any responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                                                                 PERCENTAGE OF
                                                              CLOSING DATE       CUT-OFF DATE
CLASS OF CERTIFICATES                                      CERTIFICATE BALANCE   POOL BALANCE
---------------------                                      -------------------   -------------
Class A-1 Certificates...................................     $ 50,000,000            6.11%
Class A-2 Certificates...................................     $139,853,000           17.08%
Class A-3 Certificates...................................     $435,531,000           53.19%
Class B Certificates.....................................     $ 33,777,000            4.13%
Class C Certificates.....................................     $ 12,283,000            1.50%
Class D Certificates.....................................     $ 23,541,000            2.87%
Class E Certificates.....................................     $ 11,259,000            1.38%
Non-Offered Certificates (other than Class IO
  Certificates)..........................................     $112,590,217           13.75%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a "Notional Amount") of the related Class of Class IO Certificates. The Notional Amount of the Class IO-I Certificates will generally be equal to the aggregate of the Component Balances of the Components outstanding from time to time. The Notional Amount of the Class IO-II Certificates will generally be equal to the aggregate of the Component Balances of the Class A-3B, Class B, Class C, Class D, Class E, Class F and Class G Components outstanding from time to time. The initial Notional Amount for (i) the Class IO-I Certificates will be $818,834,217, and
(ii) the Class IO-II Certificates will be $469,425,000.

     Solely for the purposes of calculating the Notional Amounts of the Class IO-I and Class IO-II Certificates and the Pass-Through Rates applicable to the Class IO-I and Class IO-II Certificates for each Distribution Date, the aggregate Certificate Balance of each Class of Sequential Pay Certificates will be deemed to consist of a single (or two, in the case of the Class A-3 Certificates) component (each a "Component"). Each Component will have a balance (a "Component Balance") that will be reduced by any distributions of principal (except as described below with respect to the Class A-3 Components) made on the related Class of Certificates or any allocations of Realized Losses or Additional Trust Fund Expenses to such Class.

     The Notional Amount of the Class IO-I Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Additional Trust Fund Expenses actually allocated to, that portion of the aggregate Certificate Balances of the Sequential Pay Certificates that corresponds to the Components. The Notional Amount of the Class IO-II Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Additional Trust Fund Expenses actually allocated to, that portion of the aggregate Certificate Balances of the Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates that correspond to the Class A-3B, Class B, Class C, Class D, Class E, Class F and Class G Components, respectively.

     The initial Component Balances of the Components will be as follows: Class A-1 ($50,000,000), Class A-2 ($139,853,000), Class A-3 ($435,531,000), Class B
($33,777,000), Class C ($12,283,000), Class D ($23,541,000), Class E
($11,259,000), Class F ($12,283,000), Class G ($12,282,000), Class H
($12,283,000), Class J ($18,423,000), Class K ($14,330,000), Class L
($6,141,000), Class M ($4,094,000), Class N ($6,142,000), Class O ($4,094,000)
and Class P ($22,518,217).

     In addition, the Class A-3 Component will be deemed to consist of two Components. The "Class A-3A Component" will have a Component Balance initially equal to $71,531,000, which amount will be deemed to be reduced by the amount of all distributions of principal allocated to the Class A-3 Component until such Component Balance is reduced to zero. The other Class A-3 Component, the "Class A-3B Component", will have a Component Balance initially equal to $364,000,000 which, following the reduction of the Component Balance of the Class A-3A Component to zero, will be deemed reduced by the amount of all distributions of principal in reduction of the aggregate Component Balance of the Class A-3 Component until the Component Balance of the Class A-3B Component (and the aggregate Component Balance of the Class A-3 Component) has been reduced to zero.

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Certificates will result in an increase in the Notional Amount of the Class IO-I Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-3 Certificates (to the extent allocated to the Class A-3B Component) or the Class B, Class C, Class D, Class E, Class F or Class G Certificates, the Class IO-II Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or notional amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the

REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z-I and Class Z-II Certificates do not have Certificate Balances or notional amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the respective fixed rate per annum set forth on the front cover of this Prospectus Supplement. Each Component will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate on the related Class of Certificates.

     The Pass-Through Rate applicable to the Class IO-I Certificates for the initial Distribution Date will equal approximately 0.67899% per annum. The Pass-Through Rate applicable to the Class IO-I Certificates for each Distribution Date will, in general, equal the weighted average of the Class IO-I Strip Rates for the respective Classes of Components (and, in the case of the Class A-3 Component, the Class A-3A and Class A-3B Components thereof) for such Distribution Date (weighted on the basis of the respective Component Balances of such Components outstanding immediately prior to such Distribution Date). The "Class IO-I Strip Rate" in respect of any Class of Components (and in the case of the Class A-3 Component, the Class A-3A and Class A-3B Components thereof) for any Distribution Date will, in general, equal (i) in the case of the Class A-1, Class A-2, Class A-3A, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Components, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the Pass-Through Rate for such Component and (ii) in the case of the Class A-3B, Class B, Class C, Class D, Class E, Class F and Class G Components (x) for any Distribution Date occurring on or before the Distribution Date in August 2008, (1) the Weighted Average Net Mortgage Rate for such Distribution Date minus (2) the sum of the Pass-Through Rate for such Component and the Class IO-II Strip Rate for such Component, and
(y) for any Distribution Date occurring after the Distribution Date in August 2008, (1) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (2) the Pass-Through Rate for such Component (but in no event will any Class IO-I Strip Rate be less than zero).

     The Pass-Through Rate applicable to the Class IO-II Certificates for the initial Distribution Date will equal approximately 1.10259% per annum. The Pass-Through Rate applicable to the Class IO-II Certificates for each Distribution Date and on or before the Distribution Date in August 2008 will, in general, equal the weighted average of the Class IO-II Strip Rates for the Class A-3B, Class B, Class C, Class D, Class E, Class F and Class G Components for such Distribution Date (weighted on the basis of the respective Component Balances of such Component outstanding immediately prior to such Distribution
Date). The "Class IO-II Strip Rate" in respect of the Class A-3B, Class B, Class C, Class D, Class E, Class F and Class G Components for any Distribution Date will, in general, equal (i) for any Distribution Date occurring on or before the Distribution Date in August 2008, (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date and (2) the reference rate specified on Annex K to this Prospectus Supplement for such Distribution Date minus (y) the Pass-Through Rate for such Component (but in no event will any Class IO-II Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the Distribution Date in August 2008, 0% per annum.

     In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class IO Certificates, the respective Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z-I and Class Z-II Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 3 Mortgage Loans (loan numbers 97, 103 and
113), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan, other than the 3 Mortgage Loans, representing 0.6% of the Cut-Off Date Pool Balance, which accrue interest on a 30/360 basis, in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be, for any Distribution Date, the fourth business day prior to such Distribution Date.

DISTRIBUTIONS

     General. Distributions on the Certificates are made by the Paying Agent, to the extent of the Available Distribution Amount, on the fifteenth day of each month or, if any such fifteenth day is not a business day, then on the next succeeding business day with the same force and effect (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in September 2001.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

             (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

             (ii) any Prepayment Premiums and Yield Maintenance Charges;

             (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans and any Master Servicing Fee and Trustee Fee on the Companion Loans to the extent amounts payable to the holder of the Companion Loans are insufficient to pay such fees;

             (iv) any amounts deposited in the Certificate Account in error;

             (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z-I and Class Z-II Certificates); and

             (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution.

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement, "--P&I Advances" below and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Interest Reserve Account. The Master Servicer will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the "Interest Reserve

Loans") which accrues interest on an Actual/360 Basis an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Additional Interest Account. The Paying Agent will establish and will maintain an "Additional Interest Account" in the name of the Paying Agent for the benefit of the holders of the Class Z-I and Class Z-II Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received during the related Collection Period will be deposited into the Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution Date, the Paying Agent will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class IO-I Certificates and Class IO-II Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Principal Distribution Amount for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates on such Distribution Date;

          (4) after the Class A-1 Certificates and the Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates and/or Class A-2 Certificates on such Distribution Date;

          (5) to distributions to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

          (6) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (7) after the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the

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     Class A-1 Certificates, Class A-2 Certificates and/or Class A-3
     Certificates on such Distribution Date;

          (8) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (9) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (10) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and/or Class B Certificates on such Distribution Date;

          (11) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (12) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (13) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates and/or Class C Certificates on such Distribution Date;

          (14) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (15) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (16) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates and/or Class D Certificates on such Distribution Date;

          (17) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (19) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the

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     then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and/or Class E Certificates on such Distribution Date;

          (20) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (21) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (22) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and/or Class F Certificates on such Distribution Date;

          (23) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (24) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (25) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and/or Class G Certificates on such Distribution Date;

          (26) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (27) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (28) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and/or Class H Certificates on such Distribution Date;

          (29) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (30) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (31) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and/or Class J Certificates on such Distribution Date;

          (32) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (33) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (34) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and/or Class K Certificates on such Distribution Date;

          (35) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (36) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (37) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and/or Class L Certificates on such Distribution Date;

          (38) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (39) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (40) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and/or Class M Certificates on such Distribution Date;

          (41) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (42) to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (43) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and/or Class N Certificates on such Distribution Date;

          (44) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (45) to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (46) after the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and/or Class O Certificates on such Distribution Date;

          (47) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (48) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (47) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero (prior to retirement of two or more Classes of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates) as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement), the payments of principal to be made as contemplated by clauses (2), (3) and (4) above with respect to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates, as the case may be, for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO-I and Class IO-II Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class IO-I or Class IO-II Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class IO Certificates) will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class IO Certificates) for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Senior Certificates, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all Liquidation Proceeds, Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases and Substitution Shortfall Amounts and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

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     Treatment of REO Properties.  Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected will be distributed in respect of the Offered Certificates and the Class F, Class G and Class H Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums".

     Prepayment Premiums collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Prepayment Premiums equal to the product of (a) the amount of such Prepayment Premiums; and (b) a fraction, the numerator of which is equal to the amount of principal distributable to such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. The portion, if any, of the Prepayment Premiums remaining after any such payments described above will be distributed to the Class IO-I Certificates.

     Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Yield Maintenance Charges equal to the product of (a) the amount of such Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal on any particular Distribution Date on which a Yield Maintenance Charge is distributable, the aggregate amount of such Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Yield Maintenance Charges remaining after any such payments described above will be distributed to the holders of the Class IO-I Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates and the Class F, Class G and Class H Certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the "Discount Rate" will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Yield Maintenance Charge, or of the collectability of any Prepayment Premiums or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

     Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed to, in the case of Additional Interest collected on a First Union Mortgage Loan, all the holders of the Class Z-I Certificates and in the case of Additional Interest collected on a GACC Mortgage Loan, all the holders of the Class Z-II Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this Prospectus Supplement, to the rights of holders of the Class A and Class IO Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates, is intended to enhance the likelihood of timely receipt by the holders of the Class A and Class IO Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and the Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class IO Certificates), (b) to the holders of the Class D Certificates by means of the subordination of the Class E and the Non-Offered Certificates (other than the Class IO Certificates), (c) to the holders of the Class C Certificates by means of the subordination of the Class D, Class E and the Non-Offered Certificates (other than the Class IO Certificates), (d) to the holders of the Class B Certificates by means of the subordination of the Class C, Class D, Class E and the Non-Offered Certificates (other than the Class IO Certificates), and (e) to the holders of the Class A and Class IO Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1, Class A-2 and Class A-3 Certificates, to the extent such Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and

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then the Class A-1, Class A-2, Class A-3, Class IO-I and Class IO-II
Certificates, to the extent such Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-2 and Class A-3 Certificates (unless the aggregate Certificate Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-3 Certificates until the Certificate Balance thereof has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1, Class A-2 and Class A-3 Certificates, the percentage interest in the Trust Fund evidenced by such Class A-1, Class A-2 and Class A-3 Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1, Class A-2 and Class A-3 Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans, that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution
Date: first, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess

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of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield
Maintenance Charges) and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Principal Recovery Fees, or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Paying Agent and the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus (the Paying Agent having the same rights to indemnity and reimbursement as described thereunder with respect to the Trustee), certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties; Purchase Option" in this Prospectus Supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees, in respect of the Mortgage Loans and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the related Determination Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the

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amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in "--Appraisal Reductions" below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, Prepayment Premium, Yield Maintenance Charges or Additional Interest.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or Liquidation Proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the servicing standards described in this Prospectus Supplement, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account during the preceding 12-month period and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement; provided, however, that no interest will accrue on any P&I Advance made with respect to a Mortgage Loan if the related Periodic Payment is received prior to the due date for the related Mortgage Loan or the expiration of any applicable grace period. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this Prospectus Supplement.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy

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proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR
Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus
(ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "--P&I Advances" above. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse alphabetical order.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Paying Agent Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Paying Agent, the Paying Agent is required

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to provide or make available either electronically (on the Paying Agent's internet website initially located at "www.etrustee.net") or by first class mail on each Distribution Date to each Certificateholder:

          1. A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this Prospectus Supplement, setting forth, among other things, for each Distribution Date:

           (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

           (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable
                     Certificate Interest;

           (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment
                     Premiums and Yield Maintenance Charges;

           (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund
                     Expenses;

           (v)       the Available Distribution Amount for such Distribution
                     Date;

           (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date; (b) the aggregate amount of servicing advances as of the close of business on the related Determination Date; and (c) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

           (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related
                     Determination Date;

           (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

           (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment
                     Date and weighted average Mortgage Rate of the Mortgage
                     Loans as of the close of business on the related
                     Determination Date;

           (x)       the number and aggregate Stated Principal Balance
                     (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

           (xi)      as to each Mortgage Loan referred to in the preceding clause
                     (x) above: (a) the loan number thereof, (b) the Stated
                     Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

           (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event
                     (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

           (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination
                     (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

           (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

           (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

           (xvi)     the Pass-Through Rate for each Class of REMIC Regular
                     Certificates for such Distribution Date;

           (xvii)    the Principal Distribution Amount for such Distribution Date
                     (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related
                     Mortgage Loan and the amount of such prepayment or other collection of principal);

           (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund
                     Expenses incurred during the related Collection Period;

           (xix)     the aggregate of all Realized Losses and Additional Trust
                     Fund Expenses that were allocated to each Class on such Distribution Date;

           (xx)      the Certificate Balance of each Class of REMIC Regular
                     Certificates (other than the Class IO Certificates) and the
                     Notional Amount of the Class IO-I and Class IO-II
                     Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

           (xxi)     the certificate factor for each Class of REMIC Regular
                     Certificates immediately following such Distribution Date;

           (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee during the related Collection
                     Period;

           (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period;

           (xxiv) the aggregate amount of servicing fees and Trustee fees paid to the Master Servicer, the Special Servicer, the Paying
                     Agent and the Trustee, as applicable, during the related
                     Collection Period;

           (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related
                     Determination Date;

           (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

           (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates;

           (xxviii)  the aggregate amount of Prepayment Premiums and Yield
                     Maintenance Charges collected during the related Collection
                     Period; and

           (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates, Class
                     Z-I Certificates and Class Z-II Certificates on such
                     Distribution Date.

          2. A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          3. A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Paying Agent) to the Paying Agent prior to each Distribution Date, and the Paying Agent is required to provide or make available either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following nine reports providing the required information (unless otherwise specified below) as of the Determination Date immediately preceding the preparation of each such report:

          (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex C attached to this Prospectus Supplement, prepared by the Master Servicer (combining reports prepared by the Master Servicer and the Special Servicer) setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property and status of resolution.

          (b) A "Historical Loan Modification Report" containing substantially the content set forth in Annex D attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

          (c) A "Historical Liquidation Report" containing substantially the content set forth in Annex E attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

          (d) An "REO Status Report" containing substantially the content set forth in Annex F attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, with respect to each REO Property then currently included in the Trust Fund, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and
     (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (e) A "Watch List Report" containing substantially the content set forth in Annex G attached to this Prospectus Supplement, prepared by the Master Servicer identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x, other than the Credit Lease Loans or Mortgage Loans whose operating results for the first year of operations represent less than seven months of operating history, (ii) that has a stated maturity date occurring in the next ninety days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any Advance has been outstanding for 30 days or more,
     (v) that has been a Specially Serviced Mortgage Loan in the past 90 days,
     (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the rentable area of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months (without being replaced by one or more tenants or leases), (viii) that is late in making its Periodic Payment three or more times in the preceding 12 months,

     (ix) with material deferred maintenance at the related Mortgaged Property or (x) that is 30 or more days delinquent; provided that a Mortgage Loan will not be identified on the Watch List solely because the related borrower has failed to deliver operating statements, rent rolls or other financial statements required to be delivered under the Mortgage Loan documents.

          (f) An "Operating Statement Analysis" containing substantially the content set forth in Annex H attached to this Prospectus Supplement, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Master Servicer or the Special Servicer is required consistent with the servicing standards described in this Prospectus Supplement to endeavor to obtain such operating statements and rent rolls.

          (g) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex I attached to this Prospectus Supplement, for such property (with the related annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

          (h) A "Comparative Financial Status Report" containing substantially the content set forth in Annex J attached to this Prospectus Supplement, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Master Servicer's or Special Servicer's possession, as applicable): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

          (i) An "Interim Delinquent Loan Status Report" identifying each Mortgage Loan that was delinquent as of the end of the calendar month immediately preceding the preparation of such report.

          (j) A "Credit Lease Loan Report" identifying each Credit Lease Loan and all publicly available ratings of S&P and Fitch for the related tenant or guarantor as of the Closing Date and the immediately preceding Determination Date and whether the related tenant or guarantor has been placed on a "credit watch".

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this Prospectus Supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this Prospectus Supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Paying Agent prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Paying Agent will be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Paying Agent, as applicable.

     Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Paying Agent reports be mailed directly or provided electronically to it by written request to the Paying Agent (accompanied by evidence of such beneficial ownership) at the office of the Paying Agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. The Paying Agent will make available each month, to any interested party, the Distribution Date Statement via the Paying Agent's internet website. In addition, the Paying Agent will make available each month the Unrestricted Servicer Reports on the Paying Agent's internet website. The Paying Agent's internet website will initially be located at www.etrustee.net. For assistance with the above mentioned services, investors may call (312) 904-7807. In addition, the Paying Agent will also make Mortgage Loan information as presented in the CMSA loan setup file, CMSA Collateral Summary File, CMSA Bond File and CMSA Loan Periodic Update File format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, or any other interested party via the Paying Agent's internet website. In addition, pursuant to the Pooling and Servicing Agreement, the Paying Agent will make available as a convenience for interested parties the Pooling and Servicing Agreement via the Paying Agent's internet website. The Paying Agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefore. In addition, the Paying Agent may disclaim responsibility for any information distributed by the Paying Agent for which it is not the original source.

     The Paying Agent will, upon request, make available each month, the Restricted Servicer Reports and the CMSA Property File, to any Privileged Person (defined below).

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.firstunion.com", (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Paying Agent or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Paying Agent or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, the Underwriters or any party to the Pooling and Servicing Agreement.

     In connection with providing access to the Paying Agent's internet website or the Master Servicer's internet website, the Paying Agent or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Paying Agent nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Paying Agent to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all

Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement, which Distribution Date shall in each case be as follows:

                                                            ASSUMED FINAL
CLASS DESIGNATION                                         DISTRIBUTION DATE
-----------------                                         -----------------
Class A-1...............................................  April 15, 2006
Class A-2...............................................  January 15, 2011
Class A-3...............................................  June 15, 2011
Class B.................................................  June 15, 2011
Class C.................................................  July 15, 2011
Class D.................................................  July 15, 2011
Class E.................................................  July 15, 2011

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BE DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this Prospectus Supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and in the accompanying Prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the Distribution Date in August 2033, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this Prospectus Supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class IO Certificates (allocated, pro rata, between the Classes of Class IO Certificates based on Notional Amount) and (ii) in the case of any other Class of Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I, Class R-II, Class Z-I and Class Z-II Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1, Class A-2, and Class A-3 Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or the Mortgage Loan Sellers) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Paying Agent or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO
Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Paying Agent generally as described in this Prospectus Supplement under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo") is acting as Trustee pursuant to the Pooling and Servicing Agreement. Wells Fargo, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Certificate transfer services are conducted at Wells Fargo offices in Minneapolis. Wells Fargo otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Certificateholders and other interested parties should direct their inquires to Wells Fargo CMBS Customer Service office. The telephone number is (301) 815-6600. See "DESCRIPTION OF THE POOLING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, a portion of the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the trustee fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association will be the paying agent (in such capacity, the "Paying Agent") under the Pooling and Servicing Agreement. In addition, LaSalle Bank National Association will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent").

     The Paying Agent also has certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and Other Administrative Matters" in the Prospectus. LaSalle Bank National Association is one of the Mortgage Loan Sellers.

     As compensation for its duties as Paying Agent, Certificate Registrar and Authenticating Agent, LaSalle Bank National Association will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement. The trustee fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Paying Agent will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Paying Agent will not be entitled to any fee with respect to any Companion Loan.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, and then, in respect of the Class A-3 Certificates and thereafter will generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and then the Non-Offered Certificates (other than the Class IO-I and Class IO-II Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans' documents.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls generally be borne by the holders of the respective Classes of Sequential Pay Certificates to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this Prospectus Supplement, to the holders of the respective Classes of Sequential Pay Certificates other than the Class A-1, Class A-2 and Class A-3 Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates (and the Class IO Certificates with respect to shortfalls of interest). As more fully described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class IO Certificates) on a pro rata basis.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and "YIELD CONSIDERATIONS--Prepayment Considerations" in the accompanying Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balances thereof is reduced to zero, and, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, and, will thereafter generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR," respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this Prospectus Supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this Prospectus Supplement (i.e., a 30/360 basis or an actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this Prospectus Supplement, (xii) the borrower under the Mortgage Loan which permits the borrower to choose between defeasance or a Yield Maintenance Charge chooses to be subject to a Yield Maintenance Charge, (xiii) distributions on the Certificates are made on the fifteenth day (each assumed to be a business day) of each month, commencing in September 2001, and (xiv) the Closing Date for the sale of the Offered Certificates is August 21, 2001.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
08/15/02...........................................     85       85       85       85       85
08/15/03...........................................     69       69       69       69       69
08/15/04...........................................     51       51       51       51       50
08/15/05...........................................     32       29       27       25       23
08/15/06...........................................      0        0        0        0        0
Weighted average life (in years)...................   2.90     2.87     2.84     2.81     2.78

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
08/15/02...........................................    100      100      100      100      100
08/15/03...........................................    100      100      100      100      100
08/15/04...........................................    100      100      100      100      100
08/15/05...........................................    100      100      100      100      100
08/15/06...........................................     63       61       59       57       56
08/15/07...........................................     55       52       50       47       45
08/15/08...........................................     42       38       35       32       29
08/15/09...........................................     33       28       25       21       18
08/15/10...........................................     23       18       14       10        7
08/15/11...........................................      0        0        0        0        0
Weighted average life (in years)...................   6.69     6.53     6.38     6.24     6.13

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3
                                  CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
08/15/02...........................................    100      100      100      100      100
08/15/03...........................................    100      100      100      100      100
08/15/04...........................................    100      100      100      100      100
08/15/05...........................................    100      100      100      100      100
08/15/06...........................................    100      100      100      100      100
08/15/07...........................................    100      100      100      100      100
08/15/08...........................................    100      100      100      100      100
08/15/09...........................................    100      100      100      100      100
08/15/10...........................................    100      100      100      100      100
08/15/11...........................................      0        0        0        0        0
Weighted average life (in years)...................   9.68     9.67     9.67     9.66     9.66

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
08/15/02...........................................    100      100      100      100      100
08/15/03...........................................    100      100      100      100      100
08/15/04...........................................    100      100      100      100      100
08/15/05...........................................    100      100      100      100      100
08/15/06...........................................    100      100      100      100      100
08/15/07...........................................    100      100      100      100      100
08/15/08...........................................    100      100      100      100      100
08/15/09...........................................    100      100      100      100      100
08/15/10...........................................    100      100      100      100      100
08/15/11...........................................      0        0        0        0        0
Weighted average life (in years)...................   9.82     9.82     9.82     9.82     9.82

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
08/15/02...........................................    100      100      100      100      100
08/15/03...........................................    100      100      100      100      100
08/15/04...........................................    100      100      100      100      100
08/15/05...........................................    100      100      100      100      100
08/15/06...........................................    100      100      100      100      100
08/15/07...........................................    100      100      100      100      100
08/15/08...........................................    100      100      100      100      100
08/15/09...........................................    100      100      100      100      100
08/15/10...........................................    100      100      100      100      100
08/15/11...........................................      0        0        0        0        0
Weighted average life (in years)...................   9.86     9.85     9.83     9.82     9.82

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
08/15/02...........................................    100      100      100      100      100
08/15/03...........................................    100      100      100      100      100
08/15/04...........................................    100      100      100      100      100
08/15/05...........................................    100      100      100      100      100
08/15/06...........................................    100      100      100      100      100
08/15/07...........................................    100      100      100      100      100
08/15/08...........................................    100      100      100      100      100
08/15/09...........................................    100      100      100      100      100
08/15/10...........................................    100      100      100      100      100
08/15/11...........................................      0        0        0        0        0
Weighted average life (in years)...................   9.90     9.90     9.90     9.90     9.90

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                        0% CPR DURING LOCKOUT AND DEFEASANCE
                                                             OTHERWISE AT INDICATED CPR
                                                     -------------------------------------------
DISTRIBUTION DATE                                    0% CPR   3% CPR   6% CPR   9% CPR   12% CPR
-----------------                                    ------   ------   ------   ------   -------
Initial Date.......................................    100      100      100      100      100
08/15/02...........................................    100      100      100      100      100
08/15/03...........................................    100      100      100      100      100
08/15/04...........................................    100      100      100      100      100
08/15/05...........................................    100      100      100      100      100
08/15/06...........................................    100      100      100      100      100
08/15/07...........................................    100      100      100      100      100
08/15/08...........................................    100      100      100      100      100
08/15/09...........................................    100      100      100      100      100
08/15/10...........................................    100      100      100      100      100
08/15/11...........................................      0        0        0        0        0
Weighted average life (in years)...................   9.90     9.90     9.90     9.90     9.90

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, two separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z-I and Class Z-II Certificates will represent undivided beneficial interests in those assets.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, the Offered Certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount or amortization of issue premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs-- Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If any class of Offered Certificates is treated as having been issued with original issue discount, and the method for computing original issue discount described in the accompanying Prospectus results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to such period would be zero. Such a Certificateholder generally will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. However, although the matter is not free from doubt, a Certificateholder that realizes any negative amortization of original issue discount with respect to its Certificate may be permitted to deduct a loss to the extent that its respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Paying Agent in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     Based on their anticipated issue prices (including accrued interest) the Offered Certificates will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium.

See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by multifamily and manufactured housing properties and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

     The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations were effective January 1, 2001. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law" and any of the foregoing, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to Similar Law.

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3, 1996) to First Union Corporation, and its subsidiaries and its affiliates, which include First Union Securities, Inc. ("First Union Securities"), Final Authorization Number ("FAN") 97-03E (December 9, 1996) to Deutsche Banc Alex. Brown Inc. ("DBAB") and FAN 98-08E (April 27, 1998) to ABN AMRO Incorporated ("ABNAMRO"), each as amended by PTE 97-34 (July 21, 1997) and PTE 2000-58 (November 13, 2000)) (each, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) First Union Securities, (b) DBAB, (c) ABNAMRO,
(d) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union Securities, DBAB or ABNAMRO and (e) any member of the underwriting syndicate or selling group of which First Union Securities, DBAB or ABNAMRO or a person described in
(d) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title 1 of ERISA, such as certain Keogh plans and certain individual retirement accounts.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates.

     If the general conditions of the Exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan,
(ii) the direct or
indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the Offered Certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the assets contained in the Trust and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in the Offered Certificates does not exceed 25% of all of the Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and
(iv) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans, under Similar Law). Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless such Certificates are rated in one of the top four rating categories by at least one NRSRO at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

     The borrower with respect to the 600 Battery Street Loan (loan number 4) is owned in part by the National Electric Benefit Fund. If the assets of the borrower were deemed to be plan assets of the National Electric Benefit Fund, and if the purchase of a Certificate were deemed to be an indirect loan to the borrower, then the purchase of a Certificate by an investor that is a "Party in Interest" (as defined in the Prospectus) with respect to the National Electric Benefit Fund whose assets are invested in the borrower may constitute a prohibited transaction under ERISA or the Code. Such a prohibited transaction may result in severe financial penalties. The Exemptions cannot apply to this type of prohibited transaction. THERE ARE CERTAIN OTHER PROHIBITED TRANSACTION EXEMPTIONS WHICH MIGHT POSSIBLY APPLY TO THE PURCHASE OF A CERTIFICATE BY SUCH PARTY IN INTEREST, INCLUDING PTE 84-14 (RELATING TO CERTAIN TRANSACTIONS EFFECTED BY A "QUALIFIED PROFESSIONAL ASSET MANAGER"). A PARTY IN INTEREST TO THE NATIONAL BENEFIT ELECTRIC

FUND SHOULD NOT PURCHASE A CERTIFICATE UNLESS, IN CONSULTATION WITH ITS LEGAL ADVISORS, IT DETERMINES THAT A PROHIBITED TRANSACTION EXEMPTION SUCH AS PTE 84-14 IS AVAILABLE.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" in the Prospectus.

     The Depositor makes no representation as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and First Union Securities, DBAB and ABNAMRO (collectively, the "Underwriters"), the Depositor has agreed to sell to each of First Union Securities, DBAB and ABNAMRO and each of First Union Securities, DBAB and ABNAMRO has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5%:

CLASS                                       FIRST UNION SECURITIES      DBAB         ABNAMRO
-----                                       ----------------------      ----       -----------
Class A-1.................................       $ 40,513,277        $ 9,486,723            --
Class A-2.................................       $ 97,112,756        $22,740,244   $20,000,000
Class A-3.................................       $336,690,450        $78,840,550   $20,000,000
Class B...................................       $ 27,368,339        $ 6,408,661            --
Class C...................................       $  9,952,492        $ 2,330,508            --
Class D...................................       $ 19,074,461        $ 4,466,539            --
Class E...................................       $  9,122,780        $ 2,136,220            --

     First Union Securities, DBAB and ABNAMRO are acting as co-lead managers of the offering. First Union Securities and DBAB are acting as co-bookrunners for the offering.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $712,009,498, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, First Union Securities, DBAB and ABNAMRO may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities

Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this Prospectus Supplement and "RISK FACTORS--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" in the accompanying Prospectus.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, First Union Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     First Union Securities, one of the Underwriters, is an affiliate of the Depositor and First Union National Bank, which is one of the Mortgage Loan Sellers, the Master Servicer and the holder of the Companion Loans. DBAB, one of the Underwriters, is an affiliate of German American Capital Corporation, a Mortgage Loan Seller. ABNAMRO, one of the Underwriters, is an affiliate of LaSalle Bank National Association, which is one of the Mortgage Loan Sellers, the Paying Agent, the Certificate Registrar and the Authenticating Agent. It is expected that First Union National Bank and German American Capital Corporation or one of their affiliates will initially own the Class Z-I and Class Z-II Certificates, respectively.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, Charlotte, North Carolina, and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from Fitch and S&P (the "Rating Agencies"):

                                                                EXPECTED
                                                              RATINGS FROM
CLASS                                                          FITCH/S&P
-----                                                         ------------
Class A-1...................................................  AAA / AAA
Class A-2...................................................  AAA / AAA
Class A-3...................................................  AAA / AAA
Class B.....................................................   AA / AA
Class C.....................................................  AA- / AA-
Class D.....................................................    A / A
Class E.....................................................   A- / A-

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the

Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the accompanying Prospectus.

                             INDEX OF DEFINED TERMS

                                                                     PAGE
                                                              ------------------
30/360 basis................................................                S-74
600 Battery Street Loan.....................................               S-104
AB Mortgage Loans...........................................                S-78
ABN AMRO....................................................               S-161
Accrued Certificate Interest................................               S-137
Actual/360..................................................                S-74
Additional Interest.........................................                S-74
Additional Interest Account.................................               S-132
Additional Rights...........................................                S-81
Additional Trust Fund Expenses..............................               S-141
Administrative Cost Rate....................................                S-84
Advance.....................................................               S-143
Alliance Holdings...........................................               S-103
Alliance Loan...............................................               S-103
Anticipated Repayment Date..................................                S-74
Appraisal Reduction Amount..................................               S-144
ARD Loans...................................................                S-74
Assumed Final Distribution Date.............................               S-150
Assumed Scheduled Payment...................................               S-138
Authenticating Agent........................................               S-152
Available Distribution Amount...............................               S-131
Balloon Loans...............................................                S-74
Balloon Payment.............................................                S-74
Bed.........................................................                S-84
Bond-Type Leases............................................                S-81
Capital Imp. Reserve........................................                S-85
Casualty or Condemnation Rights.............................                S-80
Certificate Balance.........................................               S-127
Certificate Deferred Interest...............................               S-128
Certificateholders..........................................               S-130
Certificate Registrar.......................................               S-152
Certificates................................................               S-124
CitiFinancial Building Loan.................................               S-105
Class.......................................................               S-125
Class A Certificates........................................               S-125
Class A-3A Component........................................               S-128
Class A-3B Component........................................               S-128
Class IO Certificates.......................................               S-125
Class IO-I Strip Rate.......................................               S-129
Class IO-II Strip Rate......................................               S-129
Clearstream Luxembourg......................................               S-125
Clearstream Luxembourg Participants.........................               S-127
CMSA Bond File..............................................               S-147
CMSA Collateral Summary File................................               S-147
CMSA Loan Periodic Update File..............................               S-147
CMSA Property File..........................................               S-147
Co-Lender and Servicing Agreement...........................                S-78
Collection Period...........................................               S-130
Companion Loan..............................................                S-78
Comparative Financial Status Report.........................               S-148

                                                                     PAGE
                                                              ------------------
Compensating Interest Payment...............................               S-118
Component...................................................               S-128
Component Balance...........................................               S-128
Constant Prepayment Rate....................................               S-156
Controlling Class...........................................               S-116
Controlling Class Representative............................               S-116
Cornerstone Loans...........................................               S-102
Corrected Mortgage Loan.....................................               S-117
CPR.........................................................               S-156
Credit Lease................................................                S-79
Credit Lease Assignment.....................................                S-81
Credit Lease Default........................................                S-80
Credit Lease Loan Report....................................               S-148
Credit Lease Loan Table.....................................                S-80
Credit Lease Loans..........................................                S-79
Crossed Loan................................................               S-113
Custodian...................................................               S-109
Cut-Off Date................................................                S-73
Cut-Off Date Balance........................................                S-73
Cut-Off Date LTV............................................                S-84
Cut-Off Date LTV Ratio......................................                S-84
Cut-Off Date Pool Balance...................................                S-73
DBAB........................................................               S-161
Defaulted Mortgage Loan.....................................               S-122
Defeasance..................................................                S-85
Defeasance Collateral.......................................                S-76
Delinquent Loan Status Report...............................               S-147
Depositaries................................................               S-125
Determination Date..........................................               S-130
Distributable Certificate Interest..........................               S-137
Distribution Date...........................................               S-130
Distribution Date Statement.................................               S-145
Double Net Leases...........................................                S-81
DSC Ratio...................................................                S-82
DSCR........................................................                S-82
DTC.........................................................               S-125
Due Date....................................................                S-74
Enhancement Insurer.........................................                S-81
ERISA.......................................................               S-161
Euroclear Participants......................................               S-127
Excess Cash Flow............................................                S-74
Excluded Plan...............................................               S-163
Exemption...................................................               S-161
Exemptions..................................................               S-161
FAN.........................................................               S-161
Final Recovery Determination................................               S-146
First Union Mortgage Loans..................................               S-107
First Union Securities......................................               S-161
Fitch.......................................................               S-162
Form 8-K....................................................               S-114
GACC........................................................                S-74
GACC Mortgage Loans.........................................               S-107

                                                                     PAGE
                                                              ------------------
Guarantor...................................................                S-79
Historical Liquidation Report...............................               S-147
Historical Loan Modification Report.........................               S-147
Indirect Participants.......................................               S-125
Insured Balloon Payment.....................................                S-74
Interest Accrual Period.....................................               S-130
Interest Reserve Account....................................               S-131
Interest Reserve Amount.....................................               S-132
Interest Reserve Loans......................................               S-131
Interim Delinquent Loan Status Report.......................               S-148
IRS.........................................................               S-160
Kendall Trust...............................................               S-106
Lake Creek Festival Loan....................................               S-106
LaSalle.....................................................                S-74
LaSalle Mortgage Loans......................................               S-107
LNR.........................................................               S-115
Loan per Sq. Ft.............................................                S-84
LOC Loans...................................................                S-83
Lockout.....................................................                S-85
Lockout Period..............................................                S-85
Loss of Rents...............................................                S-81
LTV at ARD or Maturity......................................                S-84
Maintenance Rights..........................................                S-80
Majority Subordinate Certificateholder......................               S-151
Master Servicer.............................................               S-115
Master Servicing Fee........................................               S-118
Master Servicing Fee Rate...................................               S-118
Maturity Date LTV Ratio.....................................                S-84
Money Rates.................................................               S-143
Monthly Rental Payments.....................................                S-79
Moody's.....................................................               S-161
Mortgage....................................................                S-73
Mortgage Deferred Interest..................................               S-128
Mortgage Event of Default...................................                S-78
Mortgage File...............................................               S-109
Mortgage Loan...............................................                S-73
Mortgage Loan Purchase Agreement............................               S-107
Mortgage Loan Purchase Agreements...........................               S-107
Mortgage Loans..............................................         S-73, S-118
Mortgage Note...............................................                S-73
Mortgage Rate...............................................                S-74
Mortgaged Property..........................................                S-73
NA..........................................................                S-85
NAV.........................................................                S-85
Net Aggregate Prepayment Interest Shortfall.................               S-137
Net Mortgage Rate...........................................               S-130
New Regulations.............................................               S-161
NOI Adjustment Worksheet....................................               S-148
Non-Offered Certificates....................................               S-125
Nonrecoverable P&I Advance..................................               S-143
Notional Amount.............................................               S-127
NRSRO.......................................................               S-162

                                                                     PAGE
                                                              ------------------
Occupancy Percentage........................................                S-85
Offered Certificates........................................               S-125
OID Regulations.............................................               S-160
Olen Loans..................................................               S-105
Open Period.................................................                S-85
Operating Statement Analysis................................               S-148
Option Price................................................               S-122
Original Term to Maturity...................................                S-85
P&I Advance.................................................               S-142
Pad.........................................................                S-84
Panama City Mall Loan.......................................               S-101
Party in Interest...........................................               S-162
Paying Agent................................................               S-152
Periodic Payments...........................................                S-74
Plan........................................................               S-161
Pooling and Servicing Agreement.............................               S-124
Prepayment Interest Excess..................................               S-118
Prepayment Interest Shortfall...............................               S-118
Prepayment Premiums.........................................               S-139
Primary Term................................................                S-79
Principal Distribution Amount...............................               S-137
Principal Recovery Fee......................................               S-118
Privileged Person...........................................               S-149
PTE.........................................................               S-161
Purchase Option.............................................               S-122
Purchase Price..............................................               S-109
Qualified Appraiser.........................................               S-144
Qualified Substitute Mortgage Loan..........................               S-110
Rated Final Distribution Date...............................               S-151
Rating Agencies.............................................               S-165
Realized Losses.............................................               S-141
Reimbursement Rate..........................................               S-143
Related Proceeds............................................               S-143
Remaining Amortization Term.................................                S-85
Remaining Portion...........................................               S-102
Remaining Term to Maturity..................................                S-84
REMIC.......................................................                S-19
REMIC Administrator.........................................               S-153
REMIC Regular Certificates..................................               S-125
REMIC Regulations...........................................               S-159
REMIC Residual Certificates.................................               S-125
Rental Property.............................................                S-82
REO Extension...............................................               S-123
REO Mortgage Loan...........................................               S-139
REO Property................................................               S-117
REO Status Report...........................................               S-147
Replacement Reserve.........................................                S-85
Required Appraisal Date.....................................               S-143
Required Appraisal Loan.....................................               S-144
Required Defeasance Period..................................               S-155
Residual Value Insurance Policy.............................                S-75
Residual Value Insurer......................................                S-75

                                                                     PAGE
                                                              ------------------
Restricted Group............................................               S-162
Restricted Servicer Reports.................................               S-148
Rockville Loan..............................................               S-104
Room........................................................                S-84
Rules.......................................................               S-126
S&P.........................................................               S-162
Scenario....................................................               S-156
Scheduled Payment...........................................               S-138
Sequential Pay Certificates.................................               S-125
Servicing Fees..............................................               S-118
Servicing Transfer Event....................................               S-117
Similar Law.................................................               S-161
Special Servicer............................................               S-115
Special Servicing Fee.......................................               S-118
Special Servicing Fee Rate..................................               S-118
Specially Serviced Mortgage Loans...........................               S-117
Specially Serviced Trust Fund Assets........................               S-117
Stated Principal Balance....................................               S-130
Subordinate Certificates....................................               S-125
Substitution Shortfall Amount...............................               S-110
Table Assumptions...........................................        S-150, S-156
Tenant......................................................                S-79
Terms and Conditions........................................               S-127
TI/LC Reserve...............................................                S-85
Triple Net Leases...........................................                S-81
Trust Fund..................................................               S-124
Trustee Fee.................................................               S-152
U-Haul IV Loan..............................................               S-106
Underwriter.................................................               S-162
Underwriters................................................               S-164
Underwriting Agreement......................................               S-164
Underwritten Replacement Reserves...........................                S-84
Unit........................................................                S-84
Unrestricted Servicer Reports...............................               S-148
Voting Rights...............................................               S-151
Watch List Report...........................................               S-147
Weighted Average Net Mortgage Rate..........................               S-130
Wells Fargo.................................................               S-152
Woodview Apartments Loan....................................               S-103
Workout Fee.................................................               S-118
Year Built..................................................                S-84
Yield Maintenance Charges...................................               S-139

       FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2001-C3

         ANNEX A-1                             CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

 LOAN                                                                                                                     ZIP
NUMBER   PROPERTY NAME                         ADDRESS                                    CITY                 STATE     CODE
------------------------------------------------------------------------------------------------------------------------------
   1     Panama City Mall                      2150 Martin Luther King Jr. Blvd           Panama City          FL        32405
   2     Alliance Portfolio                    Various                                    Various              Various   Various
  2.1    Golfside Apartments                   5613 Coventry Park Drive                   Haltom City          TX        76117
  2.2    Hunter's Glen Apartments              6400 Independence Parkway                  Plano                TX        75023
  2.3    Woodland Meadows Apartments           593 N.W. 57th Court                        Tamarac              FL        33319
   3     Woodview Apartments                   311 Lancaster Avenue                       Malvern              PA        19355
   4     600 Battery Street                    600 Battery Street                         San Francisco        CA        94111
   5     DoubleTree Rockville                  1750 Rockville Pike                        Rockville            MD        20852
   6     CitiFinancial Building                300 St. Paul Place                         Baltimore            MD        21202
   7     U-Haul Portfolio Pool IV              U-Haul Pool IV                             Various              Various Various
  7.1    U-Haul Center of Tigard               11552 Southwest Pacific Highway            Tigard               OR        97223
  7.2    U-Haul Center Vacaville               1240 East Monte Vista Avenue               Vacaville            CA        95688
  7.3    U-Haul Center Hayden                  15455 North 84th Street                    Scottsdale           AZ        85260
  7.4    U-Haul Center Grissom Road            5420 Grissom Road                          San Antonio          TX        78238
  7.5    U-Haul Center Gause Blvd.             1685 Gause Boulevard                       Slidell              LA        70458
  7.6    U-Haul Center Old National Highway    5390 Old National Highway                  College Park         GA        30349
  7.7    U-Haul Center of North Richland       8221 Grapevine Highway                     North Richland Hills TX        76180
  7.8    U-Haul Center Broward                 2800 West Broward Boulevard                Fort Lauderdale      FL        33312
   8     Lake Creek Festival                   13729 US Highway 183                       Austin               TX        78750
   9     Kendall 1 Plaza                       8601 South Dixie Hwy.                      Miami                FL        33143
  10     U-Haul Portfolio Pool V               U-Haul Pool V                              Various              Various   Various
 10.1    U-Haul Center Mechanicsburg           4725 Old Gettysburg                        Mechanicsburg        PA        17055
 10.2    U-Haul Center Covina                  1040 North Azusa Avenue                    Covina               CA        91722
 10.3    U-Haul Center Lambert Road            661 East Lambert Road                      La Habra             CA        90631
 10.4    U-Haul Center I-10 West               10220 Old Katy Road                        Houston              TX        77043
 10.5    U-Haul Center Savannah                8810 Abercorn Expressway                   Savannah             GA        31406
 10.6    U-Haul Center Goldenrod               508 North Goldenrod Road                   Orlando              FL        32807
 10.7    U-Haul Center Hyannis                 594 Bearses Way                            Hyannis              MA        02601
 10.8    U-Haul Center Tulane                  2801 Tulane Avenue                         New Orleans          LA        70119
 10.9    U-Haul Center Worcester               495 Shrewsbury Street                      Worcester            MA        01604
  11     IAC Seattle Speiker                   18850 & 18900 8th Ave.                     SeaTac               WA        98148
  12     Tropicana / San Souci Apartments      1800, 1805 & 1900 San Souci Boulevard      North Miami          FL        33181
  13     Sampson Crossing Shopping Center      1301-1415 Sunset Avenue                    Clinton              NC        28328
  14     Sterling University Springs           109 West Avenue                            San Marcos           TX        78666
  15     Alliance Business Center              13600 Heritage Parkway                     Fort Worth           TX        76177
  16     201 & 221 Town Center                 218 W 4th Ave. S.E.; 221 Third Ave SE;
                                               201 Third Ave SE                           Cedar Rapids         IA        52601
  17     Canyon Hills Apartments               6307 Bluff Springs Road                    Austin               TX        78744
  18     Willows @ Barrington                  1200 Clements Bridge Rd.                   Barrington           NJ        08007
  19     Adobe Apartments                      1500 Shasta Drive                          Davis                CA        95616
  20     Olen Pointe Brea - Phase III          10 Pointe Drive                            Brea                 CA        92821
  21     West Palm Beach Industrial Portfolio  Various                                    West Palm Beach      FL        33407
 21.1    2440 Metrocentre Blvd.                2440 Metrocentre Blvd.                     West Palm Beach      FL        33407
 21.2    2500 Metrocentre Blvd.                2500 Metrocentre Blvd.                     West Palm Beach      FL        33407
 21.3    2540 Metrocentre Blvd.                2540 Metrocentre Blvd.                     West Palm Beach      FL        33407
 21.4    2541 Metrocentre Blvd.                2541 Metrocentre Blvd.                     West Palm Beach      FL        33407
 21.5    2580 Metrocentre Blvd.                2580 Metrocentre Blvd.                     West Palm Beach      FL        33407
 21.6    2581 Metrocentre Blvd.                2581 Metrocentre Blvd.                     West Palm Beach      FL        33407
 21.7    801 Northpoint Parkway                801 Northpoint Parkway                     West Palm Beach      FL        33407
 21.8    1101 Northpoint Parkway               1101 Northpoint Parkway                    West Palm Beach      FL        33407
  22     Courts at Pear Ridge                  5050 Pear Ridge Drive                      Dallas               TX        75287
  23     Madison Center                        29101 - 29501 N. John R Rd.                Madison Heights      MI        48071
  24     North Park Plaza                      17117 W. Nine Mile Road                    Southfield           MI        48075
  25     Colonial Square Shopping Center       3107 Boulevard (SEC of US Route 1 and 301) Colonial Heights     VA        23834
  26     Poughkeepsie Galleria                 790 South Rd.                              Poughkeepsie         NY        12601
  27     Temple Place                          501-507 Washington/59 Temple Place         Boston               MA        02111
  28     The Warehouse (Rosemary) Apartments   318 West Rosemary Street                   Chapel Hill          NC        27516
  29     Park Village Apartments               2401 L. Don Dodson                         Bedford              TX        76021
  30     Scottsdale Commerce Center            1375-1525 North Hayden Road                Scottsdale           AZ        85257
  31     Collins & Aikman                      5755 New King Court                        Troy                 MI        48098
  32     Rockvale MHP                          6219 US Highway 51 South                   Janesville           WI        53546
  33     Summer Tree Apartments                13250 Emily Road                           Dallas               TX        75240
  34     Springfield Place                     700 Spring Forest Road                     Raleigh              NC        27609
  35     Brookhollow Business Park             7310-7340 Smoke Ranch Road                 Las Vegas            NV        89128
  36     Washington Square                     6177 Far Hills Ave                         Dayton               OH        45459
  37     1411 K Street                         1411 K Street, NW                          Washington           DC        20005
  38     Beachwalk                             437 South Highway 101                      Solana Beach         CA        92075
  39     Met Life Warehouse                    9775 Commerce Circle                       Weisenberg Township  PA        19530
  40     Lowe's Logan WV                       Norman Morgan Blvd. U.S. Rt. 119           Logan                WV        25601
  41     Niagara Mohawk                        1496 Round Pond Road                       North Syracuse       NY        13212
  42     Twin Pines Apartments                 2880 West Ball Road                        Anaheim              CA        92804
  43     Grove Office Park                     2100 Manchester Rd.                        Wheaton              IL        60187
  44     French Quarter                        20969 Ventura Blvd.                        Woodland Hills       CA        91364
  45     Placer Heights Plaza                  3315-3385 Placer St.                       Redding              CA        96001
  46     Times Square Shopping Center          7600 W. Capitol Drive                      Milwaukee            WI        53222
  47     Silgan Containers                     1191 Lake Ave.                             Woodstock            IL        60098
  48     Galleria Townhomes                    1111 Post Oak Boulevard                    Houston              TX        77056
  49     Pine Lake Shopping                    25-71 Pine Lake Avenue                     LaPorte              IN        46350
  50     Trade Center I & II                   1701-1795 Orange Tree Lane                 Redlands             CA        92374
  51     Blue Ridge Tower                      4240 Blue Ridge Blvd.                      Kansas City          MO        64133
  52     18th Street                           1212, 1214, and 1216 18th Street NW        Washington           DC        20036
  53     Westwood Apartments                   1200 Kings Circle                          West Chicago         IL        60185
  54     Le Fleur's Gallery Center             4800 North I-55 Frontage Road              Jackson              MS        39211
  55     Amanecer Business Park                940-946 Calle Amanecer                     San Clemente         CA        92673
  56     Southwind MHP                         795 Country Road                           Palm Harbor          FL        34683
  57     Crescent Oaks Apartments              3001 W. Normandale                         Fort Worth           TX        76116
  58     Red Run Industrial                    32400 - 32588 Dequindre Road               Warren               MI        48092
  59     Cross Creek Apartments                400 Patton Chapel Lane                     Hoover               AL        35226
  60     Fulton St. Building                   200 North Third Street                     Harrisburg           PA        17101
  61     Grove Business Center                 10282-10492 Trask Avenue                   Garden Grove         CA        92843
  62     College View Apartments               3333 Luella Boulevard                      La Porte             TX        77571
  63     St. Paul's Townhouse Apartments       359 Vestry Drive                           Saginaw              MI        48601

                                                                                               % OF
                                                                                              AGGRE-
     CROSS                                                                                    GATE
COLLATERALIZED                                                                                CUT-
   AND CROSS                     GENERAL         SPECIFIC                        CUT-OFF      OFF      ORIGI-      FIRST    MATURITY
   DEFAULTED        LOAN        PROPERTY         PROPERTY      ORIGINAL LOAN    DATE LOAN     DATE     NATION       PAY       DATE
   LOAN FLAG     ORIGINATOR       TYPE             TYPE          BALANCE ($)   BALANCE ($)   BALANCE   DATE(2)      DATE     OR ARD
------------------------------------------------------------------------------------------------------------------------------------
                Deutsche Bank    Retail        Anchored (4)    41,000,000.00  41,000,000.00   5.01%   16-Jul-01  01-Sep-01 01-Aug-11
                   FUNB        Multifamily     Conventional    39,000,000.00  38,895,602.93   4.75%   30-Mar-01  01-May-01 01-Apr-06
                               Multifamily     Conventional
                               Multifamily     Conventional
                               Multifamily     Conventional
                   FUNB        Multifamily     Conventional    34,400,000.00  34,357,052.37   4.20%   24-May-01  01-Jul-01 01-Jun-11
                   FUNB          Office            CBD         26,100,000.00  26,086,637.71   3.19%   04-Jun-01  01-Aug-01 01-Jul-11
                Deutsche Bank     Hotel        Full Service    24,233,308.60  24,233,308.60   2.96%   16-Feb-01  01-Mar-01 01-Jan-11
                   FUNB          Office            CBD         21,000,000.00  20,951,573.51   2.56%   05-Apr-01  01-Jun-01 01-May-11
                   FUNB       Self Storage                     16,113,000.00  16,045,579.83   1.96%   22-Mar-01  01-May-01 01-Apr-11
                              Self Storage
                              Self Storage
                              Self Storage
                              Self Storage
                              Self Storage
                              Self Storage
                              Self Storage
                              Self Storage
                  LaSalle        Retail          Anchored      15,250,000.00  15,220,452.82   1.86%   30-Apr-01  01-Jun-01 01-May-11
                   FUNB         Mixed Use     Retail/Office    14,880,000.00  14,833,494.98   1.81%   05-Feb-01  01-Apr-01 01-Mar-11
                   FUNB       Self Storage                     14,887,000.00  14,824,709.70   1.81%   22-Mar-01  01-May-01 01-Apr-11
                              Self Storage
                              Self Storage
                              Self Storage
                              Self Storage
                              Self Storage
                              Self Storage
                              Self Storage
                              Self Storage
                              Self Storage
                  LaSalle      Industrial       Warehouse      14,800,000.00  14,781,527.27   1.81%   25-May-01  01-Jul-01 01-Jun-11
                   FUNB        Multifamily     Conventional    14,750,000.00  14,750,000.00   1.80%   02-Jul-01  01-Sep-01 01-Aug-11
                   FUNB          Retail          Anchored      14,730,000.00  14,688,875.55   1.79%   27-Mar-01  01-May-01 01-Apr-11
                   FUNB        Multifamily   Student Housing   12,896,000.00  12,896,000.00   1.57%   24-Apr-01  01-Jun-01 01-May-11
                   FUNB         Mixed Use     Retail/Office    12,874,000.00  12,811,370.55   1.56%   21-Dec-00  01-Feb-01 01-Jan-11
                  LaSalle        Office            CBD         12,800,000.00  12,784,627.06   1.56%   01-Jun-01  01-Jul-01 01-Jun-11
Cornerstone II     FUNB        Multifamily     Conventional    12,675,000.00  12,675,000.00   1.55%   23-Mar-01  01-May-01 01-Apr-11
                   FUNB        Multifamily     Conventional    12,505,273.00  12,505,273.00   1.53%   08-Sep-00  01-Nov-00 01-Oct-10
                   FUNB        Multifamily   Student Housing   12,500,000.00  12,483,622.13   1.52%   04-May-01  01-Jul-01 01-Jun-11
    Olen 1         FUNB          Office          Suburban      11,760,000.00  11,730,822.41   1.43%   07-Mar-01  01-May-01 01-Apr-11
                Deutsche Bank  Industrial          Flex        11,500,000.00  11,494,082.49   1.40%   29-Jun-01  01-Aug-01 01-Jul-11
                               Industrial          Flex
                               Industrial          Flex
                               Industrial          Flex
                               Industrial          Flex
                               Industrial          Flex
                               Industrial          Flex
                               Industrial          Flex
                               Industrial          Flex
Cornerstone II     FUNB        Multifamily     Conventional    10,575,000.00  10,575,000.00   1.29%   23-Mar-01  01-May-01 01-Apr-11
                  LaSalle        Retail          Anchored      10,340,000.00  10,321,208.64   1.26%   23-Apr-01  01-Jun-01 01-May-11
                  LaSalle        Office          Suburban       9,800,000.00   9,767,918.16   1.19%   14-Feb-01  01-Apr-01 01-Mar-11
                   FUNB          Retail          Anchored       9,200,000.00   9,175,373.01   1.12%   16-Mar-01  01-May-01 01-Apr-11
                  LaSalle        Retail          Anchored       9,100,000.00   9,089,212.53   1.11%   18-May-01  01-Jul-01 01-Jun-11
                   FUNB          Office            CBD          9,000,000.00   8,987,420.19   1.10%   07-May-01  01-Jul-01 01-Jun-11
                   FUNB        Multifamily     Conventional     8,850,000.00   8,761,269.74   1.07%   04-Oct-00  01-Dec-00 01-Nov-10
Cornerstone II     FUNB        Multifamily     Conventional     8,500,000.00   8,500,000.00   1.04%   23-Mar-01  01-May-01 01-Apr-11
                   FUNB        Industrial          Flex         8,080,000.00   8,057,717.48   0.98%   30-Mar-01  01-May-01 01-Apr-11
                  LaSalle        Office          Suburban       7,980,000.00   7,976,318.91   0.97%   29-Jun-01  01-Aug-01 01-Jul-11
                  LaSalle     Manufactured
                                Housing                         7,925,000.00   7,920,933.06   0.97%   28-Jun-01  01-Aug-01 01-Jul-11
Cornerstone II     FUNB        Multifamily     Conventional     7,750,000.00   7,750,000.00   0.95%   23-Mar-01  01-May-01 01-Apr-11
                   FUNB          Office          Suburban       7,700,000.00   7,700,000.00   0.94%   30-Apr-01  01-Jun-01 01-May-11
                   FUNB        Industrial          Flex         7,700,000.00   7,691,014.79   0.94%   14-May-01  01-Jul-01 01-Jun-11
                   FUNB          Retail          Anchored       7,650,000.00   7,629,624.14   0.93%   06-Mar-01  01-May-01 01-Apr-11
                Deutsche Bank    Office            CBD          7,500,000.00   7,490,394.37   0.91%   11-May-01  01-Jul-01 01-Jun-11
                   FUNB         Mixed Use     Retail/Office     7,450,000.00   7,425,902.93   0.91%   15-Feb-01  01-Apr-01 01-Mar-11
                   FUNB        Industrial     Warehouse/
                                              Distribution      7,300,000.00   7,285,538.77   0.89%   27-Apr-01  01-Jun-01 01-May-11
                Deutsche Bank    Retail       Single Tenant     7,133,233.00   7,123,285.10   0.87%   20-Jun-01  01-Aug-01 01-Jun-18
                  LaSalle      Industrial    Office/Warehouse   7,000,000.00   6,996,147.73   0.85%   22-Jun-01  01-Aug-01 01-Jul-11
                   FUNB        Multifamily     Conventional     6,900,000.00   6,896,365.24   0.84%   12-Jun-01  01-Aug-01 01-Jun-11
                  LaSalle        Office          Suburban       6,500,000.00   6,479,570.97   0.79%   26-Mar-01  01-May-01 01-Apr-11
                   FUNB          Retail         Unanchored      6,000,000.00   5,988,737.08   0.73%   06-Apr-01  01-Jun-01 01-May-11
                   FUNB          Retail          Anchored       6,000,000.00   5,988,690.99   0.73%   09-Apr-01  01-Jun-01 01-May-11
                  LaSalle        Retail          Anchored       6,000,000.00   5,983,125.01   0.73%   28-Mar-01  01-May-01 01-Apr-11
                  LaSalle      Industrial         Light
                                              Manufacturing     5,900,000.00   5,889,105.00   0.72%   27-Apr-01  01-Jun-01 01-May-11
                   FUNB        Multifamily     Conventional     5,840,000.00   5,826,249.87   0.71%   16-Feb-01  01-Apr-01 01-Mar-06
                  LaSalle        Retail          Anchored       5,750,000.00   5,740,208.73   0.70%   26-Apr-01  01-Jun-01 01-May-11
                   FUNB         Mixed Use     Retail/Office     5,700,000.00   5,689,036.09   0.69%   30-Apr-01  01-Jun-01 01-May-06
                  LaSalle        Office          Suburban       5,600,000.00   5,597,254.09   0.68%   19-Jun-01  01-Aug-01 01-Jul-11
                Deutsche Bank    Retail         Unanchored      5,600,000.00   5,584,632.76   0.68%   20-Mar-01  01-May-01 01-Apr-11
                  LaSalle      Multifamily     Conventional     5,500,000.00   5,483,956.46   0.67%   07-Mar-01  01-May-01 01-Apr-06
                Deutsche Bank   Mixed Use     Office/Retail     5,480,000.00   5,477,386.15   0.67%   29-Jun-01  01-Aug-01 01-Jul-11
    Olen 1         FUNB        Industrial          Flex         5,470,000.00   5,456,602.10   0.67%   07-Mar-01  01-May-01 01-Apr-11
                  LaSalle     Manufactured
                                 Housing                        5,300,000.00   5,284,539.86   0.65%   27-Mar-01  01-May-01 01-Apr-08
                   FUNB        Multifamily     Conventional     5,250,000.00   5,247,271.13   0.64%   29-Jun-01  01-Aug-01 01-Jul-11
                   FUNB        Industrial    Light Industrial   5,000,000.00   4,978,881.12   0.61%   19-Mar-01  01-May-01 01-Apr-11
                   FUNB        Multifamily     Conventional     4,800,000.00   4,793,405.55   0.59%   10-May-01  01-Jul-01 01-Jun-11
                  LaSalle        Office            CBD          4,500,000.00   4,495,387.99   0.55%   31-May-01  01-Jul-01 01-Jun-11
                Deutsche Bank  Industrial          Flex         4,465,000.00   4,462,832.60   0.55%   08-Jun-01  01-Aug-01 01-Jul-11
                   FUNB        Multifamily     Conventional     4,450,000.00   4,436,713.23   0.54%   28-Feb-01  01-Apr-01 01-Mar-11
                  LaSalle      Multifamily     Conventional     4,300,000.00   4,290,649.31   0.52%   12-Mar-01  01-May-01 01-Apr-11

                                                                                                  MATURITY
              LOAN                ORIGINAL  REMAINING   RE-                                         DATE
             ADMINI-              TERM TO    TERM TO  MAINING  ORIGINAL  REMAINING    MONTHLY        OR
            STRATIVE    INTEREST  MATURITY  MATURITY     IO      AMORT     AMORT        P&I          ARD
MORTGAGE    COST RATE   ACCRUAL    OR ARD    OR ARD   PERIOD     TERM      TERM      PAYMENTS      BALLOON       ARD
RATE (%)       (%)      METHOD     (MOS.)    (MOS.)   (MOS.)    (MOS.)    (MOS.)        ($)      BALANCE ($)    LOANS
-----------------------------------------------------------------------------------------------------------------------
 7.30%       0.0524%   Actual/360   120       120                360        360     281,084.08  36,034,356.86    N
 7.35%       0.0774%   Actual/360    60       56                 360        356     268,699.12  37,090,769.83    N



 7.60%       0.0524%   Actual/360   120       118                360        358     242,889.71  30,464,854.04    N
 7.63%       0.0524%   Actual/360   120       119                360        359     184,734.17  23,131,749.82    Y
 7.58%       0.0524%   Actual/360   119       113       1        300        300     180,281.70  20,143,990.42    Y
 6.60%       0.0524%   Actual/360   120       117                360        357     134,118.35  18,118,547.76    N
 7.50%       0.0524%   Actual/360   120       116                300        296     119,073.66  13,087,504.29    N








 7.27%       0.0524%   Actual/360   120       117                360        357     104,269.89  13,396,287.94    N
 7.50%       0.0524%   Actual/360   120       115                360        355     104,043.12  13,147,571.86    N
 7.50%       0.0524%   Actual/360   120       116                300        296     110,013.62  12,091,708.39    N









 7.60%       0.0524%   Actual/360   120       118                360        358     104,509.23  13,107,298.66    N
 7.52%       0.0524%   Actual/360   120       120                360        360     103,336.22  13,036,126.68    N
 7.18%       0.0524%   Actual/360   120       116                360        356      99,786.15  12,906,824.38    N
 7.44%       0.0524%   Actual/360   120       117       21       360        360      89,641.46  11,780,371.04    N
 7.51%       0.0524%   Actual/360   120       113                360        353      90,105.05  11,371,749.97    N
 7.75%       0.0774%   Actual/360   120       118                360        358      91,700.77  11,377,794.18    N
 6.99%       0.0524%   Actual/360   120       116       8        348        348      85,108.19  11,140,177.07    N
 8.33%       0.0524%   Actual/360   120       110       26       295        295      99,746.25  11,172,390.37    Y
 7.41%       0.0524%   Actual/360   120       118                360        358      86,632.76  11,017,363.97    N
 7.65%       0.0524%   Actual/360   120       116                360        356      83,438.88  10,428,054.95    N
 7.61%       0.0524%   Actual/360   120       119                360        359      81,277.65  10,188,350.11    N








 6.99%       0.0524%   Actual/360   120       116       8        348        348      71,007.42   9,294,467.98    N
 7.51%       0.0524%   Actual/360   120       117                360        357      72,355.43   9,137,653.81    N
 7.32%       0.0774%   Actual/360   120       115                360        355      67,345.86   8,620,363.25    N
 7.35%       0.0524%   Actual/360   120       116                360        356      63,385.43   8,096,692.06    N
 7.80%       0.0524%   Actual/360   120       118                360        358      65,508.22   8,098,781.18    N
 7.15%       0.0524%   Actual/360   120       118                360        358      60,786.61   7,879,616.70    N
 7.42%       0.0524%   Actual/360   120       111                300        291      64,940.89   7,168,240.13    N
 6.99%       0.0524%   Actual/360   120       116       8        348        348      57,074.53   7,470,729.56    N
 7.23%       0.0524%   Actual/360   120       116                360        356      55,010.28   7,089,102.67    N
 7.92%       0.0524%   Actual/360   120       119                360        359      58,132.18   7,124,367.89    N
 7.62%       0.0524%   Actual/360   120       119                360        359      56,054.50   7,022,498.92    N
 6.99%       0.0524%   Actual/360   120       116       8        348        348      52,038.54   6,811,547.85    N
 7.27%       0.0524%   Actual/360   120       117       9        360        360      52,632.07   6,891,645.90    N
 7.86%       0.0524%   Actual/360   120       118                360        358      55,750.20   6,862,803.24    N
 7.37%       0.0524%   Actual/360   120       116                360        356      52,810.58   6,736,012.29    N
 7.50%       0.0524%   Actual/360   120       118                360        358      52,441.09   6,625,459.95    N
 7.37%       0.0524%   Actual/360   120       115                360        355      51,429.91   6,560,956.02    N
 7.19%       0.0524%   Actual/360   120       117                360        357      49,502.13   6,398,878.76    Y
 8.44%       0.0524%   Actual/360   203       202                244        243      61,790.65   2,200,244.45    N
 7.41%       0.0524%   Actual/360   120       119                360        359      48,500.02   6,170,026.59    N
 7.54%       0.0524%   Actual/360   119       118                360        359      48,434.93   6,112,363.69    N
 6.69%       0.0524%   Actual/360   120       116                360        356      41,887.03   5,621,002.44    N
 7.39%       0.0524%   Actual/360   120       117                360        357      41,501.86   5,286,499.60    N
 7.38%       0.0874%   Actual/360   120       117                360        357      41,440.51   5,284,477.52    N
 7.15%       0.0524%   Actual/360   120       116                360        356      40,524.41   5,253,254.35    N
 7.45%       0.0524%   Actual/360   120       117                360        357      41,051.84   5,206,316.61    N
 8.50%       0.0524%   Actual/360    60       55                 360        355      44,904.55   5,621,127.62    N
 7.74%       0.0524%   Actual/360   120       117                360        357      41,153.98   5,110,766.81    N
 7.30%       0.0524%   Actual/360    60       57                 360        357      39,077.54   5,418,168.42    N
 7.75%       0.0524%   Actual/360   120       119                360        359      40,122.96   4,978,588.95    N
 7.25%       0.0524%   Actual/360   120       116                360        356      38,201.87   4,915,780.41    N
 7.00%       0.0524%   Actual/360    60       56                 360        356      36,591.64   5,209,836.85    N
 7.83%       0.0524%   Actual/360   120       119                360        359      39,562.75   4,881,314.66    N
 7.70%       0.0524%   Actual/360   120       116                360        356      38,998.92   4,856,454.57    N
 7.00%       0.0874%   Actual/360    84       80                 360        356      35,261.03   4,878,277.96    N
 7.58%       0.0524%   Actual/360   120       119                360        359      36,996.79   4,647,726.83    N
 7.45%       0.0524%   Actual/360   120       116                300        296      36,787.10   4,055,069.73    N
 7.22%       0.0524%   Actual/360   120       118                360        358      32,646.85   4,210,113.33    N
 8.34%       0.0524%   Actual/360   120       118                360        358      34,092.14   4,056,418.13    N
 7.78%       0.0524%   Actual/360   120       119                360        359      32,080.42   3,972,354.99    N
 7.67%       0.0524%   Actual/360   120       115                360        355      31,634.69   3,948,623.86    N
 8.15%       0.0524%   Actual/360   120       116                360        356      32,002.67   3,859,222.85    N

                                                                CUT-OFF  LTV RATIO AT
                                                                  DATE    MATURITY
                                APPRAISED    APPRAISAL             LTV       OR          YEAR           YEAR     NUMBER OF  UNIT OF
  PREPAYMENT PROVISIONS          VALUE($)       DATE     DSCR(x) RATIO(3)   ARD(3)       BUILT        RENOVATED   (UNITS)   MEASURE
------------------------------------------------------------------------------------------------------------------------------------
L(2),D(7.67),O(0.33)          64,250,000.00    May-01      1.46   63.81%   56.08%         1976            1991    249,516    Sq. Ft.
L(2.33),D(2.34),O(0.33)       51,135,000.00    Various     1.20   76.06%   72.53%        Various        Various     974       Units
                              17,460,000.00   April-03                                1980 and 1985                 402       Units
                              16,000,000.00   April-03                                    1979            1997      276       Units
                              17,675,000.00  February-03                                  1975                      296       Units
L(4),D(5.67),O(.33)           46,300,000.00    May-01      1.35   74.21%   65.80%         1998                      264       Units
L(4),D(5.67),O(.33)           42,000,000.00   April-01     1.33   62.11%   55.08%       1927/1938         1999    112,208    Sq. Ft.
L(2.5),D(7.42),O(0)           50,000,000.00  December-00   2.08   48.47%   40.29%         1981            1998      315       Rooms
L(4),D(5.75),O(0.25)          30,000,000.00   March-01     1.46   69.84%   60.40%         1957            1991    265,362    Sq. Ft.
L(4),D(5.75),O(.25)           26,385,000.00    Various     1.42   60.81%   49.60%        Various        Various    4,707      Units
                               2,860,000.00 September-00                                  1980                      439       Units
                               3,610,000.00   August-00                                   1996                      606       Units
                               5,435,000.00   August-00                                   1997                      658       Units
                               2,500,000.00   August-00                                   1982            1996      507       Units
                               1,800,000.00   August-00                                   1979                      514       Units
                               3,480,000.00 September-00                               1980, 1996                   747       Units
                               2,800,000.00 September-00                                  1997                      709       Units
                               3,900,000.00   August-00                              1976, '81, '85                 527       Units
L(3), D (6.75), O(.25)        20,300,000.00  January-01    1.34   74.98%   65.99%         1988                    285,353    Sq. Ft.
L(4),D(5.42),O(.58)           19,000,000.00  December-00   1.21   78.07%   69.20%     1962 and 1990       1972    119,178    Sq. Ft.
L(4),D(5.75),O(.25)           23,590,000.00    Various     1.42   62.84%   51.26%        Various        Various    3,950      Units
                               2,310,000.00 September-00                                 1980/83                    389       Units
                               4,180,000.00   August-00                                   1996                      587       Units
                               2,250,000.00 September-00                                  1982                      384       Units
                               2,520,000.00    July-00                                    1988                      453       Units
                               1,700,000.00 September-00                                 1982-83                    367       Units
                               2,500,000.00   August-00                                   1989                      338       Units
                               3,050,000.00   August-00                               1990,'96,'98                  531       Units
                               2,400,000.00   August-00                                   1907            1993      434       Units
                               2,680,000.00   August-00                                   1987                      467       Units
L(3), D (6.75), O(.25)        18,800,000.00    May-01      1.28   78.63%   69.72%         2000                    194,686    Sq. Ft.
L(4),D(5.75),O(0.25)          20,300,000.00    May-01      1.20   72.66%   64.22%    1959, 1968, 1971     1998      452       Units
L(4),D(5.67),O(0.33)          21,250,000.00  February-01   1.37   69.12%   60.74%         1999                    309,855    Sq. Ft.
L(4),D(5.75),O(.25)           16,120,000.00  February-01   1.20   80.00%   73.08%         1997                      152       Units
L(2.58),D(7.08),O(.33)        16,400,000.00  October-00    1.26   78.12%   69.34%         1996                    122,964    Sq. Ft.
L(3), D (6.75), O(.25)        17,650,000.00  November-00   1.30   72.43%   64.46%    1913, 1965, 1991  1994, 1995 239,649    Sq. Ft.
L(2.33),D(7.34),O(0.33)       17,600,000.00  February-01   1.27   72.02%   63.30%         1996                      229       Units
L(4),YM1%(5.83),O(0.17)       14,600,000.00    July-00     1.23   72.80%   63.68%         1964            1996      347       Units
L(4),D(5.67),O(.33)           18,000,000.00   March-01     1.20   69.35%   61.21%         2000                      120       Units
L(4),D(5.75),O(.25)           16,350,000.00    July-01     1.36   71.75%   63.78%         2000                    79,286     Sq. Ft.
L(2.08),D(7.58),O(.33)        15,900,000.00   March-01     1.26   72.29%   64.08%        Various                  169,823    Sq. Ft.
                               3,100,000.00   March-01                                    1990                    30,238     Sq. Ft.
                               1,800,000.00   March-01                                    1990                    18,012     Sq. Ft.
                               1,400,000.00   March-01                                    1990                    12,419     Sq. Ft.
                               1,200,000.00   March-01                                    1991                    10,964     Sq. Ft.
                               2,000,000.00   March-01                                    1991                    19,381     Sq. Ft.
                               1,500,000.00   March-01                                    1991                    14,309     Sq. Ft.
                               3,200,000.00   March-01                                    1990                    28,500     Sq. Ft.
                               1,700,000.00   March-01                                    1988                    36,000     Sq. Ft.
L(2.33),D(7.34),O(0.33)       14,240,000.00  February-01   1.33   74.26%   65.27%         1988                      242       Units
L(3), D (6.75), O(.25)        13,250,000.00   March-01     1.27   77.90%   68.96%         1962            1999    220,088    Sq. Ft.
L(3), D (6.75), O(.25)        14,300,000.00  January-01    1.29   68.31%   60.28%         1972            2000    295,356    Sq. Ft.
L(2.33),D(7.42),O(0.25)       11,500,000.00  February-01   1.25   79.79%   70.41%         1967            1996    174,042    Sq. Ft.
L(3),YM(6.75),O(.25)          14,400,000.00  January-01    1.23   63.12%   56.24%         1987            2000    80,708     Sq. Ft.
L(4),D(5.67),O(0.33)          14,600,000.00  February-01   1.50   61.56%   53.97%         1904            1996    97,705     Sq. Ft.
L(3.92),D(5.75),O(0.33)       12,750,000.00   August-02    1.23   68.72%   56.22%         1999                      55        Units
L(2.33),D(7.34),O(0.33)       11,970,000.00  February-01   1.26   71.01%   62.41%         1983            1997      238       Units
L(4), D or YM2%(5.75), O(.25) 10,800,000.00  February-01   1.37   74.61%   65.64%        1984-86                  117,561    Sq. Ft.
L(3),D(6.75),O(.25)           11,700,000.00    May-01      1.25   68.17%   60.89%         1999                    60,000     Sq. Ft.
L(3),D(6.75),O(.25)           11,200,000.00    May-01      1.24   70.72%   62.70%      1970, 1990                   425        Pads
L(2.33),D(7.34),O(0.33)       10,550,000.00  February-01   1.27   73.46%   64.56%         1980            1996      232       Units
L(4),YM3%(4.92),O(1.08)       11,100,000.00   March-01     1.29   69.37%   62.09%         1998                    77,534     Sq. Ft.
L(4),D(5.75),O(.25)           10,600,000.00    May-01      1.26   72.56%   64.74%         1991                    99,427     Sq. Ft.
L(4),D(5.67),O(0.33)           9,500,000.00  January-01    1.29   80.31%   70.91%         1959            1991    105,969    Sq. Ft.
L(2.17),D(7.50),O(.33)        10,150,000.00   March-01     1.25   73.80%   65.28%         1959            1991    64,615     Sq. Ft.
L(2.42),D(7.25),O(.33)        12,800,000.00  January-01    1.31   58.01%   51.26%         1994                    53,183     Sq. Ft.
L(4),D(5.92),O(0.08)           9,200,000.00   March-01     1.38   79.19%   69.55%         1999                    226,417    Sq. Ft.
L(2.08),D(14.84)               8,530,000.00 September-00   1.03   83.51%   25.79%         1998                    114,731    Sq. Ft.
L(3),D(6.75),O(.25)            9,800,000.00   April-01     1.29   71.39%   62.96%         2001                    124,980    Sq. Ft.
L(4),D(5.58),O(0.33)           9,360,000.00    May-01      1.21   73.68%   65.30%         1972                      114       Units
L(3),D(6.75),O(.25)            9,300,000.00  February-01   1.44   69.67%   60.44%    1983/1986/1988               104,454    Sq. Ft.
L(4),D(5.42),O(0.58)           8,750,000.00  February-01   1.43   68.44%   60.42%         1972            1999    57,231     Sq. Ft.
L(4),D(5.75),O(.25)            8,250,000.00   March-01     1.28   72.59%   64.05%         1998                    76,321     Sq. Ft.
L(3),D(6.75),O(.25)            8,800,000.00  February-01   1.46   67.99%   59.70%         1956            1998    113,512    Sq. Ft.
L(3),D(6.75),O(.25)            8,220,000.00  February-01   1.36   71.64%   63.34%         1987            1991    176,650    Sq. Ft.
L(3),D(1.75),O(.25)            7,300,000.00  November-00   1.26   79.81%   77.00%         1968                      150       Units
L(3),D(6.75),O(.25)            7,300,000.00   March-01     1.26   78.63%   70.01%         1989                    147,017    Sq. Ft.
L(2.25),D(2.42),O(0.33)        7,800,000.00  January-01    1.25   72.94%   69.46%         1983                    93,895     Sq. Ft.
L(3),D(6.75),O(.25)            7,650,000.00   April-01     1.29   73.17%   65.08%         1970            1998    102,170    Sq. Ft.
L(2.33),D(7.67),O(0)           7,500,000.00  January-01    1.33   74.46%   65.54%         1930            2001    24,168     Sq. Ft.
L(3),D(1.75),O(.25)            9,900,000.00  January-01    1.77   55.39%   52.62%         1968            2000      240       Units
L(2.08),D(7.58),O(.33)         7,330,000.00    June-01     1.27   74.73%   66.59%         1987                    76,761     Sq. Ft.
L(4),D(5.75),O(.25)            8,100,000.00  January-01    1.36   67.37%   59.96%         1987                    80,207     Sq. Ft.
L(3),D(3.75),O(.25)            7,300,000.00  January-01    1.34   72.39%   66.83%       1983-1985                   213        Pads
L(3),YM1%(6.67),O(.33)         6,570,000.00    May-01      1.21   79.87%   70.74%         1978            2001      220       Units
L(4),D(5.67),O(0.33)           6,700,000.00  December-00   1.29   74.31%   60.52%         1980                    129,400    Sq. Ft.
L(4),D(5.42),O(.58)            6,575,000.00   April-01     1.26   72.90%   64.03%         1970                      149       Units
L(3),D(6.75),O(.25)            5,900,000.00   April-01     1.20   76.19%   68.75%         1929            1999    79,041     Sq. Ft.
L(2.08),D(7.58),O(.33)         6,200,000.00   March-01     1.28   71.98%   64.07%         1971            2000    90,399     Sq. Ft.
L(3),YM1%(6.75),O(0.25)        5,565,000.00  December-00   1.21   79.73%   70.95%         1996                      104       Units
L(3),D(6.75),O(.25)            6,200,000.00  February-01   1.43   69.20%   62.25%         1969                      230       Units

  CUT-OFF
 DATE LOAN                                                                                       LARGEST   LARGEST   LARGEST
AMOUNT PER   OCCUPANCY  OCCUPANCY  NET CASH FLOW                                                 TENANT    TENANT    TENANT
 (UNIT)($)    RATE %    AS OF DATE      ($)       LARGEST TENANT                                 SQ. FT   % OF NRA  EXP. DATE
-----------------------------------------------------------------------------------------------------------------------------
     164     87.24%   23-Apr-01  4,935,433.00  Carmike Cinema                                    15,000      6.0%   31-Dec-01
  39,934     96.41%   20-Feb-01  3,871,482.92
             95.30%   20-Feb-01  1,186,893.32
             98.60%   20-Feb-01  1,324,752.30
             96.60%   20-Feb-01  1,359,837.00
 130,140     94.32%   30-Apr-01  3,938,546.69
     232    100.00%   26-Apr-01  2,940,162.14  Goldberg Moser O'Neill,  LLC                      94,000     83.8%   14-Apr-10
  76,931     75.65%   31-Dec-00  4,495,772.00
      79    100.00%   01-Jan-01  2,345,199.10  CitiFinancial (Guaranteed by Citicorp)           265,362    100.0%   31-Jul-16
   3,409     82.48%   19-Nov-00  2,027,855.10
             82.46%   19-Nov-00    207,531.69
             92.90%   19-Nov-00    286,606.38
             91.03%   19-Nov-00    460,916.55
             74.16%   19-Nov-00    159,158.42
             69.31%   19-Nov-00    127,783.89
             79.25%   19-Nov-00    246,769.29
             70.52%   19-Nov-00    230,454.83
             94.31%   19-Nov-00    308,634.05
      53    100.00%   13-Mar-01  1,676,871.00  Big K-Mart                                        86,479    30.3%   31-Oct-15
     124     89.57%   01-Jan-01  1,516,130.85  DSW                                               27,694    23.2%   31-Dec-10
   3,753     88.66%   19-Nov-00  1,870,328.22
             70.95%   19-Nov-00    171,210.19
             97.27%   19-Nov-00    349,765.32
             91.67%   19-Nov-00    176,059.22
             79.47%   19-Nov-00    203,279.93
             74.93%   19-Nov-00    129,423.53
             91.42%   19-Nov-00    196,688.54
             96.61%   19-Nov-00    246,488.96
             86.87%   19-Nov-00    183,298.95
             98.07%   19-Nov-00    214,113.57
      76     98.25%   01-May-01  1,601,920.00  Transfair North America                           55,391    28.5%   07-Mar-11
  32,633     99.56%   01-May-01  1,493,478.58
      47     99.52%   17-Jan-01  1,638,237.79  Walmart                                          151,980    49.0%   01-Jan-19
  84,842     97.95%   19-Feb-01  1,296,202.95
     104     90.06%   31-Mar-01  1,362,767.18  Daimler Chrysler                                  21,015    17.1%   31-Oct-02
      53     94.67%   03-May-01  1,429,321.00  McLeod USA Publishing                             94,726    39.5%   31-Aug-05
  55,349     97.82%   15-Mar-01  1,297,693.25
  36,038     98.27%   15-Jun-01  1,255,509.98
 104,030     96.67%   30-Apr-01  1,251,991.04
     148     86.61%   03-Jan-01  1,359,625.39  Netlock Technologies                              50,301    63.4%   14-Jan-06
      68     91.06%   29-Mar-01  1,228,282.00  AT&T Wireless                                     28,500    16.8%   30-Nov-01
            100.00%   29-Mar-01    299,853.00  State of Florida Dept. Of Revenue                 14,955    49.5%   31-Aug-02
            100.00%   29-Mar-01    196,925.00  Parent- Child Study                               13,510    75.0%   31-Oct-01
            100.00%   29-Mar-01      5,537.00  American Pharmaceutical                            8,414    67.8%   31-Mar-06
             57.58%   29-Mar-01    127,096.00  CTX Mortgage Company                               4,863    44.4%   31-Dec-04
             45.82%   29-Mar-01     49,100.00  Comprehensive AIDS Program of Florida              8,881    45.8%   30-Jun-02
            100.00%   29-Mar-01    142,704.00  Nextel South Corporation                           8,946    62.5%   31-Jul-05
            100.00%   29-Mar-01    292,374.00  AT&T Wireless                                     28,500   100.0%   30-Nov-01
             99.91%   29-Mar-01    114,693.00  Rheem Manufacturing                               24,000    66.7%   31-Mar-06
  43,698     98.35%   15-Mar-01  1,133,044.95
      47     98.86%   01-Apr-01  1,098,890.00  Kmart                                            142,830    64.9%   31-Oct-20
      33     80.55%   01-Mar-01  1,038,630.00  Moore North America                               37,399    12.7%   Multiple Spaces
      53     92.15%   16-Jan-01    947,466.54  Ukrop's Super Markets                             63,136    36.3%   31-Dec-16
     113    100.00%   18-Jan-01    965,008.53  Best Buy                                          49,500    61.3%   31-Jan-16
      92    100.00%   05-Jun-01  1,090,979.83  Health Management Resources                       15,493    15.9%   Multiple Spaces
 159,296     94.55%   01-Apr-01    956,096.00
  35,714     95.80%   15-Mar-01    861,508.12
      69    100.00%   26-Mar-01    902,962.32  Federal Express Corporation                       39,056    33.2%   30-Nov-04
     133    100.00%   15-Jun-01    873,383.00  Collins & Aikman Products, Inc.                   60,000   100.0%   30-Jun-21
  18,637     99.29%   31-May-01    835,508.00
  33,405     93.10%   15-Mar-01    791,520.65
      99    100.00%   31-Mar-01    814,285.74  Medical Mutual Insurance Company of NC            32,343    41.7%   30-Jun-13
      77    100.00%   14-May-01    841,719.62  Spindle Company                                    9,994    10.1%   30-Sep-03
      72     93.66%   22-Feb-01    816,049.18  Dorothy Lane Marketplace                          39,050    36.9%   Multiple Spaces
     116    100.00%   10-May-01    784,243.93  Digital Legal Services, LLC                        4,750     7.4%    31-Oct-04
     140     97.34%   01-Dec-00    808,830.49  Dyson & Dyson                                      6,487    12.2%   Multiple Spaces
      32    100.00%   31-Mar-01    818,660.98  Edison Supply                                    226,417   100.0%   01-Jul-14
      62    100.00%   01-Jun-01    763,732.48  Lowe's Home Centers, Inc. (Guaranteed by Parent) 114,731   100.0%   30-Jun-18
      56    100.00%   01-Jun-01    751,205.00  Niagara Mohawk Power Corp.                       124,980   100.0%   28-Feb-11
  60,494    100.00%   06-Jun-01    705,939.10
      62     96.56%   31-Dec-00    724,671.00  New Life Clinic                                   13,634    13.1%   30-Sep-03
     105     96.30%   01-Mar-01    712,745.51  MedPoint                                           5,462     9.5%   31-Mar-03
      78     91.35%   09-Apr-01    635,528.63  Holiday Markets                                   39,495    51.7%   30-Apr-17
      53     91.42%   01-Dec-00    710,454.00  Walgreen's                                        16,380    14.4%   30-Apr-98
      33    100.00%   16-Apr-01    672,234.00  Silgan Containers                                176,650   100.0%   31-Jan-15
  38,842    100.00%   01-Feb-01    679,041.01
      39    100.00%   20-Feb-01    622,257.00  Quality Stores                                    56,850    38.7%   30-Apr-11
      61     87.79%   17-Apr-01    588,440.98  Adelphia                                          19,074    20.3%   30-Nov-02
      55     91.08%   01-Jul-01    620,560.00  Blue Ridge Bank                                   22,272    21.8%   Multiple Spaces
     231    100.00%   01-Mar-01    610,236.00  Lugano, Inc. (Sesto Sesno)                         5,014    20.7%   31-Jul-03
  22,850     90.83%   01-Jan-01    775,973.00
      71    100.00%   19-Jun-01    603,357.00  Piccadilly Cafeteria                              11,784    15.4%   31-Jul-07
      68     97.89%   03-Jan-01    634,242.55  Torka                                             10,613    13.2%   Multiple Spaces
  24,810     96.70%   01-Feb-01    568,762.00
  23,851     97.41%   03-Jun-01    538,697.66
      38     99.23%   13-Nov-00    570,617.74  All World Gymnastics                               9,300     7.2%   30-Nov-05
  32,171     93.29%   26-Apr-01    494,189.95
      57     98.56%   29-May-01    491,739.00  Fulton Bank                                       11,260    14.2%   31-Aug-07
      49    100.00%   31-May-01    491,416.00  Lak-Kyung Baik                                     3,577     4.0%   31-Oct-01
  42,661     94.23%   26-Feb-01    460,680.92
  18,655     97.39%   01-Feb-01    549,728.00
     101    100.00%   03-Jan-01    457,845.29  SM United Methodist Church                         5,416    12.8%   20-Nov-02
      86    100.00%   01-Apr-01    511,652.33  Rite Aid                                          21,868    44.5%   30-Jan-20


                                                                                                                             3RD
                                    2ND     2ND          2ND                                                        3RD    LARGEST
                                  LARGEST  LARGEST     LARGEST                                                     LARGEST  TENANT
                                  TENANT   TENANT      TENANT                                                      TENANT    % OF
2ND LARGEST TENANT                SQ. FT  % OF NRA    EXP. DATE     3RD LARGEST TENANT                             SQ. FT.   NRA
------------------------------------------------------------------------------------------------------------------------------------
Piccadilly Cafeteria               9,600     3.8%     31-Dec-01     Camelot Music                                    8,264      3.3%





Applied Graphics Technologies     18,208    16.2%     01-Apr-10











Randall's(Hobby Lobby)            57,454    20.1%     31-May-12     Stein Mart                                      33,900     11.9%
Ross Dress for Less               25,644    21.5%     31-Jan-06     Union Planters                                   6,710      5.6%










Danzas AEI Corp.                  50,433    25.9%     15-Aug-08     ABX Logistics                                   32,498     16.7%

Belk's (ground lease)             48,500    15.7%     15-Mar-19     Officemax                                       23,500      7.6%

Hillwood                          20,676    16.8%     31-Jan-03     Texas Christian University                      15,784     12.8%
Alliant Energy Resources          30,833    12.9%      Various      McGladrey Pullen                                24,105     10.1%



Salomon Smith Barney               9,759    12.3%     12-Nov-10     Redlands Centennial Bank                         5,061      6.4%
Rheem Manufacturing               24,000    14.1%     31-Mar-06     State of Florida                                14,955      8.8%
LJ Nodarse and Associates, Inc.    4,581    15.1%     31-Dec-01     Asset Specialists, Inc.                          3,164     10.5%
National Institute for Telecom     4,502    25.0%     31-May-05
Flagship Financial Services, Inc.  1,655    13.3%     10-Nov-04     Nova Care Outpatient Rehab                       1,600     12.9%
Chronimed Holdings, Inc.           1,450    13.2%     31-Dec-02

Petsche and Associates, Inc.       3,563    24.9%     31-Jan-02     Dr. William J. Bryant DDS                        1,800     12.6%

Saf T Loc                         11,968    33.2%     31-Jul-03

Dunham's Discount                 25,000    11.4%     31-Jan-04     Major Magic                                     12,300      5.6%
Great Lakes Health Care           33,377    11.3%  Multiple Spaces  McLeod Communications                           17,150      5.8%
Peebles                           35,300    20.3%     31-Jan-02     Eckerd Drugs                                    11,850      6.8%
Old Navy                          19,996    24.8%     19-Sep-05     Hennes & Mauritz                                11,212     13.9%
MA Rehab                           6,450     6.6%  Multiple Spaces  Hablespana, Inc.                                 3,587      3.7%


AZ Technology, Inc.               22,896    19.5%     30-Sep-04     Motorola, Inc.                                  13,255     11.3%



Salomon Smith Barney, Inc         19,338    24.9%     31-Jul-08     RSA Communications, Inc (Virata Corporation)    12,944     16.7%
Review Journal LV                  9,503     9.6%     30-Sep-05     Silver Service                                   7,974      8.0%
West Coast Entertainment           7,100     6.7%     31-May-01     Mitchell-Peterson Inc                            4,375      4.1%
Greater DC Cares                   4,672     7.2%     31-May-05     Better Business Bureau                           4,672      7.2%
B&L Tri Sports, Inc.               5,391    10.1%  Multiple Spaces  California Pizza Kitchen                         5,000      9.4%




Heroux, Clingen, Callow, WOL       9,440     9.0%     31-Jul-05     August Associates                                6,727      6.4%
Mo's Restaurant                    5,200     9.1%     31-Jan-03     Treasury Connect                                 3,831      6.7%
Longs Drugs Stores                20,367    26.7%     28-Feb-19     Jackson Tubb                                     3,960      5.2%
Hancock Fabrics                   13,512    11.9%     31-May-07     Dollar Tree                                     10,070      8.9%


Kroger                            49,527    33.7%     30-Sep-09     Fashion Bug                                      7,500      5.1%
Emma's Trunk                       7,797     8.3%     30-Nov-05     Party Plus                                       7,706      8.2%
Novamed                           10,112     9.9%     30-Apr-10     BRT Corp Center                                  8,128      8.0%
Garage Door, Inc. (Club 5)         4,242    17.6%     30-Nov-05     Mattress Discounters                             3,687     15.3%

Security Ballew                   10,175    13.3%     31-Dec-05     Nevada Bob's Pro Shop                            4,763      6.2%
Keast & Cuculic & Anders           3,840     4.8%     30-Nov-01     Hardcloud, Inc.                                  3,840      4.8%


DiLaura                            8,700     6.7%        MTM        Stage III                                        8,700      6.7%

Nauman Smith                       6,615     8.4%     30-Nov-03     Board of Claims                                  6,233      7.9%
T&B Fashion                        3,577     4.0%     30-Sep-01     Sharon King                                      3,577      4.0%

                                          LARGEST
       3RD                               AFFILIATED
     LARGEST                            SPONSOR FLAG
     TENANT                             (> THAN 4.0%                   LOAN
    EXP. DATE        LOCKBOX               OF POOL)                   NUMBER
----------------------------------------------------------------------------
    31-Dec-08          Hard             Aikens                           1
                       Hard             Alliance                         2
                                        Alliance                        2.1
                                        Alliance                        2.2
                                        Alliance                        2.3
                                        Korman                           3
                       Hard                                              4
                       Hard                                              5
                  Springing Hard                                         6
                                                                         7
                                                                        7.1
                                                                        7.2
                                                                        7.3
                                                                        7.4
                                                                        7.5
                                                                        7.6
                                                                        7.7
                                                                        7.8
    31-Oct-13          Hard                                              8
    20-Oct-09                                                            9
                                                                        10
                                                                       10.1
                                                                       10.2
                                                                       10.3
                                                                       10.4
                                                                       10.5
                                                                       10.6
                                                                       10.7
                                                                       10.8
                                                                       10.9
    28-Feb-06        Springing                                          11
                     Springing                                          12
    31-Aug-15                                                           13
                                                                        14
    30-Sep-04                                                           15
    14-Nov-01        Springing                                          16
                  Springing Hard        Cornerstone                     17
                     Springing                                          18
                                                                        19
    31-Dec-05          Hard                                             20
    31-Aug-02                                                           21
    14-Feb-03                                                          21.1
                                                                       21.2
    28-Feb-02                                                          21.3
                                                                       21.4
                                                                       21.5
    31-May-05                                                          21.6
                                                                       21.7
                                                                       21.8
                   Springing Hard       Cornerstone                     22
    31-Dec-02        Springing                                          23
    30-Sep-04          Hard                                             24
    28-Feb-18                                                           25
    22-Oct-15          Hard                                             26
 Multiple Spaces                                                        27
                                                                        28
                  Springing Hard        Cornerstone                     29
    31-Mar-02                                                           30
                     Springing                                          31
                     Springing                                          32
                   Springing Hard       Cornerstone                     33
    31-Dec-03                                                           34
    30-Sep-05                                                           35
    30-Nov-16                                                           36
    31-Aug-05                                                           37
    31-May-02                                                           38
                     Springing                                          39
                       Hard                                             40
                                                                        41
                                                                        42
    31-Aug-06        Springing                                          43
    30-Sep-03                                                           44
    30-Apr-06                                                           45
    13-Jul-04          Hard                                             46
                     Springing                                          47
                                                                        48
    31-Jan-05                                                           49
    31-Jul-03                                                           50
    30-Jun-06          Hard                                             51
    31-Mar-05                                                           52
                     Springing                                          53
    28-Feb-02                                                           54
    14-Feb-01          Hard                                             55
                                                                        56
                                                                        57
    31-Jan-02                                                           58
                                                                        59
    31-Jan-05        Springing                                          60
    30-Sep-01                                                           61
                                                                        62
                     Springing                                          63

                           FIRST UNION NATIONAL BANK
                    COMMERCIAL MORTGAGE TRUST SERIES 2001-C3

                                   ANNEX A-1
     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

 LOAN                                                                                                                          ZIP
NUMBER  PROPERTY NAME                         ADDRESS                                           CITY                   STATE   CODE
-----------------------------------------------------------------------------------------------------------------------------------
 64     Aventura Business Park                22521 Avenida Empressa                            Rancho Santa Margarita   CA    92688
 65     Bullard Plaza                         732-788 W. Bullard Ave.                           Fresno                   CA    93704
 66     Douglas Landings Apartments           2347 Douglas Street                               Austin                   TX    78741
 67     Midway Office Park                    14665 Midway Road                                 Addison                  TX    75001
 68     Lanmark Center                        14 Second Street SW                               Rochester                MN    55902
 69     4-6 W. 14th Street                    4-6 W. 14th Street                                New York                 NY    10011
 70     O'Bannon Plaza                        2205-2267 Rainbow Blvd.                           Las Vegas                NV    89146
 71     The Buffalo Center                    450 & 490 S. Buffalo Drive                        Las Vegas                NV    89145
 72     Hinesville Central Shopping Center    755 West Oglethorpe Hwy                           Hinesville               GA    31313
 73     Meadowbrook Apartments                3605 Walden Drive                                 High Point               NC    27265
 74     Valley View Station                   4744-4750 Valley View Boulevard, NW               Roanoke                  VA    24012
 75     Higgins & Canfield Walgreens          5753 N. Canfield Ave                              Chicago                  IL    60631
 76     Brenwood Apartments                   330 South Berendo Street                          Los Angeles              CA    90020
 77     Village Green                         44 North Vail & 17 West Campbell Street           Arlington Heights        IL    60005
 78     Holiday Park                          979 Essex Street                                  Bangor                   ME    04401
 79     South Hampton Walgreens               690 Second St. Pike                               Upper South Hampton      PA    18966
 80     Oak Forest Walgreens                  5525 W 159th Street                               Oak Forest               IL    60452
 81     Beta Court Industrial Center          38 Beta Court                                     San Ramon                CA    94583
 82     Walgreens - Hastings, MN              1017 Vermillion Street                            Hastings                 MN    55033
 83     CVS 8099                              404 South Saginaw                                 Midland                  MI    48640
 84     El Paso Walgreens                     2879 Montana Ave.                                 El Paso                  TX    79903
 85     Lubbock Walgreens                     8201 University Ave.                              Lubbock                  TX    79423
 86     Schaumburg Tech Center I              105-195 West Central Road                         Schaumburg               IL    60195
 87     Crescent Cove Apartments Phase II     2600 Crescent Cove Drive                          Evans                    CO    80620
 88     University Quarters Apartments        2803 Hamphill Park                                Austin                   TX    78705
 89     CVS Morrisville                       590 West Trenton Ave.                             Morrisville              PA    19067
 90     Rampart Facility                      9110-9940 East Costilla Avenue                    Englewood                CO    80112
 91     Lombard Apartments                    21 W 553, 571, 585, & 575 Lynn Rd.                Lombard                  IL    60148
 92     Hillsdale                             1532-1618 SW Chelsea Dr & 5301-5333 SW 15th Court Topeka                   KS    66604
 93     Glen River Apts                       21 W. 556 Lynn Rd.                                Lombard                  IL    60148
 94     Aspen Summit Plaza                    7724 SE Aspen Summit Drive                        Portland                 OR    97266
 95     Breckenridge Square Apartments        1001 Breckenridge Drive                           Little Rock              AR    72205
 96     Finnegan Plaza                        1501-1545 Finnegan's Lane                         North Brunswick          NJ    08902
 97     Rite Aid Holt                         2263 Cedar Street                                 Holt                     MI    48842
 98     Canon Drive Retail Center             362-370 N. Canon Drive                            Beverly Hills            CA    90210
 99     15415 Sunset Blvd.                    15415 Sunset Blvd.                                Pacific Palisades        CA    90272
100     CVS Sumter                            41 East Calhoun St.                               Sumter                   SC    29150
101     Federal Express                       SEC of N. Airfield Drive and Plaza Drive          Dallas                   TX    75261
102     Brook Park CVS                        14372 Snow Road                                   Brook Park               OH    44142
103     Rite Aid, New Baltimore, MI           35350 23 Mile Road                                New Baltimore            MI    48047
104     Gulf Vista                            17035 Gulf Boulevard                              North Redington Beach    FL    33708
105     Boca Palms Apartments                 44 SE 14th Street                                 Boca Raton               FL    33432
106     CVS Hildebran                         200 A Highway 70 East                             Hildebran                NC    28637
107     Baseline Superstition Springs Plaza   7102 East Baseline Road                           Mesa                     AZ    85208
108     Shoreline Building                    2618-2634 Bayshore Parkway                        Mt. View                 CA    94043
109     One Great Neck Road                   One Great Neck Road                               Great Neck               NY    11021
110     Stonehaven Village                    2471 Emmanuel Church Road                         Conover                  NC    28613
111     Crown Villas                          810, 870, 880 & 890 S. Orlando Avenue             Cocoa Beach              FL    32931
112     Heman & Samoset Street Apartments     16 Samoset St. & 23 Hemans St.                    Worcester                MA    01605
113     Rite Aid Clay                         173 Main Street                                   Clay                     WV    25043
114     Nipomo Tefft                          530 - 542 West Tefft Street                       Nipomo                   CA    93444
115     Pilcher Building                      144 Second Avenue North                           Nashville                TN    37201
116     Greenbrier Office Park                1420 Greenbrier Place                             Charlottesville          VA    22901
117     Villa Paradisa Apartments             4789 Harrison Avenue                              Las Vegas                NV    89121
118     2409 - 11 41st Avenue                 2409 - 11 41st Avenue                             Long Island City         NY    11101
119     North Broadway Retail Building        567-577 North Broadway                            White Plains             NY    10603
120     Northfield Commons Apartments         2100 Banstead Apartments                          Lafayette                IN    47904
121     3941-3961 Rosecrans Ave Retail        3941-3961 Rosecrans Avenue                        Hawthorne                CA    90250
122     South Broad Street Apartments         547-555 South Broad Street                        Elizabeth                NJ    07202
123     Lakeside Boulevard                    143 Lakeside Boulevard                            Landing                  NJ    07850
124     Sufolk Drive Apartments               2345 2nd Avenue North                             Lake Worth               FL    33461
125     7911 Westminster Avenue               7911-7985 Westminster Blvd.                       Westminster              CA    92633

(1) For loan number 18 amounts available under certain Letters of Credit were taken into consideration when calculating the DSCR and the Cut-Off Date LTV Ratio as described in the Prospectus Supplement.

(2) For loan numbers 97, 103 and 113, the indicated origination dates are those of the A-notes that were split from original loans originated on 5/21/1998, 5/21/1998, and 5/29/1998, respectively.

(3) In determining the value of the Mortgaged Property for purposes of calculating the Loan-to-Value Ratios with respect to Loan number 13, the related Mortgage Loan Seller included the value of two (2) outparcels which may be released by the related borrower at any time without the payment of any release price. Without taking these outparcels into account, the Cut-Off Date LTV Ratio would be 75%, and the LTV Ratio at maturity would be 66%.

(4) None of the anchors are part of the collateral and each of the anchors is anchor owned.

                                                                                                       % OF
    CROSS                                                                               CUT-OFF       AGGREGATE
COLLATERALIZED                                                                            DATE         CUT-OFF
  AND CROSS        LOAN             GENERAL            SPECIFIC         ORIGINAL LOAN     LOAN          DATE    ORIGINATION
  DEFAULTED     ORIGINATOR       PROPERTY TYPE       PROPERTY TYPE        BALANCE($)    BALANCE($)     BALANCE     DATE(2)
---------------------------------------------------------------------------------------------------------------------------
    Olen 1          FUNB          Industrial               Flex          4,290,000.00   4,279,492.32    0.52%    07-Mar-01
                    FUNB            Retail              Unanchored       4,250,000.00   4,238,279.62    0.52%    12-Mar-01
                    FUNB          Multifamily            Sec. 42         4,250,000.00   4,224,622.06    0.52%    07-Jul-00
                   LaSalle          Office               Suburban        4,170,000.00   4,167,936.09    0.51%    14-Jun-01
                    FUNB            Office                 CBD           4,125,000.00   4,113,680.38    0.50%    29-Mar-01
                   LaSalle         Mixed Use          Office/Retail      3,950,000.00   3,945,474.01    0.48%    24-May-01
                    FUNB            Retail              Unanchored       3,800,000.00   3,779,989.73    0.46%    26-Feb-01
                    FUNB            Retail              Unanchored       3,750,000.00   3,739,074.86    0.46%    15-Feb-01
                    FUNB            Retail           Shadow Anchored     3,700,000.00   3,692,786.81    0.45%    10-Apr-01
                    FUNB          Multifamily          Conventional      3,700,000.00   3,692,542.95    0.45%    09-Apr-01
                    FUNB            Retail           Shadow Anchored     3,500,000.00   3,490,395.47    0.43%    06-Mar-01
                   LaSalle          Retail              Drug Store       3,488,000.00   3,481,488.10    0.43%    23-Apr-01
                    FUNB          Multifamily          Conventional      3,376,000.00   3,365,166.01    0.41%    16-Feb-01
                    FUNB            Retail              Unanchored       3,350,000.00   3,343,915.26    0.41%    25-Apr-01
                   LaSalle    Manufactured Housing                       3,340,000.00   3,330,257.19    0.41%    30-Mar-01
                   LaSalle          Retail              Drug Store       3,270,000.00   3,268,412.68    0.40%    08-Jun-01
                   LaSalle          Retail              Drug Store       3,142,000.00   3,131,514.49    0.38%    27-Feb-01
                    FUNB          Industrial         Flex Industrial     3,000,000.00   2,989,988.37    0.37%    20-Feb-01
                    FUNB            Retail              Drug Store       2,960,000.00   2,958,512.67    0.36%    11-Jun-01
                Deutsche Bank       Retail              Drug Store       2,970,183.00   2,948,693.45    0.36%    12-Dec-00
                   LaSalle          Retail              Drug Store       2,912,000.00   2,906,323.02    0.35%    12-Apr-01
                   LaSalle          Retail              Drug Store       2,810,000.00   2,804,732.38    0.34%    16-Apr-01
                    FUNB            Office               Suburban        2,800,000.00   2,795,039.94    0.34%    30-Apr-01
                    FUNB          Multifamily          Conventional      2,760,000.00   2,754,917.33    0.34%    13-Apr-01
                   LaSalle        Multifamily        Student Housing     2,750,000.00   2,744,410.66    0.34%    04-Apr-01
                Deutsche Bank       Retail              Drug Store       2,643,000.00   2,616,139.08    0.32%    27-Dec-00
                Deutsche Bank      Mixed Use          Office/Storage     2,400,000.00   2,400,000.00    0.29%    06-Jul-01
                   LaSalle        Multifamily          Conventional      2,400,000.00   2,398,499.41    0.29%    26-Jun-01
                   LaSalle        Multifamily          Conventional      2,360,000.00   2,358,664.30    0.29%    22-Jun-01
                   LaSalle        Multifamily          Conventional      2,200,000.00   2,198,624.46    0.27%    26-Jun-01
                Deutsche Bank       Office               Suburban        2,200,000.00   2,197,442.92    0.27%    21-May-01
                    FUNB          Multifamily          Conventional      2,080,000.00   2,077,142.40    0.25%    10-May-01
                    FUNB            Retail              Unanchored       1,900,000.00   1,896,883.21    0.23%    30-Apr-01
                    FUNB            Retail              Drug Store       1,818,319.66   1,810,518.29    0.22%    01-Jul-01
                    FUNB            Retail              Unanchored       1,755,000.00   1,750,475.93    0.21%    26-Mar-01
                    FUNB           Mixed Use          Office/Retail      1,741,000.00   1,736,790.52    0.21%    23-Mar-01
                Deutsche Bank       Retail              Drug Store       1,745,000.00   1,725,127.20    0.21%    21-Nov-00
                    FUNB       Parking Facility                          1,756,923.70   1,713,837.59    0.21%    08-Mar-01
                   LaSalle          Retail              Drug Store       1,620,000.00   1,617,790.85    0.20%    01-May-01
                    FUNB            Retail              Drug Store       1,605,508.87   1,598,620.55    0.20%    01-Jul-01
                    FUNB          Multifamily          Conventional      1,600,000.00   1,594,999.47    0.19%    20-Feb-01
                    FUNB          Multifamily          Conventional      1,575,000.00   1,569,912.34    0.19%    28-Feb-01
                Deutsche Bank       Retail              Drug Store       1,543,400.00   1,526,789.00    0.19%    21-Nov-00
                    FUNB            Retail              Unanchored       1,500,000.00   1,497,305.53    0.18%    25-Apr-01
                    FUNB          Industrial        Light Manufacturing  1,500,000.00   1,494,015.02    0.18%    06-Mar-01
                    FUNB           Mixed Use          Retail/Office      1,501,000.00   1,484,156.23    0.18%    01-Mar-01
                   LaSalle    Manufactured Housing                       1,440,000.00   1,439,223.68    0.18%    21-Jun-01
                    FUNB          Multifamily          Conventional      1,340,000.00   1,336,653.93    0.16%    29-Mar-01
                    FUNB          Multifamily          Conventional      1,280,000.00   1,276,700.36    0.16%    08-Mar-01
                    FUNB            Retail              Drug Store       1,275,190.76   1,269,673.09    0.16%    01-Jul-01
                    FUNB            Retail           Shadow Anchored     1,200,000.00   1,198,025.81    0.15%    01-May-01
                    FUNB            Office                 CBD           1,200,000.00   1,197,098.57    0.15%    26-Mar-01
                    FUNB            Office               Suburban        1,200,000.00   1,196,968.85    0.15%    19-Mar-01
                    FUNB          Multifamily          Conventional      1,120,000.00   1,115,535.50    0.14%    30-Jan-01
                    FUNB            Office               Suburban        1,098,000.00   1,093,512.83    0.13%    15-Feb-01
                    FUNB            Retail              Unanchored       1,050,000.00   1,041,517.83    0.13%    08-Feb-01
                   LaSalle        Multifamily          Conventional      1,000,000.00     999,509.49    0.12%    11-Jun-01
                    FUNB            Retail              Unanchored         941,000.00     938,724.81    0.11%    09-Mar-01
                    FUNB          Multifamily          Conventional        900,000.00     897,752.66    0.11%    14-Mar-01
                    FUNB            Office               Suburban          690,000.00     688,973.66    0.08%    19-Apr-01
                    FUNB          Multifamily          Conventional        678,000.00     676,613.92    0.08%    15-Mar-01
                    FUNB            Retail              Unanchored         675,000.00     671,858.76    0.08%    15-Feb-01

                                                                                      818,834,217.70

 FIRST
 PAY          MATURITY
 DATE           DATE
               OR ARD
---------------------

 01-May-01   01-Apr-11
 01-May-01   01-Apr-11
 01-Sep-00   01-Aug-15
 01-Aug-01   01-Jul-11
 01-May-01   01-Apr-11
 01-Jul-01   01-Jun-11
 01-Apr-01   01-Mar-11
 01-Apr-01   01-Mar-11
 01-Jun-01   01-May-11
 01-Jun-01   01-May-11
 01-May-01   01-Apr-11
 01-Jun-01   01-May-11
 01-Apr-01   01-Mar-11
 01-Jun-01   01-May-11
 01-May-01   01-Apr-11
 01-Aug-01   01-Jul-11
 01-Apr-01   01-Mar-11
 01-Apr-01   01-Mar-11
 01-Aug-01   01-Jul-11
 15-Feb-01   15-Jan-23
 01-Jun-01   01-May-11
 01-Jun-01   01-May-11
 01-Jun-01   01-May-11
 01-Jun-01   01-May-11
 01-Jun-01   01-May-08
 01-Feb-01   01-Jan-23
 01-Sep-01   01-Aug-11
 01-Aug-01   01-Jul-06
 01-Aug-01   01-Jul-11
 01-Aug-01   01-Jul-06
 01-Jul-01   01-Jun-11
 01-Jul-01   01-Jun-11
 01-Jun-01   01-May-11
 01-Aug-01   01-Nov-13
 01-May-01   01-Apr-11
 01-May-01   01-Apr-11
 15-Jan-01   15-Jan-19
 15-Apr-01   15-Oct-10
 01-Jul-01   01-Jun-11
 01-Aug-01   01-Nov-13
 01-Apr-01   01-Mar-11
 01-Apr-01   01-Mar-11
 01-Jan-01   01-Jan-20
 01-Jun-01   01-May-11
 01-May-01   01-Apr-11
 01-Apr-01   01-Mar-11
 01-Aug-01   01-Jul-11
 01-May-01   01-Apr-11
 01-May-01   30-Apr-11
 01-Aug-01   01-Nov-13
 01-Jun-01   01-May-11
 01-May-01   01-Apr-11
 01-May-01   01-Apr-11
 01-Mar-01   01-Feb-11
 01-Apr-01   01-Mar-11
 01-Apr-01   01-Mar-11
 01-Aug-01   01-Jul-11
 01-May-01   01-Apr-11
 01-May-01   01-Apr-11
 01-Jun-01   01-May-11
 01-May-01   01-Apr-11
 01-Apr-01   01-Mar-11

                                     ORIGINAL  REMAINING                                                MATURITY
              LOAN                   TERM TO    TERM TO   REMAINING  ORIGINAL  REMAINING   MONTHLY        DATE
          ADMINISTRATIVE  INTEREST   MATURITY  MATURITY      IO       AMORT      AMORT       P&I         OR ARD
MORTGAGE    COST RATE     ACCRUAL    OR ARD     OR ARD     PERIOD     TERM       TERM      PAYMENTS     BALLOON         ARD
RATE (%)        (%)        METHOD     (MOS.)    (MOS.)     (MOS.)    (MOS.)     (MOS.)      ($)        BALANCE($)     LOANS
---------------------------------------------------------------------------------------------------------------------------
 7.70%       0.0524%     Actual/360    120        116                   360       356      30,585.99    3,808,809.94     N
 7.23%       0.0524%     Actual/360    120        116                   360       356      28,934.86    3,728,798.28     N
 8.72%       0.0524%     Actual/360    180        168                   360       348      33,343.75    3,498,417.02     N
 7.72%       0.0524%     Actual/360    120        119                   360       359      29,799.50    3,704,815.57     N
 7.25%       0.0524%     Actual/360    120        116                   360       356      28,139.77    3,620,999.02     N
 7.93%       0.0524%     Actual/360    120        118                   360       358      28,788.43    3,526,391.67     N
 7.38%       0.0524%     Actual/360    120        115                   300       295      27,773.43    3,075,451.52     N
 7.76%       0.0524%     Actual/360    120        115                   360       355      26,891.38    3,334,874.58     N
 7.25%       0.0524%     Actual/360    120        117                   360       357      25,240.52    3,248,317.70     N
 7.13%       0.0524%     Actual/360    120        117                   360       357      24,927.59    3,237,768.28     N
 7.25%       0.0524%     Actual/360    120        116                   360       356      23,876.17    3,072,362.53     N
 7.41%       0.0524%     Actual/360    120        117                   360       357      24,174.01    3,074,781.67     N
 7.40%       0.0524%     Actual/360    120        115                   360       355      23,374.74    2,975,400.70     N
 7.51%       0.0524%     Actual/360    120        117                   360       357      23,446.63    2,960,607.22     N
 7.00%       0.0874%     Actual/360    120        116                   360       356      22,221.10    2,912,799.20     N
 7.78%       0.0524%     Actual/360    120        119                   360       359      23,494.51    2,909,204.55     N
 7.25%       0.0524%     Actual/360    120        115                   360       355      21,433.98    2,758,530.55     N
 7.25%       0.0524%     Actual/360    120        115                   360       355      20,465.29    2,633,861.06     N
 7.68%       0.0524%     Actual/360    120        119                   360       359      21,062.80    2,626,947.11     N
 7.75%       0.0524%     Actual/360    264        257                   312       305      22,372.72      933,752.06     N
 7.25%       0.0524%     Actual/360    120        117                   360       357      19,864.97    2,556,514.07     N
 7.40%       0.0524%     Actual/360    120        117                   360       357      19,446.29    2,476,158.59     N
 7.60%       0.0524%     Actual/360    120        117                   360       357      19,770.09    2,480,118.90     N
 7.46%       0.0524%     Actual/360    120        117                   360       357      19,222.78    2,436,113.29     N
 7.09%       0.0524%     Actual/360     84         81                   360       357      18,467.90    2,535,392.06     N
 7.90%       0.0524%     Actual/360    264        257                   264       257      21,324.18        2,692.52     N
 7.93%       0.0524%     Actual/360    120        120                   360       360      17,493.37    2,142,580.58     N
 7.00%       0.0524%     Actual/360     60         59                   360       359      15,967.26    2,273,452.10     N
 7.32%       0.0524%     Actual/360    120        119                   360       359      16,211.56    2,075,565.20     N
 7.00%       0.0524%     Actual/360     60         59                   360       359      14,636.65    2,083,998.12     N
 7.88%       0.0524%     Actual/360    120        118                   360       358      15,951.53    1,961,511.84     N
 7.22%       0.0524%     Actual/360    120        118                   360       358      14,146.97    1,824,382.15     N
 7.87%       0.0524%     Actual/360    120        117                   360       357      13,769.73    1,694,136.45     N
 6.94%       0.0524%       30/360      148        147                   148       147      18,320.35            0.00     N
 7.50%       0.0524%     Actual/360    120        116                   360       356      12,271.21    1,550,415.75     N
 7.75%       0.0524%     Actual/360    120        116                   360       356      12,472.74    1,547,618.16     N
 8.00%       0.0524%     Actual/360    217        209                   217       209    See Annex A-6          0.00     N
 7.85%       0.0524%     Actual/360    115        110                   115       110    See Annex A-7          0.00     N
 7.25%       0.0524%     Actual/360    120        118                   360       358      11,051.26    1,422,014.99     N
 6.94%       0.0524%       30/360      148        147                   148       147      16,176.19            0.00     N
 7.50%       0.0524%     Actual/360    120        115                   360       355      11,187.43    1,413,717.81     N
 7.38%       0.0524%     Actual/360    120        115                   360       355      10,878.13    1,387,225.30     N
 8.13%       0.0524%     Actual/360    229        221                   229       221    See Annex A-8          0.00     N
 7.55%       0.0524%     Actual/360    120        117                   360       357      10,539.62    1,326,976.96     N
 7.75%       0.0524%     Actual/360    120        116                   300       296      11,329.93    1,227,422.40     N
 7.88%       0.0524%     Actual/360    120        115                   204       199      13,371.27      883,804.33     N
 7.47%       0.0874%     Actual/360    120        119                   360       359      10,039.12    1,271,290.76     N
 7.63%       0.0524%     Actual/360    120        116                   360       356       9,484.44    1,187,494.01     N
 7.50%       0.0524%     Actual/360    121        117                   360       356       8,949.95    1,128,668.06     N
 6.82%       0.0524%       30/360      148        147                   148       147      12,765.00            0.00     N
 7.86%       0.0524%     Actual/360    120        117                   360       357       8,688.34    1,069,722.63     N
 7.75%       0.0524%     Actual/360    120        116                   360       356       8,596.95    1,066,709.61     N
 7.58%       0.0524%     Actual/360    120        116                   360       356       8,456.41    1,062,238.05     N
 7.88%       0.0524%     Actual/360    120        114                   360       354       8,120.78      998,022.53     N
 8.63%       0.0524%     Actual/360    120        115                   300       295       8,934.08      921,302.01     N
 7.87%       0.0524%     Actual/360    120        115                   240       235       8,697.86      737,400.78     N
 7.75%       0.0524%     Actual/360    120        119                   360       359       7,164.12      889,012.54     N
 7.75%       0.0524%     Actual/360    120        116                   360       356       6,741.44      836,478.42     N
 7.63%       0.0524%     Actual/360    120        116                   360       356       6,370.14      797,571.74     N
 8.20%       0.0524%     Actual/360    120        117                   360       357       5,159.51      620,090.96     N
 8.38%       0.0524%     Actual/360    120        116                   360       356       5,153.29      611,686.53     N
 8.00%       0.0524%     Actual/360    120        115                   300       295       5,209.76      556,491.65     N

                                                                             LTV
                                                                 CUT-OFF   RATIO AT
                                                                   DATE    MATURITY                            NUMBER
                              APPRAISED    APPRAISAL               LTV        OR           YEAR      YEAR        OF       UNIT OF
PREPAYMENT PROVISIONS          VALUE ($)     DATE      DSCR (X)  RATIO(3)   ARD(3)         BUILT   RENOVATED   (UNITS)    MEASURE
------------------------------------------------------------------------------------------------------------------------------------
L(4),D(5.75),O(.25)         5,800,000.00  December-00    1.25     73.78%     65.67%        1999                42,403    Sq. Ft.
L(4),D(5.67),O(.33)         6,200,000.00  February-01    1.47     68.36%     60.14%        1970       1999     49,162    Sq. Ft.
L(4),D(10.67),O(.33)        5,620,000.00  June-00        1.19     75.17%     62.25%        1999                    96     Units
L(3),D(6.75),O(.25)         5,400,000.00  April-01       1.36     77.18%     68.61%        1977       1999     55,674    Sq. Ft.
L(2.33),D(7.42),O(0.25)     6,300,000.00  April-01       1.45     65.30%     57.48%        1957       1998     43,984    Sq. Ft.
L(3),D(6.75),O(.25)         5,400,000.00  April-01       1.25     73.06%     65.30%        1900       2000     19,850    Sq. Ft.
L(4),D(5.75),O(.25)         7,000,000.00  January-01     1.41     54.00%     43.94%        1987                41,899    Sq. Ft.
L(4),D(5.67),O(.33)         5,200,000.00  January-01     1.31     71.91%     64.13%        1998                27,551    Sq. Ft.
L(4),D(5.67),O(0.33)        5,100,000.00  February-01    1.31     72.41%     63.69%        2000                42,000    Sq. Ft.
L(4),D(5.75),O(.25)         4,625,000.00  November-00    1.31     79.84%     70.01%        1984       1999        152     Units
L(2.33),D(7.42),O(0.25)     4,600,000.00  January-01     1.44     75.88%     66.79%        2000                27,809    Sq. Ft.
L(3),D(6.75),O(.25)         4,470,000.00  March-01       1.28     77.89%     68.79%        2000                19,332    Sq. Ft.
L(4),D(5.75),O(0.25)        4,310,000.00  September-00   1.20     78.08%     69.03%        1972                    84     Units
L(4),D(5.75),O(0.25)        4,525,000.00  May-01         1.32     73.90%     65.43%        2000                24,662    Sq. Ft.
L(3),D(6.75),O(.25)         4,175,000.00  January-01     1.37     79.77%     69.77%        1975                   220      Pads
L(3),D(6.75),O(.25)         4,650,000.00  May-01         1.39     70.29%     62.56%        1999                13,071    Sq. Ft.
L(3),D(6.75),O(.25)         3,950,000.00  January-01     1.29     79.28%     69.84%        2000                15,120    Sq. Ft.
L(4),D(5.67),O(0.33)        5,200,000.00  January-01     1.35     57.50%     50.65%        1980       1999     54,000    Sq. Ft.
L(4),D(5.75),O(.25)         3,700,000.00  April-01       1.20     79.96%     71.00%        1999                13,905    Sq. Ft.
L(3),D(19)                  3,625,000.00  October-00     1.00     81.34%     25.76%        2000                13,860    Sq. Ft.
L(3),D(6.75),O(.25)         3,730,000.00  February-01    1.33     77.92%     68.54%        1999                12,154    Sq. Ft.
L(3),D(6.75),O(.25)         3,800,000.00  March-01       1.38     73.81%     65.16%        2001                15,120    Sq. Ft.
L(2.25),D(7.5),O(0.25)      3,800,000.00  March-01       1.26     73.55%     65.27%        1983                57,825    Sq. Ft.
L(4),D(5.75),O(.25)         3,450,000.00  January-01     1.35     79.85%     70.61%        2000                    48     Units
L(3),D(3.75),O(.25)         3,500,000.00  February-01    1.39     78.41%     72.44%     1975-1979     2000         84     Units
L(8),D(14)                  2,970,000.00  October-00     1.05     88.09%      0.09%        2000                10,125    Sq. Ft.
L(3),YM1%(6.58),O(.42)      3,600,000.00  June-01        1.53     66.67%     59.52%        1986                56,552    Sq. Ft.
L(3),D(1.75),O(.25)         3,270,000.00  April-01       1.44     73.35%     69.52%        1968                    96     Units
L(3),D(6.75),O(.25)         2,960,000.00  April-01       1.27     79.68%     70.12%      1978-85      1998         94     Units
L(3),D(1.75),O(.25)         3,250,000.00  April-01       1.43     67.65%     64.12%        1976       1999         96     Units
L(2.17),D(7.50),O(.33)      3,165,000.00  March-01       1.24     69.43%     61.98%        2000                19,729    Sq. Ft.
L(4),D(5.42),O(.58)         2,600,000.00  April-01       1.33     79.89%     70.17%        1971       1998         88     Units
L(4),D(5.67),O(0.33)        2,500,000.00  July-00        1.33     75.88%     67.77%        1971       1991     20,314    Sq. Ft.
L(2.08),D(10.25)            2,700,000.00  February-98    1.00     67.06%      0.00%        1997                11,060    Sq. Ft.
L(4),D(5.75),O(.25)         3,700,000.00  January-01     1.30     47.31%     41.90%     1955/1972     1995      8,994    Sq. Ft.
L(4),D(5.67),O(0.33)        2,400,000.00  April-00       1.30     72.37%     64.48%        1953                10,427    Sq. Ft.
L(8),D(10.08)               2,200,000.00  October-00     1.11     78.41%      0.00%        1998                10,125    Sq. Ft.
L(2.42),D(7.16),O(0)        3,000,000.00  December-00    1.20     57.13%      0.00%        2000               235,225    Sq. Ft.
L(3),D(6.75),O(.25)         2,055,000.00  April-01       1.29     78.72%     69.20%        1999                10,125    Sq. Ft.
L(2.08),D(10.25)            2,500,000.00  January-98     1.00     63.94%      0.00%        1997                11,060    Sq. Ft.
L(2.42),D(7.25),O(0.33)     2,065,000.00  January-01     1.24     77.24%     68.46%        1972       1996         42     Units
L(4),D(5.67),O(.33)         2,100,000.00  January-01     1.22     74.76%     66.06%        1967       2000         36     Units
L(8),D(11.08)               1,850,000.00  October-00     1.03     82.53%      0.00%        1998                10,125    Sq. Ft.
L(4),D(5.75),O(.25)         2,000,000.00  March-01       1.40     74.87%     66.35%        1999                11,930    Sq. Ft.
L(4),D(5.75),O(.25)         2,600,000.00  November-00    1.48     57.46%     47.21%        1960                16,620    Sq. Ft.
L(4),D(5.75),O(.25)         2,500,000.00  January-01     1.25     59.37%     35.35%        1954       1986     12,800    Sq. Ft.
L(3),D(6.75),O(.25)         1,800,000.00  March-01       1.34     79.96%     70.63%       1975,1996,
                                                                                           1998                   102      Pads
L(2.33),D(7.42),O(0.25)     1,675,000.00  March-01       1.32     79.80%     70.90%        1962       2000         24     Units
L(4),D(5.83),O(0.25)        1,650,000.00  December-00    1.41     77.38%     68.40%        1968                    36     Units
L(2.08),D(10.25),O(0)       1,810,000.00  June-98        1.00     70.15%      0.00%        1998                10,752    Sq. Ft.
L(4),D(5.75),O(.25)         1,580,000.00  February-01    1.26     75.82%     67.70%        2000                10,320    Sq. Ft.
L(4),D(5.75),O(.25)         2,340,000.00  May-00         1.45     51.16%     45.59%        1900     1986/1990  34,519    Sq. Ft.
L(4),D(5.67),O(0.33)        1,750,000.00  February-01    1.31     68.40%     60.70%        1999                13,562    Sq. Ft.
L(4),D(5.67),O(0.33)        1,400,000.00  December-00    1.25     79.68%     71.29%        1982                    32     Units
L(4),D(5.75),O(.25)         1,900,000.00  August-00      1.30     57.55%     48.49%        1987                19,000    Sq. Ft.
L(4),D(5.67),O(0.33)        1,750,000.00  January-01     1.40     59.52%     42.14%        1922       1994      8,100    Sq. Ft.
L(3),D(6.75),O(.25)         1,340,000.00  May-01         1.20     74.59%     66.34%        1993                    40     Units
L(4),D(5.67),O(0.33)        1,320,000.00  August-00      1.30     71.12%     63.37%        1979       2000     11,191    Sq. Ft.
L(4),D(5.75),O(.25)         1,200,000.00  February-01    1.27     74.81%     66.46%        1950       1996         19     Units
L(4),D(5.75),O(.25)           950,000.00  January-01     1.40     72.52%     65.27%        1930       1984      9,980    Sq. Ft.
L(2.33),D(7.42),O(0.25)       925,000.00  January-01     1.31     73.15%     66.13%        1985       1999         17     Units
L(4),D(5.75),O(.25)         1,180,000.00  November-00    1.42     56.94%     47.16%        1986                13,113    Sq. Ft.


CUT-OFF
DATE LOAN                                                                               LARGEST   LARGEST     LARGEST
AMOUNT PER  OCCUPANCY    OCCUPANCY     NET CASH                                         TENANT     TENANT     TENANT
(UNIT) ($)   RATE (%)    AS OF DATE    FLOW ($)     LARGEST TENANT                       SQ.FT    % OF NRA   EXP. DATE
----------------------------------------------------------------------------------------------------------------------
      101    100.00%     03-Jan-01    457,845.29    SM United Methodist Church            5,416    12.8%    20-Nov-02
       86    100.00%     01-Apr-01    511,652.33    Rite Aid                             21,868    44.5%    30-Jan-20
   44,006     92.71%     25-Apr-01    475,247.24
       75     98.72%     01-May-01    486,591.00    Mattress Giant                       23,917    43.0%    31-Aug-03
       94    100.00%     01-Jan-01    490,363.52    Mayo Foundation                      32,174    73.1%   Multiple Spaces
      199    100.00%     14-May-01    432,228.00    Best Value                            8,300    41.8%    27-Feb-10
       90     97.02%     01-Jan-01    470,488.25    Hacienda D Mexico
                                                     (John & Gabriella Schelling)         5,984    14.3%    09-Oct-05
      136    100.00%     02-Jan-01    421,575.65    Crazy 8 Clothing                      2,436     8.8%    30-Jun-05
       88     93.33%     26-Jan-01    398,237.78    Show Shoe of Rocky Mount, Inc.        5,000    11.9%    31-Jul-05
   24,293     94.08%     29-Dec-00    390,488.40
      126     96.15%     01-Mar-01    411,807.37    Rack Room                             8,084    29.1%    30-Jun-10
      180    100.00%     01-Mar-01    370,547.00    Walgreen's                           19,332   100.0%    31-Aug-60
   40,062     96.43%     26-Feb-01    336,612.37
      136    100.00%     25-Apr-01    371,149.62    Peggy Kinnane's Restaurant            7,112    28.8%    15-Mar-06
   15,138     97.00%     01-Jan-01    365,124.00
      250    100.00%     01-Mar-01    391,145.00    Walgreen's                           13,071   100.0%    31-Jul-60
      207    100.00%     09-Jan-01    331,794.00    Walgreen's                           15,120   100.0%    31-Mar-60
       55    100.00%     26-Dec-00    331,586.90    Lindy's Auto Rebuilder               11,700    21.7%    30-Jun-02
      213    100.00%     31-May-01    302,413.46    Walgreens                            13,905   100.0%    01-Nov-19
      213    100.00%     22-Dec-00    269,278.10    CVS 8099  (CVS Corp. guarantee)      13,860   100.0%    31-Jan-23
      239    100.00%     01-Mar-01    316,333.00    Walgreen's                           12,154   100.0%    31-Jul-59
      185    100.00%     01-Mar-01    322,682.00    Walgreen's                           15,120   100.0%    28-Feb-61
       48     97.50%     23-Jan-01    298,572.85    Motivation Excellence                29,300    50.7%    31-Jan-05
   57,394    100.00%     01-Jan-01    312,516.12
   32,672     97.62%     21-Feb-01    308,293.00
      258    100.00%     27-Dec-00    268,124.23    Morrisville CVS, Inc.                10,125   100.0%    31-Jan-23
       42     95.29%     01-Jun-01    320,701.00    Tucker                                2,400     4.2%    28-Feb-02
   24,984     98.60%     01-Jun-01    275,729.00
   25,092     93.75%     14-May-01    247,286.00
   22,902     98.96%     01-Jun-01    251,320.00
      111     93.66%     01-May-01    237,320.00    Rogoway Brothers, Inc.                4,623    23.4%    30-Nov-05
   23,604     89.77%     25-Apr-01    225,186.46
       93     91.43%     30-Nov-00    219,413.20    Sunny Convenient Mart Corp.           3,200    15.8%    30-Jun-03
      164    100.00%     NA - Single
                          Tenant      219,844.20    Rite Aid of Michigan                 11,060   100.0%    31-May-20
      195    100.00%     18-Jan-01    191,414.30    Smath & Hawken                        4,967    55.2%    01-Dec-04
      167    100.00%     10-Jan-01    194,614.35    Jacopo's Restaurant                   2,750    26.4%    31-Dec-03
      170    100.00%     21-Nov-00    189,388.13    Sumter CVS, Inc.
                                                     (CVS Corp. Guarantee)               10,125   100.0%    31-Jan-19
        7    100.00%     27-Jan-01    291,339.48    Federal Express                      235,225  100.0%    31-Oct-10
      160    100.00%     01-May-01    170,688.00    CVS                                  10,125   100.0%    30-Jun-19
      145    100.00%     NA - Single
                          Tenant      194,114.28    Rite Aid of Michigan                 11,060   100.0%    31-May-20
   37,976    100.00%     31-Jan-01    166,481.37
   43,609     88.89%     28-Feb-01    159,500.23
      151    100.00%     21-Nov-00    156,243.94    Revco Discount Drug Centers, Inc.
                                                      (CVS Corp. Gua)                    10,125   100.0%    31-Jan-20
      126    100.00%     25-Apr-01    177,033.26    Romeo & Juliet Hair Salon             2,820    23.6%    30-Apr-05
       90     92.54%     16-Jan-01    201,026.76    L-Tech Corp.                          3,630    21.8%    14-Feb-03
      116    100.00%     01-Feb-01    200,522.17    Beauty Salon                          1,850    14.5%    30-Nov-07
   14,110     98.00%     07-May-01    161,227.00
   55,694    100.00%     31-Jan-01    149,947.80
   35,464    100.00%     19-Jan-01    151,643.00
      118    100.00%     NA - Single
                          Tenant      153,180.00    Rite Aid of West Virginia            10,752   100.0%    31-May-20
      116    100.00%     01-May-01    131,741.49    Los Padres Bank                       2,400    23.3%    31-Dec-05
       35    100.00%     27-Feb-01    150,000.15    Pilcher Partners Corp                 7,000    20.3%    31-Dec-10
       88    100.00%     01-Sep-00    132,671.70    Lakeland Tours, LLC                   3,768    27.8%    28-Feb-02
   34,860     93.75%     23-Jan-01    121,609.43
       58    100.00%     25-Jan-01    139,366.22    Vulcan Communications                 5,650    29.7%    01-Mar-05
      129    100.00%     01-Dec-00    145,686.98    Sweetwaters Restaurant                2,700    33.3%    31-Dec-09
   24,988     92.50%     31-May-01    103,550.00
       84    100.00%     07-Jan-01    105,205.93    Luxury Perfume                        3,671    32.8%    30-Sep-02
   47,250    100.00%     12-Feb-01     97,387.35
       69    100.00%     01-Jan-01     86,381.65    Gilksburg/Caplitero                   2,680    26.9%    31-Jan-02
   39,801    100.00%     03-Mar-01     81,303.60
       51    100.00%     29-Jan-01     88,855.70    Dr. Alkouli, MD                       4,389    33.5%    31-Jan-06

                                   2ND        2ND        2ND                                  3RD       3RD         3RD
                                 LARGEST    LARGEST    LARGEST                              LARGEST   LARGEST     LARGEST
                                 TENANT     TENANT     TENANT                                TENANT   TENANT      TENANT
2ND LARGEST TENANT               SQ. FT    % OF NRA   EXP. DATE  3RD LARGEST TENANT          SQ. FT  % OF NRA    EXP. DATE  LOCKBOX
------------------------------------------------------------------------------------------------------------------------------------
Global Media Systems              3,065       7.2%    11-Oct-03  H&R Block Tax Services       2,883    6.8%    01-Jul-04   Hard
Central Valley Reprographics      6,000      12.2%    31-May-05  Blockbuster Video            4,000    8.1%    30-Jun-05

Producers Exchange                6,869      12.3%    30-Sep-02  CU (Ft. Worth Mortgage)      5,950   10.7%    Multiple
                                                                                                               Spaces      Hard
Cardinal Stritch                  5,222      11.9%    31-Dec-03  Smith Barney                 3,881    8.8%    20-Nov-08
Karin Models                      3,800      19.1%    31-Oct-10  Seaside Tanning              3,150   15.9%    31-Oct-09   Springing
Carpet Barn, Inc.                 4,728      11.3%    31-Aug-01  Kopper Keg Lounge
                                                                 (John Cangolosi)             4,048    9.7%    31-Jul-02
Papa Johns                        2,396       8.7%    28-Feb-03  Bella Optical &
                                                                  Furniture - pad             2,200    8.0%    18-May-10
Hibbett Sporting Goods            4,640      11.0%    31-Jul-05  The Cato Corporation         4,160    9.9%    31-Jan-06

Gateway                           4,556      16.4%    31-May-05  S & K Menswear               3,970   14.3%    31-Jan-06
                                                                                                                           Springing

Pronto Roma Restaurant            4,610      18.7%    03-Feb-11  Bensen Galleries             4,344   17.6%    01-Apr-06


                                                                                                                           Springing
D&S Autobody                      8,100      15.0%    30-Jun-02  Shull's Cabinets             5,400   10.0%    30-Jun-02

                                                                                                                           Hard
                                                                                                                           Springing
                                                                                                                           Hard
1st International Digital         10,880     18.8%    31-Oct-03  iPilot                       5,208    9.0%    15-Nov-04


                                                                                                                           Hard
Letter Plus                       1,800       3.2%        MTM    Home Security                1,750    3.1%    31-Mar-04



Big Vine                          3,790      19.2%    30-Nov-05  JBH Construction Co          3,398   17.2%    30-Nov-05

Lysette's School of Dance, Inc.   3,200      15.8%    31-Aug-05  Frederick Katz
                                                                 (Artistic Creations)         1,848    9.1%    31-Jul-03
                                                                                                                           Hard
Vicky & Raffi Mense               2,656      29.5%    01-Oct-06  Puruti Handbags              1,371   15.2%    30-Mar-06
Karen Kim                         1,176      11.3%    01-Aug-03  Dr. Gary Polan               1,100   10.5%    16-Jun-03
                                                                                                                           Hard
                                                                                                                           Hard

                                                                                                                           Hard


                                                                                                                           Hard
Persnickety's Dry Cleaning        1,680      14.1%    31-Jul-10  Papa John's Pizza            1,500   12.6%    24-Aug-04
Micro Heart, Inc.                 3,630      21.8%    14-Feb-03  All Automotive               2,560   15.4%    30-Apr-04
Computer Store                    1,500      11.7%    31-Dec-06  Leon, Tarlowe & Saper        1,250    9.8%    31-Dec-02



                                                                                                                           Hard
Vandenberg Credit Union           1,500     14.5%     31-Dec-05  First American Title         1,500   14.5%    28-Feb-04
Odyssey Studios                   5,751     16.7%     01-Jun-04  Illiad Productions           5,531   16.0%    01-Jun-04
Virginia Learning Systems         3,000     22.1%     01-Oct-03  C&F Mortgage                 2,394   17.7%    15-Jul-04

TWB TV                            3,250     17.1%     01-Mar-03  BD Communications            2,500   13.2%    05-Feb-05
Bank of New York                  2,300     28.4%     31-May-06  American Hair                1,550   19.1%    31-Dec-03
                                                                                                                           Springing
Mar Vista Cleaners                2,920     26.1%     01-Dec-01  A-1 Pawn                     1,400   12.5%    31-Aug-02

David Guignard, DDS               2,300     23.0%     30-Sep-06  Karen Borkowski              1,850   18.5%    01-Sep-05

Trieu Do, Phuong Hoang &
 Dustin Do                        2,257     17.2%     31-Aug-03  Beach Dental Group           1,842   14.0%    30-Sep-01


  LARGEST
AFFILIATED
SPONSOR FLAG
(> THAN 4.0%      Loan
   OF POOL)      Number
-------------------------
                    64
                    65
                    66
                    67
                    68
                    69
                    70
                    71
                    72
                    73
                    74
                    75
                    76
                    77
                    78
                    79
                    80
                    81
                    82
                    83
                    84
                    85
                    86
                    87
                    88
                    89
                    90
                    91
                    92
                    93
                    94
                    95
                    96
                    97
                    98
                    99
                   100
                   101
                   102
                   103
                   104
                   105
                   106
                   107
                   108
                   109
                   110
                   111
                   112
                   113
                   114
                   115
                   116
                   117
                   118
                   119
                   120
                   121
                   122
                   123
                   124
                   125

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2001-C3

ANNEX A-2        CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES


 LOAN
NUMBER  PROPERTY NAME                           ADDRESS                                                     CITY             STATE
-----------------------------------------------------------------------------------------------------------------------------------
  2     Alliance Portfolio                      Various                                             Various                 Various
 2.1    Golfside Apartments                     5613 Coventry Park Drive                            Haltom City                TX
 2.2    Hunter's Glen Apartments                6400 Independence Parkway                           Plano                      TX
 2.3    Woodland Meadows Apartments             593 N.W. 57th Court                                 Tamarac                    FL
  3     Woodview Apartments                     311 Lancaster Avenue                                Malvern                    PA
 12     Tropicana/San Souci Apartments          1800, 1805 & 1900 San Souci Boulevard               North Miami                FL
 14     Sterling University Springs             109 West Avenue                                     San Marcos                 TX
 17     Canyon Hills Apartments                 6307 Bluff Springs Road                             Austin                     TX
 18     Willows @ Barrington                    1200 Clements Bridge Rd.                            Barrington                 NJ
 19     Adobe Apartments                        1500 Shasta Drive                                   Davis                      CA
 22     Courts at Pear Ridge                    5050 Pear Ridge Drive                               Dallas                     TX
 28     The Warehouse (Rosemary) Apartments     318 West Rosemary Street                            Chapel Hill                NC
 29     Park Village Apartments                 2401 L.Don Dodson                                   Bedford                    TX
 33     Summer Tree Apartments                  13250 Emily Road                                    Dallas                     TX
 42     Twin Pines Apartments                   2880 West Ball Road                                 Anaheim                    CA
 48     Galleria Townhomes                      1111 Post Oak Boulevard                             Houston                    TX
 53     Westwood Apartments                     1200 Kings Circle                                   West Chicago               IL
 57     Crescent Oaks Apartments                3001 W. Normandale                                  Fort Worth                 TX
 59     Cross Creek Apartments                  400 Patton Chapel Lane                              Hoover                     AL
 62     College View Apartments                 3333 Luella Boulevard                               La Porte                   TX
 63     St. Paul's Townhouse Apartments         359 Vestry Drive                                    Saginaw                    MI
 66     Douglas Landings Apartments             2347 Douglas Street                                 Austin                     TX
 73     Meadowbrook Apartments                  3605 Walden Drive                                   High Point                 NC
 76     Brenwood Apartments                     330 South Berendo Street                            Los Angeles                CA
 87     Crescent Cove Apartments Phase II       2600 Crescent Cove Drive                            Evans                      CO
 88     University Quarters Apartments          2803 Hamphill Park                                  Austin                     TX
 91     Lombard  Apartments                     21 W 553, 571, 585, & 575 Lynn Rd.                  Lombard                    IL
 92     Hillsdale                               1532-1618 SW Chelsea Dr & 5301-5333 SW 15th Court   Topeka                     KS
 93     Glen River Apts                         21 W. 556 Lynn Rd.                                  Lombard                    IL
 95     Breckenridge Square Apartments          1001 Breckenridge Drive                             Little Rock                AR
 104    Gulf Vista                              17035 Gulf Boulevard                                North Redington Beach      FL
 105    Boca Palms Apartments                   44 SE 14th Street                                   Boca Raton                 FL
 111    Crown Villas                            810, 870, 880 & 890 S. Orlando Avenue               Cocoa Beach                FL
 112    Heman & Samoset Street Apartments       16 Samoset St. & 23 Hemans St.                      Worcester                  MA
 117    Villa Paradisa Apartments               4789 Harrison Avenue                                Las Vegas                  NV
 120    Northfield Commons Apartments           2100 Banstead Apartments                            Lafayette                  IN
 122    South Broad Street Apartments           547-555 South Broad Street                          Elizabeth                  NJ
 124    Sufolk Drive Apartments                 2345 2nd Avenue North                               Lake Worth                 FL


                                                                                                                    SPECIFIC
 LOAN                                                                                       GENERAL                 PROPERTY
NUMBER    PROPERTY NAME                             ZIP CODE       COUNTY                PROPERTY TYPE                TYPE
-----------------------------------------------------------------------------------------------------------------------------------
  2       Alliance Portfolio                         Various       Various                Multifamily               Conventional
 2.1      Golfside Apartments                         76117        Tarrant                Multifamily               Conventional
 2.2      Hunter's Glen Apartments                    75023        Collin                 Multifamily               Conventional
 2.3      Woodland Meadows Apartments                 33319        Broward                Multifamily               Conventional
  3       Woodview Apartments                         19355        Chester                Multifamily               Conventional
 12       Tropicana/San Souci Apartments              33181        Miami-Dade County      Multifamily               Conventional
 14       Sterling University Springs                 78666        Hays                   Multifamily            Student Housing
 17       Canyon Hills Apartments                     78744        Travis                 Multifamily               Conventional
 18       Willows @ Barrington                        08007        Camden                 Multifamily               Conventional
 19       Adobe Apartments                            95616        Yolo                   Multifamily            Student Housing
 22       Courts at Pear Ridge                        75287        Collin                 Multifamily               Conventional
 28       The Warehouse (Rosemary) Apartments         27516        Orange                 Multifamily               Conventional
 29       Park Village Apartments                     76021        Tarrant                Multifamily               Conventional
 33       Summer Tree Apartments                      75240        Dallas                 Multifamily               Conventional
 42       Twin Pines Apartments                       92804        Orange                 Multifamily               Conventional
 48       Galleria Townhomes                          77056        Harris                 Multifamily               Conventional
 53       Westwood Apartments                         60185        DuPage                 Multifamily               Conventional
 57       Crescent Oaks Apartments                    76116        Tarrant                Multifamily               Conventional
 59       Cross Creek Apartments                      35226        Jefferson              Multifamily               Conventional
 62       College View Apartments                     77571        Harris                 Multifamily               Conventional
 63       St. Paul's Townhouse Apartments             48601        Saginaw                Multifamily               Conventional
 66       Douglas Landings Apartments                 78741        Travis                 Multifamily                    Sec. 42
 73       Meadowbrook Apartments                      27265        Guilford               Multifamily               Conventional
 76       Brenwood Apartments                         90020        Los Angeles            Multifamily               Conventional
 87       Crescent Cove Apartments Phase II           80620        Weld                   Multifamily               Conventional
 88       University Quarters Apartments              78705        Travis                 Multifamily            Student Housing
 91       Lombard  Apartments                         60148        Dupage                 Multifamily               Conventional
 92       Hillsdale                                   66604        Shawnee                Multifamily               Conventional
 93       Glen River Apts                             60148        Dupage                 Multifamily               Conventional
 95       Breckenridge Square Apartments              72205        Pulaski                Multifamily               Conventional
 104      Gulf Vista                                  33708        Pinellas               Multifamily               Conventional
 105      Boca Palms Apartments                       33432        Palm Beach             Multifamily               Conventional
 111      Crown Villas                                32931        Brevard                Multifamily               Conventional
 112      Heman & Samoset Street Apartments           01605        Worcester              Multifamily               Conventional
 117      Villa Paradisa Apartments                   89121        Clark                  Multifamily               Conventional
 120      Northfield Commons Apartments               47904        Tippecanoe             Multifamily               Conventional
 122      South Broad Street Apartments               07202        Union                  Multifamily               Conventional
 124      Sufolk Drive Apartments                     33461        Palm Beach             Multifamily               Conventional

                              NUMBER OF      NUMBER        NUMBER           NUMBER            NUMBER OF           AVERAGE RENT;
 ELEVATOR      UTILITIES       STUDIO       OF 1 BR       OF 2 BR          OF 3 BR            OF 4 BR+            RENT RANGES -
BUILDINGS     TENANT PAYS      UNITS         UNITS         UNITS            UNITS               UNITS             STUDIO UNITS
-----------------------------------------------------------------------------------------------------------------------------------
    N              NA            NA           564           394               16                  NA                    NA
    N            E,P,C           NA           220           182               NA                  NA                    NA
    N           E,G,P,C          NA           184           92                NA                  NA                    NA
    N            E,P,C           NA           160           120               16                  NA                    NA
    N            E,P,C           NA           172           92                NA                  NA                    NA
    Y            E,P,C            9           356           87                NA                  NA               503;490-510
    N              E             NA            NA           80                24                  48                    NA
    N           W,E,P,C          NA           160           69                NA                  NA                    NA
    N            E,P,C           49           162           135                1                  NA               470;470-470
    N             P,C            NA            NA           40                40                  40                    NA
    N           W,E,P,C          NA           208           34                NA                  NA                    NA
    N          E,P,C,W,S         NA            NA            2                 4                  49                    NA
    N           W,E,P,C          NA           174           64                NA                  NA                    NA
    N           W,E,P,C          NA           216           16                NA                  NA                    NA
    N           E,G,P,C           1            64           36                13                  NA               550;550-550
    N             P,C            NA           115           24                11                  NA                    NA
    N              E             NA           120           120               NA                  NA                    NA
    N            E,P,C           32            96           76                16                  NA              352.75;349-359
    N            E,P,C           NA            NA           88                43                  18                    NA
    N           E,G,P,C          NA            48           48                 8                  NA                    NA
    N             E,G            NA            40           100               80                  10                    NA
    N              E             NA            NA           26                36                  34                    NA
    N             NAV            NA            64           88                NA                  NA                    NA
    Y             P,C             7            67           10                NA                  NA               497;482-506
    N            E,P,C           NA             6           38                 4                  NA                    NA
    N              E             NA            84           NA                NA                  NA                    NA
    N              E             NA            48           48                NA                  NA                    NA
    N              E              1            22           66                 5                  NA                320;320-320
    N             None           NA            48           48                NA                  NA                    NA
    N            E,P,C           NA            NA           88                NA                  NA                    NA
    N              E             NA            20           22                NA                  NA                    NA
    Y            E,P,C            1            19           16                NA                  NA               475;475-475
    N            E,P,C           NA            NA           24                NA                  NA                    NA
    N              E             NA            NA           36                NA                  NA                    NA
    N            E,P,C           NA            32           NA                NA                  NA                    NA
    N            E,G,W           NA            14           26                NA                  NA                    NA
    N            E,G,P           NA            NA           19                NA                  NA                    NA
    N              E             NA            NA           17                NA                  NA                    NA


 AVERAGE RENT;             AVERAGE RENT;                     AVERAGE RENT;                   AVERAGE RENT;
RENT RANGES - 1           RENT RANGES - 2                   RENT RANGES - 3                 RENT RANGES - 4+            LOAN
  BR UNITS                    BR UNITS                         BR UNITS                         BR UNITS               NUMBER
-----------------------------------------------------------------------------------------------------------------------------------
       NA                        NA                               NA                               NA                     2
  512;470-560               629;615-660                           NA                               NA                    2.1
  661;610-765               884;780-1125                          NA                               NA                    2.2
  695;690-700               855;850-860                     1065;1060-1070                         NA                    2.3
 1694;1095-2625            2676;1640-3025                         NA                               NA                     3
  597;590-600               789;780-790                           NA                               NA                     12
       NA                  1120;1120-1120                   1311;1311-1311                   1560;1560-1560               14
  728;625-820               967;825-1090                          NA                               NA                     17
  577;565-650               711;670-825                      835;835-835                           NA                     18
       NA                   994;576-1133                    1344;656-1573                    1655;703-1973                19
  687;595-870               888;830-1040                          NA                               NA                     22
       NA                  1228;1177-1280                   1910;1896-1914                   2165;2165-2165               28
  521;420-630               728;580-835                           NA                               NA                     29
  547;470-630               798;699-859                           NA                               NA                     33
  880;880-880              1020;990-1050                    1300;1300-1300                         NA                     42
 778.87;609-944           962.33;700-1333                  1040.91;965-1800                        NA                     48
  681;614-689               806;669-799                           NA                               NA                     53
  411;390-440               551;500-609                     707.5;705-715                          NA                     57
       NA                   659;625-750                      823;820-860                      910;910-910                 59
  620;620-620               760;740-800                      889;889-889                           NA                     62
  445;445-445               491;491-491                      545;545-545                      562;562-562                 63
       NA                   547;547-547                      770;770-770                      844;844-844                 66
  490;490-490               555;555-555                           NA                               NA                     73
  629;545-890               933;842-980                           NA                               NA                     76
  646;646-646               759;709-875                      983;983-983                           NA                     87
  640;640-640                    NA                               NA                               NA                     88
  706;669-729               805;779-829                           NA                               NA                     91
  413;400-450               502;485-525                      595;595-595                           NA                     92
  698;669-729               784;779-829                           NA                               NA                     93
       NA                   545;545-545                           NA                               NA                     95
  630;620-640               723;710-750                           NA                               NA                    104
  727;700-750               900;875-925                           NA                               NA                    105
       NA                   850;550-950                           NA                               NA                    111
       NA                   667;650-675                           NA                               NA                    112
  543;535-545                    NA                               NA                               NA                    117
  425;425-425               680;680-680                           NA                               NA                    120
       NA                   735;500-775                           NA                               NA                    122
       NA                   675;675-675                           NA                               NA                    124

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2001-C3

          ANNEX A-3                                 RESERVE ACCOUNT INFORMATION

 LOAN                                                          GENERAL                      SPECIFIC               MONTHLY TAX
NUMBER    PROPERTY NAME                                     PROPERTY TYPE                 PROPERTY TYPE               ESCROW
-----------------------------------------------------------------------------------------------------------------------------------
   1      Panama City Mall                                     Retail                     Anchored(2)                 7,596
   2      Alliance Portfolio                                 Multifamily                  Conventional
  2.1     Golfside Apartments                                Multifamily                  Conventional
  2.2     Hunter's Glen Apartments                           Multifamily                  Conventional
  2.3     Woodland Meadows Apartments                        Multifamily                  Conventional
   3      Woodview Apartments                                Multifamily                  Conventional               15,976
   4      600 Battery Street                                   Office                         CBD                    34,080
   5      DoubleTree Rockville                                  Hotel                     Full Service               31,697
   6      CitiFinancial Building                               Office                         CBD
   7      U-Haul Portfolio Pool IV                          Self Storage                                             38,165
  7.1     U-Haul Center of Tigard                           Self Storage                                              2,381
  7.2     U-Haul Center Vacaville                           Self Storage                                              3,012
  7.3     U-Haul Center Hayden                              Self Storage                                              8,996
  7.4     U-Haul Center Grissom Road                        Self Storage                                              4,619
  7.5     U-Haul Center Gause Blvd.                         Self Storage                                              1,457
  7.6     U-Haul Center Old National Highway                Self Storage                                              3,645
  7.7     U-Haul Center of North Richland                   Self Storage                                              8,501
  7.8     U-Haul Center Broward                             Self Storage                                              5,553
   8      Lake Creek Festival                                  Retail                       Anchored                 31,527
   9      Kendall 1 Plaza                                     Mixed Use                  Retail/Office               21,669
  10      U-Haul Portfolio Pool V                           Self Storage                                             15,542
 10.1     U-Haul Center Mechanicsburg                       Self Storage                                              1,472
 10.2     U-Haul Center Covina                              Self Storage                                              2,922
 10.3     U-Haul Center Lambert Road                        Self Storage                                               977
 10.4     U-Haul Center I-10 West                           Self Storage                                              1,776
 10.5     U-Haul Center Savannah                            Self Storage                                              1,415
 10.6     U-Haul Center Goldenrod                           Self Storage                                              1,603
 10.7     U-Haul Center Hyannis                             Self Storage                                              1,147
 10.8     U-Haul Center Tulane                              Self Storage                                               905
 10.9     U-Haul Center Worcester                           Self Storage                                              3,324
  11      IAC Seattle Speiker                                Industrial                    Warehouse                 11,563
  12      Tropicana / San Souci Apartments                   Multifamily                  Conventional                8,084
  13      Sampson Crossing Shopping Center                     Retail                       Anchored                  5,309
  14      Sterling University Springs                        Multifamily                Student Housing              15,745
  15      Alliance Business Center                            Mixed Use                  Retail/Office               29,592
  16      201 &221 Town Center                                 Office                         CBD                    31,468
  17      Canyon Hills Apartments                            Multifamily                  Conventional               25,635
  18      Willows @ Barrington                               Multifamily                  Conventional               22,302
  19      Adobe Apartments                                   Multifamily                Student Housing              13,094
  20      Olen Pointe Brea - Phase III                         Office                       Suburban                  5,610
  21      West Palm Beach Industrial Portfolio               Industrial                       Flex                   26,546
 21.1     2440 Metrocentre Blvd.                             Industrial                       Flex
 21.2     2500 Metrocentre Blvd.                             Industrial                       Flex
 21.3     2540 Metrocentre Blvd.                             Industrial                       Flex
 21.4     2541 Metrocentre Blvd.                             Industrial                       Flex
 21.5     2580 Metrocentre Blvd.                             Industrial                       Flex
 21.6     2581 Metrocentre Blvd.                             Industrial                       Flex
 21.7     801 Northpoint Parkway                             Industrial                       Flex
 21.8     1101 Northpoint Parkway                            Industrial                       Flex
  22      Courts at Pear Ridge                               Multifamily                  Conventional               23,185
  23      Madison Center                                       Retail                       Anchored                  6,435
  24      North Park Plaza                                     Office                       Suburban                 10,454
  25      Colonial Square Shopping Center                      Retail                       Anchored                  7,166
  26      Poughkeepsie Galleria                                Retail                       Anchored                 23,246
  27      Temple Place                                         Office                         CBD                    30,849
  28      The Warehouse (Rosemary) Apartments                Multifamily                  Conventional                8,364
  29      Park Village Apartments                            Multifamily                  Conventional               14,408
  30      Scottsdale Commerce Center                         Industrial                       Flex                   10,344
  31      Collins & Aikman                                     Office                       Suburban
  32      Rockvale MHP                                  Manufactured Housing                                          5,241
  33      Summer Tree Apartments                             Multifamily                  Conventional               13,497
  34      Springfield Place                                    Office                       Suburban                  6,978
  35      Brookhollow Business Park                          Industrial                       Flex                    5,951
  36      Washington Square                                    Retail                       Anchored                 11,389
  37      1411 K Street                                        Office                         CBD                    11,613
  38      Beachwalk                                           Mixed Use                  Retail/Office               10,935
  39      Met Life Warehouse                                 Industrial              Warehouse/Distribution
  40      Lowe's Logan WV                                      Retail                    Single Tenant
  41      Niagara Mohawk                                     Industrial                 Office/Warehouse
  42      Twin Pines Apartments                              Multifamily                  Conventional                6,787
  43      Grove Office Park                                    Office                       Suburban                 20,848
  44      French Quarter                                       Retail                      Unanchored                 5,189
  45      Placer Heights Plaza                                 Retail                       Anchored                  7,465
  46      Times Square Shopping Center                         Retail                       Anchored                 11,249
  47      Silgan Containers                                  Industrial               Light Manufacturing
  48      Galleria Townhomes                                 Multifamily                  Conventional
  49      Pine Lake Shopping                                   Retail                       Anchored                 13,977
  50      Trade Center I & II                                 Mixed Use                  Retail/Office                5,934
  51      Blue Ridge Tower                                     Office                       Suburban                  9,751
  52      18th Street                                          Retail                      Unanchored                 6,156
  53      Westwood Apartments                                Multifamily                  Conventional               15,847
  54      Le Fleur's Gallery Center                           Mixed Use                  Office/Retail                8,625
  55      Amanecer Business Park                             Industrial                       Flex                    4,627
  56      Southwind MHP                                 Manufactured Housing                                          7,592
  57      Crescent Oaks Apartments                           Multifamily                  Conventional                7,878
  58      Red Run Industrial                                 Industrial                 Light Industrial              5,790
  59      Cross Creek Apartments                             Multifamily                  Conventional                6,600
  60      Fulton St. Building                                  Office                         CBD                    11,944


                                                                 ANNUAL DEPOSIT      INITIAL DEPOSIT
                                                    MONTHLY           TO                TO CAPITAL
 LOAN                                              INSURANCE      REPLACEMENT          IMPROVEMENTS    INITIAL TI/LC    ONGOING TI /
NUMBER    PROPERTY NAME                              ESCROW         RESERVE              RESERVE          ESCROW        LC FOOTNOTE
-----------------------------------------------------------------------------------------------------------------------------------
   1      Panama City Mall                           21,411          49,847                                                 (1)
   2      Alliance Portfolio                                        243,500             3,000,000
  2.1     Golfside Apartments                                       100,500             1,180,000
  2.2     Hunter's Glen Apartments                                   69,000             1,000,000
  2.3     Woodland Meadows Apartments                                74,000              820,000
   3      Woodview Apartments                        2,193           60,422
   4      600 Battery Street                                                                               900,000          (1)
   5      DoubleTree Rockville                       3,931
   6      CitiFinancial Building                                                        7,000,000
   7      U-Haul Portfolio Pool IV                   6,015           75,245              47,781
  7.1     U-Haul Center of Tigard                     391            6,971                1,750
  7.2     U-Haul Center Vacaville                    1,061           4,335                 625
  7.3     U-Haul Center Hayden                        489            5,106                4,375
  7.4     U-Haul Center Grissom Road                  466            20,070               8,625
  7.5     U-Haul Center Gause Blvd.                   952            3,108               15,813
  7.6     U-Haul Center Old National Highway          919            4,376                 625
  7.7     U-Haul Center of North Richland             712            4,794                2,844
  7.8     U-Haul Center Broward                       966            26,486              13,125
   8      Lake Creek Festival                        1,677           42,804              11,250
   9      Kendall 1 Plaza                            4,902           24,551               3,500             5,000           (1)
  10      U-Haul Portfolio Pool V                    5,638           52,609              138,254
 10.1     U-Haul Center Mechanicsburg                 440            6,112               10,379
 10.2     U-Haul Center Covina                       1,066           7,036                 250
 10.3     U-Haul Center Lambert Road                  331            5,844               10,250
 10.4     U-Haul Center I-10 West                     802            3,376                3,125
 10.5     U-Haul Center Savannah                      570            4,212               22,375
 10.6     U-Haul Center Goldenrod                     777            3,474                6,500
 10.7     U-Haul Center Hyannis                       498            6,684               62,250
 10.8     U-Haul Center Tulane                        747            6,876                6,438
 10.9     U-Haul Center Worcester                     406            8,995               16,688
  11      IAC Seattle Speiker                                        19,986                                                 (1)
  12      Tropicana / San Souci Apartments           5,700          124,291
  13      Sampson Crossing Shopping Center           1,168                                7,000
  14      Sterling University Springs                                38,000
  15      Alliance Business Center                                   12,188
  16      201 &221 Town Center                        591            54,120              63,550            175,000          (1)
  17      Canyon Hills Apartments                    1,983           57,250
  18      Willows @ Barrington                                       76,344              20,296
  19      Adobe Apartments                           1,353           30,000
  20      Olen Pointe Brea - Phase III                583            7,929                                1,226,575         (1)
  21      West Palm Beach Industrial Portfolio       6,226           33,958                               1,375,000         (1)
 21.1     2440 Metrocentre Blvd.
 21.2     2500 Metrocentre Blvd.
 21.3     2540 Metrocentre Blvd.
 21.4     2541 Metrocentre Blvd.
 21.5     2580 Metrocentre Blvd.
 21.6     2581 Metrocentre Blvd.
 21.7     801 Northpoint Parkway
 21.8     1101 Northpoint Parkway
  22      Courts at Pear Ridge                       2,037           60,500
  23      Madison Center                             1,841           33,027                                                 (1)
  24      North Park Plaza                           4,342           59,172              153,000           260,000          (1)
  25      Colonial Square Shopping Center            1,389           20,885              11,813
  26      Poughkeepsie Galleria                       289            17,967                                                 (1)
  27      Temple Place                               2,283           19,032              31,500
  28      The Warehouse (Rosemary) Apartments        1,355           13,750
  29      Park Village Apartments                    1,770           59,500              40,000
  30      Scottsdale Commerce Center                  771            24,688              69,770            450,000          (1)
  31      Collins & Aikman                                           9,000
  32      Rockvale MHP                                               21,252              20,505
  33      Summer Tree Apartments                     1,614           58,000              30,000
  34      Springfield Place                                          7,753                2,705
  35      Brookhollow Business Park                   891            19,885               2,000                             (1)
  36      Washington Square                           327            22,254                                                 (1)
  37      1411 K Street                               855            12,923                                                 (1)
  38      Beachwalk                                   854            1,734                7,469
  39      Met Life Warehouse                                         4,528
  40      Lowe's Logan WV                                            22,946              757,106
  41      Niagara Mohawk                                             18,756                                                 (1)
  42      Twin Pines Apartments                      1,393           34,998              15,688
  43      Grove Office Park                                          15,732                                200,000
  44      French Quarter                              775            9,521                1,250             4,167           (1)
  45      Placer Heights Plaza                       1,800           7,632                                 100,000
  46      Times Square Shopping Center                778            12,888                                                 (1)
  47      Silgan Containers                                          18,780                                                 (1)
  48      Galleria Townhomes                          879            43,650              67,596
  49      Pine Lake Shopping                          855            22,053                                                 (1)
  50      Trade Center I & II                        1,638           19,718              253,044
  51      Blue Ridge Tower                           1,049           17,364              70,000                             (1)
  52      18th Street                                 359            4,834                                                  (1)
  53      Westwood Apartments                        5,369           61,440
  54      Le Fleur's Gallery Center                  1,483           15,352                                 88,320          (1)
  55      Amanecer Business Park                      151            8,021
  56      Southwind MHP                              1,127           10,650              13,000
  57      Crescent Oaks Apartments                   2,097           56,100              15,625
  58      Red Run Industrial                          601            28,468              22,375
  59      Cross Creek Apartments                     3,495           43,359               7,313
  60      Fulton St. Building                         494            11,856                                                 (1)

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2001-C3

          ANNEX A-3                                 RESERVE ACCOUNT INFORMATION

 LOAN                                                          GENERAL                       SPECIFIC                MONTHLY TAX
NUMBER    PROPERTY NAME                                     PROPERTY TYPE                 PROPERTY TYPE                 ESCROW
-----------------------------------------------------------------------------------------------------------------------------------
  61      Grove Business Center                               Industrial                      Flex                       5,049
  62      College View Apartments                            Multifamily                  Conventional                   9,580
  63      St. Paul's Townhouse Apartments                    Multifamily                  Conventional                   5,550
  64      Aventura Business Park                              Industrial                      Flex                       3,732
  65      Bullard Plaza                                         Retail                     Unanchored                    3,697
  66      Douglas Landings Apartments                        Multifamily                     Sec. 42                     7,087
  67      Midway Office Park                                    Office                      Suburban                     6,856
  68      Lanmark Center                                        Office                         CBD                       2,151
  69      4-6 W. 14th Street                                  Mixed Use                   Office/Retail                  6,724
  70      O'Bannon Plaza                                        Retail                     Unanchored                    3,367
  71      The Buffalo Center                                    Retail                     Unanchored                    1,941
  72      Hinesville Central Shopping Center                    Retail                   Shadow Anchored                 3,500
  73      Meadowbrook Apartments                             Multifamily                  Conventional                   4,721
  74      Valley View Station                                   Retail                   Shadow Anchored                 2,344
  75      Higgins & Canfield Walgreens                          Retail                     Drug Store
  76      Brenwood Apartments                                Multifamily                  Conventional                   2,975
  77      Village Green                                         Retail                     Unanchored                    8,903
  78      Holiday Park                                   Manufactured Housing                                            8,508
  79      South Hampton Walgreens                               Retail                     Drug Store
  80      Oak Forest Walgreens                                  Retail                     Drug Store
  81      Beta Court Industrial Center                        Industrial                 Flex Industrial                 3,304
  82      Walgreens - Hastings, MN                              Retail                     Drug Store
  83      CVS 8099                                              Retail                     Drug Store
  84      El Paso Walgreens                                     Retail                     Drug Store
  85      Lubbock Walgreens                                     Retail                     Drug Store
  86      Schaumburg Tech Center I                              Office                      Suburban                     11,058
  87      Crescent Cove Apartments Phase II                  Multifamily                  Conventional                    817
  88      University Quarters Apartments                     Multifamily                 Student Housing                 5,161
  89      CVS Morrisville                                       Retail                     Drug Store
  90      Rampart Facility                                    Mixed Use                  Office/Storage                  4,747
  91      Lombard  Apartments                                Multifamily                  Conventional                   6,953
  92      Hillsdale                                          Multifamily                  Conventional                   2,617
  93      Glen River Apts                                    Multifamily                  Conventional                   6,953
  94      Aspen Summit Plaza                                    Office                      Suburban                     2,917
  95      Breckenridge Square Apartments                     Multifamily                  Conventional                   2,936
  96      Finnegan Plaza                                        Retail                     Unanchored                    6,861
  97      Rite Aid Holt                                         Retail                     Drug Store
  98      Canon Drive Retail Center                             Retail                     Unanchored                    2,196
  99      15415 Sunset Blvd.                                  Mixed Use                   Office/Retail                   828
  100     CVS Sumter                                            Retail                     Drug Store
  101     Federal Express                                  Parking Facility
  102     Brook Park CVS                                        Retail                     Drug Store                    1,507
  103     Rite Aid, New Baltimore, MI                           Retail                     Drug Store
  104     Gulf Vista                                         Multifamily                  Conventional                   2,054
  105     Boca Palms Apartments                              Multifamily                  Conventional                   2,555
  106     CVS Hildebran                                         Retail                     Drug Store
  107     Baseline Superstition Springs Plaza                   Retail                     Unanchored                    1,685
  108     Shoreline Building                                  Industrial               Light Manufacturing               1,162
  109     One Great Neck Road                                 Mixed Use                   Retail/Office
  110     Stonehaven Village                             Manufactured Housing                                             287
  111     Crown Villas                                       Multifamily                  Conventional                    975
  112     Heman & Samoset Street Apartments                  Multifamily                  Conventional                   5,225
  113     Rite Aid Clay                                         Retail                     Drug Store
  114     Nipomo Tefft                                          Retail                   Shadow Anchored                 1,270
  115     Pilcher Building                                      Office                         CBD                       3,014
  116     Greenbrier Office Park                                Office                      Suburban                      721
  117     Villa Paradisa Apartments                          Multifamily                  Conventional                    788
  118     2409 - 11 41st Avenue                                 Office                      Suburban                      507
  119     North Broadway Retail Building                        Retail                     Unanchored                    1,082
  120     Northfield Commons Apartments                      Multifamily                  Conventional                   1,739
  121     3941-3961 Rosecrans Ave Retail                        Retail                     Unanchored                     844
  122     South Broad Street Apartments                      Multifamily                  Conventional                   1,511
  123     Lakeside Boulevard                                    Office                      Suburban                     1,417
  124     Sufolk Drive Apartments                            Multifamily                  Conventional                    947
  125     7911 Westminster Avenue                               Retail                     Unanchored                     240


                                                                 ANNUAL DEPOSIT   INITIAL DEPOSIT
                                                    MONTHLY            TO            TO CAPITAL
 LOAN                                              INSURANCE       REPLACEMENT      IMPROVEMENTS      INITIAL TI/LC     ONGOING TI /
NUMBER    PROPERTY NAME                              ESCROW          RESERVE           RESERVE            ESCROW        LC FOOTNOTE
-----------------------------------------------------------------------------------------------------------------------------------
  61      Grove Business Center                      1,002           18,084             7,875              50,808            (1)
  62      College View Apartments                    1,329           26,000
  63      St. Paul's Townhouse Apartments            2,528           57,500
  64      Aventura Business Park                      125            4,240
  65      Bullard Plaza                               343            11,004             3,850
  66      Douglas Landings Apartments                1,951           16,800
  67      Midway Office Park                          803                                                  99,000            (1)
  68      Lanmark Center                              652            8,797              8,125                                (1)
  69      4-6 W. 14th Street                         1,052           2,340             39,875                                (1)
  70      O'Bannon Plaza                              459            15,503
  71      The Buffalo Center                          688            2,760
  72      Hinesville Central Shopping Center          456            5,460                                150,000
  73      Meadowbrook Apartments                     1,462           40,280            13,256
  74      Valley View Station                         224            2,781                                                   (1)
  75      Higgins & Canfield Walgreens                               2,900
  76      Brenwood Apartments                         917            21,000             9,963
  77      Village Green                               237            2,466
  78      Holiday Park                                183            11,100             3,625
  79      South Hampton Walgreens                                    1,956
  80      Oak Forest Walgreens                                       2,604
  81      Beta Court Industrial Center                447            5,400
  82      Walgreens - Hastings, MN                                   2,246
  83      CVS 8099
  84      El Paso Walgreens                                          1,824
  85      Lubbock Walgreens                           212            2,268
  86      Schaumburg Tech Center I                    427            5,638             32,813             300,000
  87      Crescent Cove Apartments Phase II           417            12,000            12,938
  88      University Quarters Apartments              645            29,400
  89      CVS Morrisville                                            1,924
  90      Rampart Facility                            693            11,448                                10,260            (1)
  91      Lombard  Apartments                        2,236           25,625            17,625
  92      Hillsdale                                   806            24,852            18,750
  93      Glen River Apts                            2,249           25,708            17,500
  94      Aspen Summit Plaza                          321            3,946                                125,000            (1)
  95      Breckenridge Square Apartments             2,052           26,048            24,438
  96      Finnegan Plaza                              840            2,641              3,798
  97      Rite Aid Holt
  98      Canon Drive Retail Center                   394            1,349
  99      15415 Sunset Blvd.                          325            2,033
  100     CVS Sumter                                                 2,025
  101     Federal Express
  102     Brook Park CVS                              126            1,524
  103     Rite Aid, New Baltimore, MI
  104     Gulf Vista                                  772            10,500              925
  105     Boca Palms Apartments                      1,482           10,800             6,875
  106     CVS Hildebran                                              1,924
  107     Baseline Superstition Springs Plaza         196            1,193                                                   (1)
  108     Shoreline Building                          256            3,656
  109     One Great Neck Road                                        2,560
  110     Stonehaven Village                          238            5,100
  111     Crown Villas                               1,375           6,000              4,563
  112     Heman & Samoset Street Apartments           720            9,036              5,469
  113     Rite Aid Clay
  114     Nipomo Tefft                                61             1,032
  115     Pilcher Building                            517            3,452
  116     Greenbrier Office Park                      120            1,684              1,188             165,000            (1)
  117     Villa Paradisa Apartments                   220            9,792              3,125
  118     2409 - 11 41st Avenue                       211            4,275
  119     North Broadway Retail Building              447             810
  120     Northfield Commons Apartments               414            10,000
  121     3941-3961 Rosecrans Ave Retail              339            1,679
  122     South Broad Street Apartments               678            4,750              5,000
  123     Lakeside Boulevard                          127            1,497              1,250
  124     Sufolk Drive Apartments                     901            5,542              2,625
  125     7911 Westminster Avenue                     262            3,672


EXPLANATION TENANT IMPROVEMENT / LEASING COMMISSION (TI/LC) FOOTNOTES:

(1) IN ADDITION TO ANY SUCH ESCROWS FUNDED AT LOAN CLOSING FOR POTENTIAL TI/LC, THESE LOANS REQUIRE FUNDS TO BE ESCROWED DURING SOME OR ALL OF THE LOAN TERM FOR TI/LC EXPENSES, WHICH MAY BE INCURRED DURING THE LOAN TERM. IN CERTAIN INSTANCES, ESCROWED FUNDS MAY BE RELEASED TO BORROWER UPON SATISFACTION OF CERTAIN LEASING CONDITIONS.

(2) NONE OF THE ANCHORS ARE PART OF THE COLLATERAL AND EACH OF THE ANCHORS IS ANCHOR OWNED.

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2001-C3

         ANNEX A-4                                   COMMERCIAL TENANT SCHEDULE

 LOAN                                                                                              CUT-OFF DATE         NUMBER
NUMBER   PROPERTY NAME                            GENERAL PROPERTY TYPE  SPECIFIC PROPERTY TYPE  LOAN BALANCE ($)      OF UNITS
-----------------------------------------------------------------------------------------------------------------------------------
   1     Panama City Mall                                 Retail                Anchored (1)         41,000,000         249,516
   4     600 Battery Street                               Office                    CBD              26,086,638         112,208
   6     CitiFinancial Building                           Office                    CBD              20,951,574         265,362
   8     Lake Creek Festival                              Retail                  Anchored           15,220,453         285,353
   9     Kendall 1 Plaza                                Mixed Use              Retail/Office         14,833,495         119,178
  11     IAC Seattle Speiker                            Industrial               Warehouse           14,781,527         194,686
  13     Sampson Crossing Shopping Center                 Retail                  Anchored           14,688,876         309,855
  15     Alliance Business Center                       Mixed Use              Retail/Office         12,811,371         122,964
  16     201 &221 Town Center                             Office                    CBD              12,784,627         239,649
  20     Olen Pointe Brea - Phase III                     Office                  Suburban           11,730,822          79,286
  21     West Palm Beach Industrial Portfolio           Industrial                  Flex             11,494,082         169,823
 21.1    2440 Metrocentre Blvd.                         Industrial                  Flex                                 30,238
 21.2    2500 Metrocentre Blvd.                         Industrial                  Flex                                 18,012
 21.3    2540 Metrocentre Blvd.                         Industrial                  Flex                                 12,419
 21.4    2541 Metrocentre Blvd.                         Industrial                  Flex                                 10,964
 21.5    2580 Metrocentre Blvd.                         Industrial                  Flex                                 19,381
 21.6    2581 Metrocentre Blvd.                         Industrial                  Flex                                 14,309
 21.7    801 Northpoint Parkway                         Industrial                  Flex                                 28,500
 21.8    1101 Northpoint Parkway                        Industrial                  Flex                                 36,000
  23     Madison Center                                   Retail                  Anchored           10,321,209         220,088
  24     North Park Plaza                                 Office                  Suburban            9,767,918         295,356
  25     Colonial Square Shopping Center                  Retail                  Anchored            9,175,373         174,042
  26     Poughkeepsie Galleria                            Retail                  Anchored            9,089,213          80,708
  27     Temple Place                                     Office                    CBD               8,987,420          97,705
  30     Scottsdale Commerce Center                     Industrial                  Flex              8,057,717         117,561
  31     Collins & Aikman                                 Office                  Suburban            7,976,319          60,000
  34     Springfield Place                                Office                  Suburban            7,700,000          77,534
  35     Brookhollow Business Park                      Industrial                  Flex              7,691,015          99,427
  36     Washington Square                                Retail                  Anchored            7,629,624         105,969
  37     1411 K Street                                    Office                    CBD               7,490,394          64,615
  38     Beachwalk                                      Mixed Use              Retail/Office          7,425,903          53,183
  39     Met Life Warehouse                             Industrial         Warehouse/Distribution     7,285,539         226,417
  40     Lowe's Logan WV                                  Retail               Single Tenant          7,123,285         114,731
  41     Niagara Mohawk                                 Industrial            Office/Warehouse        6,996,148         124,980
  43     Grove Office Park                                Office                  Suburban            6,479,571         104,454
  44     French Quarter                                   Retail                 Unanchored           5,988,737          57,231
  45     Placer Heights Plaza                             Retail                  Anchored            5,988,691          76,321
  46     Times Square Shopping Center                     Retail                  Anchored            5,983,125         113,512
  47     Silgan Containers                              Industrial          Light Manufacturing       5,889,105         176,650
  49     Pine Lake Shopping                               Retail                  Anchored            5,740,209         147,017
  50     Trade Center I & II                            Mixed Use              Retail/Office          5,689,036          93,895
  51     Blue Ridge Tower                                 Office                  Suburban            5,597,254         102,170
  52     18th Street                                      Retail                 Unanchored           5,584,633          24,168
  54     Le Fleur's Gallery Center                      Mixed Use              Office/Retail          5,477,386          76,761
  55     Amanecer Business Park                         Industrial                  Flex              5,456,602          80,207
  58     Red Run Industrial                             Industrial            Light Industrial        4,978,881         129,400
  60     Fulton St. Building                              Office                    CBD               4,495,388          79,041
  61     Grove Business Center                          Industrial                  Flex              4,462,833          90,399
  64     Aventura Business Park                         Industrial                  Flex              4,279,492          42,403
  65     Bullard Plaza                                    Retail                 Unanchored           4,238,280          49,162
  67     Midway Office Park                               Office                  Suburban            4,167,936          55,674
  68     Lanmark Center                                   Office                    CBD               4,113,680          43,984
  69     4-6 W. 14th Street                             Mixed Use              Office/Retail          3,945,474          19,850
  70     O'Bannon Plaza                                   Retail                 Unanchored           3,779,990          41,899
  71     The Buffalo Center                               Retail                 Unanchored           3,739,075          27,551
  72     Hinesville Central Shopping Center               Retail              Shadow Anchored         3,692,787          42,000
  74     Valley View Station                              Retail              Shadow Anchored         3,490,395          27,809
  75     Higgins & Canfield Walgreens                     Retail                 Drug Store           3,481,488          19,332
  77     Village Green                                    Retail                 Unanchored           3,343,915          24,662
  79     South Hampton Walgreens                          Retail                 Drug Store           3,268,413          13,071
  80     Oak Forest Walgreens                             Retail                 Drug Store           3,131,514          15,120
  81     Beta Court Industrial Center                   Industrial            Flex Industrial         2,989,988          54,000
  82     Walgreens - Hastings, MN                         Retail                 Drug Store           2,958,513          13,905
  83     CVS 8099                                         Retail                 Drug Store           2,948,693          13,860
  84     El Paso Walgreens                                Retail                 Drug Store           2,906,323          12,154
  85     Lubbock Walgreens                                Retail                 Drug Store           2,804,732          15,120
  86     Schaumburg Tech Center I                         Office                  Suburban            2,795,040          57,825
  89     CVS Morrisville                                  Retail                 Drug Store           2,616,139          10,125
  90     Rampart Facility                               Mixed Use              Office/Storage         2,400,000          56,552
  94     Aspen Summit Plaza                               Office                  Suburban            2,197,443          19,729
  96     Finnegan Plaza                                   Retail                 Unanchored           1,896,883          20,314
  97     Rite Aid Holt                                    Retail                 Drug Store           1,810,518          11,060
  98     Canon Drive Retail Center                        Retail                 Unanchored           1,750,476           8,994
  99     15415 Sunset Blvd.                             Mixed Use              Office/Retail          1,736,791          10,427
  100    CVS Sumter                                       Retail                 Drug Store           1,725,127          10,125
  101    Federal Express                             Parking Facility                                 1,713,838         235,225
  102    Brook Park CVS                                   Retail                 Drug Store           1,617,791          10,125
  103    Rite Aid, New Baltimore, MI                      Retail                 Drug Store           1,598,621          11,060
  106    CVS Hildebran                                    Retail                 Drug Store           1,526,789          10,125
  107    Baseline Superstition Springs Plaza              Retail                 Unanchored           1,497,306          11,930
  108    Shoreline Building                             Industrial           Light Manufacturing      1,494,015          16,620
  109    One Great Neck Road                            Mixed Use              Retail/Office          1,484,156          12,800
  113    Rite Aid Clay                                    Retail                 Drug Store           1,269,673          10,752
  114    Nipomo Tefft                                     Retail              Shadow Anchored         1,198,026          10,320
  115    Pilcher Building                                 Office                    CBD               1,197,099          34,519
  116    Greenbrier Office Park                           Office                  Suburban            1,196,969          13,562
  118    2409 - 11 41st Avenue                            Office                  Suburban            1,093,513          19,000
  119    North Broadway Retail Building                   Retail                 Unanchored           1,041,518           8,100
  121    3941-3961 Rosecrans Ave Retail                   Retail                 Unanchored             938,725          11,191
  123    Lakeside Boulevard                               Office                  Suburban              688,974           9,980
  125    7911 Westminster Avenue                          Retail                 Unanchored             671,859          13,113


 LOAN                                             UNIT OF                                                            LARGEST TENANT
NUMBER   PROPERTY NAME                            MEASURE     LARGEST TENANT                                            % OF NRA
-----------------------------------------------------------------------------------------------------------------------------------
   1     Panama City Mall                         Sq. Ft.     Carmike Cinema                                               6.0%
   4     600 Battery Street                       Sq. Ft.     Goldberg Moser O'Neill,  LLC                                83.8%
   6     CitiFinancial Building                   Sq. Ft.     CitiFinancial (Guaranteed by Citicorp)                     100.0%
   8     Lake Creek Festival                      Sq. Ft.     Big K-Mart                                                  30.3%
   9     Kendall 1 Plaza                          Sq. Ft.     DSW                                                         23.2%
  11     IAC Seattle Speiker                      Sq. Ft.     Transfair North America                                     28.5%
  13     Sampson Crossing Shopping Center         Sq. Ft.     Walmart                                                     49.0%
  15     Alliance Business Center                 Sq. Ft.     Daimler Chrysler                                            17.1%
  16     201 &221 Town Center                     Sq. Ft.     McLeod USA Publishing                                       39.5%
  20     Olen Pointe Brea - Phase III             Sq. Ft.     Netlock Technologies                                        63.4%
  21     West Palm Beach Industrial Portfolio     Sq. Ft.     AT&T Wireless                                               16.8%
 21.1    2440 Metrocentre Blvd.                   Sq. Ft.     State of Florida Dept. Of Revenue                           49.5%
 21.2    2500 Metrocentre Blvd.                   Sq. Ft.     Parent- Child Study                                         75.0%
 21.3    2540 Metrocentre Blvd.                   Sq. Ft.     American Pharmaceutical                                     67.8%
 21.4    2541 Metrocentre Blvd.                   Sq. Ft.     CTX Mortgage Company                                        44.4%
 21.5    2580 Metrocentre Blvd.                   Sq. Ft.     Comprehensive AIDS Program of Florida                       45.8%
 21.6    2581 Metrocentre Blvd.                   Sq. Ft.     Nextel South Corporation                                    62.5%
 21.7    801 Northpoint Parkway                   Sq. Ft.     AT&T Wireless                                              100.0%
 21.8    1101 Northpoint Parkway                  Sq. Ft.     Rheem Manufacturing                                         66.7%
  23     Madison Center                           Sq. Ft.     Kmart                                                       64.9%
  24     North Park Plaza                         Sq. Ft.     Moore North America                                         12.7%
  25     Colonial Square Shopping Center          Sq. Ft.     Ukrop's Super Markets                                       36.3%
  26     Poughkeepsie Galleria                    Sq. Ft.     Best Buy                                                    61.3%
  27     Temple Place                             Sq. Ft.     Health Management Resources                                 15.9%
  30     Scottsdale Commerce Center               Sq. Ft.     Federal Express Corporation                                 33.2%
  31     Collins & Aikman                         Sq. Ft.     Collins & Aikman Products, Inc.                            100.0%
  34     Springfield Place                        Sq. Ft.     Medical Mutual Insurance Company of NC                      41.7%
  35     Brookhollow Business Park                Sq. Ft.     Spindle Company                                             10.1%
  36     Washington Square                        Sq. Ft.     Dorothy Lane Marketplace                                    36.9%
  37     1411 K Street                            Sq. Ft.     Digital Legal Services, LLC                                 7.4%
  38     Beachwalk                                Sq. Ft.     Dyson & Dyson                                               12.2%
  39     Met Life Warehouse                       Sq. Ft.     Edison Supply                                              100.0%
  40     Lowe's Logan WV                          Sq. Ft.     Lowe's Home Centers, Inc. (Guaranteed by Parent)           100.0%
  41     Niagara Mohawk                           Sq. Ft.     Niagara Mohawk Power Corp.                                 100.0%
  43     Grove Office Park                        Sq. Ft.     New Life Clinic                                             13.1%
  44     French Quarter                           Sq. Ft.     MedPoint                                                    9.5%
  45     Placer Heights Plaza                     Sq. Ft.     Holiday Markets                                             51.7%
  46     Times Square Shopping Center             Sq. Ft.     Walgreen's                                                  14.4%
  47     Silgan Containers                        Sq. Ft.     Silgan Containers                                          100.0%
  49     Pine Lake Shopping                       Sq. Ft.     Quality Stores                                              38.7%
  50     Trade Center I & II                      Sq. Ft.     Adelphia                                                    20.3%
  51     Blue Ridge Tower                         Sq. Ft.     Blue Ridge Bank                                             21.8%
  52     18th Street                              Sq. Ft.     Lugano, Inc. (Sesto Sesno)                                  20.7%
  54     Le Fleur's Gallery Center                Sq. Ft.     Piccadilly Cafeteria                                        15.4%
  55     Amanecer Business Park                   Sq. Ft.     Torka                                                       13.2%
  58     Red Run Industrial                       Sq. Ft.     All World Gymnastics                                        7.2%
  60     Fulton St. Building                      Sq. Ft.     Fulton Bank                                                 14.2%
  61     Grove Business Center                    Sq. Ft.     Lak-Kyung Baik                                              4.0%
  64     Aventura Business Park                   Sq. Ft.     SM United Methodist Church                                  12.8%
  65     Bullard Plaza                            Sq. Ft.     Rite Aid                                                    44.5%
  67     Midway Office Park                       Sq. Ft.     Mattress Giant                                              43.0%
  68     Lanmark Center                           Sq. Ft.     Mayo Foundation                                             73.1%
  69     4-6 W. 14th Street                       Sq. Ft.     Best Value                                                  41.8%
  70     O'Bannon Plaza                           Sq. Ft.     Hacienda D Mexico (John & Gabriella Schelling)              14.3%
  71     The Buffalo Center                       Sq. Ft.     Crazy 8 Clothing                                            8.8%
  72     Hinesville Central Shopping Center       Sq. Ft.     Show Shoe of Rocky Mount, Inc.                              11.9%
  74     Valley View Station                      Sq. Ft.     Rack Room                                                   29.1%
  75     Higgins & Canfield Walgreens             Sq. Ft.     Walgreen's                                                 100.0%
  77     Village Green                            Sq. Ft.     Peggy Kinnane's Restaurant                                  28.8%
  79     South Hampton Walgreens                  Sq. Ft.     Walgreen's                                                 100.0%
  80     Oak Forest Walgreens                     Sq. Ft.     Walgreen's                                                 100.0%
  81     Beta Court Industrial Center             Sq. Ft.     Lindy's Auto Rebuilder                                      21.7%
  82     Walgreens - Hastings, MN                 Sq. Ft.     Walgreens                                                  100.0%
  83     CVS 8099                                 Sq. Ft.     CVS 8099  (CVS Corp. guarantee)                            100.0%
  84     El Paso Walgreens                        Sq. Ft.     Walgreen's                                                 100.0%
  85     Lubbock Walgreens                        Sq. Ft.     Walgreen's                                                 100.0%
  86     Schaumburg Tech Center I                 Sq. Ft.     Motivation Excellence                                       50.7%
  89     CVS Morrisville                          Sq. Ft.     Morrisville CVS, Inc.                                      100.0%
  90     Rampart Facility                         Sq. Ft.     Tucker                                                      4.2%
  94     Aspen Summit Plaza                       Sq. Ft.     Rogoway Brothers, Inc.                                      23.4%
  96     Finnegan Plaza                           Sq. Ft.     Sunny Convenient Mart Corp.                                 15.8%
  97     Rite Aid Holt                            Sq. Ft.     Rite Aid of Michigan                                       100.0%
  98     Canon Drive Retail Center                Sq. Ft.     Smath & Hawken                                              55.2%
  99     15415 Sunset Blvd.                       Sq. Ft.     Jacopo's Restaurant                                         26.4%
  100    CVS Sumter                               Sq. Ft.     Sumter CVS, Inc. (CVS Corp. Guarantee)                     100.0%
  101    Federal Express                          Sq. Ft.     Federal Express                                            100.0%
  102    Brook Park CVS                           Sq. Ft.     CVS                                                        100.0%
  103    Rite Aid, New Baltimore, MI              Sq. Ft.     Rite Aid of Michigan                                       100.0%
  106    CVS Hildebran                            Sq. Ft.     Revco Discount Drug Centers, Inc. (CVS Corp. Guarantee)    100.0%
  107    Baseline Superstition Springs Plaza      Sq. Ft.     Romeo & Juliet Hair Salon                                   23.6%
  108    Shoreline Building                       Sq. Ft.     L-Tech Corp.                                                21.8%
  109    One Great Neck Road                      Sq. Ft.     Beauty Salon                                                14.5%
  113    Rite Aid Clay                            Sq. Ft.     Rite Aid of West Virginia                                  100.0%
  114    Nipomo Tefft                             Sq. Ft.     Los Padres Bank                                             23.3%
  115    Pilcher Building                         Sq. Ft.     Pilcher Partners Corp                                       20.3%
  116    Greenbrier Office Park                   Sq. Ft.     Lakeland Tours, LLC                                         27.8%
  118    2409 - 11 41st Avenue                    Sq. Ft.     Vulcan Communications                                       29.7%
  119    North Broadway Retail Building           Sq. Ft.     Sweetwaters Restaurant                                      33.3%
  121    3941-3961 Rosecrans Ave Retail           Sq. Ft.     Luxury Perfume                                              32.8%
  123    Lakeside Boulevard                       Sq. Ft.     Gilksburg/Caplitero                                         26.9%
  125    7911 Westminster Avenue                  Sq. Ft.     Dr. Alkouli, MD                                             33.5%

(1) None of the anchors are part of the collateral and each of the anchors is anchor owned.

                                                   2ND        2ND                                    3RD          3RD
                                                 LARGEST    LARGEST                                 LARGEST      LARGEST
LARGEST TENANT                                   TENANT %   TENANT                                  TENANT %     TENANT       LOAN
   EXP. DATE    2ND LARGEST TENANT                OF NRA   EXP. DATE     3RD LARGEST TENANT          OF NRA     EXP DATE     NUMBER
------------------------------------------------------------------------------------------------------------------------------------
  December-01   Piccadilly Cafeteria                3.8%    December-01  Camelot Music                3.3%    December-08       1
   April-10     Applied Graphics Technologies      16.2%     April-10                                                           4
    July-16                                                                                                                     6
  October-15    Randall's(Hobby Lobby)             20.1%      May-12     Stein Mart                  11.9%     October-13       8
  December-10   Ross Dress for Less                21.5%    January-06   Union Planters               5.6%     October-09       9
   March-11     Danzas AEI Corp.                   25.9%    August-08    ABX Logistics               16.7%    February-06      11
  January-19    Belk's (ground lease)              15.7%     March-19    Officemax                    7.6%     August-15       13
  October-02    Hillwood                           16.8%    January-03   Texas Christian
                                                                          University                 12.8%    September-04     15
   August-05    Alliant Energy Resources           12.9%   Multiple
                                                            Spaces       McGladrey Pullen            10.1%    November-01      16
  January-06    Salomon Smith Barney               12.3%   November-10   Redlands Centennial Bank     6.4%    December-05      20
  November-01   Rheem Manufacturing                14.1%     March-06    State of Florida             8.8%     August-02       21
   August-02    LJ Nodarse and Associates, Inc.    15.1%   December-01   Asset Specialists, Inc.     10.5%    February-03     21.1
  October-01    National Institute for Telecom     25.0%      May-05                                                          21.2
   March-06     Flagship Financial
                  Services, Inc.                   13.3%   November-04   Nova Care Outpatient Rehab  12.9%    February-02     21.3
  December-04   Chronimed Holdings, Inc.           13.2%   December-02                                                        21.4
    June-02                                                                                                                   21.5
    July-05     Petsche and Associates, Inc.       24.9%    January-02   Dr. William J. Bryant DDS   12.6%       May-05       21.6
  November-01                                                                                                                 21.7
   March-06     Saf T Loc                          33.2%     July-03                                                          21.8
  October-20    Dunham's Discount                  11.4%    January-04   Major Magic                  5.6%    December-02      23
Multiple Spaces Great Lakes Health Care            11.3%    Multiple
                                                             Spaces      McLeod Communications        5.8%    September-04     24
  December-16   Peebles                            20.3%    January-02   Eckerd Drugs                 6.8%    February-18      25
  January-16    Old Navy                           24.8%   September-05  Hennes & Mauritz            13.9%     October-15      26
Multiple Spaces MA Rehab                            6.6%     Multiple
                                                               Spaces    Hablespana, Inc.             3.7%    Multiple
                                                                                                               Spaces          27
  November-04   AZ Technology, Inc.                19.5%   September-04  Motorola, Inc.              11.3%      March-02       30
    June-21                                                                                                                    31
    June-13     Salomon Smith Barney, Inc          24.9%     July-08     RSA Communications,Inc.
                                                                         (Virata Corporation)        16.7%    December-03      34
 September-03   Review Journal LV                   9.6%    September-05 Silver Service               8.0%    September-05     35
Multiple Spaces West Coast Entertainment            6.7%       May-01    Mitchell-Peterson Inc        4.1%    November-16      36
  October-04    Greater DC Cares                    7.2%       May-05    Better Business Bureau       7.2%     August-05       37
Multiple Spaces B&L Tri Sports, Inc.               10.1%      Multiple
                                                               Spaces    California Pizza Kitchen     9.4%       May-02        38
    July-14                                                                                                                    39
    June-18                                                                                                                    40
  February-11                                                                                                                  41
 September-03   Heroux, Clingen, Callow, WOL        9.0%      July-05    August Associates            6.4%     August-06       43
   March-03     Mo's Restaurant                     9.1%     January-03  Treasury Connect             6.7%    September-03     44
   April-17     Longs Drugs Stores                 26.7%   February-19   Jackson Tubb                 5.2%      April-06       45
   April-98     Hancock Fabrics                    11.9%      May-07     Dollar Tree                  8.9%      July-04        46
  January-15                                                                                                                   47
   April-11     Kroger                             33.7%   September-09  Fashion Bug                  5.1%     January-05      49
  November-02   Emma's Trunk                        8.3%    November-05  Party Plus                   8.2%      July-03        50
Multiple Spaces Novamed                             9.9%      April-10   BRT Corp Center              8.0%      June-06        51
    July-03     Garage Door, Inc. (Club 5)         17.6%   November-05   Mattress Discounters        15.3%      March-05       52
    July-07     Security Ballew                    13.3%   December-05   Nevada Bob's Pro Shop        6.2%    February-02      54
Multiple Spaces Keast & Cuculic & Anders            4.8%    November-01  Hardcloud, Inc.              4.8%    February-01      55
  November-05   DiLaura                             6.7%        MTM      Stage III                    6.7%     January-02      58
   August-07    Nauman Smith                        8.4%    November-03  Board of Claims              7.9%     January-05      60
  October-01    T&B Fashion                         4.0%    September-01 Sharon King                  4.0%    September-01     61
  November-02   Global Media Systems                7.2%     October-03  H&R Block Tax Services       6.8%      July-04        64
  January-20    Central Valley Reprographics       12.2%      May-05     Blockbuster Video            8.1%      June-05        65
   August-03    Producers Exchange                 12.3%   September-02  CU (Ft. Worth                        Multiple
                                                                          Mortgage)                  10.7%     Spaces          67
Multiple Spaces Cardinal Stritch                   11.9%   December-03   Smith Barney                 8.8%    November-08      68
  February-10   Karin Models                       19.1%    October-10   Seaside Tanning             15.9%     October-09      69
  October-05    Carpet Barn, Inc.                  11.3%    August-01    Kopper Keg Lounge
                                                                          (John Cangolosi)            9.7%      July-02        70
    June-05     Papa Johns                          8.7%    February-03  Bella Optical &
                                                                          Furniture - pad             8.0%       May-10        71
    July-05     Hibbett Sporting Goods             11.0%     July-05     The Cato Corporation         9.9%     January-06      72
    June-10     Gateway                            16.4%      May-05     S & K Menswear              14.3%     January-06      74
   August-60                                                                                                                   75
   March-06     Pronto Roma Restaurant             18.7%   February-11   Bensen Galleries            17.6%      April-06       77
    July-60                                                                                                                    79
   March-60                                                                                                                    80
    June-02     D&S Autobody                       15.0%     June-02     Shull's Cabinets            10.0%      June-02        81
  November-19                                                                                                                  82
  January-23                                                                                                                   83
    July-59                                                                                                                    84
  February-61                                                                                                                  85
  January-05    1st International Digital          18.8%    October-03   iPilot                       9.0%    November-04      86
  January-23                                                                                                                   89
  February-02   Letter Plus                         3.2%        MTM      Home Security                3.1%      March-04       90
  November-05   Big Vine                           19.2%   November-05   JBH Construction Co         17.2%    November-05      94
    June-03     Lysette's School of Dance, Inc.    15.8%    August-05    Frederick Katz
                                                                         (Artistic Creations)         9.1%      July-03        96
    May-20                                                                                                                     97
  December-04   Vicky & Raffi Mense                29.5%    October-06   Puruti Handbags             15.2%      March-06       98
  December-03   Karen Kim                          11.3%    August-03    Dr. Gary Polan              10.5%      June-03        99
  January-19                                                                                                                  100
  October-10                                                                                                                  101
    June-19                                                                                                                   102
    May-20                                                                                                                    103
  January-20                                                                                                                  106
   April-05     Persnickety's Dry Cleaning         14.1%     July-10     Papa John's Pizza           12.6%     August-04      107
  February-03   Micro Heart, Inc.                  21.8%   February-03   All Automotive              15.4%      April-04      108
  November-07   Computer Store                     11.7%   December-06   Leon, Tarlowe & Saper        9.8%    December-02     109
    May-20                                                                                                                    113
  December-05   Vandenberg Credit Union            14.5%   December-05   First American Title        14.5%    February-04     114
  December-10   Odyssey Studios                    16.7%     June-04     Illiad Productions          16.0%      June-04       115
  February-02   Virginia Learning Systems          22.1%    October-03   C&F Mortgage                17.7%      July-04       116
   March-05     TWB TV                             17.1%     March-03    BD Communications           13.2%    February-05     118
  December-09   Bank of New York                   28.4%      May-06     American Hair               19.1%    December-03     119
 September-02   Mar Vista Cleaners                 26.1%   December-01   A-1 Pawn                    12.5%     August-02      121
  January-02    David Guignard, DDS                23.0%   September-06  Karen Borkowski             18.5%    September-05    123
  January-06    Trieu Do, Phuong Hoang
                 & Dustin Do                       17.2%    August-03    Beach Dental Group          14.0%    September-01    125

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2001-C3

                                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
         ANNEX A-5               AND MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)
         ---------               -----------------------------------------------

                                                                                  CROSS
                                                                              COLLATERALIZED                   CUT-OFF
                                                                                 AND CROSS                       DATE
 LOAN                                                                            DEFAULTED     ORIGINAL LOAN     LOAN
NUMBER PROPERTY NAME                                CITY             STATE       LOAN FLAG       BALANCE($)    BALANCE($)
-----------------------------------------------------------------------------------------------------------------------------
       Cornerstone Portfolio                       Various             TX     Cornerstone II   39,500,000.00  39,500,000.00
-----------------------------------------------------------------------------------------------------------------------------
   17  Canyon Hills Apartments                     Austin              TX     Cornerstone II   12,675,000.00  12,675,000.00
   22  Courts at Pear Ridge                        Dallas              TX     Cornerstone II   10,575,000.00  10,575,000.00
   29  Park Village Apartments                     Bedford             TX     Cornerstone II    8,500,000.00   8,500,000.00
   33  Summer Tree Apartments                      Dallas              TX     Cornerstone II    7,750,000.00   7,750,000.00

    2  Alliance Portfolio                          Various           Various                   39,000,000.00  38,895,602.93
-----------------------------------------------------------------------------------------------------------------------------
   2.1 Golfside Apartments                       Haltom City           TX                                         0.00
   2.2 Hunter's Glen Apartments                     Plano              TX                                         0.00
   2.3 Woodland Meadows Apartments                 Tamarac             FL                                         0.00


       Olen Portfolio                              Various             CA        Olen 1        21,520,000.00  21,466,916.83
-----------------------------------------------------------------------------------------------------------------------------
   20  Olen Pointe Brea - Phase III                 Brea               CA        Olen 1        11,760,000.00  11,730,822.41
   55  Amanecer Business Park                   San Clemente           CA        Olen 1         5,470,000.00   5,456,602.10
   64  Aventura Business Park                Rancho Santa Margarita    CA        Olen 1         4,290,000.00   4,279,492.32


    7  U-Haul Portfolio Pool IV                    Various           Various                   16,113,000.00  16,045,579.83
-----------------------------------------------------------------------------------------------------------------------------
   7.1 U-Haul Center of Tigard                     Tigard              OR
   7.2 U-Haul Center Vacaville                    Vacaville            CA
   7.3 U-Haul Center Hayden                      Scottsdale            AZ
   7.4 U-Haul Center Grissom Road                San Antonio           TX
   7.5 U-Haul Center Gause Blvd.                   Slidell             LA
   7.6 U-Haul Center Old National Highway       College Park           GA
   7.7 U-Haul Center of North Richland       North Richland Hills      TX
   7.8 U-Haul Center Broward                   Fort Lauderdale         FL


   10  U-Haul Portfolio Pool V                     Various           Various                   14,887,000.00  14,824,709.70
-----------------------------------------------------------------------------------------------------------------------------
  10.1 U-Haul Center Mechanicsburg              Mechanicsburg          PA
  10.2 U-Haul Center Covina                        Covina              CA
  10.3 U-Haul Center Lambert Road                 La Habra             CA
  10.4 U-Haul Center I-10 West                     Houston             TX
  10.5 U-Haul Center Savannah                     Savannah             GA
  10.6 U-Haul Center Goldenrod                     Orlando             FL
  10.7 U-Haul Center Hyannis                       Hyannis             MA
  10.8 U-Haul Center Tulane                      New Orleans           LA
  10.9 U-Haul Center Worcester                    Worcester            MA


   21  West Palm Beach Industrial Portfolio    West Palm Beach         FL                      11,500,000.00  11,494,082.49
-----------------------------------------------------------------------------------------------------------------------------
  21.1 2440 Metrocentre Blvd.                  West Palm Beach         FL
  21.2 2500 Metrocentre Blvd.                  West Palm Beach         FL
  21.3 2540 Metrocentre Blvd.                  West Palm Beach         FL
  21.4 2541 Metrocentre Blvd.                  West Palm Beach         FL
  21.5 2580 Metrocentre Blvd.                  West Palm Beach         FL
  21.6 2581 Metrocentre Blvd.                  West Palm Beach         FL
  21.7 801 Northpoint Parkway                  West Palm Beach         FL
  21.8 1101 Northpoint Parkway                 West Palm Beach         FL


  % OF     ORIGINAL   REMAINING
AGGREGATE   TERM TO   TERM TO     REMAINING
 CUT-OFF   MATURITY   MATURITY       IO
  DATE      OR ARD     OR ARD      PERIOD
 BALANCE    (MOS.)     (MOS.)      (MOS.)
----------------------------------------

  4.82%       120        116         8
----------------------------------------
  1.55%       120        116         8
  1.29%       120        116         8
  1.04%       120        116         8
  0.95%       120        116         8

  4.75%       60         56
----------------------------------------
  0.00%
  0.00%
  0.00%


  2.62%       120        116
----------------------------------------
  1.43%       120        116
  0.67%       120        116
  0.52%       120        116


  1.96%       120        116
----------------------------------------










  1.81%       120        116
----------------------------------------











  1.40%       120        119
----------------------------------------

                                                                                                             CUT-OFF
                                    MATURITY                                     LTV                          DATE
ORIGINAL   REMAINING  MONTHLY        DATE                             CUT-OFF  RATIO AT                       LOAN
 AMORT       AMORT      P&I         OR ARD                              DATE   MATURITY  NUMBER    UNIT       AMOUNT
 TERM        TERM     PAYMENTS      BALLOON      APPRAISED              LTV      OR        OF       OF         PER
 (MOS.)     (MOS.)      ($)        BALANCE($)     VALUE($)   DSCR(X)   RATIO     ARD     (UNITS)  MEASURE    (UNIT)($)
------------------------------------------------------------------------------------------------------------------------
  348        348      265,228.68  34,716,922.46  54,360,000   1.28     72.68%   63.88%       941    Units     41,977
------------------------------------------------------------------------------------------------------------------------
  348        348       85,108.19  11,140,177.07  17,600,000   1.27     72.02%   63.30%       229    Units     55,349
  348        348       71,007.42   9,294,467.98  14,240,000   1.33     74.26%   65.27%       242    Units     43,698
  348        348       57,074.53   7,470,729.56  11,970,000   1.26     71.01%   62.41%       238    Units     35,714
  348        348       52,038.54   6,811,547.85  10,550,000   1.27     73.46%   64.56%       232    Units     33,405

  360        356      268,699.12  37,090,769.83  51,135,000   1.20     76.06%   72.53%       974    Units     39,934
------------------------------------------------------------------------------------------------------------------------
                                                 17,460,000                                  402    Units          0
                                                 16,000,000                                  276    Units          0
                                                 17,675,000                                  296    Units          0

  360        356      153,023.79  19,093,319.46  30,250,000   1.34     71.04%   63.19%   201,896    Sq. Ft.      106
------------------------------------------------------------------------------------------------------------------------
  360        356       83,438.88  10,428,054.95  16,350,000   1.36     71.75%   63.78%    79,286    Sq. Ft.      148
  360        356       38,998.92   4,856,454.57   8,100,000   1.36     67.37%   59.96%    80,207    Sq. Ft.       68
  360        356       30,585.99   3,808,809.94   5,800,000   1.25     73.78%   65.67%    42,403    Sq. Ft.      101

  300        296      119,073.66  13,087,504.29  26,385,000   1.42     60.81%   49.60%     4,707    Units      3,409
------------------------------------------------------------------------------------------------------------------------
                                                  2,860,000                                  439    Units
                                                  3,610,000                                  606    Units
                                                  5,435,000                                  658    Units
                                                  2,500,000                                  507    Units
                                                  1,800,000                                  514    Units
                                                  3,480,000                                  747    Units
                                                  2,800,000                                  709    Units
                                                  3,900,000                                  527    Units

  300        296      110,013.62  12,091,708.39  23,590,000   1.42     62.84%   51.26%     3,950    Units      3,753
------------------------------------------------------------------------------------------------------------------------
                                                  2,310,000                                  389    Units
                                                  4,180,000                                  587    Units
                                                  2,250,000                                  384    Units
                                                  2,520,000                                  453    Units
                                                  1,700,000                                  367    Units
                                                  2,500,000                                  338    Units
                                                  3,050,000                                  531    Units
                                                  2,400,000                                  434    Units
                                                  2,680,000                                  467    Units

  360     358.9999585  81,277.65  10,188,350.11  15,900,000   1.26     72.29%   64.08%   169,823    Sq. Ft.       68
------------------------------------------------------------------------------------------------------------------------
                                                  3,100,000                               30,238    Sq. Ft.
                                                  1,800,000                               18,012    Sq. Ft.
                                                  1,400,000                               12,419    Sq. Ft.
                                                  1,200,000                               10,964    Sq. Ft.
                                                  2,000,000                               19,381    Sq. Ft.
                                                  1,500,000                               14,309    Sq. Ft.
                                                  3,200,000                               28,500    Sq. Ft.
                                                  1,700,000                               36,000    Sq. Ft.



 NET CASH      LOAN
  FLOW($)      NUMBER
--------------------------------------
4,083,766.97
--------------------------------
1,297,693.25    17
1,133,044.95    22
  861,508.12    29
  791,520.65    33

3,871,482.92     2
--------------------------------
1,186,893.32   2.1
1,324,752.30   2.2
1,359,837.00   2.3

2,451,713.23
------------------------------
1,359,625.39    20
  634,242.55    55
  457,845.29    64

2,027,855.10     7
-----------------------------
  207,531.69   7.1
  286,606.38   7.2
  460,916.55   7.3
  159,158.42   7.4
  127,783.89   7.5
  246,769.29   7.6
  230,454.83   7.7
  308,634.05   7.8

1,870,328.22    10
---------------------------------
  171,210.19  10.1
  349,765.32  10.2
  176,059.22  10.3
  203,279.93  10.4
  129,423.53  10.5
  196,688.54  10.6
  246,488.96  10.7
  183,298.95  10.8
  214,113.57  10.9

1,228,282.00    21
-----------------------------------
  299,853.00  21.1
  196,925.00  21.2
    5,537.00  21.3
  127,096.00  21.4
   49,100.00  21.5
  142,704.00  21.6
  292,374.00  21.7
  114,693.00  21.8

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2001-C3

ANNEX A-6      DEBT SERVICE PAYMENT SCHEDULE FOR CVS SUMTER

                    LOAN NUMBER                       LOAN NUMBER                            LOAN NUMBER
                  100 CVS SUMTER                    100 CVS SUMTER                         100 CVS SUMTER
    LOAN             PAYMENT            LOAN           PAYMENT                LOAN            PAYMENT
 PAY PERIOD        SCHEDULE ($)      PAY PERIOD      SCHEDULE ($)           PAY PERIOD      SCHEDULE ($)
--------------------------------     ----------------------------         -------------------------------
       1            14,204.14            74           15,110.83               147            16,070.42
       2            14,204.14            75           15,110.83               148            16,070.42
       3            14,204.14            76           15,110.83               149            16,070.42
       4            14,204.14            77           15,110.83               150            16,070.42
       5            14,204.14            78           15,110.83               151            16,070.42
       6            14,204.14            79           15,110.83               152            16,070.42
       7            14,204.14            80           15,110.83               153            16,070.42
       8            14,204.14            81           15,110.83               154            16,070.42
       9            14,204.14            82           15,110.83               155            16,070.42
      10            14,204.14            83           15,110.83               156            16,070.42
      11            14,204.14            84           15,110.83               157            16,070.42
      12            14,204.14            85           15,110.83               158            17,090.45
      13            14,204.14            86           15,110.83               159            17,090.45
      14            14,204.14            87           15,110.83               160            17,090.45
      15            14,204.14            88           15,110.83               161            17,090.45
      16            14,204.14            89           15,110.83               162            17,090.45
      17            14,204.14            90           15,110.83               163            17,090.45
      18            14,204.14            91           15,110.83               164            17,090.45
      19            14,204.14            92           15,110.83               165            17,090.45
      20            14,204.14            93           15,110.83               166            17,090.45
      21            14,204.14            94           15,110.83               167            17,090.45
      22            14,204.14            95           15,110.83               168            17,090.45
      23            14,204.14            96           15,110.83               169            17,090.45
      24            14,204.14            97           15,110.83               170            17,090.45
      25            14,204.14            98           16,070.42               171            17,090.45
      26            14,204.14            99           16,070.42               172            17,090.45
      27            14,204.14           100           16,070.42               173            17,090.45
      28            14,204.14           101           16,070.42               174            17,090.45
      29            14,204.14           102           16,070.42               175            17,090.45
      30            14,204.14           103           16,070.42               176            17,090.45
      31            14,204.14           104           16,070.42               177            17,090.45
      32            14,204.14           105           16,070.42               178            17,090.45
      33            14,204.14           106           16,070.42               179            17,090.45
      34            14,204.14           107           16,070.42               180            17,090.45
      35            14,204.14           108           16,070.42               181            17,090.45
      36            14,204.14           109           16,070.42               182            17,090.45
      37            14,204.14           110           16,070.42               183            17,090.45
      38            15,110.83           111           16,070.42               184            17,090.45
      39            15,110.83           112           16,070.42               185            17,090.45
      40            15,110.83           113           16,070.42               186            17,090.45
      41            15,110.83           114           16,070.42               187            17,090.45
      42            15,110.83           115           16,070.42               188            17,090.45
      43            15,110.83           116           16,070.42               189            17,090.45
      44            15,110.83           117           16,070.42               190            17,090.45
      45            15,110.83           118           16,070.42               191            17,090.45
      46            15,110.83           119           16,070.42               192            17,090.45
      47            15,110.83           120           16,070.42               193            17,090.45
      48            15,110.83           121           16,070.42               194            17,090.45
      49            15,110.83           122           16,070.42               195            17,090.45
      50            15,110.83           123           16,070.42               196            17,090.45
      51            15,110.83           124           16,070.42               197            17,090.45
      52            15,110.83           125           16,070.42               198            17,090.45
      53            15,110.83           126           16,070.42               199            17,090.45
      54            15,110.83           127           16,070.42               200            17,090.45
      55            15,110.83           128           16,070.42               201            17,090.45
      56            15,110.83           129           16,070.42               202            17,090.45
      57            15,110.83           130           16,070.42               203            17,090.45
      58            15,110.83           131           16,070.42               204            17,090.45
      59            15,110.83           132           16,070.42               205            17,090.45
      60            15,110.83           133           16,070.42               206            17,090.45
      61            15,110.83           134           16,070.42               207            17,090.45
      62            15,110.83           135           16,070.42               208            17,090.45
      63            15,110.83           136           16,070.42               209            17,090.45
      64            15,110.83           137           16,070.42               210            17,090.45
      65            15,110.83           138           16,070.42               211            17,090.45
      66            15,110.83           139           16,070.42               212            17,090.45
      67            15,110.83           140           16,070.42               213            17,090.45
      68            15,110.83           141           16,070.42               214            17,090.45
      69            15,110.83           142           16,070.42               215            17,090.45
      70            15,110.83           143           16,070.42               216            17,090.45
      71            15,110.83           144           16,070.42               217            17,090.45
      72            15,110.83           145           16,070.42
      73            15,110.83           146           16,070.42

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2001-C3

ANNEX A-7          DEBT SERVICE PAYMENT SCHEDULE FOR FEDERAL EXPRESS

                          LOAN NUMBER                                     LOAN NUMBER
                          101 FEDERAL                                     101 FEDERAL
                            EXPRESS                                         EXPRESS
       LOAN                 PAYMENT                    LOAN                 PAYMENT
    PAY PERIOD            SCHEDULE ($)              PAY PERIOD            SCHEDULE ($)
--------------------------------------              ----------------------------------
         1                 20,226.06                    59                 24,130.07
         2                 20,226.06                    60                 24,130.07
         3                 20,226.06                    61                 24,130.07
         4                 20,226.06                    62                 24,130.07
         5                 20,226.06                    63                 24,130.07
         6                 20,226.06                    64                 24,130.07
         7                 20,226.06                    65                 24,130.07
         8                 20,226.06                    66                 24,130.07
         9                 20,226.06                    67                 24,130.07
        10                 20,226.06                    68                 24,130.07
        11                 20,226.06                    69                 24,130.07
        12                 20,226.06                    70                 24,130.07
        13                 20,226.06                    71                 24,130.07
        14                 20,226.06                    72                 24,130.07
        15                 20,226.06                    73                 24,130.07
        16                 20,226.06                    74                 24,130.07
        17                 20,226.06                    75                 24,130.07
        18                 20,226.06                    76                 24,130.07
        19                 20,226.06                    77                 24,130.07
        20                 20,226.06                    78                 24,130.07
        21                 20,226.06                    79                 24,130.07
        22                 20,226.06                    80                 24,130.07
        23                 20,226.06                    81                 24,130.07
        24                 20,226.06                    82                 24,130.07
        25                 20,226.06                    83                 24,130.07
        26                 20,226.06                    84                 24,130.07
        27                 20,226.06                    85                 24,130.07
        28                 20,226.06                    86                 24,130.07
        29                 20,226.06                    87                 24,130.07
        30                 20,226.06                    88                 24,130.07
        31                 20,226.06                    89                 24,130.07
        32                 20,226.06                    90                 24,130.07
        33                 20,226.06                    91                 24,130.07
        34                 20,226.06                    92                 24,130.07
        35                 20,226.06                    93                 24,130.07
        36                 20,226.06                    94                 24,130.07
        37                 20,226.06                    95                 24,130.07
        38                 20,226.06                    96                 24,130.07
        39                 20,226.06                    97                 24,130.07
        40                 20,226.06                    98                 24,130.07
        41                 20,226.06                    99                 24,130.07
        42                 20,226.06                   100                 24,130.07
        43                 20,226.06                   101                 24,130.07
        44                 20,226.06                   102                 24,130.07
        45                 20,226.06                   103                 24,130.07
        46                 20,226.06                   104                 24,130.07
        47                 20,226.06                   105                 24,130.07
        48                 20,226.06                   106                 24,130.07
        49                 20,226.06                   107                 24,130.07
        50                 20,226.06                   108                 24,130.07
        51                 20,225.59                   109                 24,130.07
        52                 20,222.55                   110                 24,130.07
        53                 20,222.55                   111                 24,129.53
        54                 20,222.55                   112                 24,126.01
        55                 20,222.55                   113                 24,126.01
        56                 24,130.07                   114                 24,126.01
        57                 24,130.07                   115                 24,126.05
        58                 24,130.07

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 2001-C3

ANNEX A-8      DEBT SERVICE PAYMENT SCHEDULE FOR CVS HILDEBRAN



                  LOAN NUMBER                          LOAN NUMBER                           LOAN NUMBER
                    106 CVS                              106 CVS                               106 CVS
                   HILDEBRAN                            HILDEBRAN                             HILDEBRAN
    LOAN            PAYMENT               LOAN           PAYMENT                LOAN           PAYMENT
  PAY PERIOD      SCHEDULE ($)          PAY PERIOD     SCHEDULE ($)           PAY PERIOD     SCHEDULE ($)
--------------------------------        ---------------------------           ---------------------------
       1            12,607.23               78           13,249.42               155           13,916.00
       2            12,607.23               79           13,249.42               156           13,916.00
       3            12,607.23               80           13,249.42               157           13,916.00
       4            12,607.23               81           13,249.42               158           13,916.00
       5            12,607.23               82           13,249.42               159           13,916.00
       6            12,607.23               83           13,249.42               160           13,916.00
       7            12,607.23               84           13,249.42               161           13,916.00
       8            12,607.23               85           13,249.42               162           13,916.00
       9            12,607.23               86           13,249.42               163           14,615.09
      10            12,607.23               87           13,249.42               164           14,615.09
      11            12,607.23               88           13,249.42               165           14,615.09
      12            12,607.23               89           13,249.42               166           14,615.09
      13            12,607.23               90           13,249.42               167           14,615.09
      14            12,607.23               91           13,249.42               168           14,615.09
      15            12,607.23               92           13,249.42               169           14,615.09
      16            12,607.23               93           13,249.42               170           14,615.09
      17            12,607.23               94           13,249.42               171           14,615.09
      18            12,607.23               95           13,249.42               172           14,615.09
      19            12,607.23               96           13,249.42               173           14,615.09
      20            12,607.23               97           13,249.42               174           14,615.09
      21            12,607.23               98           13,249.42               175           14,615.09
      22            12,607.23               99           13,249.42               176           14,615.09
      23            12,607.23              100           13,249.42               177           14,615.09
      24            12,607.23              101           13,249.42               178           14,615.09
      25            12,607.23              102           13,249.42               179           14,615.09
      26            12,607.23              103           13,916.00               180           14,615.09
      27            12,607.23              104           13,916.00               181           14,615.09
      28            12,607.23              105           13,916.00               182           14,615.09
      29            12,607.23              106           13,916.00               183           14,615.09
      30            12,607.23              107           13,916.00               184           14,615.09
      31            12,607.23              108           13,916.00               185           14,615.09
      32            12,607.23              109           13,916.00               186           14,615.09
      33            12,607.23              110           13,916.00               187           14,615.09
      34            12,607.23              111           13,916.00               188           14,615.09
      35            12,607.23              112           13,916.00               189           14,615.09
      36            12,607.23              113           13,916.00               190           14,615.09
      37            12,607.23              114           13,916.00               191           14,615.09
      38            12,607.23              115           13,916.00               192           14,615.09
      39            12,607.23              116           13,916.00               193           14,615.09
      40            12,607.23              117           13,916.00               194           14,615.09
      41            12,607.23              118           13,916.00               195           14,615.09
      42            12,607.23              119           13,916.00               196           14,615.09
      43            13,249.42              120           13,916.00               197           14,615.09
      44            13,249.42              121           13,916.00               198           14,615.09
      45            13,249.42              122           13,916.00               199           14,615.09
      46            13,249.42              123           13,916.00               200           14,615.09
      47            13,249.42              124           13,916.00               201           14,615.09
      48            13,249.42              125           13,916.00               202           14,615.09
      49            13,249.42              126           13,916.00               203           14,615.09
      50            13,249.42              127           13,916.00               204           14,615.09
      51            13,249.42              128           13,916.00               205           14,615.09
      52            13,249.42              129           13,916.00               206           14,615.09
      53            13,249.42              130           13,916.00               207           14,615.09
      54            13,249.42              131           13,916.00               208           14,615.09
      55            13,249.42              132           13,916.00               209           14,615.09
      56            13,249.42              133           13,916.00               210           14,615.09
      57            13,249.42              134           13,916.00               211           14,615.09
      58            13,249.42              135           13,916.00               212           14,615.09
      59            13,249.42              136           13,916.00               213           14,615.09
      60            13,249.42              137           13,916.00               214           14,615.09
      61            13,249.42              138           13,916.00               215           14,615.09
      62            13,249.42              139           13,916.00               216           14,615.09
      63            13,249.42              140           13,916.00               217           14,615.09
      64            13,249.42              141           13,916.00               218           14,615.09
      65            13,249.42              142           13,916.00               219           14,615.09
      66            13,249.42              143           13,916.00               220           14,615.09
      67            13,249.42              144           13,916.00               221           14,615.09
      68            13,249.42              145           13,916.00               222           14,615.09
      69            13,249.42              146           13,916.00               223           14,615.09
      70            13,249.42              147           13,916.00               224           14,615.09
      71            13,249.42              148           13,916.00               225           14,615.09
      72            13,249.42              149           13,916.00               226           14,615.09
      73            13,249.42              150           13,916.00               227           14,615.09
      74            13,249.42              151           13,916.00               228           14,615.09
      75            13,249.42              152           13,916.00               229           14,615.09
      76            13,249.42              153           13,916.00
      77            13,249.42              154           13,916.00

ABN AMRO                                 First Union National Bank Commercial Mortgage Trust                   Statement Date:
LaSalle Bank N.A.                                                                                              Payment Date:
135 S. LaSalle Street   Suite 1625          Commercial Mortgage Pass-Through Certificates                      Prior Payment:
Chicago, IL   60603                                        Series 2001-C3                                      Next Payment:
                                                                                                               Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X
Administrator:                                                                                                 Analyst:
                                                 Reporting Package Table of Contents

                                                                                  Page(s)
                                                                                  -------
Issue Id:                  REMIC Certificate Report                                                    Closing Date:
                           Bond Interest Reconciliation                                                First Payment Date:
Monthly Data File Name:    Cash Reconciliation Summary                                                 Assumed Final Payment Date:
                           15 Month Historical Loan Status Summary
                           15 Month Historical Payoff/Loss Summary
                           Historical Collateral Level Prepayment Report
                           Delinquent Loan Detail
                           Mortgage Loan Characteristics
                           Loan Level Detail
                           Specially Serviced Report
                           Modified Loan Detail
                           Realized Loss Detail
                           Appraisal Reduction Detail

                                                         Contact Information
                                                         -------------------
                                                               Issuer:
                                                             Depositor:
                                                            Underwriter:
                                                          Master Servicer:
                                                          Special Servicer:
                                                           Rating Agency:

                                 Information is available for this issue from the following sources
                                 ------------------------------------------------------------------
                                 LaSalle Web Site                                  www.etrustee.net

ABN AMRO                                 First Union National Bank Commercial Mortgage Trust                   Statement Date:
LaSalle Bank N.A.                                                                                              Payment Date:
                                            Commercial Mortgage Pass-Through Certificates                      Prior Payment:
                                                           Series 2001-C3                                      Next Payment:
                                                                                                               Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

            Original       Opening    Principal    Principal       Negative      Closing    Interest     Interest      Pass-Through
Class    Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance     Payment    Adjustment        Rate(2)
CUSIP       Per 1,000     Per 1,000   Per 1,000    Per 1,000       Per 1,000    Per 1,000   Per 1,000    Per 1,000     Next Rate(3)
-----------------------------------------------------------------------------------------------------------------------------------







               0.00           0.00       0.00        0.00             0.00         0.00        0.00       0.00
         --------------------------------------------------------------------------------------------------------------------------
                                                                   Total P&I Payment                      0.00
                                                                                                        ======

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

ABN AMRO                                 First Union National Bank Commercial Mortgage Trust                   Statement Date:
LaSalle Bank N.A.                                                                                              Payment Date:
                                            Commercial Mortgage Pass-Through Certificates                      Prior Payment:
                                                           Series 2001-C3                                      Next Payment:
                                                                                                               Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                    Bond Interest Reconciliation

                                                           Deductions                                        Additions
                                        -------------------------------------------------   ---------------------------------------
            Accrual        Accrued                     Add.        Deferred &                  Prior       Prepay-        Other
         ------------    Certificate    Allocable      Trust       Accretion     Interest   Int. Short-      ment        Interest
Class    Method  Days      Interest        PPIS      Expense(1)     Interest      Losses     falls Due     Penalties    Proceeds(2)
----------------------------------------------------------------------------------------------------------------------------------



                         ------------------------------------------------------------------------------------------------------
                             0.00         0.00          0.00          0.00         0.00         0.00         0.00          0.00
                         ======================================================================================================

                                               Remaining
           Distributable        Interest      Outstanding           Credit Support
            Certificate         Payment        Interest         -----------------------
Class        Interest            Amount       Shortfalls        Original      Current(3)
---------------------------------------------------------------------------------------



           -------------------------------------------------------------------------
               0.00              0.00           0.00              0.00          0.00
           =========================================================================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.
(3)      Determined as follows: (A) the ending balance of all the classes less
         (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

ABN AMRO                              FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST                      STATEMENT DATE:
Lasalle Bank N.A.                                                                                              PAYMENT DATE:
                                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         PRIOR PAYMENT:
                                                        SERIES 2001-C3                                         NEXT PAYMENT:
                                                                                                               RECORD DATE:
                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                                CASH RECONCILIATION SUMMARY


    INTEREST SUMMARY                            SERVICING FEE SUMMARY                          PRINCIPAL SUMMARY
---------------------------------------  --------------------------------------------   -------------------------------------------
Current Scheduled Interest               Current Servicing Fees                         SCHEDULED PRINCIPAL:
Less Deferred Interest                   Plus Fees Advanced for PPIS                    Current Scheduled Principal
Plus Advance Interest                    Less Reduction for PPIS                        Advanced Scheduled Principal
Plus Unscheduled Interest                Plus Unscheduled Servicing Fees                -------------------------------------------
PPIS Reducing Scheduled Interest         --------------------------------------------   Scheduled Principal Distribution
Less Total Fees Paid  To Servicer        Total Servicing Fees Paid                      -------------------------------------------
Plus Fees Advanced for PPIS              --------------------------------------------   UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                        Curtailments
Less Misc. Fees & Expenses                         PPIS SUMMARY                         Prepayments in Full
Less Non Recoverable Advances            --------------------------------------------   Liquidation Proceeds
---------------------------------------  Gross PPIS                                     Repurchase Proceeds
Interest Due Trust                       Reduced by PPIE                                Other Principal Proceeds
---------------------------------------  Reduced by Shortfalls in Fees                  -------------------------------------------
Less Trustee Fee                         Reduced by Other Amounts                       Unscheduled Principal Distribution
Less Fee Strips Paid by Trust            --------------------------------------------   -------------------------------------------
Less Misc. Fees Paid by Trust            PPIS Reducing Scheduled Interest               Remittance Principal
---------------------------------------  --------------------------------------------   -------------------------------------------
Remittance Interest                      PPIS Reducing Servicing Fee
                                         --------------------------------------------   -------------------------------------------
                                         PPIS Due Certificate                           Service Wire Amount
                                         --------------------------------------------   -------------------------------------------


                                                POOL BALANCE SUMMARY
                                        ---------------------------------------------------------------
                                                                               BALANCE        COUNT
                                        ---------------------------------------------------------------
                                        Beginning Pool
                                        Scheduled Principal Distribution
                                        Unscheduled Principal Distribution
                                        Deferred Interest
                                        Liquidations
                                        Repurchases
                                        Ending Pool


                                                            ADVANCES
                                                            --------
        PRIOR OUTSTANDING                CURRENT PERIOD                  RECOVERED                     ENDING OUTSTANDING
      PRINCIPAL    INTEREST           PRINCIPAL    INTEREST         PRINCIPAL    INTEREST             PRINCIPAL    INTEREST
      ---------------------------------------------------------------------------------------------------------------------



      ---------------------------------------------------------------------------------------------------------------------

ABN AMRO                              FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST                      STATEMENT DATE:
Lasalle Bank N.A.                                                                                              PAYMENT DATE:
                                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         PRIOR PAYMENT:
                                                        SERIES 2001-C3                                         NEXT PAYMENT:
                                                                                                               RECORD DATE:
                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                ASSET BACKED FACTS - 15 MONTH HISTORICAL LOAN STATUS SUMMARY


                                                     Delinquency Aging Categories
                ------------------------------------------------------------------------------------------------------------------
                  Delinq 1 Month      Delinq 2 Months         Delinq 3+ Months            Foreclosure                  REO
Distribution    ------------------------------------------------------------------------------------------------------------------
    Date          #      Balance      #       Balance         #        Balance          #       Balance            #      Balance
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================

                                          Special Event Categories(1)
                  ----------------------------------------------------------------------------
                      Modifications              Specially Serviced             Bankruptcy
Distribution      ----------------------------------------------------------------------------
    Date              #     Balance              #          Balance          #        Balance
==============================================================================================

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

==============================================================================================

   (1) Note:  Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

ABN AMRO                              FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST                      STATEMENT DATE:
Lasalle Bank N.A.                                                                                              PAYMENT DATE:
                                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                         PRIOR PAYMENT:
                                                        SERIES 2001-C3                                         NEXT PAYMENT:
                                                                                                               RECORD DATE:
                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                ASSET BACKED FACTS - 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY


                   Ending Pool(1)     Payoffs(2)       Penalties       Appraisal Reduct.(2)    Liquidations(2)   Realized Losses(2)
Distribution    -------------------------------------------------------------------------------------------------------------------
    Date          #      Balance     #     Balance    #      Amount     #        Balance       #       Balance   #        Amount
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================


                   Remaining Term    Curr Weighted Average
Distribution       -------------------------------------------
    Date           Life     Amort.   Coupon         Remit
==============================================================

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

==============================================================

                  (1) Percentage based on pool as of cutoff.  (2) Percentage based on pool as of beginning of period.

ABN AMRO                              FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST                     Statement Date:
LaSalle Bank N.A.                                                                                             Payment Date:
                                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      Prior Payment:
                                                       SERIES 2001-C3                                         Next Payment:
                                                                                                              Record Date:
                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                        HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT



Disclosure     Distribution       Initial                 Payoff         Penalty         Prepayment     Maturity
Control #          Date           Balance      Code       Amount         Amount            Date           Date
==========================================================================================================================
                                    CUMULATIVE               0             0


Property                                         Remaining Term          Note
  Type            State       DSCR            Life          Amort.       Rate
===============================================================================


ABN AMRO                              FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:
LaSalle Bank N.A.                                                                                          Payment Date:
                                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Prior Payment:
                                                         SERIES 2001-C3                                    Next Payment:
                                                                                                           Record Date:
                                                ABN AMRO Acct: XX-XXXX-XX-X

                                                    DELINQUENT LOAN DETAIL


                Paid                Outstanding     Out. Property                     Special
Disclosure Doc  Thru  Current P&I       P&I          Protection       Advance         Servicer      Foreclosure   Bankruptcy  REO
   Control #    Date    Advance      Advances(**)      Advances     Description (1)  Transfer Date       Date        Date     Date
==================================================================================================================================

A.  P&I Advance - Loan in Grace Period                                           1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but < one month delinq                            2.  P&I Advance - Loan delinquent 2 months
                                                                                 3.  P&I Advance - Loan delinquent 3 months or More
                                                                                 4.  Matured Balloon/Assumed Scheduled Payment

(**)  Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST       Statement Date:
LaSalle Bank N.A.                                                                 Payment Date:
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Prior Payment:
                                             SERIES 2001-C3                       Next Payment:
                                                                                  Record Date:

                          ABN AMRO Acct: XX-XXXX-XX-X

                         MORTGAGE LOAN CHARACTERISTICS

                                         DISTRIBUTION OF PRINCIPAL BALANCES
                                                                                               Weighted Average
            Current Scheduled                # of         Scheduled         % of          --------------------------
                 Balances                    Loans         Balance         Balance        Term      Coupon     DSCR
====================================================================================================================











====================================================================================================================
                                                  0               0           0.00%
====================================================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

                                      DISTRIBUTION OF MORTGAGE INTEREST RATES
                                                                                          Weighted Average
            Current Mortgage               # of        Scheduled       % of       ----------------------------------
             Interest Rate                 Loans       Balance        Balance     Term      Coupon       DSCR
====================================================================================================================










====================================================================================================================
                                                0              0         0.00%
====================================================================================================================
Minimum Mortgage Interest Rate                         10.0000%
Maximum Mortgage Interest Rate                         10.0000%


                                 DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                                                          Weighted Average
            Fully Amortizing               # of        Scheduled       % of       ----------------------------------
             Interest Rate                 Loans       Balance        Balance     Term      Coupon       DSCR
====================================================================================================================










====================================================================================================================
                                     0                        0          0.00%
====================================================================================================================
                                                            Minimum Remaining Term
                                                            Maximum Remaining Term


                                      DISTRIBUTION OF REMAINING TERM (BALLOON)
                                                                                          Weighted Average
                 Balloon                   # of        Scheduled       % of       ----------------------------------
             Mortgage Loans                Loans       Balance        Balance     Term      Coupon       DSCR
====================================================================================================================
        0         to          60
       61         to          120
       121        to          180
       181        to          240
       241        to          360







====================================================================================================================
                                                0              0         0.00%
====================================================================================================================
Minimum Remaining Term               0
Maximum Remaining Term               0


ABN AMRO                FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST       Statement Date:
LaSalle Bank N.A.                                                                 Payment Date:
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Prior Payment:
                                             SERIES 2001-C3                       Next Payment:
                                                                                  Record Date:

                          ABN AMRO Acct: XX-XXXX-XX-X

                         MORTGAGE LOAN CHARACTERISTICS

                                           DISTRIBUTION OF DSCR (CURRENT)
               Debt Service               # of         Scheduled         % of
              Coverage Ratio             Loans         Balance          Balance         WAMM       WAC       DSCR
====================================================================================================================










====================================================================================================================
                                               0                    0      0.00%
====================================================================================================================
Maximum  DSCR
Minimum  DSCR


                                              GEOGRAPHIC DISTRIBUTION
             # of        Scheduled       % of
State       Loans        Balance        Balance        WAMM       WAC       DSCR
====================================================================================================================















====================================================================================================================
                 0                        0.00%
====================================================================================================================


                                   DISTRIBUTION OF DSCR (CUTOFF)
====================================================================================================================
               Debt Service              # of         Scheduled         % of
              Coverage Ratio            Loans         Balance          Balance        WAMM       WAC       DSCR
====================================================================================================================











====================================================================================================================
                                             0                    0      0.00%
====================================================================================================================
Maximum DSCR                                                   0.00
Minimum DSCR                                                   0.00


ABN AMRO                FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST       Statement Date:
LaSalle Bank N.A.                                                                 Payment Date:
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Prior Payment:
                                             SERIES 2001-C3                       Next Payment:
                                                                                  Record Date:

                          ABN AMRO ACCT: XX-XXXX-XX-X

                         MORTGAGE LOAN CHARACTERISTICS

                                     DISTRIBUTION OF PROPERTY TYPES
                           # of         Scheduled         % of
Property Types            Loans         Balance         Balance         WAMM       WAC       DSCR
=======================================================================================================









=======================================================================================================
                                0               0           0.00%
=======================================================================================================




                                  DISTRIBUTION OF LOAN SEASONING
                    # of        Scheduled       % of
Number of Years     Loans       Balance        Balance    WAMM       WAC       DSCR
======================================================================================================












=======================================================================================================
                     0                  0      0.00%
=======================================================================================================






                                       DISTRIBUTION OF AMORTIZATION TYPE
Current Scheduled                 # of         Scheduled         % of
     Balances                    Loans         Balance         Balance       WAMM       WAC       DSCR
=======================================================================================================














                            DISTRIBUTION OF YEAR LOANS MATURING
                             # of        Scheduled       % of
      Year                  Loans        Balance       Balance    WAMM       WAC       DSCR
=======================================================================================================
     1998
     1999
     2000
     2001
     2002
     2003
     2004
     2005
     2006
     2007
     2008
2009 & Longer
=======================================================================================================
                                  0              0         0.00%
=======================================================================================================

ABN AMRO                                  FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST             Statement Date:
LaSalle Bank N.A.                                                                                         Payment Date:
                                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Prior Payment:
                                                                    SERIES 2001-C3                        Next Payment:
                                                                                                          Record Date:
                                                         ABN AMRO ACCT: XX-XXXX-XX-X

                                                                LOAN LEVEL DETAIL

                                                Operating               Ending                               Spec.          Loan
Disclosure       Property                       Statement   Maturity   Principal   Note   Scheduled   Mod.   Serv   ASER   Status
Control #   Grp    Type     State   DSCR   NOI    Date        Date      Balance    Rate      P&I      Flag   Flag   Flag   Code(1)
==================================================================================================================================
                            W/Avg   0.00            0                     0                   0
==================================================================================================================================


                   Prepayment
----------------------------------------------------
     Amount         Penalty           Date
====================================================
        0            0                 0
====================================================



(*) NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.


(1)   Legend: A.  P&I Adv -  in Grace Period       1.  P&I Adv -  delinquent 1 month      3.  P&I Adv -  delinquent 3+ months

              B.  P&I Adv -  < one month delinq    2.  P&I Adv -  delinquent 2 months     4.  Mat. Balloon/Assumed  P&I


 5. Prepaid in Full                7. Foreclosure                  9. REO            11. Modification

 6. Specially  Serviced            8. Bankruptcy                  10. DPO



ABN AMRO                                   FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST             Statement Date:
LaSalle Bank N.A.                                                                                          Payment Date:
                                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Prior Payment:
                                                                SERIES 2001-C3                             Next Payment:
                                                                                                           Record Date:
                                                      ABN AMRO Acct: XX-XXXX-XX-X

                                                   SPECIALLY SERVICED (PART I) ~ LOAN DETAIL



Disclosure    Transfer          Balance          Note    Maturity     Remaining Term     Property                             NOI
 Control #      Date      Scheduled   Actual     Rate      Date        Life    Amort.      Type     State   NOI    DSCR       Date
===================================================================================================================================


ABN AMRO                                    FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST               Statement Date:
LaSalle Bank N.A.                                                                                             Payment Date:
                                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Prior Payment:
                                                                Series 2001-C3                                Next Payment:
                                                                                                              Record Date:
                                                      ABN AMRO Acct: XX-XXXX-XX-X

                                         SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS



     Disclosure         Resolution
      Control #          Strategy                                                                                    Comments
==================================================================================================================================

ABN AMRO                              FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:
LaSalle Bank N.A.                                                                                                Payment Date:
                                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           Prior Payment:
                                                           SERIES 2001-C3                                        Next Payment:
                                                                                                                 Record Date:
                                                ABN AMRO ACCT: XX-XXXX-XX-X

                                                       MODIFIED LOAN DETAIL


Disclosure      Modification       Modification                                                Modification
Control #          Date                Code                                                    Description
----------------------------------------------------------------------------------------------------------------------------------

ABN AMRO                          FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST                  Statement Date:
LaSalle Bank N.A.                                                                                      Payment Date:
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Prior Payment:
                                                      SERIES 2001-C3                                   Next Payment:
                                                                                                       Record Date:
                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                    REALIZED LOSS DETAIL

                                                                              Beginning                        Gross Proceeds
Distribution       Disclosure         Appraisal           Appraisal           Scheduled        Gross              as a % of
  Period           Control #            Date                Value              Balance        Proceeds         Sched. Principal
===============================================================================================================================
Current Total                                                                                   0.00                 0.00
Cumulative                                                                                      0.00                 0.00



 Aggregate          Net               Net Proceeds
Liquidation      Liquidation           as a % of        Realized
 Expenses (*)      Proceeds         Sched. Balance         Loss
==================================================================
                    0.00                0.00               0.00
                    0.00                0.00               0.00




(*) Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

ABN AMRO                             FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:
LaSalle Bank N.A.                                                                                               Payment Date:
                                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           Prior Payment:
                                                         SERIES 2001-C3                                         Next Payment:
                                                                                                                Record Date:
                                               ABN AMRO Acct: XX-XXXX-XX-X

                                                 Appraisal Reduction Detail


    Disclosure       Appraisal        Scheduled       Reduction          Note        Maturity       Remaining Term
     Control #        Red. Date        Balance         Amount            Rate          Date          Life      Amort.
================================================================================================================================


 Property                                        Appraisal
    Type        State        DSCR         Value             Date
=====================================================================


                      [This Page Intentionally Left Blank]

                                                                         ANNEX C

                        CMSA INVESTOR REPORTING PACKAGE
                         DELINQUENT LOAN STATUS REPORT
                              as of _____________
                              (Loan Level Report)

Operating Information Reflected As NOI ______ or NCF _______



    S4        S55     S61     S57    S58   S62 or S63    L8         L7         L37         L39          L38                    L25
---------- -------- --------  ----  -----  ----------   ----   ----------  -----------  ----------- -----------              -------
                                                               (a)         (b)          (c)         (d)         (e)=a+b+c+d
                                                               ----------  -----------  ----------- ----------- -----------  -------
                                                                  ENDING                   OTHER
   LOAN                                                 PAID    SCHEDULED   TOTAL P&I     EXPENSE   TOTAL T&I                CURRENT
PROSPECTUS PROPERTY PROPERTY                SQ FT OR    THRU      LOAN       ADVANCES     ADVANCE     ADVANCES      TOTAL    MONTHLY
   ID        NAME     TYPE    CITY  STATE    UNITS      DATE     BALANCE   OUTSTANDING  OUTSTANDING OUTSTANDING    EXPOSURE    P&I
---------- -------- --------  ----  -----  ----------   ----   ----------  -----------  ----------- -----------  ----------  -------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 TO 89 DAYS DELINQUENT


30 TO 59 DAYS DELINQUENT


CURRENT AND AT SPECIAL SERVICER

                             L54 OR     L56 OR
                     L58     L68/L92   L70/L93
  L10      L11      OR L73   OR L96     OR L97      L74        L75                   L35       L77       L79         L76
--------  -------- --------  -------  ---------  ---------  ---------              --------- -------- ----------- ---------
                                                               (F)     (.90*F) - e
                                                            ---------  -----------
                                                                          LOSS                        DATE ASSET
                                                            APPRAISAL    USING       TOTAL            EXPECTED TO
 CURRENT              LTM                 LTM                 BPO OR      90%      APPRAISAL          BE RESOLVED
INTEREST  MATURITY  NOI/NCF    LTM       DSCR    VALUATION   INTERNAL   APPR. OR   REDUCTION TRANSFER     OR       WORKOUT
  RATE     DATE       DATE   NOI/NCF  (NOI/NCF)    DATE      VALUE**     BPO(F)    REALIZED    DATE   FORECLOSED  STRATEGY* COMMENTS
--------  -------- --------  -------  ---------  ---------  ---------  ----------- --------- -------- ----------- --------- --------
LOANS IN FORECLOSURE AND NOT REO


90 + DAYS DELINQUENT


60 TO 89 DAYS DELINQUENT


30 TO 59 DAYS DELINQUENT


CURRENT AND AT SPECIAL SERVICER

FCL = Foreclosure
LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.
*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).
**BPO - Broker opinion

                      [This Page Intentionally Left Blank]

                                                                         ANNEX D

                        CMSA INVESTOR REPORTING PACKAGE
                      HISTORICAL LOAN MODIFICATION REPORT
                              as of _____________
                              (Loan Level Report)

    S4      S57    S58     L49                     L48         L7*           L7*          L50*            L50*    L25*   L25*

                                                             BALANCE
                                    EXTENSION                  WHEN
                           MOD/     PER DOCS    EFFECTIVE    SENT TO    BALANCE AT THE           # MTHS
PROSPECTUS               EXTENSION     OR        DATE OF     SPECIAL   EFFECTIVE DATE OF  OLD   FOR RATE  NEW            NEW
    ID      CITY  STATE    FLAG     SERVICER   MODIFICATION  SERVICER    MODIFICATION     RATE   CHANGE   RATE  OLD P&I  P&I
----------  ----  -----  ---------  ---------  ------------  --------  -----------------  ----  --------  ----  -------  ---

  L11*      L11*                L47
                                         (2) EST.
                                          FUTURE
                                         INTEREST
                    TOTAL #     (1)      LOSS TO
                    MTHS FOR  REALIZED   TRUST $
  OLD       NEW      CHANGE   LOSS TO     (RATE
MATURITY  MATURITY   OF MOD   TRUST $   REDUCTION)  COMMENT
--------  --------  --------  --------  ----------  -------


THIS REPORT IS HISTORICAL

Information is as of modification. Each line should not change in the future. Only new modifications should be added.

TOTAL FOR ALL LOANS:


 * The information in these columns is from a particular point in time and should not change on this report once assigned.
(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                      [This Page Intentionally Left Blank]

                                                                         ANNEX E


                        CMSA INVESTOR REPORTING PACKAGE
                         HISTORICAL LIQUIDATION REPORT
                   (REO-SOLD, DISCOUNTED PAYOFF OR NOTE SALE)
                         AS OF ________________________
                              (LOAN LEVEL REPORT)

   S4            S55          S61        S57      S58                        L75            L29                     L45
                                                             (c) = b/a       (a)                        (b)         (d)
                                                                            LATEST
                                                                 %         APPRAISAL
                                                              RECEIVED        OR         EFFECTIVE                 NET AMT
PROSPECTUS     PROPERTY     PROPERTY                            FROM        BROKERS       DATE OF       SALES     RECEIVED
 LOAN ID         NAME         TYPE      CITY      STATE      LIQUIDATION    OPINION     LIQUIDATION     PRICE     FROM SALE
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:

   L7          L37          L39+L38                                  L47
  (e)          (f)            (g)          (h)     (i)=d - (f+g+h)   (k)                  (m)                 (n)=k+m      (o)=n/e
                          TOTAL T & I                                                              DATE OF
                           AND OTHER                                             DATE              MINOR
 ENDING      TOTAL P&I      EXPENSE     SERVICING                                LOSS    MINOR      ADJ     TOTAL LOSS    LOSS % OF
SCHEDULED     ADVANCE       ADVANCE       FEES                      REALIZED    PASSED   ADJ TO    PASSED      WITH       SCHEDULED
 BALANCE    OUTSTANDING   OUTSTANDING    EXPENSE    NET PROCEEDS      LOSS       THRU    TRUST      THRU    ADJUSTMENT     BALANCE
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:

(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.

                      [This Page Intentionally Left Blank]

                                                                         ANNEX F

                        CMSA INVESTOR REPORTING PACKAGE
                               REO STATUS REPORT
                         AS OF ________________________
                            (PROPERTY LEVEL REPORT)

                                                  P16
                                                  OR
  P4         P7        P13         P9     P10     P17      L8       P21          L37           L39            L38
                                                                  (a)         (b)           (c)           (d)            (e)=a+b+c+d
                                                                  ALLOCATED
                                                                    ENDING                     OTHER
                                                  SQ FT    PAID   SCHEDULED    TOTAL P&I      EXPENSE     TOTAL T & I
PROPERTY   PROPERTY   PROPERTY                     OR      THRU     LOAN       ADVANCE        ADVANCE       ADVANCE        TOTAL
   ID        NAME       TYPE      CITY    STATE   UNITS    DATE    AMOUNT     OUTSTANDING   OUTSTANDING   OUTSTANDING     EXPOSURE


                   P53      P58 OR
                   OR       P72/P79
 L25      L11      P74      OR P83      P24                  P25                      L35       L77         P28         P26
                            (f)                            (g)       (h)=(.90*g)-e
                                                 APPRAISAL                                                             DATE
                                                   BPO OR  APPRAISAL                  TOTAL                            ASSET
CURRENT              LTM                         INTERNAL   BPO OR    LOSS USING    APPRAISAL                REO      EXPECTED
MONTHLY  MATURITY  NOI/NCF  LTM DSCR  VALUATION   VALUE    INTERNAL  90% APPR. OR   REDUCTION  TRANSFER  ACQUISITION   TO BE   COM-
  P&I      DATE     DATE    (NOI/NCF)   DATE     SOURCE(1)  VALUE       BPO(F)      REALIZED     DATE       DATE      RESOLVED MENTS

REO's data reflected at the property level for relationships with more than one
(1) property should use the Allocated Ending Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

                      [This Page Intentionally Left Blank]

                                                                         ANNEX G

                        CMSA INVESTOR REPORTING PACKAGE
                              SERVICER WATCH LIST
                              AS OF _____________
                              (LOAN LEVEL REPORT)

      Operating Information Reflected As NOI __________ or NCF __________

   S4             S55          S61       S57    S58         L7       L8      L11       L56/L93    L70/L97

                                                          ENDING                      PRECEDING    MOST
                                                        SCHEDULED   PAID              FISCAL YR   RECENT
PROSPECTUS                   PROPERTY                      LOAN     THRU   MATURITY     DSCR       DSCR      COMMENT/ACTION
 LOAN ID     PROPERTY NAME     TYPE     CITY   STATE     BALANCE    DATE     DATE      NOI/NCF    NOI/NCF      TO BE TAKEN

List all loans on watch list in descending balance order.
Comment section should include reason and other pertinent information.
Should not include loans that are specially serviced.

WATCH LIST SELECTION CRITERIA SHOULD BE FOOTNOTED ON THE REPORT. THE CRITERIA
MAY BE DICTATED AS PER THE PSA OR THE SERVICER'S INTERNAL POLICY.





TOTAL:                                                  $

                      [This Page Intentionally Left Blank]

                                                                         ANNEX H

      COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)

                                                     AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount%
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                     (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /XX  VARIANCE    VARIANCE
  Gross Potential Rent(3)
    Less: Vacancy Loss
             OR
  Bass Rent(3)
  Expense Reimbursement
  Percentage Rent
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                      Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Leasing Commissions
  Tenant Improvements
  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

  MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT (includes Mobile Home Parks)

                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sq ft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                     (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /    VARIANCE    VARIANCE
  Gross Potential Rent(3)
    Less: Vacancy Loss
             OR
  Bass Rent(3)
  Laundry/Vending Income
  Parking Income
  Other Income

*EFFECTIVE GROSS INCOME
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                      Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                 HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT

                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                                                     (1) Total $ amount of Capital Reserves required annually by loan documents

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /    VARIANCE    VARIANCE
  Gross Potential Rent(3)
    Less: Vacancy Loss
             OR
  Private Pay(3)
  Medicare/Medicaid
  Nursing/Medical Income
  Meals Income
  Other Income

*EFFECTIVE GROSS INCOME
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
                                  (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                      Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Room expense - housekeeping
  Meal expense
  Other Expenses
  Ground Rent
*TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                  LODGING OPERATING STATEMENT ANALYSIS REPORT

                                 AS OF MM/DD/YY

PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                   Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                                 Use second box to specify sqft., units...
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit.etc.(1)                                       specify annual/per unit...
  Year of Operations                                 UNDERWRITING     MM/DD/YY     MM/DD/YY     MM/DD/YY     MM/DD/YY
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate
  Rev per avg ream
                                                     (1) Total $ amount of Capital Reserves required annually by loan documents

INCOME:                                                                                                     (prcdng yr (prcdng yr to
  Number of Mos. Covered                                                                                      to base)  2nd prcdng)
  Period Ended                    UNDERWRITING  3RD PRECEDING  2ND PRECEDING   PRECEDING YR.     TTM/YTD(2)   YYYY-U/W   YYYY-YYYY
  Statement Classification(yr)     BASE LINE                                 (fm NOI Adj Sheet) AS OF  / /    VARIANCE    VARIANCE
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income

Departmental Revenue
                                  (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

OPERATING EXPENSES:
DEPARTMENTAL
  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses
DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL GENERAL/UNALLOCATED
(For CMSA files, Total Expenses =
  Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept.
  Exp. + General Exp.))

*NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

*NET CASH FLOW

DEBT SERVICE (PER SERVICER)
*NET CASH FLOW AFTER DEBT
  SERVICE

*DSCR: (NOI/DEBT SERVICE)

*DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS




* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                                                                         ANNEX I

         COMMERCIAL NOI ADJUSTMENT WORKSHEET (Includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)

                                            AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
    Current Scheduled Loan Balance/Paid to Date                                                Current Allocated Loan Amount 1%
    Property Name
    Property Type
    Property Address, City, State
    Net Rentable SF/Units/Pads, Beds                                            Use second box to specify sqft., units....
    Year Built/Year Renovated
    Cap Ex Reserve (annually)/per Unit. etc.(1)                                 Specify annual/per unit
    Year of Operations
    Occupancy Rate (physical)
    Occupancy Date
    Average Rental Rate

                       (1) Total $ amount of Capital Reserves required annually by loan documents, excl. Leasing Commission and TI's

INCOME:                             YYYY                                     Notes
  Statement Classification        Borrower      Adjustment     Normalized
  Gross Potential Rent(2)          Actual
    Less: Vacancy Loss
                       OR
  Base Rent(2)
  Expense Reimbursement
  Percentage Rate
  Parking Income
  Other Income

EFFECTIVE GROSS INCOME
                                (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Janitorial
  Management Fees
  Payroll & Benefits Expense
  Professional Fees
  General and Administrative
  Other Expenses                                                                For self-storage include franchise fees
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Leasing Commissions(3)
  Tenant Improvements(3)
  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS
                                  (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data
Net Cash Flow

DEBT SERVICE (PER SERVICER)
 NET CASH FLOW AFTER DEBT
  SERVICE

 DSCR: (NOI/DEBT SERVICE)

 DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                           MULTIFAMILY NOI ADJUSTMENT WORKSHEET (Includes Mobile Home Parks)

                                                       AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                  Current Allocated Loan Amount 1%
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                              Use second box to specify sqft., units....
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit. etc.(1)                                   specify annual/per unit....
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                       (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                             YYYY                                     NOTES
                                  BORROWER      ADJUSTMENT     NORMALIZED
  Statement Classification         ACTUAL
  Gross Potential Rent(2)                                                                      Include Pad/RV rent
    Less: Vacancy Loss
                       OR
  Base Rent(2)
  Laundry/Vending Income
  Parking Income
  Other Income                                                                              Include forfeited security/late fees/pet

EFFECTIVE GROSS INCOME
                                (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie., operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization", numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                                              HEALTHCARE NOI ADJUSTMENT WORKSHEET

                                                       AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
  Current Scheduled Loan Balance/Paid to Date                                                  Current Allocated Loan Amount %
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable SF/Units/Pads, Beds                                              Use second box to specify sqft., units....
  Year Built/Year Renovated
  Cap Ex Reserve (annually)/per Unit. etc.(1)                                   specify annual/per unit...
  Year of Operations
  Occupancy Rate (physical)
  Occupancy Date
  Average Rental Rate

                       (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                             YYYY                                     NOTES
                                  BORROWER      ADJUSTMENT     NORMALIZED
  Statement Classification         ACTUAL
  Gross Potential Rent(2)
    Less: Vacancy Loss
                       OR
  Private Pay(2)
  Medicare/Medicaid
  Nursing/Medical Income
  Meals Income
  Other Income



EFFECTIVE GROSS INCOME
                                  (2) Use either Gross Potential (with Vacancy Loss) or Private Pay/Medicare/Medicaid use negative for Vacancy Loss

OPERATING EXPENSES:
  Real Estate Taxes
  Property Insurance
  Utilities
  Repair and Maintenance
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Room expense - housekeeping
  Meal expense
  Other Expenses
  Ground Rent
TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital
    Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie., operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                                              LODGING NOI ADJUSTMENT WORKSHEET

                                                       AS OF MM/DD/YY


PROPERTY OVERVIEW
  PROSPECTUS ID
   Current Scheduled Loan Balance/Paid to Date                                                 Current Allocated Loan Amount %
   Property Name
   Property Type
   Property Address, City, State
   Net Rentable SF/Units/Pads, Beds                                             Use second box to specify sqft., units....
   Year Built/Year Renovated
   Cap Ex Reserve (annually)/per Unit. etc.(1)                                  specify annual/per unit
   Year of Operations
   Occupancy Rate (physical)
   Occupancy Date
   Average Daily Rate
   Rev per Av. Room

                       (1) Total $ amount of Capital Reserves required annually by loan documents.

INCOME:                             YYYY                                     Notes
                                  Borrower      Adjustment     Normalized
  Statement Classification         Actual
  Room Revenue
  Food & Beverage Revenues
  Telephone Revenue
  Other Departmental Revenue
  Other Income
DEPARTMENTAL REVENUE:(2)
                                  (2) Report Departmental Revenue as EGI for CMSA Loan Periodic and Property files

OPERATING EXPENSES:
DEPARTMENTAL
  Room
  Food & Beverage
  Telephone Expenses
  Other Dept. Expenses

DEPARTMENTAL EXPENSES:

DEPARTMENTAL INCOME:

GENERAL/UNALLOCATED
  Real Estate Taxes
  Property Insurance
  Utilities
  Repairs and Maintenance
  Franchise Fee
  Management Fees
  Payroll & Benefits
  Advertising & Marketing
  Professional Fees
  General and Administrative
  Other Expenses
  Ground Rent
TOTAL OPERATING/UNALLOCATED
(For CMSA files, Total Expenses = Dept. Exp + General Exp.)
  OPERATING EXPENSE RATIO
(=Departmental Revenue/(Dept. Exp. + General Exp.))
  NET OPERATING INCOME

  Capital Expenditures
  Extraordinary Capital Expenditures
TOTAL CAPITAL ITEMS

NET CASH FLOW

DEBT SERVICE (PER SERVICER)
NET CASH FLOW AFTER DEBT SERVICE

DSCR: (NOI/DEBT SERVICE)

DSCR: (NCF/DEBT SERVICE)

SOURCE OF FINANCIAL DATA:
                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS


EXPENSE: COMMENTS


CAPITAL ITEMS: COMMENTS

                                                                         ANNEX J

                        CMSA INVESTOR REPORTING PACKAGE
                      COMPARATIVE FINANCIAL STATUS REPORT
                             AS OF _______________
                            (PROPERTY LEVEL REPORT)

Operating Information Reflected As NOI____ or NCF____

   P4        P9      P10         P52          P21         L8        P57           S72       S69      S70      S83     S84
                                                                                          ORIGINAL UNDERWRITING
                                                                                               INFORMATION
                                                                              BASE YEAR
                                Last        Current              Allocated
                              Property     Allocated     Paid      Annual     Financial                        $
Property                     Inspection       Loan       Thru       Debt      Info as of     %      Total     NOI/     (1)
   ID       City    State       Date         Amount      Date     Service        Date       Occ    Revenue    NCF     DSCR
                              yyyymmdd                                         yyyymmdd
List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.

Total                                      $                     $                    **    WA     $          $       WA

    P60       P66      P61      P63 or P80    P65 or P81          P53       P59      P54      P65 or P78    P58 or P79
             2ND PRECEDING ANNUAL OPERATING                                  PRECEDING ANNUAL OPERATING
                      INFORMATION                                                   INFORMATION
AS OF____                       NORMALIZED                    AS OF____                       NORMALIZED
Financial                                                     Financial
Info as of     %      Total          $            (1)         Info as of     %      Total          $            (1)
   Date       Occ    Revenue      NOI/NCF        DSCR            Date       Occ    Revenue      NOI/NCF        DSCR
yyyymmdd                                                        yyyymmdd

              WA     $          $             WA                            WA     $          $             WA

    P73       P74         P30       P29      P68     P70 OR P82    P72 OR P83      (2)
                       MOST RECENT FINANCIAL                                             NET CHANGE
                            INFORMATION
                       *NORMALIZED OR ACTUAL                                          PRECEDING & BASIS
                                                                                             %
FS Start     FS End    Occ As of     %      Total         $            (1)          %      Total      (1)
  Date        Date        Date      Occ    Revenue     NOI/NCF        DSCR         Occ    Revenue    DSCR
yyyymmdd    yyyymmdd    yyyymmdd

             WA                            $         $             WA              WA     $          WA

(1) DSCR should match to Operating Statement Analysis Report and is normally calculated using NOI or NCF/Debt Service times the allocated loan percentage.
(2) Net change should compare the latest year to the Base Year.
*   As required by Trust Agreements.
** Weighted Averages should be computed and reflected if the data is relevant and applicable.

                      [This Page Intentionally Left Blank]

                                                                         ANNEX K

                      CLASS IO-II REFERENCE RATE SCHEDULE

INTEREST
ACCRUAL    DISTRIBUTION    CLASS IO-II
 PERIOD        DATE       REFERENCE RATE
--------   ------------   --------------
    1         9/15/01        7.609560%
    2        10/15/01        7.361984%
    3        11/15/01        7.609572%
    4        12/15/01        7.361982%
    5         1/15/02        7.361979%
    6         2/15/02        7.361981%
    7         3/15/02        7.362424%
    8         4/15/02        7.609583%
    9         5/15/02        7.361969%
   10         6/15/02        7.609612%
   11         7/15/02        7.362004%
   12         8/15/02        7.609660%
   13         9/15/02        7.609684%
   14        10/15/02        7.362059%
   15        11/15/02        7.609733%
   16        12/15/02        7.362097%
   17         1/15/03        7.362115%
   18         2/15/03        7.362134%
   19         3/15/03        7.362670%
   20         4/15/03        7.609855%
   21         5/15/03        7.362189%
   22         6/15/03        7.609905%
   23         7/15/03        7.362227%
   24         8/15/03        7.609956%
   25         9/15/03        7.609982%
   26        10/15/03        7.362286%
   27        11/15/03        7.610033%
   28        12/15/03        7.362314%
   29         1/15/04        7.610060%
   30         2/15/04        7.362328%
   31         3/15/04        7.362534%
   32         4/15/04        7.610096%
   33         5/15/04        7.362345%
   34         6/15/04        7.610120%
   35         7/15/04        7.362358%
   36         8/15/04        7.610145%
   37         9/15/04        7.610159%
   38        10/15/04        7.362376%
   39        11/15/04        7.610182%
   40        12/15/04        7.362387%
   41         1/15/05        7.362390%
   42         2/15/05        7.362397%

INTEREST
ACCRUAL    DISTRIBUTION    CLASS IO-II
 PERIOD        DATE       REFERENCE RATE
--------   ------------   --------------
   43         3/15/05        7.363056%
   44         4/15/05        7.610235%
   45         5/15/05        7.362407%
   46         6/15/05        7.610258%
   47         7/15/05        7.362416%
   48         8/15/05        7.610281%
   49         9/15/05        7.610294%
   50        10/15/05        7.362432%
   51        11/15/05        7.610317%
   52        12/15/05        7.362439%
   53         1/15/06        7.362439%
   54         2/15/06        7.362443%
   55         3/15/06        7.363172%
   56         4/15/06        7.602571%
   57         5/15/06        7.364902%
   58         6/15/06        7.614099%
   59         7/15/06        7.366155%
   60         8/15/06        7.617050%
   61         9/15/06        7.617060%
   62        10/15/06        7.369002%
   63        11/15/06        7.617076%
   64        12/15/06        7.369002%
   65         1/15/07        7.368999%
   66         2/15/07        7.369001%
   67         3/15/07        7.369810%
   68         4/15/07        7.617108%
   69         5/15/07        7.368992%
   70         6/15/07        7.617122%
   71         7/15/07        7.368990%
   72         8/15/07        7.617137%
   73         9/15/07        7.617146%
   74        10/15/07        7.368986%
   75        11/15/07        7.617159%
   76        12/15/07        7.368982%
   77         1/15/08        7.617172%
   78         2/15/08        7.368977%
   79         3/15/08        7.369275%
   80         4/15/08        7.617190%
   81         5/15/08        7.372527%
   82         6/15/08        7.622315%
   83         7/15/08        7.373924%
   84         8/15/08        7.622327%

PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

                                   DEPOSITOR

     First Union Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

The primary assets of the trust fund may include:

- multifamily and commercial mortgage loans, including participations therein;

- mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

- direct obligations of the United States or other government agencies; or

- a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS.   YOU SHOULD REVIEW
THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 11 AND IN THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                 July 27, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.....    3

ADDITIONAL INFORMATION......................................    4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........    4

SUMMARY OF PROSPECTUS.......................................    5

RISK FACTORS................................................   11

DESCRIPTION OF THE TRUST FUNDS..............................   34

YIELD CONSIDERATIONS........................................   40

THE DEPOSITOR...............................................   45

USE OF PROCEEDS.............................................   45

DESCRIPTION OF THE CERTIFICATES.............................   46

DESCRIPTION OF THE POOLING AGREEMENTS.......................   54

DESCRIPTION OF CREDIT SUPPORT...............................   68

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES..........   70

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................   85

STATE AND OTHER TAX CONSEQUENCES............................  109

ERISA CONSIDERATIONS........................................  109

LEGAL INVESTMENT............................................  113

METHOD OF DISTRIBUTION......................................  115

LEGAL MATTERS...............................................  116

FINANCIAL INFORMATION.......................................  116

RATINGS.....................................................  116

INDEX OF PRINCIPAL DEFINITIONS..............................  117

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     - this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     - the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, First Union Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 117 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to First Union Commercial Mortgage Securities, Inc.

                            ------------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to First Union Commercial Mortgage Securities, Inc., 201 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

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                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent the
                                 entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                                 - mortgage assets;

                                 - certificate accounts;

                                 - forms of credit support;

                                 - cash flow agreements; and

                                 - amounts on deposit in a pre-funding account.

The Mortgage Assets...........   The mortgage assets with respect to each series
                                 of certificates may consist of any of the following:

                                 - multifamily and commercial mortgage loans,
                                   including participations therein;

                                 - commercial mortgage-backed securities,
                                   including participations therein;

                                 - direct obligations of the United States or
                                   other government agencies; and

                                 - a combination of the assets described above.

                                The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

                                 - residential properties consisting of five or
                                   more rental or cooperatively owned dwelling units;

                                 - shopping centers;

                                 - retail buildings or centers;

                                 - hotels and motels;

                                 - office buildings;

                                 - nursing homes;

                                 - hospitals or other health-care related
                                   facilities;

                                 - industrial properties;

                                 - warehouse, mini-warehouse or self-storage
                                   facilities;

                                 - mobile home parks;

                                 - mixed use properties; and

                                 - other types of commercial properties.

                                 Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of

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

                                 payments on certain mortgage loans will be the rental payments due under the related leases.

                                 A mortgage loan may have an interest rate that has any of the following features:

                                 - is fixed over its term;

                                 - adjusts from time to time;

                                 - is partially fixed and partially floating;

                                 - is floating based on one or more formulae or
                                   indices;

                                 - may be converted from a floating to a fixed
                                   interest rate;

                                 - may be converted from a fixed to a floating
                                   interest rate; or

                                 - interest is not paid currently but is accrued
                                   and added to the principal balance.

                                 A mortgage loan may provide for any of the
                                   following:

                                 - scheduled payments to maturity;

                                 - payments that adjust from time to time;

                                 - negative amortization or accelerated
                                   amortization;

                                 - full amortization or require a balloon
                                   payment due on its stated maturity date;

                                 - prohibitions on prepayment;

                                 - releases or substitutions of collateral,
                                   including defeasance thereof with direct obligations of the United States; and

                                 - payment of a premium or a yield maintenance
                                   penalty in connection with a principal
                                   prepayment.

                                 Unless otherwise described in the prospectus supplement for a series of certificates:

                                 - the mortgaged properties may be located in
                                   any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

                                 - all mortgage loans will have original terms
                                   to maturity of not more than 40 years;

                                 - all mortgage loans will have individual
                                   principal balances at origination of not less than $100,000;

                                 - all mortgage loans will have been originated
                                   by persons other than the depositor; and

                                 - all mortgage assets will have been purchased,
                                   either directly or indirectly, by the
                                   depositor on or before the date of initial issuance of the related series of certificates.

                                 Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the prospectus supplement.

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

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions on certain classes of certificates:

                                 - subordination of junior certificates;

                                 - over collateralization;

                                 - letters of credit;

                                 - insurance policies;

                                 - guarantees;

                                 - reserve funds; and/or

                                 - other types of credit support described in
                                   the prospectus supplement and a combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets and increase the likelihood of timely distributions on the certificates. The trust fund may include any of the following types of cash flow agreements:

                                 - guaranteed investment contracts;

                                 - interest rate swap or exchange contracts;

                                 - interest rate cap or floor agreements;

                                 - currency exchange agreements;

                                 - yield supplement agreements; or

                                 - other types of similar agreements described
                                   in the prospectus supplement.

Pre-Funding Account;
Capitalized Interest
  Account.....................   A trust fund may use monies deposited into a
                                 pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a
                                 trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement.
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

                                 Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the prospectus supplement.

Description of Certificates...   Each series of certificates will include one or
                                 more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on
Certificates..................   The certificates may provide for different
                                 methods of distributions to specific classes.
                                 Any class of certificates may:

                                 - provide for the accrual of interest thereon
                                   based on fixed, variable or floating rates;

                                 - be senior or subordinate to one or more other
                                   classes of certificates with respect to
                                   interest or principal distribution and the allocation of losses on the assets of the trust fund;

                                 - be entitled to principal distributions, with
                                   disproportionately low, nominal or no
                                   interest distributions;

                                 - be entitled to interest distributions, with
                                   disproportionately low, nominal or no
                                   principal distributions;

                                 - provide for distributions of principal or
                                   accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                                 - provide for distributions of principal to be
                                   made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

                                 - provide for distributions of principal
                                   sequentially, based on specified payment schedules or other methodologies; and

                                 - provide for distributions based on a
                                   combination of any of the above features.

                                 Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the prospectus supplement.

                                 The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for related series of certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the related trust fund.

Registration of
Certificates..................   One or more classes of the offered certificates
                                 may be initially represented by one or more certificates registered in the name of Cede &
                                 Co. as the nominee of The Depository Trust
                                 Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the prospectus supplement.

Tax Status of the
Certificates..................   The certificates of each series will constitute
                                 either:

                                 - "regular interests" or "residual interests"
                                   in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

                                 - interests in a trust fund treated as a
                                   grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended;

                                 - "regular interests" or "residual interests"
                                   in a trust fund treated as a "financial
                                   assets securitization investment trust" under the Internal Revenue Code of 1986, as amended; or

                                 - any combination of any of the above features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment..............   The prospectus supplement will specify whether
                                 the offered certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your legal counsel to determine whether and to what extent the offered certificates constitute legal investments for you.

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

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

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER TO PURCHASE ANY OF THE OFFERED CERTIFICATES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW, TOGETHER WITH THOSE DESCRIBED IN THE PROSPECTUS SUPPLEMENT UNDER "RISK FACTORS", SUMMARIZE THE MATERIAL RISKS RELATING TO YOUR CERTIFICATES.

YOUR ABILITY TO RESELL
CERTIFICATES MAY BE LIMITED
  BECAUSE OF THEIR
  CHARACTERISTICS.............    You may not be able to resell your
                                  certificates and the value of your
                                  certificates may be less than you anticipated for a variety of reasons including:

                                    - a secondary market for your certificates
                                      may not develop;

                                    - interest rates fluctuations;

                                    - the absence of redemption rights; and

                                    - the limited sources of information about
                                      the certificates other than that provided in this prospectus, the prospectus supplement and the monthly report to certificateholders.

THE ASSETS OF THE TRUST FUND
  MAY NOT BE SUFFICIENT TO PAY
  YOUR CERTIFICATES...........    Unless otherwise specified in the prospectus
                                  supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

                                  Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

                                  The prospectus supplement for a series of certificates may provide for one or more classes of certificates that are

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

                                  subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the prospectus supplement.

PREPAYMENTS AND REPURCHASES OF
  THE MORTGAGE ASSETS WILL
  AFFECT THE TIMING OF YOUR
  CASH FLOW AND MAY AFFECT
  YOUR YIELD..................    Prepayments (including those caused by
                                  defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                                  We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

                                  The rate of voluntary prepayments will also be affected by:

                                    - the voluntary prepayment terms of the
                                      mortgage loan, including prepayment
                                      lock-out periods and prepayment premiums;

                                    - then-current interest rates being charged
                                      on similar mortgage loans; and

                                    - the availability of mortgage credit.

                                  A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

                                  If a mortgage loan is in default it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

                                  The yield on your certificates may be less than anticipated because:

                                    - the prepayment premium or yield
                                      maintenance required under the certain
                                      prepayment scenarios may not be
                                      enforceable in some states or under
                                      federal bankruptcy laws; and

                                    - some courts may consider the prepayment
                                      premium to be usurious.

OPTIONAL EARLY TERMINATION OF
  THE TRUST FUND MAY RESULT IN
  AN ADVERSE IMPACT ON YOUR
  YIELD OR MAY RESULT IN A
  LOSS........................    A series of certificates may be subject to
                                  optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

RATINGS DO NOT GUARANTEE
  PAYMENT AND DO NOT ADDRESS
  PREPAYMENT RISKS............    Any rating assigned by a rating agency to a
                                  class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are

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

                                  entitled under the related pooling agreement. Ratings do not address:

                                    - the likelihood that principal prepayments
                                      (including those caused by defaults) on
                                      the related mortgage loans will be made;

                                    - the degree to which the rate of
                                      prepayments on the related mortgage loans might differ from that originally anticipated;

                                    - the likelihood of early optional
                                      termination of the related trust fund;

                                    - the possibility that prepayments on the
                                      related mortgage loans at a higher or
                                      lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

                                    - the possibility that an investor that
                                      purchases an offered certificate at a
                                      significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                    The amount, type and nature of credit
                                    support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

UNUSED AMOUNTS IN PRE-FUNDING
  ACCOUNTS MAY BE RETURNED TO
  YOU AS A PREPAYMENT.........    The prospectus supplement will disclose when
                                  we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment

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

                                  of principal, which may materially and
                                  adversely affect the yield on those
                                  certificates.

ADDITIONAL MORTGAGE ASSETS
  ACQUIRED IN CONNECTION WITH
  THE USE OF A PRE-FUNDING
  ACCOUNT MAY CHANGE THE
  AGGREGATE CHARACTERISTICS OF
  A TRUST FUND................    Any additional mortgage assets acquired by a
                                  trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

NET OPERATING INCOME PRODUCED
  BY A MORTGAGED PROPERTY MAY
  BE INADEQUATE TO REPAY THE
  MORTGAGE LOANS..............    The value of a mortgage loan secured by a
                                  multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

                                  Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

FUTURE VALUE OF A MORTGAGED
  PROPERTY AND ITS NET
  OPERATING INCOME AND CASH
  FLOW IS NOT PREDICTABLE.....    Commercial and multifamily property values and
                                  cash flows and net operating income from such mortgaged properties are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time. Property value, cash flow and net operating income depend upon a number of factors, including:

                                    - changes in general or local economic
                                      conditions and/or specific industry
                                      segments;

                                    - declines in real estate values;

                                    - an oversupply of commercial or multifamily
                                      properties in the relevant market;

                                    - declines in rental or occupancy rates;

                                    - increases in interest rates, real estate
                                      tax rates and other operating expenses;

                                    - changes in governmental rules, regulations
                                      and fiscal policies, including
                                      environmental legislation;

                                    - perceptions by prospective tenants and, if
                                      applicable, their customers, of the
                                      safety, convenience, services and
                                      attractiveness of the property;

                                    - the age, construction quality and design
                                      of a particular property;

                                    - whether the mortgaged properties are
                                      readily convertible to alternative uses;

                                    - acts of God; and

                                    - other factors beyond our control or the
                                      control of a servicer.

NONRECOURSE LOANS LIMIT THE
  REMEDIES AVAILABLE FOLLOWING
  A MORTGAGOR DEFAULT.........    The mortgage loans will not be an obligation
                                  of, or be insured or guaranteed by, any
                                  governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the servicer, the trustee or any of their respective affiliates.

                                  Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or wilful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  MULTIFAMILY PROPERTIES......    Mortgage loans secured by multifamily
                                  properties may constitute a material
                                  concentration of the mortgage loans in a trust
                                  fund. Adverse economic conditions, either
                                  local,
                                  regional or national, may limit the amount of
                                  rent that a borrower may charge for rental
                                  units, and may result in a reduction in timely
                                  rent payments or a reduction in occupancy
                                  levels. Occupancy and rent levels may also be
                                  affected by:

                                    - construction of additional housing units;

                                    - local military base closings;

                                    - developments at local colleges and
                                      universities;

                                    - national, regional and local politics,
                                      including, in the case of multifamily
                                      rental properties, current or future rent stabilization and rent control laws and agreements;

                                    - the level of mortgage interest rates,
                                      which may encourage tenants in multifamily rental properties to purchase housing;

                                    - tax credit and city, state and federal
                                      housing subsidy or similar programs which may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain the mortgaged properties in proper condition during periods of rapid inflation or declining market value of the mortgaged properties;

                                    - tax credit and city, state and federal
                                      housing subsidy or similar programs which may impose income restrictions on tenants and which may reduce the number of eligible tenants in such mortgaged properties and result in a reduction in occupancy rates applicable thereto; and

                                    - the possibility that some eligible tenants
                                      may not find any differences in rents
                                      between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

                                  All of these conditions and events may
                                  increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

                                  The multifamily projects market is
                                  characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a

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                                  short-term basis, the tenants who reside in a
                                  particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  RETAIL PROPERTIES...........    Mortgage loans secured by retail properties
                                  may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of retail properties are:

                                    - the quality of the tenants; and

                                    - the fundamental aspects of real estate
                                      such as location and market demographics.

                                  The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

                                  Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                  Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

                                    - catalogue retailers;

                                    - home shopping networks;

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

                                    - the internet;

                                    - telemarketing; and

                                    - outlet centers.

                                  Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  HOSPITALITY PROPERTIES......    Mortgage loans secured by hospitality
                                  properties (e.g., a hotel or motel) may
                                  constitute a material concentration of the mortgage loans in a trust fund. Various factors affect the economic viability of a hospitality property, including:

                                    - location, quality and franchise
                                      affiliation (or lack thereof);

                                    - adverse economic conditions, either local,
                                      regional or national, which may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels;

                                    - the construction of competing hospitality
                                      properties, which may result in a
                                      reduction in occupancy levels;

                                    - the increased sensitivity of hospitality
                                      properties (relative to other commercial properties) to adverse economic conditions and competition, as hotel rooms generally are rented for short periods of time;

                                    - the financial strength and capabilities of
                                      the owner and operator of a hospitality
                                      property, which may have a substantial
                                      impact on the property's quality of
                                      service and economic performance; and

                                    - the generally seasonal nature of the
                                      hospitality industry, which can be
                                      expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                  In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a

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

                                  hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  OFFICE BUILDINGS............    Mortgage loans secured by office buildings may
                                  constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

                                    - the quality of the tenants in the
                                      building;

                                    - the physical attributes of the building in
                                      relation to competing buildings; and

                                    - the strength and stability of the market
                                      area as a desirable business location.

                                  An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                  Office buildings are also subject to
                                  competition with other office properties in the same market. Competition is affected by a property's:

                                    - age;

                                    - condition;

                                    - design (e.g., floor sizes and layout);

                                    - access to transportation; and

                                    - ability or inability to offer certain
                                      amenities to its tenants, including
                                      sophisticated building systems (such as
                                      fiber optic cables, satellite
                                      communications or other base building
                                      technological features).

                                  The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

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

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY WAREHOUSE
  AND SELF STORAGE
  FACILITIES..................    Mortgage loans secured by warehouse and
                                  storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

                                  Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. Furthermore, the inability of a borrower to police what is stored in a self storage facility due to privacy considerations may increase environmental risks.

SPECIAL RISKS OF MORTGAGE
  LOANS SECURED BY
  HEALTHCARE-RELATED
  PROPERTIES..................    The mortgaged properties may include health
                                  care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

                                    - Senior housing generally consists of
                                      facilities with respect to which the
                                      residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

                                    - Assisted living facilities are typically
                                      single or double room occupancy,
                                      dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

                                    - Skilled nursing facilities provide
                                      services to post trauma and frail
                                      residents with limited mobility who
                                      require extensive medical treatment; and

                                    - Acute care facilities generally consist of
                                      hospital and other facilities providing
                                      short-term, acute medical care services.

                                  Certain types of health care-related
                                  properties, particularly acute care
                                  facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there

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

                                  exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

                                  Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

                                  Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the

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

                                  related mortgaged property would be adaptable to other uses.

                                  Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

                                  Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary

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

                                  considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

                                  The operators of health care-related
                                  facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

                                    - the number of competing facilities in the
                                      local market;

                                    - the facility's age and appearance;

                                    - the reputation and management of the
                                      facility;

                                    - the types of services the facility
                                      provides; and

                                    - where applicable, the quality of care and
                                      the cost of that care.

                                  The inability of a health care-related
                                  mortgaged property to flourish in a
                                  competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

SPECIAL RISKS OF MORTGAGE
LOANS SECURED BY INDUSTRIAL
  AND MIXED-USE FACILITIES....    Mortgage loans secured by industrial and
                                  mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

                                    - the quality of tenants;

                                    - building design and adaptability; and

                                    - the location of the property.

                                  Concerns about the quality of tenants,
                                  particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, proper-

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

                                  ties used for many industrial purposes are more prone to environmental concerns than other property types.

                                  Aspects of building site design and
                                  adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                  Industrial properties may be adversely
                                  affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

POOR PROPERTY MANAGEMENT WILL
  ADVERSELY AFFECT THE
  PERFORMANCE OF THE RELATED
  MORTGAGED PROPERTY..........    Each mortgaged property securing a mortgage
                                  loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

                                    - operating the property;

                                    - providing building services;

                                    - responding to changes in the local market;
                                      and

                                    - planning and implementing the rental
                                      structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

                                  We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt

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

                                  and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

BALLOON PAYMENTS ON MORTGAGE
  LOANS RESULT IN HEIGHTENED
  RISK OF BORROWER DEFAULT....    Some of the mortgage loans included in a trust
                                  fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

                                    - its ability to fully refinance the loan;
                                      or

                                    - its ability to sell the related mortgaged
                                      property at a price sufficient to permit the borrower to make the balloon payment.

                                  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                    - the value of the related mortgaged
                                      property;

                                    - the level of available mortgage interest
                                      rates at the time of sale or refinancing;

                                    - the borrower's equity in the related
                                      mortgaged property;

                                    - the financial condition and operating
                                      history of the borrower and the related
                                      mortgaged property;

                                    - tax laws;

                                    - rent control laws (with respect to certain
                                      residential properties);

                                    - Medicaid and Medicare reimbursement rates
                                      (with respect to hospitals and nursing
                                      homes);

                                    - prevailing general economic conditions;
                                      and

                                    - the availability of credit for loans
                                      secured by commercial or multifamily, as the case may be, real properties generally.

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THE SERVICER WILL HAVE
  DISCRETION TO HANDLE OR
  AVOID OBLIGOR DEFAULTS IN A
  MANNER WHICH MAY BE ADVERSE
  TO YOUR INTERESTS...........    If and to the extent specified in the
                                  prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

                                  In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans.

PROCEEDS RECEIVED UPON
  FORECLOSURE OF MORTGAGE
  LOANS SECURED PRIMARILY BY
  JUNIOR MORTGAGES MAY RESULT
  IN LOSSES...................    To the extent specified in the prospectus
                                  supplement, some of the mortgage loans
                                  included in a trust fund may be secured
                                  primarily by junior mortgages. When
                                  liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

CREDIT SUPPORT MAY NOT COVER
  LOSSES OR RISKS WHICH COULD
  ADVERSELY AFFECT PAYMENT ON
  YOUR CERTIFICATES...........    The prospectus supplement for the offered
                                  certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement.

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

                                  Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                  A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

                                  Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

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

MORTGAGORS OF COMMERCIAL
  MORTGAGE LOANS ARE
  SOPHISTICATED AND MAY TAKE
  ACTIONS ADVERSE TO YOUR
  INTERESTS...................    Mortgage loans made to partnerships,
                                  corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

SOME ACTIONS ALLOWED BY THE
  MORTGAGE MAY BE LIMITED BY
  LAW.........................    Mortgages securing mortgage loans included in
                                  a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

ASSIGNMENT OF LEASES AND RENTS
  TO PROVIDE FURTHER SECURITY
  FOR MORTGAGE LOANS POSES
  SPECIAL RISKS...............    The mortgage loans included in any trust fund
                                  typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.
                                  In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

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INCLUSION IN A TRUST FUND OF
  DELINQUENT MORTGAGE LOANS
  MAY ADVERSELY AFFECT THE
  RATE OF DEFAULTS AND
  PREPAYMENTS ON THE MORTGAGE
  LOANS.......................    If so provided in the prospectus supplement,
                                  the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered
                                  "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund. If so specified in the prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

                                  Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

ENVIRONMENTAL LIABILITY MAY
  AFFECT THE LIEN ON A
  MORTGAGED PROPERTY AND
  EXPOSE THE LENDER TO
  COSTS.......................    Under certain laws, contamination of real
                                  property may give rise to a lien on the
                                  property to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on a property. In addition, under the laws of some states and under the federal Comprehensive Environmental
                                  Response, Compensation, and Liability Act of
                                  1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. If a trust fund includes mortgage loans and the prospectus supplement does not otherwise specify, the related pooling agreement will contain provisions generally to the effect that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume

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

                                  control of its operation unless the master servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but we cannot provide assurance in a given case that those risks can be eliminated entirely. In addition, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON A MORTGAGED
  PROPERTY....................    Several states (including California) have
                                  laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                  In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE
  LIMITED IF LEASES ARE NOT
  SUBORDINATE TO THE MORTGAGE
  OR DO NOT CONTAIN ATTORNMENT
  PROVISIONS..................    Some of the tenant leases contain provisions
                                  that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                  In some states, if tenant leases are
                                  subordinate to the liens created by the
                                  mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state

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

                                  and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                  If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE
NOT IN COMPLIANCE WITH CURRENT
  ZONING LAWS, YOU MAY NOT BE
  ABLE TO RESTORE COMPLIANCE
  FOLLOWING A CASUALTY LOSS...    Due to changes in applicable building and
                                  zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED
  PROPERTIES WERE LIMITED.....    The mortgaged properties were inspected by
                                  licensed engineers at the time the mortgage loans were originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

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LITIGATION CONCERNS...........    There may be legal proceedings pending and,
                                  from time to time, threatened against the mortgagors or their affiliates relating to the business, or arising out of the ordinary course of business, of the mortgagors and their affiliates. We cannot provide assurance that such litigation will not have a material adverse effect on the distributions to you on your certificates.

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                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, or (iii) a combination of mortgage loans, participations therein and/or CMBS. Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS-LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged

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

properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The

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

Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of

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

comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the

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

adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

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CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit support may not cover losses or risks which could adversely affect payment on your certificates" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on

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deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment."

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected.

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The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of
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Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each

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following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

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OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and

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the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                 THE DEPOSITOR

     First Union Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of First Union National Bank, a national banking association with its main office located in Charlotte, North Carolina. First Union National Bank is a subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. First Union Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 201 South College Street, Charlotte, N.C. 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will

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depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or
(viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics," and "--The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates".

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that

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is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may

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

otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

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

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

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

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

     (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

     (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to (A) prepayment premiums and (B) payments on account of a lender's equity participation in the related mortgaged property;

     (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on such distribution date;

     (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

     (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

     (viii) with respect to each mortgage loan that is delinquent in respect of three or more scheduled payments, (A) the loan number, (B) the unpaid balance, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the mortgage loan, (E) if applicable, the aggregate amount of any interest accrued and payable to the related master servicer, a special servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

     (ix) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund, (A) the loan number, (B) the manner in which the mortgage loan was liquidated, (C) the aggregate amount of liquidation proceeds received, (D) the portion of liquidation proceeds payable or

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

              reimbursable to the related master servicer or a special servicer in respect of the mortgage loan and (E) the amount of any loss to certificateholders;

     (x) with respect to each REO Property included in the related trust fund as of the end of the related due period or prepayment period, as applicable, (A) the loan number of the related mortgage loan,
              (B) the date of acquisition, (C) the principal balance of the related mortgage loan (calculated as if such mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related pooling agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the related mortgage loan, and (E) if applicable, the aggregate amount of interest accrued and payable to the related master servicer, a special servicer and/or any other entity on related servicing expenses and related advances;

     (xi) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related master servicer or a special servicer in respect of such REO Property or the related mortgage loan and (D) the amount of any loss to certificateholders in respect of the related mortgage loan;

     (xii) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) at the close of business on such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans and any increase in the certificate balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xiii) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

     (xiv) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

     (xv) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date;

     (xvi) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date; and

     (xvii) if the related trust fund includes one or more types of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."
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     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling agreement and as otherwise specified in the prospectus supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling agreement on the part of the master servicer. See "Description of the Pooling Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

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BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only
"certificateholder" (as such term is used in the related pooling agreement) of a book-entry certificate will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling agreement
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

only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement. In general, the parties to a pooling agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling agreement. However, a pooling agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires. The depositor will provide a copy of the pooling agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to First Union Commercial Mortgage Securities, Inc., 201 South College Street, Charlotte, N.C. 28288-0166, Attention: Securitization Services.

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ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated

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form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Each pooling agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

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     Deposits.  Unless otherwise provided in the related pooling agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

     (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

     (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

     (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

     (v) any advances made as described under "Description of the Certificate--Advances in Respect of Delinquencies;"

     (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

     (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the Certificates--Termination;"

     (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

     (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

     (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

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     (xi)     any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (i) to make distributions to the certificateholders on each distribution date;

     (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

     (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

     (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

     (viii)    if and to the extent described in the prospectus supplement, to pay the fees of the trustee;
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     (ix)     to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

     (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

     (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes;"

     (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

     (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling agreement for the benefit of certificateholders;

     (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

     (xvi) to make any other withdrawals permitted by the related pooling agreement and described in the prospectus supplement; and

     (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling agreement and any related instrument of credit support included in the related trust fund,
(ii) applicable law and (iii) the servicing standard specified in the pooling agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a

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material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the
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master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard specified in the pooling agreement, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related mortgaged property. Generally, the related pooling agreement will require that the master servicer accept the highest cash bid received from any person (including itself, an affiliate of the master servicer or any certificateholder) that constitutes a fair price for such defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling agreement to be fair, the master servicer will generally be required to proceed with respect to such defaulted mortgage loan as described below.

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, is imminent, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

     (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

     (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master

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servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the master servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the prospectus supplement) it determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Each pooling agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

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     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases-Due-on-Sale and Due-on Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing
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agreements substantially similar to each other (which may include the related pooling agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for Freddie Mac or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each pooling agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders without charge upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling agreement. In addition, each pooling agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling agreement and, unless it is specifically required under the pooling and servicing agreement to bear the costs of such legal

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action, in its opinion does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to
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institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling agreement, the trustee will be prohibited from consenting to any amendment of a pooling agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling agreement has
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occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling agreement. Unless otherwise specified in the prospectus supplement, any
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reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in
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shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

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JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

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FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and

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the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of
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the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person
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acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

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BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally
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constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of
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its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under certain laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous substances from underground storage tanks under the Federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The Federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

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     Importantly, the Lender Liability Act does not, among other things: (1)
eliminate potential liability to lenders under CERCLA or RCRA, (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.
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SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

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     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

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     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. If no REMIC election is made, the trust fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The prospectus supplement relating to such an election will describe the requirements for the classification of the trust as a FASIT and the consequences to a holder of owning certificates in a FASIT. The prospectus supplement for each series of certificates also will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

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REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham & Taft, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling agreement and based upon the law on the date hereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, except as set forth in the applicable prospectus supplement, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the

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related pooling agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what
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extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to

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the prepayment assumption. The adjusted issue price of a REMIC Regular
Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

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     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     - on the basis of a constant yield method;

     - in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     - in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of
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the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual Certificate should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of
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REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a
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manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.
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     In general, the "excess inclusions" with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of:

     - the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     - the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to
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the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's affidavit, a third requirement has been added that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. First, proposed Treasury Regulations (the "Proposed Regulations") would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     (i) the present value of any consideration given the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%). Further, present values are generally computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semi-annually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this "minimum transfer price" alternative, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the Proposed Regulations were not applicable.

     The second alternative appears in Revenue Procedure 2001-12 (the "Revenue Procedure"). The Revenue Procedure restates the minimum transfer price alternative described in the proposed Treasury regulations discussed above and adds an "eligible transferee" test as the second alternative test for meeting the safe harbor. To meet the second alternative, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);
(ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. The eligible transferee test, as well as the minimum transfer price test, are effective retroactive to February 4, 2000 and apply unless and until changed by final regulations.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual

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Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus cannot be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     - 3% of the excess of the individual's adjusted gross income over such amount;

     - 80% of the amount of itemized deductions otherwise allowable for the taxable year; or

     - the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code.

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     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     - the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

     - the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     - the disposition of a mortgage loan;

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     - the receipt of compensation for services; or

     - gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.
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     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     - the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such

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social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     - the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     - any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     - any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and

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the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 30.5% (which rate will be reduced periodically to 28% for payments made in 2006) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means:

     - a citizen or resident of the United States;

     - a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     - an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

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     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

     - a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

     - to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling agreement.

     The Treasury Department issued final regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. New regulations are effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     - assets described in section 7701(a)(19)(C) of the Code;

     - "obligation[s] which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

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     - "real estate assets" within the meaning of section 856(c)(5)(B) of the
       Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See

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"--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market
Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method
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similar to that described for taking account of original issue discount on REMIC
Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provide for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID regulations, original issue discount of only a de minimis amount will generally be included in
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income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have
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made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued

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and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID regulations in so far as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for
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contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to

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the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, and state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors

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(excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     First Union Corporation ("First Union") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "underwriter" includes (i) First Union, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union, and (iii) any member of the underwriting syndicate or selling group of which First Union or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling agreement and reimbursement of such person's reasonable expenses in connection therewith.

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

     Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling agreement; (ii) the date on which an event of default occurs under the pooling agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are

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

acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling agreement and (b) the pooling agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund. The pooling agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

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

                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part I to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation

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

that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

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                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Securities, Inc., acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by First Union Securities, Inc. acting as agent. If First Union Securities, Inc. acts as agent in the sale of offered certificates, First Union Securities, Inc. will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that First Union Securities, Inc. elects to purchase offered certificates as principal, First Union Securities, Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, First Union Securities, Inc., an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including First Union Securities, Inc. to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including First Union Securities, Inc.

     The depositor will agree to indemnify First Union Securities, Inc. and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, First Union Securities, Inc. and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of

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

offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft, Charlotte, North Carolina.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

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                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

                      [This Page Intentionally Left Blank]

     The file "FUNB2001-C3.XLS" which is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of Monthly Payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders; Available Information" in the Prospectus Supplement, each month the Paying Agent will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "FUNB2001-C3.XLS" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "FUNB2001-C3.XLS" to your hard drive or network drive. Open the file "FUNB2001-C3.XLS" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule" or "A-2 MultiFamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial Tenant Schedule" or "A-5 Cross-Collateralized/Cross-Defaulted Pools" or "A-6 CVS Sumter Payment Schedule" or "A-7 FEDEX Payment Schedule" or "A-8 CVS Hildebran Payment Schedule," respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

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     UNTIL NOVEMBER 7, 2001, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN
ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ----------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
                PROSPECTUS SUPPLEMENT
Summary of Prospectus Supplement...............    S-7
Overview of the Certificates...................    S-7
The Parties....................................    S-8
Important Dates and Periods....................    S-9
The Certificates...............................   S-10
The Mortgage Loans.............................   S-21
Risk Factors...................................   S-34
Description of the Mortgage Pool...............   S-73
Servicing of the Mortgage Loans................  S-114
Description of the Certificates................  S-124
Yield and Maturity Considerations..............  S-153
Use of Proceeds................................  S-159
Material Federal Income Tax Consequences.......  S-159
ERISA Considerations...........................  S-161
Legal Investment...............................  S-164
Method of Distribution.........................  S-164
Legal Matters..................................  S-165
Ratings........................................  S-165
Index of Defined Terms.........................  S-167
Annex A-1......................................    A-1
Annex A-2......................................    A-2
Annex A-3......................................    A-3
Annex A-4......................................    A-4
Annex A-5......................................    A-5
Annex A-6......................................    A-6
Annex A-7......................................    A-7
Annex A-8......................................    A-8
Annex B........................................    B-1
Annex C........................................    C-1
Annex D........................................    D-1
Annex E........................................    E-1
Annex F........................................    F-1
Annex G........................................    G-1
Annex H........................................    H-1
Annex I........................................    I-1
Annex J........................................    J-1
Annex K........................................    K-1

                      PROSPECTUS
Additional Information.........................      4
Incorporation of Certain Information By
  Reference....................................      4
Summary of Prospectus..........................      5
Risk Factors...................................     11
Description of the Trust Funds.................     34
Yield Considerations...........................     40
The Depositor..................................     45
Use of Proceeds................................     45
Description of the Certificates................     46
Description of the Pooling Agreements..........     54
Description of Credit Support..................     68
Certain Legal Aspects of Mortgage Loans And
  Leases.......................................     70
Material Federal Income Tax Consequences.......     85
State and Other Tax Consequences...............    109
ERISA Considerations...........................    109
Legal Investment...............................    113
Method of Distribution.........................    115
Legal Matters..................................    116
Financial Information..........................    116
Ratings........................................    116
Index of Principal Definitions.................    117

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                             FIRST UNION COMMERCIAL
                           MORTGAGE SECURITIES, INC.

                                  (DEPOSITOR)

                           $706,244,000 (APPROXIMATE)

                           FIRST UNION NATIONAL BANK
                           COMMERCIAL MORTGAGE TRUST

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001-C3
                    ---------------------------------------

                             PROSPECTUS SUPPLEMENT
                    ---------------------------------------

                          FIRST UNION SECURITIES, INC.

                           DEUTSCHE BANC ALEX. BROWN

                             ABN AMRO INCORPORATED
                                 AUGUST 7, 2001

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